As filed with the Securities and Exchange Commission on April 10, 2008
Registration No. 333-149044

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________
THORNBURG MORTGAGE
SECURITIES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	[Pending] (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
(505) 989-1900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Deborah J. Burns
Thornburg Mortgage Securities Corporation
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
(505) 989-1900
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey R. Johnson, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4126
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$1,000,000.00	$0(3)

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)  $39.30 previously paid

_________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

Subject to Completion, _______________, 2008

Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Mortgage-Backed Notes/Mortgage-Backed Certificates
(Issuable in Series)

THORNBURG MORTGAGE SECURITIES CORPORATION
Depositor

The Trusts:

•	may periodically issue mortgage-backed notes or mortgage-backed pass-through certificates, in each case in one or more series with one or more classes; and

•
will be established from time to time as separate trusts to hold assets transferred to a trust by Thornburg Mortgage Securities Corporation in connection with each series of securities. These assets may include:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one-to four-family residential properties, shares in a cooperative corporation or unimproved land;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates;

•	payments due on those mortgage loans and mortgage backed certificates; and

•	various forms of credit enhancement of the types described in this prospectus.

The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•	will be offered for sale pursuant to this prospectus and the related prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement;

•	will have the benefit of one or more forms of credit enhancement; and

•	will represent obligations of the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any other entity.

You should carefully consider the risk factors beginning on page 1 of this prospectus and “Risk Factors” in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________

  Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Thornburg Mortgage Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, shares in cooperative corporations or unimproved land;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates;

•	payments due on those mortgage loans and mortgage backed certificates;

•	various forms of credit enhancement of the types described in this prospectus.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Issuing Entity.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “The Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Mortgage Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Certain Yield and Prepayment Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Method of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Page
Introduction	ii
Table of Contents	i
Risk Factors	1
The Trusts and the Trust Assets	33
General	33
Mortgage Loans	35
Private Mortgage-Backed Securities	45
Ginnie Mae Certificates	48
Fannie Mae Certificates	50
Freddie Mac Certificates	52
Pre-Funding	55
Revolving Account	55
Assignment of Primary Assets	56
The Sponsor	57
General	57
Securitization Program	57
Correspondents	58
TMHL’s Bulk Purchase Program	58
Retail Channel/Direct Lending	58
Wholesale Channel	59
The Seller	59
The Depositor	59
The Issuing Entity	60
Affiliations and Certain Relationships and Related Transactions	60
Use of Proceeds	60
Origination, Acquisition of Mortgage Loans	61
Origination and Acquisition of Mortgage Loans	61
TMHL’s Underwriting Standards	61
The Securities	63
General	63
Payments on the Securities	64
Optional Termination	66
Optional Purchase of Securities	66
Other Purchases or Redemption	67
Exchangeable Securities	67
Book-Entry Registration	70
Credit Enhancement	74
Financial Guaranty Insurance Policies; Surety Bonds	75
Letters of Credit	75
Subordinate Securities	76

i

Shifting Interest	77
Overcollateralization	77
Derivative Instruments	77
Mortgage Loan Purchase Obligations	78
Reserve Funds	78
Performance Bond	80
Derivatives	81
Insurance	82
Primary Mortgage Insurance Policies	82
FHA Insurance and VA Guarantees	84
Standard Hazard Insurance Policies on Mortgage Loans	84
Pool Insurance Policies	86
Special Hazard Insurance Policies	88
Mortgagor Bankruptcy Bond	89
Certain Yield and Prepayment Considerations	89
Yield	89
Maturity and Prepayment	93
Servicing of Mortgage Loans	95
General	95
The Master Servicer	96
The Servicers	97
The Agreements	98
General	98
Assignment of Primary Assets	99
The Pooling and Servicing Agreement and the Servicing Agreements	103
The Trustee	115
The Indenture	116
The Indenture Trustee	120
The Trust Agreement	122
The Securities Administrator	124
Duties of the Securities Administrator	124
Resignation of Securities Administrator	124
Securities Administration Account	125
The Custodial Agreement	125
Reports to Securityholders	126
The Trustees; Agents	128
Loss Mitigation Advisor; Investment Manager; Other Parties	129
Investment of Funds	129
Certain Legal Aspects of Mortgage Loans	130
Mortgage Loans	130
Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries	131
Cooperatives	132
Foreclosure	133
Realizing Upon Cooperative Security	134
Rights of Redemption	135
Anti-Deficiency Legislation and Other Limitations on Lenders	136
Bankruptcy Laws	137
Due-on-Sale Clauses	139

ii

Enforceability of Certain Provisions	140
Environmental Considerations	140
Servicemembers Civil Relief Act	142
Alternative Mortgage Instruments	142
Consumer Protection Laws	143
Applicability of Usury Laws	143
Default Interest and Limitations on Prepayment	144
Secondary Financing	144
Certain Laws and Regulations	144
Type of Mortgaged Property	144
FHA Insurance and VA Guaranty	145
Material Federal Income Tax Considerations	147
Types of Securities	148
Taxation of Securities Treated as Debt Instruments	151
Exchangeable Securities	158
REMIC Residual Certificates	161
Grantor Trust Certificates	168
Partner Certificates	171
Special Tax Attributes	173
Backup Withholding	175
Reportable Transactions	175
State and Local Tax Considerations	176
ERISA Considerations	176
General	176
Debt Securities	177
Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities	178
Other Considerations	184
Legal Investment Considerations	184
Accounting Considerations	186
Method of Distribution	187
Legal Matters	188
Financial Information	188
Static Pool Information	188
Additional Information	189
Incorporation of Certain Information by Reference	189
Reports to Securityholders and to the SEC	190
Ratings	190
Index of Defined Terms	191
Annex I Global Clearance, Settlement and Tax Documentation Procedures	194

iii

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•  differences in loan type;

•  the relative seasoning of the pools;

•  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•  the extent to which the loans in a pool have prepayment penalties;

•  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that lender to provide an appraisal in the amount necessary to enable the originator to make the mortgage loan, whether or not the value of the property justifies such an appraised value. In addition, in some cases, the mortgage loan broker or lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Mortgage loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In the event of a default situation, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of mortgage loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

See “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including mortgage loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of the following types of loans:

•  mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these mortgage loans may or may not have a low introductory interest rate;

•  “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable rate mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years and major metropolitan areas in other states. Many borrowers in these markets have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable rate mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of mortgage loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determine the amount of a loan that a borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable rate mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above As a consequence, defaults on adjustable rate mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

Several types of adjustable rate mortgage loans discussed above, in particular “option” ARMs and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrower’s Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans including negative amortization mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgaged property, during the applicable prepayment period. In addition, some borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default on the mortgage loan. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these mortgage loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization
If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the payment adjustment date, this index may continue to adjust up or down throughout the course of the period in which the monthly payments do not adjust.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on a payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding principal balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have better payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may have original loan-to-value ratios greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans

An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated. If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien. In addition, because certain second lien mortgage loans may provide for interest only payments for a number of years after origination as described in the related prospectus supplement, there will be no principal amortization of these second lien mortgage loans and consequent reduction in the combined loan-to-value ratio during that period.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•  weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of ARMs, “option ARMs”, interest-only loans and mortgage loans that provide for negative amortization;

•  properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•  declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization;

•  any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans; and

•  predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Risks Related to Certain Features of Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the applicable forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below:

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Certain Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•  if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•  if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other mortgage pools. That means that even if the rate of losses on mortgage loans in the mortgage pool related to your class of senior securities is low, losses in an unrelated mortgage pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender- paid primary mortgage insurance policies. The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will insure the related mortgage loans in the mortgage pool and will generally have the effect of reducing the original loan-to-value ratios of those mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower or the lender in accordance with the terms of the mortgage loan or applicable law. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on an insured mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.
Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the credit ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement
If the related prospectus supplement specifies that the trust or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, repurchases due to breaches of certain representations and warranties or defective documentation and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators or brokers, including the sponsor and its affiliates and any master servicer or servicer.

Exercise of an option to purchase some or all of the mortgage loans in a mortgage pool by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in this prospectus. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the sponsor or the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the sponsor or the seller may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•  If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•  If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and second lien residential mortgage loans.

See “Certain Yield and Prepayment Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage servicing business involves the collection of payments due on numerous mortgage loans and compliance with various federal, state and local laws that regulate consumer lending. Servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage servicers.

If any legal or governmental proceeding were determined adversely to a servicer of mortgage loans included in a trust and were to have a material adverse effect on its financial condition, or if the servicer experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement could be impaired.

Risks Related to Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement, if any, is insufficient to cover the loss.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments.

See the related prospectus supplement for a description of the collection procedures applicable to each servicer.
Risks Relating to Defaults or Resignation of the Master Servicer or a Servicer

If the master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the sponsor may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee and the sponsor, on the one hand, and the master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the sponsor attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is terminated and the cost of servicing the mortgage loans has increased, the trustee or master servicer, as applicable, may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies May Be Higher Due to Servicing Transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller or the master servicer of any right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See the related prospectus supplement for a description of any servicing transfers.
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement actions.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Risks Related to Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states and local governments have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states and local governments, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state and local law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected mortgage loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected mortgage loans and pay any related liabilities, securityholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan from the seller to the depositor and, in connection with the issuance of any mortgage-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable transferor, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•  only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•  do not take into consideration any of the tax aspects associated with the securities;

•  do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•  do not address the payment of any basis risk shortfalls with respect to the securities; and

•  do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of mortgage loans whose future performance is difficult to predict, such as adjustable rate mortgage loans or interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

As more fully described in the applicable prospectus supplement, the trust for a series of notes will generally be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property of the trust for each series of securities will generally consist of (including any combination of):

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•
any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, market value swap agreement, currency swap or currency option swap agreement or other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement;

•	any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust described in this prospectus and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset (for example, a portion of the interest otherwise payable on each Primary Asset) will not be sold by the depositor or by the seller of that Primary Asset, but will be retained by that party (the “retained interest”). Therefore, amounts received with respect to a retained interest in an Agency Certificate, a Private Mortgage-Backed Security or a mortgage loan comprising the Primary Assets for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), a servicer, the depositor or another party, free and clear of the interest of securityholders under the agreements. The holder of the retained interest and the servicing rights owner with respect to the Primary Assets may be the same party.

The “Primary Assets” in the trust fund for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	mortgage loans;

•
mortgage pass-through certificates representing a fractional, undivided interest in mortgage loans or collateralized mortgage obligations secured by mortgage loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or mortgage loans. Mortgage loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the mortgage loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, mortgage loans due to breaches of representations and warranties, lack of proper mortgage loan documentation or default. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the mortgage loans, or specified mortgage loans, under the circumstances described in the prospectus supplement.

Generally, unless otherwise specified in the related prospectus supplement, mortgage loans are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

•	the type of property related to the mortgage loan;

•	the outstanding principal balance of the mortgage loan;

•	the related loan-to-value ratio of the mortgage loan;

•
the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•	the related borrower’s credit score;

•	the related borrower’s debt-to-income ratio;

•	whether it is discovered that there are any material documentation defects related to the mortgage loan;

•	the identity of the related servicer;

•	whether the mortgage loan is secured by a senior or a junior lien; and

•	whether, and if so how long, the related borrower has been delinquent in meeting scheduled payments of principal and interest, as applicable.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•	conventional one- to four-family residential fixed and/or adjustable rate, first and/or junior lien mortgage loans;

•
cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

•	mortgage loans secured by unimproved land;

•	mortgage loans insured by the FHA or partially guaranteed by the VA;

•
closed-end and/or revolving home equity loans or specified balances thereof that are secured by first lien or junior lien mortgages primarily on single family properties that may be subordinated to other mortgages on the same mortgaged property (“home equity loans”);

•
“balloon” mortgage loans, which provide for (1) equal monthly scheduled payments of principal and interest that will not reduce the scheduled principal balance of the mortgage loan to zero at its maturity date and (2) a larger balloon payment due at its maturity date equal to the unpaid scheduled principal balance of that mortgage loan; and

•	any combination of the foregoing.

The mortgage loans will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from mortgage loan originators unaffiliated with the depositor. Mortgage loans may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower and, in the case of a condominium, may include a proportionate undivided interest in areas and facilities designated for the common use of condominium owners. Generally cooperative loans are secured by an assignment of the proprietary lease or occupancy agreement relating to a cooperative dwelling and the shares issued by the related cooperative. See “Certain Legal Aspects of Mortgage Loans — Types of Mortgaged Property.” In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the improvement or improvements located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

Single Family Property will consist of one-to four-family residential dwelling units including single family detached homes, modular homes, attached homes, single family units having a common wall, individual units located in condominiums and cooperative dwellings. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). The mortgaged properties may include investment properties and vacation and second homes. If specified in the applicable prospectus supplement, mortgaged properties may be located in any state or territory of the United States. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See “Certain Yield and Prepayment Considerations” in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement. Types of adjustable rate mortgage loans that may be included in a trust include the following:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•
“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•
“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance of the mortgage loans, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans or convertible fixed rate loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

The interest rate of an adjustable rate mortgage loan in a trust may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•
Constant Maturity Treasury (“CMT”) Indices, which is the weekly or monthly average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate, which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is the monthly weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Consumer Price Index (“CPI”), which is an inflationary indicator published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food and transportation.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and are reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

•
A rate or index chosen by the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which rate or index is generally based upon certain medians and averages of other indices.

The Indices described will be disclosed in the related prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed mortgage loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

•	the original principal balance of the mortgage loans;

•	the total principal balance of the mortgage loans as of the applicable cut-off date;

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the range of remaining terms to maturity of the mortgage loans;

•	the weighted average term-to-stated maturity of the mortgage loans;

•	the average life of the mortgage loans (based on different prepayment assumptions);

•	the range of original and remaining amortization period for the mortgage loans;

•	the range of principal balances and average principal balance of the mortgage loans;

•	the earliest origination date and latest maturity date of the mortgage loans;

•	the range of loan-to-value ratios for the mortgage loans and if applicable, combined loan-to-value ratios;

•	the debt service coverage ratios;

•	mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the number of fixed rate mortgage loans, the number of adjustable rate mortgage loans and the number of hybrid rate mortgage loans;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the weighted average of interest rate borne by the mortgage loans;

•	the geographical distribution of the mortgage loans;

•
the total principal balance of buydown loans or mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”), if applicable;

•	the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

•	the delinquency status of the mortgage loans as of the cut-off date;

•
with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

•
whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or, for balloon mortgage loans, is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan;

•	if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the mortgage loans;

•	the range of ages or seasoning of the mortgage loans, including the weighted average thereof;

•	the servicer distribution, if different servicers are servicing the mortgage loans;

•	the amortization period;

•	the purpose of the mortgage loans (e.g. whether a purchase or refinance);

•	the intended use of the mortgage loan;

•
the percentage of mortgage loans that have loan-to-value ratios at origination exceeding 80% (by outstanding principal balance as of the cut-off date) that are not covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

•	the number and range of any prepayment premiums or any other similar fees;

•	the originator distribution, if more than one originator originated the mortgage loans in the trust;

•	the level and type of origination documentation provided for the mortgage loans; and

•	the range of credit scores applicable to the borrowers of the related mortgage loans.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See “Certain Legal Aspects of Mortgage Loans — Cooperatives” in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement with respect to a trust that issues certificates and the applicable trust with respect to a trust that issues notes for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. References made herein to servicing agreements shall mean the applicable pooling and servicing agreement in each case where servicing provisions have been included therein. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations under the related servicing agreement as if the servicer alone were servicing the related mortgage loans. The applicable seller or one or more of its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Mortgage Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trust or the trustee, as applicable. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in this prospectus under “The Trusts and the Trust Assets—Mortgage Loans” and identified in the related prospectus supplement, subject to any applicable restrictions on those adjustments. In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain GPM Loans. GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the applicable seller from a wide variety of sources through bulk or periodic purchases. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears. A trust will not contain any non-performing loans as of the related cut-off date.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

As more fully described in the related prospectus supplement relating to a trust that includes home equity mortgage loans, interest on each revolving credit line home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the home equity loan. Principal amounts on the revolving credit line home equity loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line home equity loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line home equity loans will automatically become part of the trust for a series. As a result, the aggregate balance of the revolving credit line home equity loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances on the revolving credit line home equity loans. The amounts of draws and payments on the revolving credit line home equity loans will usually differ each day. The full principal amount of a closed-end home equity loan is advanced at origination of the home equity loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the home equity loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by its home equity loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the home equity loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line home equity loan or a closed-end home equity loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the home equity loan or, in some cases, the interest-only payment option may be available for the entire term of the mortgage loan up until its maturity, resulting in an obligation of the borrower to make a balloon payment on the maturity date.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Unless specified in the related prospectus supplement, none of the sponsor, the seller, the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the mortgage loans underlying a series of securities may be simple interest loans. A simple interest loan provides for the amortization of the principal balance of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on these loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Private Mortgage-Backed Securities

General

The trust for a series may consist of “Private Mortgage-Backed Securities,” which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of mortgage loans or Agency Certificates; or

•	collateralized mortgage obligations secured by mortgage loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust and series of securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the securities related to that trust;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of securities, and the prospectus supplement for the related series of securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of securities;

•
the prospectus supplement for the offering of the related series of securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•
if the offering of the securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust to any person who is expected to receive a confirmation of sale of the related securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying mortgage loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Term Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans, ARMs, or mortgage loans having balloon or other irregular payment features. Mortgage loans may be secured by Single Family Property, or, in the case of cooperative loans, by an assignment of the proprietary lease or occupancy agreement relating to a cooperative dwelling and the shares issued by the related cooperative. Mortgage loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each mortgage loan secured by a Single Family Property and having a loan- to-value ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each mortgage loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no mortgage loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each mortgage loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each mortgage loan (other than a cooperative loan) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to securities, mortgage loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the mortgage loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust;

•
certain characteristics of the Agency Certificates or mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of mortgage loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the mortgage loans, and (4) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, Insurance Policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust for a series will consist of FHA Term Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by manufactured homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans (which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note) or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Term Loans or VA Loans;

•	adjustable rate mortgage loans;

•
GEM Loans (which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter), Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Term Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust for a series of securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans from time to time during the time period specified in the related prospectus supplement (such additional mortgage loans, “Subsequent Loans”). Prior to the application of amounts on deposit in the related pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the mortgage loans included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•
the period during which Subsequent Loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•
the Subsequent Loans to be acquired by the related trust will be subject to the same representations and warranties as the mortgage loans included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which Subsequent Loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Revolving Account

If so provided in the related prospectus supplement, the trustee may establish and maintain an account (the “Revolving Account”), in the name of the related trustee on behalf of the related securityholders, into which the trustee will deposit certain amounts in respect of principal and/or excess interest (the “Revolving Deposits”) on each distribution date during the Revolving Period. On each Distribution Date the trustee will withdraw cash from the Revolving Account in an amount necessary to acquire additional mortgage loans (the “Revolving Amount”). Funds in the Revolving Account will be applied by the trustee during the period from the closing date to a date not more than three years after the closing date (the “Revolving Period”) to pay the purchase price for loans purchased during the Revolving Period (the “Revolving Loans”). Funds on deposit in the Revolving Account will not be available to cover losses on or in respect of the related Loans. Funds on deposit in the Revolving Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Agreement. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds” for a description of the types of investments that may constitute “Eligible Investments.” Earnings on investment of funds in the Revolving Account will be added to amounts on deposit in the Revolving Account for the purchase of Revolving Loans or, upon termination of the Revolving Period, will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement. Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement.

Prior to or concurrently with each distribution on a distribution date during the Revolving Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amount of the Revolving Deposits and the amount of the Revolving Amount deployed by the trustee to purchase Revolving Loans during the preceding collection period. See “The Agreements — Reports to Securityholders.” The underwriting standards for the Revolving Loans will not differ materially from the underwriting standards for the mortgage loans initially included in the trust.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

The applicable prospectus supplement will specify the representations and warranties applicable to the related mortgage loans, which will include, in general, representations and warranties relating to (1) the information provided on the mortgage loan schedule, (2) the enforceability of the mortgage loan documents, (3) the condition of the related mortgaged properties and (4) various representations and warranties relating to predatory lending concerns. In addition, the applicable prospectus supplement will identify the entity responsible for making these representations and warranties.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected mortgage loans for the applicable repurchase price, or, if so specified, to substitute another mortgage loan for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such mortgage loan. However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the bankruptcy or insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

  The Sponsor

Unless otherwise specified in the prospectus supplement, Thornburg Mortgage Home Loans, Inc., a Delaware corporation (“TMHL”), will act as the sponsor of the trust. Any other entity which acts as sponsor instead of TMHL will be described in the prospectus supplement.

General

TMHL was formed in 1999 and is a wholly-owned subsidiary of Thornburg Mortgage, Inc. (“TMI”), a Maryland corporation that is organized for tax purposes as a real estate investment trust ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

TMHL purchases and originates residential mortgage loans primarily for securitization. Prior to the formation of TMHL and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the originator of the loans. TMHL began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000 and in 2006 it began originating loans through its wholesale loan channel. Except to the limited extent described below, TMHL generally does not service loans but contracts with a subservicer to service loans on its behalf.

Securitization Program

Although TMHL securitized loans prior to 2001, TMHL has been active as a sponsor in the securitization market since 2001. As of September 30, 2007, TMHL has sponsored securitizations in excess of $38 billion of residential mortgage loans. It acquires residential mortgage loans through four separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or, principally in the case of certain correspondents, that correspondent’s underwriting guidelines, (2) through bulk purchases in the secondary market, (3) through its retail operations and (4) through its wholesale loan channel. It initiates the securitization of the loans it acquires by transferring the mortgage loans to an unaffiliated special purpose entity, such as the depositor, which then transfers the loans to the issuing entity for the related securitization. TMHL’s securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

The following table shows the break-down of loan acquisition by channel over the past three years.

Loan Acquisitions and Originations (Dollar amounts in thousands)
	For the nine months ended September 30, 2007		Year ended December 31, 2006		Year ended December 31, 2005		Year ended December 31, 2004
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Correspondent originations	$3,755,708	77.58%	$5,283,086	45.29%	$4,688,550	68.52%	$3,875,049	87.97%
Wholesale originations	$894,305	18.47%	$104,555	0.90%	$0	0.00%	$0	0.00%
Bulk acquisitions	$107,307	2.22%	$6,078,890	52.11%	$1,879,529	27.47%	$88,959	2.02%
Direct retail originations	$83,959	1.73%	$198,841	1.70%	$274,814	4.02%	$441,006	10.01%
Total:	$4,841,279	100.00%	$11,665,372	100.00%	$6,842,893	100.00%	$4,405,014	100.00%

The related prospectus supplement will specify for the related securitization the percentages in the aggregate and by loan group of the mortgage loans that were acquired from correspondents, that were originated by TMHL through its retail operations, that were originated by TMHL through its wholesale operations and that were acquired through the bulk purchase program.

Correspondents

As of September 30, 2007, the seller had approximately 313 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by TMHL, each correspondent must undergo an evaluation and training process and, unless TMHL agrees otherwise, agree to be bound by TMHL’s Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, TMHL conducts a review of the mortgage file to determine whether the mortgage loan meets TMHL’s underwriting standards or, in the case of certain correspondents, that correspondent’s underwriting guidelines, or whether an exception is warranted on a case by case basis. For a limited number of mortgage loans, the review process is conducted under TMHL’s supervision by one of its retail fulfillment vendors.

TMHL’s Bulk Purchase Program

Except as set forth in the applicable prospectus supplement, in connection with its bulk purchase program, TMHL conducts a loan documentation review of a portion of the mortgage loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective loan seller or other specified underwriting standards and guidelines. The reviewed mortgage loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews.

Retail Channel/Direct Lending

Except as set forth in the applicable prospectus supplement, all transactions are initiated on TMHL’s website or through an “800” number. Borrowers are referred by financial planners, existing customers of TMHL, or as a result of posting of TMHL’s rates on independent websites. Such mortgage loans are underwritten directly by TMHL through its retail fulfillment vendor according to TMHL’s underwriting standards (subject to any exceptions approved by TMHL’s underwriters on a case by case basis).

Wholesale Channel

In the second quarter of 2006, TMHL began originating adjustable rate and hybrid mortgage loans through its wholesale channel which as of September 30, 2007 includes approximately 541 approved mortgage brokerage firms. Wholesale loan originations are mortgage loans that are sourced from mortgage brokers and mortgage lenders approved by TMHL and that are underwritten by TMHL and closed with TMHL’s funds in the name of TMHL.

The Seller

The prospectus supplement will specify the seller for the related securitization.

The Depositor

Thornburg Mortgage Securities Corporation, a Delaware corporation, was organized on January 31, 2008 for the limited purposes of establishing trusts; acquiring, owning and transferring mortgage loans and other property; selling securities evidencing interests in or obligations secured by mortgage loans; and engaging in related activities. The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of Thornburg Mortgage, Inc.. The principal executive offices of the depositor are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501. Its telephone number is (505) 989-1900.

The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, mortgage loans. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with mortgage loans. The depositor generally acquires mortgage loans from the sponsor or Thornburg Mortgage Funding, Inc., or if specified in the prospectus supplement, from another seller of mortgage loans, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described below under “The Trusts and the Trust Assets—Assignment of Primary Assets—Mortgage Loans;”

•
to make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the mortgage loans;

•	to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue servicing in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

•	to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the agreements.

The Issuing Entity

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) or as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

Affiliations and Certain Relationships and Related Transactions

As more fully described under “The Sponsor” and “The Depositor” above, the depositor is a wholly owned subsidiary of Thornburg Mortgage, Inc. which, unless otherwise specified in the related prospectus supplement, will act as sponsor. As more fully described under “Origination, Acquisition and Servicing of Loans—The Servicers—Thornburg Mortgage Home Loans, Inc.” below, it is expected that TMHL will act as a servicer of certain of the mortgage loans to be included in a trust. If so provided in the related prospectus supplement, TMHL and/or one or more affiliates of TMHL may also be originators. Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

 Origination, Acquisition of Mortgage Loans

Origination and Acquisition of Mortgage Loans

Unless otherwise set forth in the applicable prospectus supplement, the underwriting criteria under which the mortgage loans were originated by its correspondents (other than certain correspondents) or by TMHL are described under “—TMHL’s Underwriting Standards” below. The underwriting criteria under which other mortgage loans were originated will be specified in the related prospectus supplement. As described under “The Trusts and the Trust Assets—Assignment of Primary Assets” in this prospectus, the seller, will make the representations and warranties regarding the mortgage loans described in that section to the depositor which representations and warranties will be assigned to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the securityholders, the seller will be obligated either to cure the breach or repurchase or substitute each affected mortgage loan.

TMHL’s Underwriting Standards

General.

Underwriting standards are applied by or on behalf of TMHL to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

When a mortgage loan is originated, the borrower’s credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans is provided in the mortgage loan tables set forth in the related prospectus supplement.

TMHL’s Underwriting Process.

General. TMHL’s underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower’s credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable interest rate at the time of origination. With respect to all other interest only loans, the borrowers are qualified based on TMHL’s regular underwriting guidelines and the interest only payment called for by the note. On a case-by-case basis, TMHL may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A portion of the mortgage loans represent underwriting exceptions.

Correspondent, Retail and Wholesale. TMHL’s underwriting guidelines for its correspondent, retail and wholesale channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by TMHL of all appraisal reports. TMHL’s underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

The mortgage loans were originated or acquired consistent with and generally conform to “full documentation,” “streamline documentation,” “stated income documentation,” “no ratio documentation” or “alternative documentation” residential loan programs.

For “full/alternate documentation” program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

For “stated income documentation” program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

Under the “streamline documentation” program, mortgage loans are generally underwritten using the appraisal of the related mortgaged property and limited credit verification.

Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

The Securities

General

The mortgage-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include mortgage-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•	accrue interest based on a variable or adjustable rate;

•
provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•	be entitled to payments of principal but not to any payments of interest;

•	be entitled to payments of interest but not to any payments of principal;

•
be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

•
be entitled to a greater percentage of principal on the Primary Assets underlying or comprising the Primary Assets for the series than the percentage of interest on the mortgage loans to which the securities are entitled;

•
not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•	be entitled to payments of principal in accordance with a schedule;

•	be entitled to payments of interest for a specified period of time;

•	be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust; and/or

•
be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The classes of securities of a series will be issued in U.S. dollars. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

As described in the prospectus supplement for a series, payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified therein or determined in accordance with an index described under “The Trusts and the Trust Assets—Mortgage Loans—General” in this prospectus. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus.

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security’s outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, accretion directed securities, component certificates, interest-only and principal-only securities, component securities, sequential securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi-class series”). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each security (or component thereof) of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security (or component thereof) entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest otherwise payable on the accrual securities is instead paid in respect of principal on one or more classes of accretion directed securities, and the amount of interest accrued on the accrual securities is added to the principal balance of such accrual securities. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement, and the accretion directed securities will no longer receive payments in respect of principal from the amount of interest payable on the accrual securities.

A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

If the interest rate of a floating rate security is determined based upon an index, the index will be one of the indices described under “The Trusts and Trust Assets—Mortgage Loans—General.” Each of the indices used to determine the interest rate of a floating rate security will be indices that reflect payments of interest based on debt transactions and will not be based on a securities or commodities index.

A multi-class series may also include one or more classes consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating interest rate, accrual, accretion directed, interest-only, principal-only, sequential, support, super senior or senior support, non-accelerated, ratio stripped, targeted amortization, scheduled amortization or planned amortization payment characteristics. The component securities may be subordinate or senior securities.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement. See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption or subject to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

The related prospectus supplement will identify as “callable” any class of securities with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the Primary Assets is still outstanding.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that distribution date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a scheduled security, planned amortization certificate or targeted amortization certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the scheduled security, planned amortization certificate or targeted amortization certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”). Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstream and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.” Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank, National Association (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements. Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC’s normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the book-entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds, letters of credit, the issuance of subordinated classes or subclasses of securities, utilization of shifting interest credit enhancement or overcollateralization, derivative instruments, arrangements for loan purchase obligations, the establishment of a reserve fund, performance bonds or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.” The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sponsor or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans in the related pool or the repurchase of all mortgage loans in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•	the remaining amount available under the letter of credit; and

•
the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.” If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the mortgage loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Derivative Instruments

If specified in the related prospectus supplement, the trust may include one or more derivative instruments that are intended to provide credit support. Derivative instruments included in any trust for that purpose will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of mortgage loans or other assets in the pool. Derivative instruments included to provide credit support may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps used solely in connection with a mandatory auction if specified in the related prospectus supplement.

For a further description of these derivative instruments, see “Derivatives” below.

Mortgage Loan Purchase Obligations

Some of the mortgage loans and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation. Such an obligation may be included with respect to a particular series, for example, if the characteristics of the pool assets, by their terms, change materially at or about a particular date following issuance of the securities, such as would be the case with hybrid adjustable rate mortgage loans (“hybrid ARMs”). An issuance of securities backed by a pool of hybrid ARMs that convert from fixed rate to adjustable rate at approximately the same time could include an obligation by a third party to purchase, for example, the senior securities, which would remain outstanding. In addition, if specified in the related prospectus supplement, the party specified in the related prospectus supplement will have the obligation or option (as specified in the related prospectus supplement) to purchase any mortgage loan for which the borrower elects to convert its interest rate in accordance with the related mortgage note.

The terms and conditions of any such purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans may apply to the related mortgage loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation with respect to mortgage loans will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans;

•
the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans, and/or on the mortgage loans in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•
the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date,

•	or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)
to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)
to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)
to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series may generally be invested in the eligible investments described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds.” The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds.”

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Derivatives

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities and entered into solely in connection with a mandatory auction if specified in the related prospectus supplement, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee, which will be independent of the depositor, the underwriters or any of their affiliates, and will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

Insurance

To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series of securities will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% (and required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 78%) of the value of the mortgaged property at the time of origination. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of mortgage loans may be obtained by the depositor or an affiliate of the depositor, the master servicer, or by the trustee.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1) advance or discharge:

(A) all hazard insurance premiums; and

(B) as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)
in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)	tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)	no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)
written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)
the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)
the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)
the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)
the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Mortgage Loans — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

Unless otherwise set forth in the applicable prospectus supplement, the agreements for a series of securities will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, these policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•
the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies or that is a common element of a condominium. To the extent, however, that a cooperative or condominium association and the related borrower on a mortgage loan secured by a condominium or a cooperative do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans or condominium loans could affect distributions to securityholders.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the mortgage loans will be described in the related prospectus supplement.

A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

(1)	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)	to advance as necessary and approved in advance by the pool insurer:

•	real estate property taxes;

•
all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•	property sales expenses at foreclosure or acceptance of a deed in lieu of foreclosure;

•	any outstanding liens on the mortgaged property; and

•	foreclosure costs including court costs and reasonable attorneys’ fees; and

(3)
if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80% unless additional collateral is pledged. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:

(1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the approved sale of the mortgaged property;

(2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3) advances as described above, less:

•
all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•
amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	any claims payments previously made by the pool insurer on the related mortgage loan;

•	due and unpaid premiums payable with respect to the pool insurance policy; and

•	all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•
that the restoration will increase the proceeds to the securityholders of the related series of securities on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

•
that the expenses will be recoverable by the pool insurer through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)
fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)	the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event of default, a breach of representation made by the depositor or the sponsor may also have occurred. Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or sponsor as more fully described under “The Agreements — Assignment of Primary Assets.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series. In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the trustee or servicer may or may be required to obtain a special hazard insurance policy for the mortgage pool underlying a series of securities. A special hazard insurance policy for a mortgage pool underlying the series of securities will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

•	the cost of repair or replacement of the mortgaged property; or

•
upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•
hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•	the related insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements. If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Certain Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index described in this prospectus under “The Trusts and the Trust Assets—Mortgage Loans—General” and identified in the related prospectus supplement, or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee or its custodian, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies or additional collateral. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance of the junior lien loan may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, the sponsor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers may be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor or the sponsor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans. The servicer or the applicable seller will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in the trust of mortgage loans with a negative amortization feature may affect the yields on a series of securities, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan. FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable rate mortgage loan would not be impaired by the assumption. The extent to which adjustable rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreement— Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series of securities generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement of a due-on-sale clause that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements— Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Mortgage Loans” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur. A borrower may be legally entitled to require the servicer to allow a refinancing. Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series of securities responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series of securities, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sellers or another entity specified in the related prospectus supplement will also have certain repurchase obligations or options, as more fully described in this prospectus.

Servicing of Mortgage Loans

General

Customary servicing functions with respect to mortgage loans will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related agreement for a series of securities and services the mortgage loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under the related agreement will be distinct from the rights and obligations of servicers that service mortgage loans under the supervision of a master servicer under a servicing agreement. Unless specified in the related prospectus supplement, the master servicer will not be liable for any acts or omissions of any servicer.

The sponsor or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to mortgage loans included in a trust. These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable servicing agreements, to sell the servicing rights or to transfer the servicing of the related mortgage loans to one or more third parties, subject to the limitations set forth in the applicable servicing agreements.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements with the master servicer;

•	collect monthly remittances from servicers and make payments to the applicable accounts; and

•	advance funds upon the failure of a servicer to make advances as described under “The Agreements - The Pooling and Servicing Agreements.”

The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make Advances. The Master Servicer will not be required to take any action with respect to the servicing of any mortgage loan that a servicer is not required to take under the related servicing agreement or cause a servicer to take any action or refrain from taking any action if the related servicing agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related agreement that requires the master servicer to take such action or cause such servicer to take such action.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee and/or other compensation (the “Master Servicing Fee”) for the performance of its services and duties under the related agreement as specified in the prospectus supplement.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each mortgage loan either by :

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the collection account for the related series of securities;

•	withdrawing the Master Servicing Fee from the collection account after the entire scheduled payment has been deposited in the collection account; or

•	requesting that the trustee pay the Master Servicing Fee out of amounts in the related account maintained by such trustee.

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. References in this prospectus to “master servicer” under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the “servicer” for a series of securities may apply to the master servicer.

The Servicers

The servicer or servicers of mortgage loans for a particular trust fund will be named in the related prospectus supplement. Each servicer will service the mortgage loans pursuant to a servicing agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the mortgage loans through subservicers, the servicer will be ultimately responsible for the performance of the subservicers’s servicing activities. Each servicer will be entitled to receive a fee for its duties under the servicing agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, if set forth in the related prospectus supplement, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the sponsor, the trustee or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, if specified in the related servicing agreement, at its election, may pay itself the Servicing Fee with respect to each mortgage loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the servicing account for the related series; or

•	withdrawing the Servicing Fee from the servicing account after the entire scheduled payment has been deposited in the servicing account maintained by the servicer.

Thornburg Mortgage Home Loans, Inc.

If specified in the related prospectus supplement, TMHL will be the servicer with respect to some or all of the mortgage loans in the trust. Beginning in the middle of 2000, TMHL began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, TMHL has limited experience in servicing residential mortgage loans. However, unless otherwise specified in the related prospectus supplement, all mortgage loans originated by TMHL and those acquired with servicing rights, including certain of the mortgage loans in the related trust, have been and will continue to be subserviced by a subservicer in accordance with TMHL’s servicing guidelines on behalf of TMHL acting as a servicer. TMHL may consult with the subservicer with respect to the management of any REO property.

The following table sets forth the number of mortgage loans and their principal balances serviced by TMHL as of the dates indicated.

Thornburg Mortgage Home Loan, Inc.’s
Portfolio of One-to Four-Family, Residential Mortgage Loans
(dollar amounts in thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of September 30, 2007
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio	15,598	$7,243,436	18,070	$9,198,687	20,637	$11,976,295	22,478	$14,597,352

The Agreements

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the sponsor or applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the seller, the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to a particular series of securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of notes, the trust will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The mortgage loans of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of mortgage loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trusts and Trust Assets — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any retained interests);

(3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4) that there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Mortgage-Backed Securities.

Mortgage Loans

The depositor will cause the mortgage loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will deliver or will cause the delivery of, unless otherwise specified in the applicable prospectus supplement, a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement or copy thereof, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the seller, the sponsor or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement or related agreements, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to repurchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may provide for the substitution of mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in the related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Conveyance of Subsequent Loans

With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related agreement;

•	the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the mortgage loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the sponsor’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See “The Trusts and the Trust Assets — Pre-Funding” above.

Acquisition by Trust of Revolving Loans

With respect to a series of securities for which a Revolving Period arrangement is provided, in connection with any acquisition of Revolving Loans by the trust after the issuance of the related securities, the related agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Revolving Loan acquired by the trust after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related agreement;

•	neither the seller nor the trustee will select the Revolving Loans in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the loans in the loan pool at that time, including the Revolving Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Revolving Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Revolving Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Revolving Loan.

The Revolving Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Revolving Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a Revolving Loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See “The Trusts and the Trust Assets — Revolving Account” above.

Assignment of Depositor’s Rights with Respect to Representations and Warranties

At the time of issuance of the series of securities, the depositor will assign to the Trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the seller in respect of the mortgage loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements. To the extent that a separate servicing agreement is not utilized in a transaction, all references to the servicing agreement will refer to the servicing provisions contained in the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the mortgage loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below. In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

Unless otherwise specified in the related prospectus supplement, a servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date, or forgiveness of defaulted payments (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date and no modification may defer for more than ninety days or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) without the consent of the master servicer).

A servicer will have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

The depositor, a seller or a servicer or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer will, to the extent permitted by law and if provided in the applicable servicing agreement and the related loan documents, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items, and will, if provided in the applicable servicing agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien. This obligation may, but is not required to be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

•	to withdraw amounts deposited in error;

•	to make distributions of retained interest to any retained interest holder;

•	if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

•	to reimburse itself or a servicer for outstanding Advances;

•	to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

•	to pay itself the master servicing fee;

•	to reimburse itself and other parties for expenses;

•	to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

•	to make such other payments as are provided for in the pooling and servicing agreement;

•	to remit amounts to the trustee; and

•	to clear and terminate the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Investment of Funds

Funds on deposit in the collection account, distribution account and any other accounts for a series of securities that may be invested by or on behalf of the trustee or the master servicer (or by the servicer, if any), may be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above that meet certain ratings criteria;

•
federal funds, certificates of deposit, time deposits and bankers’ acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

•	commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that meet certain ratings criteria;

•	securities of money market funds or mutual funds that meet certain ratings criteria; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund may be invested as described above under “Credit Enhancement — Reserve Funds.”

Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders. See “Origination, Acquisition and Servicing of Loans.”

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will generally require each servicer to cause to be maintained for each mortgage loan that it services (consistent with the terms of such mortgage loan) a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium or cooperative unit relating to any condominium or cooperative loan. See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “the insured,” under each primary mortgage insurance policy if required by the servicing agreement. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of mortgage loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the mortgage loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, or (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer, if permitted under the servicing agreement, is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will generally be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, unless required in the applicable agreement, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act.

The servicers generally will also be obligated to make servicing advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as “full recourse mortgage loans.”

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis.

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, generally, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related mortgage loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, to the extent permitted by the servicing agreement, a servicer may sell a defaulted mortgage loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the mortgage loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the outstanding principal balance of the mortgage loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular mortgage loans, the servicing fee may be paid to the sponsor or the applicable seller, and the sponsor or the applicable seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will generally consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 60 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a certification or report expressly required by the pooling and servicing agreement, including those required by Regulation AB under the Securities Act, and the continuation of such failure for a period of three business days (or such other period of time as is specified in the prospectus supplement) after the date upon which written notice of such failure has been given to the master servicer by the sponsor, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a master servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action. Also, the trustee may decline to follow the direction of the securityholders if the trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular pooling and servicing agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies, and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

In general, subject to the provisions of the particular pooling and servicing agreement, the pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 51% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of securities evidencing not less than 66% of the aggregate percentage interests constituting such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Optional Purchase of Securities; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain securities (as specified in the applicable prospectus supplement and pooling and servicing agreement) on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the particular pooling and servicing agreement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 25% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 15 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 15-day period by securityholders having not less than 25% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement or servicing agreement pursuant to Section 365 of the United States Bankruptcy Code (the “Bankruptcy Code”) or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement or servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described below under “—Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities or trust administrator, the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “—Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master Servicer, any securities or trust administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders.

Resignation of Trustee. Unless otherwise specified in the applicable prospectus supplement, the trustee may, upon written notice to the depositor, the master servicer and any securities or trust administrator, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

Unless otherwise specified in the applicable prospectus supplement, the trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the trust by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of securities. In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of securities upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all securityholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture

Unless otherwise specified in the applicable prospectus supplement, if a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any note;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the sale and servicing agreement;

•	reduce the proportion of notes required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

•	a default for one month or more in the payment of any interest on any note of the class of notes then outstanding;

•	a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

•
a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuing Entity as provided in the indenture;

•
any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuing Entity as provided in the indenture;

•
the receipt of notice from the holder of the ownership certificate issued pursuant to the trust agreement to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary or of such holder’s transfer or retention of an interest in a certain class or classes of notes identified in the indenture in contravention of the transfer and retention restrictions applicable to such class or classes of notes pursuant to the indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes. The “highest priority class notes” is the class of notes then outstanding that has the highest priority of payment of interest.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the mortgage loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the mortgage loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the mortgage loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	such holder previously has given to the indenture trustee written notice of a continuing indenture default;

•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

•	so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•	except as expressly permitted by the indenture or the sale and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series (other than amounts withheld under the Code) or assert any claim against any present or former securityholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

•
permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

Redemption.

The notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes. Upon the payment in full of all outstanding notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the noteholders pursuant to the sale and servicing agreement.

Issuance of Future Classes of Notes.

The indenture will provide that another class of notes subordinate to the notes offered by the related prospectus supplement may be issued in the future. Any class of notes issued in the future would be owned entirely by the holder of the ownership certificate issued pursuant to the trust agreement unless an opinion of counsel is delivered to the indenture trustee concluding that such class of notes will be treated as debt for federal income tax purposes.

The Indenture Trustee

In the case of notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. As described under “— The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “— The Indenture — Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may, upon 90 days’ advance written notice to the master servicer, the depositor, the issuing entity, each noteholder and each rating agency, resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all noteholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

General.

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing notes pursuant to an indenture and to conducting an offering of the notes;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•
acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the trust’s obligations under the notes;

•
entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. As described in the related prospectus supplement, the securities or trust administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the trust certain administrative functions required under the trust Agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or trust administrator will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the noteholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee under a pooling and servicing agreement or trust agreement or an indenture trustee under an indenture or sale and servicing agreement. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as the trustee, the master servicer or a servicer for a series of securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the securities or of any mortgage loan or related documents. If no event of default (as defined in the related agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the related agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee or the indenture trustee, as the case may be, and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator may establish a separate account (the “securities administration account”) in its own for the benefit of the securityholders. The securities administration account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the related agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the securities administration account. The securities administrator will deposit into the securities administration account on the business day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the securities administration account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the securities administration account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the collection account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the distribution account, and to clear and terminate the securities administration account.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuer on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

•	the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•	the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any mortgage loan not recorded with MERS System®, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

•
each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement. The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian. The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•
the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

•
the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•
the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•	if applicable, the level of any interest rate index and the interest rates applicable to any securities that adjust based on such interest rate index;

•
the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•
the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•
the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•
with respect to any Subsequent Loan or Revolving Loan, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account and the Revolving Account;

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•
the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the Primary Assets in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the Primary Assets in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

•	the amounts on deposit in any Pre-Funding Account or Revolving Account;

•
information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage loans acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee or such other party specified in the related prospectus supplement will make available each month, to any interested party, the monthly statements to securityholders via the trustee’s (or such other party’s) Internet website. Securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series of securities, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of a series of securities and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor, which may be an affiliate of the depositor, that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

Investment of Funds

Unless otherwise specified in the applicable prospectus supplement, funds on deposit in the distribution account, securities administration account, collection account, servicing account or custodial account, if any, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Funds held in a reserve fund may be invested in certain eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“eligible reserve fund investments”).

Eligible investments or eligible reserve fund investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account or any reserve fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a servicing account, custodial account, collection account, securities administration account, the distribution account or other account may be property of the master servicer, a servicer, the trustee, the securities administrator or another party and not available for distributions to securityholders. See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements.”

 Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: generally the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the obligation to repay the mortgage loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may either be paid to the borrower or applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of a financing statement relating thereto in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or leasehold interest or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements generally also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and frequently, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay the senior lender from taking action to foreclose. In certain circumstances, subject to the court’s approval, a debtor in a case under the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

In addition, under the Bankruptcy Code, if a court determines that the value of the mortgaged property is less than the principal balance of the loan, the amount of the secured indebtedness will be reduced to the value of the mortgaged property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and, except in the case of a mortgage loan secured by an individual debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property. In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under Chapter 11 or Chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Due-on-Sale Clauses

The enforceability of “due-on-sale” clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator,” provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the seller or sellers or any of their respective affiliates have made such evaluations prior to the origination of the mortgage loans, nor does the depositor, the seller or sellers or their respective affiliates require that such evaluations be made by originators who have sold the mortgage loans to a seller. Neither the depositor nor any seller is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. None of the depositor, the seller or sellers or the master servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the a seller authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (together with any similar state or local law or regulation, the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state’s usury law would not apply to the residential mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement described in this prospectus and specified in the applicable prospectus supplement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. Implementing regulations which restate the statute were issued by HUD on April 26, 2005, and became effective on May 26, 2005.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

  Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

•	REMIC securities;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made; and

•	trust securities issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “—Special Tax Attributes,” “—Backup Withholding” and “—Reportable Transactions” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.” REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions may exist that definitively characterize for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuing entity of the Debt Securities or a controlled foreign corporation with respect to which the issuing entity of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002. The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we encourage you to consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We encourage a prospective investor in Stripped Certificates to consult his or her own tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities — REMIC Securities Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

  State and Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

  ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation or Section 3(42) of ERISA was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Benefit Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Benefit Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Benefit Plan. Adequate consideration means fair market value as determined in good faith by the Benefit Plan fiduciary pursuant to regulations to be promulgated by the DOL. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (1) it is not a Benefit Plan or a plan subject to Similar Law or (2) it is a Benefit Plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar administrative or statutory exemption, or, in the case of a plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if TMI, the sponsor, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)
at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the three,(or in the case of “designated transactions” described below, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (each a “rating agency,” as defined herein);

(2)
the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter. The “Restricted Group” includes TMI, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)
the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, certain asset-backed securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)
the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(5)
the mortgage loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(6)	the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

(7)
the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(8)
the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(9)	the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(10)
the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses; and

(11)
assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a designated transaction, four) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions,” the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)	not subordinated to the rights and interests evidenced by securities of the same trust;

(2)	such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)
any mortgage loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Benefit Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)	is an “eligible Swap”;

(2)	is with an “eligible counterparty”;

(3)	is purchased by a “qualified plan investor”;

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and

(5)	permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)	is denominated in U.S. dollars;

(2)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid; and

(6)	does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)	a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)	an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Benefit Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)	terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

(1)	it is denominated in U.S. dollars;

(2)	it pays an Allowable Interest Rate;

(3)	it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)	it is entered into between the trust and an eligible counterparty and

(6)	it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the mortgage loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)
All mortgage loans transferred after the closing date (referred to here as “additional mortgage loans”) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by the rating agency.

(3)
The transfer of such additional mortgage loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

(4)
Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the mortgage loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the mortgage loans which were transferred to the trust on the closing date.

(5)
Either: (i) the characteristics of the additional mortgage loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred as of the closing date.

(6)
The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

(7)
Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional mortgage loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency.

(8)	Certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)
in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)	the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)
immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)	the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the assets of the issuer being deemed “plan assets” and the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

  Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

  Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the securities.

  Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

Any series of securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of securities offered hereby or as underlying securities in another series of mortgage-backed securities issued by an affiliate of the depositor.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

  Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

  Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

  Static Pool Information

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

  Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-149044). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

  Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c) or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. All current reports on Form 8-K with respect to a trust, including any amendments to such reports, filed by the depositor subsequent to the date of the related prospectus supplement and prior to the termination of the offering of the related securities, shall be deemed to be incorporated by reference into the related prospectus supplement.

The submission of the documents and reports identified above will be accomplished by the depositor, or if applicable, the party specified in the applicable agreement, as described in the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Thornburg Mortgage, 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Structured Finance.

  Reports to Securityholders and to the SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Agreements — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC required by the Exchange Act and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”

  Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

•	Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page
1986 Act	152
accrual class	153
acquisition premium	154
Advances	109
AFR	148
Agency Certificates	34
agreements	98
Allowable Interest Rate	181
Allowable Notional Amount	181
applied loss amount	76
Asset Conservation Act	141
Asset Group	33
Bankruptcy Code	114
basis risk shortfalls	64
Beneficial Owner	70
Benefit Plan	177
book-entry securities	64
buydown	147
buydown loans	42
CERCLA	141
clearing agency	70
clearing corporation	70
Clearstream	70
CMT	38
Code	148
CODI	39
COFI	38
coinsurance	85
collection account	105
condominium form	145
constant yield election	156
Conventional Loans	51
cooperative corporation	71
COSI	38
CPI	39
credit limit	131
Debt Securities	152
debt service reduction	138
deficient valuation	138
definitive securities	64
delinquency advance	109
distribution account	105
DOL	177
DTC	70
due-on-sale	88
electing large partnership	165
eligible counterparty	180
Eligible Investments	105, 129
Eligible Reserve Fund Investments	129
eligible Swap	180
eligible yield supplement agreement	182
ERISA	177
EURIBOR	38
Euroclear	70
Euroclear Operator	71
European Depositaries	72
excess inclusion	167
Exchange Act	70
Exemption	178
Fannie Mae	39, 52
FHA	50
FHA/VA Claim Proceeds	145
FHLB Index	39
Foreign Person	148
Freddie Mac	39, 54
Freddie Mac Act	54
full recourse mortgage loans	109
future advance	131
GBP LIBOR	38
Ginnie Mae	50
Ginnie Mae Servicers	48
GPM fund	43
GPM loans	40
Grantor Trust	151
Grantor Trust Certificates	151
Guarany Agreement	49
hazardous substances	141
holdback loans	39
home equity loans	35
Housing Act	50
HUD	46
hybrid ARMs	78
indenture default	117
indirect participants	70
inducement fees	164
in-house asset manager	181
Insurance Policies	47
interest rate	65
IRS	148
ISDA	82
Issuing Entity	60
Leveraged	181
LIBOR	38, 81
LIBORSWAP	38

market discount bond	154
master servicer	97
master servicer event of default	111
Master Servicing Fee	96
Mortgage Certificate Schedule	99
mortgage notes	36
MTA	38
multi class series	65
Multifamily Properties	51
National Average Contract Mortgage Rate	39
National Housing Act	145
National Monthly Median COFI	38
NCUA	143
No-Bid	147
noneconomic	165
non-pro rata security	156
Non-ratings dependent Swaps	182
notional	81
obligatory	131
offered securities	63
OID	152
OID Regulations	152
optional	131
outside reserve fund	150
outstanding balance	138
PAC Method	153
partially disbursed loans	39
participants	70
parties in interest	177
Partner Certificates	151
pass through entity	165
PC Pool	53
Plan Assets Regulation	177
PMBS Agreement	46
PMBS Issuer	46
PMBS Servicer	46
PMBS Trustee	46
pooling and servicing agreement	98
Pre-Funding Account	183
Pre-Funding Limit	183
Primary Assets	34
Prime Rate	38
Private Mortgage-Backed Securities	45
prohibited transaction	150
PTCEs	178
QPAM	181
qualified mortgages	174
qualified plan investor	180
Qualified Stated Interest	152
qualifying liquidation	95
rating agency	66
ratings dependent Swaps	182
RCRA	141
real estate assets	174
regular interests	149
Reigle Act	143
Relevant Depositary	72
Relief Act	142
Relief Act shortfalls	142
REMIC regular security	149
REMIC residual certificate	149
REO property	103
residual interests	149
Residual Owner	149
Restricted Group	179
retained interest	34
Revolving Account	55
Revolving Amount	55
Revolving Deposits	55
Revolving Loans	56
Revolving Period	55
Rules	72
sale agreement	98
SBJPA of 1996	174
securities	63
securities administration account	125
Security Owner	148
securityholder	72
senior securities	66
servicer	97
servicing account	111
servicing advances	109
servicing fee	111
Servicing Fee	97
servicing rights owners	96
SIBOR	38
Similar Law	177
Single Family Property	51
SMMEA	185
Standard Certificates	168
Stripped Bond Rules	168
stripped bonds	168
Stripped Certificates	168
subordinate securities	66
Subsequent Loans	55
Subservicers	95
super-premium class	153
Swap	180
Swap Agreement	180
tax matters person	167
T-Bill	38
Terms and Conditions	71

Tiered REMICs	175
TILA	143
Title V	144
Title VIII	143
TMHL	57
TMI	57
Trust Indenture Act	117
U.S. Person	148
Underwriter Exemptions	178
VA	39, 50
VA Loans	49
withholding agent	157

  Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered mortgage loan asset backed securities (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry security through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. Withholding Agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the trustee or the U.S. Withholding Agent receives a statement —

(a) from the holder on IRS Form W-8BEN (or any successor form) that —

(i) is signed by the securityholder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the securityholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the securityholder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the securityholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Global Securities.

A holder holding book-entry securities through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a “TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Form of Prospectus Supplement for Certificate Transactions

PROSPECTUS SUPPLEMENT
(To Prospectus dated [                 ])

$[        ]
(Approximate)

Thornburg Mortgage Securities Trust [         ]
Mortgage Loan Pass-Through Certificates, Series [         ]

Thornburg Mortgage Securities Corporation
Depositor

Thornburg Mortgage Securities Trust [         ]
Issuing Entity

[Thornburg Mortgage Home Loans, Inc.]
Sponsor and Seller

[         ]
Master Servicer and Securities Administrator

[         ]
Trustee

You should consider carefully the risk factors beginning on page S-[     ] in this prospectus supplement.
This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Offered Certificates:

•  [       ] classes of the Series [         ] Certificates are being offered hereby. You can find a list of the offered certificates, together with their class designations, initial class principal balances, initial pass-through rate formulae and certain other characteristics in the table on page S-[     ] of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered certificates will be payable monthly to the extent described in this prospectus supplement. The first expected distribution date will be [                 ].

•  The offered certificates will represent ownership interests only in the Thornburg Mortgage Securities Trust [         ] and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the depositor, the securities administrator, the trustee, the underwriter or any of their affiliates or any other entity.

Thornburg Mortgage Securities Trust [         ]:

•  The assets of the trust will consist primarily of [adjustable rate] and [hybrid] residential mortgage loans.

•  The trust will make multiple REMIC elections for federal income tax purposes.

Credit Enhancement:

•  Credit enhancement for the offered certificates includes subordination and loss allocation features.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[                 ], as underwriter, will purchase the offered certificates from Thornburg Mortgage Securities Corporation, the depositor, at a price equal to [    ] % of their face value, plus accrued interest, if applicable, from the cut-off date and offer such certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Delivery of the offered certificates, other than the Class [      ] Certificates, will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about [                 ].

[                   ]

[                 ]

________________
Page

SUMMARY	1
THE CERTIFICATES	5
Mortgage Loans	6
Loan Groups	6
Mortgage Loan Representations and Warranties/Defective Documentation	9
Optional Purchase of Certain Delinquent Mortgage Loans and REO Property	9
Interest Payments on the Certificates	9
Principal Payments on the Certificates	9
Payment Priorities	9
Limited Cross-Collateralization	10
Advances	10
Optional Termination of the Trust	10
Fees and Expenses	10
Final Scheduled Distribution Date	11
Credit Enhancement	11
Ratings	11
Material Federal Income Tax Consequences	11
ERISA Considerations	12
Legal Investment Considerations	12
Listing	12
RISK FACTORS	13
FORWARD-LOOKING STATEMENTS	23
GLOSSARY	23
INTRODUCTION	23
THE MORTGAGE LOAN GROUPS	23
Mortgage Loan Statistics	25
Aggregate Mortgage Loan Statistics	27
Group [ ] Mortgage Loan Statistics	27
ADDITIONAL INFORMATION	28
STATIC POOL INFORMATION	29
ISSUING ENTITY	29
THE DEPOSITOR	29
THE SPONSOR AND SELLER	30
AFFILIATIONS AND RELATIONSHIPS	30
MORTGAGE LOAN ORIGINATION	30
THE MASTER SERVICER	30
THE SERVICERS	30
MORTGAGE LOAN SERVICING	30
Servicing of the Mortgage Loans	30
Servicing Accounts	31
Servicing Compensation and Payment of Expenses	31
Waiver or Modification of Mortgage Loan Terms	32
Prepayment Interest Shortfalls	32
Advances	32
Hazard Insurance	32
Realization Upon Defaulted Mortgage Loans	33
Collection of Taxes, Assessments and Similar Items	34
Insurance Coverage	34
Servicer Default	34
Amendment of the Servicing Agreements	34
SERVICING AND ADMINISTRATION OF THE TRUST	35
Servicing and Administrative Responsibilities	35

S-i

Accounts	37
Evidence as to Compliance	38
Example of Distributions	39
FEES AND EXPENSES OF THE TRUST	40
THE POOLING AND SERVICING AGREEMENT	41
General	41
Assignment of the Mortgage Loans	41
Payments on Mortgage Loans; Deposits to Distribution Account	43
Trust Expense Fees	44
Matters Relating to the Trustee and the Securities Administrator	44
The Trustee	45
The Custodian	45
The Securities Administrator	45
Voting Rights	45
Amendment	45
Optional Termination of the Trust	46
Events of Default	46
Rights Upon Event of Default	46
DESCRIPTION OF THE CERTIFICATES	47
General	47
Book-Entry Registration	48
Definitive Certificates	49
Priority of Distributions on the Certificates	49
Interest	50
Principal	51
Allocation of Losses	54
Subordination of the Subordinate Certificates	54
Reports to Certificateholders	54
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	56
General	56
Prepayment Considerations and Risks	56
The Subordinate Certificates	58
Weighted Average Lives	59
Structuring Assumptions	59
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	61
General	61
Taxation of Regular Interests Generally	61
Certain Owners of the Offered Certificates	62
The Residual Certificate	62
Reportable Transactions	62
STATE TAXES	62
ERISA CONSIDERATIONS	62
The Underwriter’s Exemption	63
Fiduciary Considerations	66
LEGAL INVESTMENT CONSIDERATIONS	66
USE OF PROCEEDS	66
METHOD OF DISTRIBUTION	66
LEGAL MATTERS	67
RATINGS	67
GLOSSARY OF TERMS	68
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	A-1
Annex B: Certain Characteristics of the Mortgage Loans	B-1
Annex C: Assumed Mortgage Loan Characteristics	C-1
Annex D: Principal Decrement Tables	D-1

S-ii

IMPORTANT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	This prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

S-iii

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity
Thornburg Mortgage Securities Trust [         ], a common law trust (sometimes referred to herein as the “trust”) formed under the laws of the State of New York.

See “Issuing Entity” in this prospectus supplement for more information.

Title of Series	Mortgage Loan Pass-Through Certificates, Series [ ].

Sponsor [and Seller]	[Thornburg Mortgage Home Loans, Inc.] See “The Sponsor and Seller” in this prospectus supplement for additional information.

Depositor	Thornburg Mortgage Securities Corporation See “The Depositor” in this prospectus supplement for additional information.

Mortgage Loans
Initially, [     ] [adjustable rate] [and hybrid], first lien, residential mortgage loans with an aggregate scheduled principal balance of approximately $[        ] as of the cut-off date. Unless otherwise provided, references with respect to the mortgage loans and statistical information relating thereto (either in aggregate or by loan group) in this prospectus supplement and accompanying prospectus are solely based on the trust’s interest in mortgage loans included in mortgage loan groups [   ] and [   ] as described under “Mortgage Loans” in this Summary and under “The Mortgage Loan Groups” in this prospectus supplement.

Originators	Approximately [ ]% and [ ]% of the mortgage loans were originated by [ ] and [ ], respectively. See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Master Servicer
[         ], also referred to in this prospectus supplement as the master servicer. The master servicer will oversee the servicing of the mortgage loans by the servicers.

See “The Master Servicer” in this prospectus supplement for additional information.

S-1

Servicers
On the closing date, [               ] will service approximately [        ]% of the mortgage loans. The remainder of the mortgage loans will be serviced by various other banks, savings and loans and other mortgage lending institutions. No other servicer other than [               ] will service in excess of [        ]% of the mortgage loans.

See “The Servicers” in this prospectus supplement for additional information regarding the servicers of the mortgage loans.

Trustee and Custodian	[ ]. See “The Pooling and Servicing Agreement—The Trustee” and “—The Custodian” in this prospectus supplement for additional information.

Securities Administrator
[         ], also referred to in this prospectus supplement as the securities administrator. The securities administrator will act as paying agent, prepare monthly distributions statements and certain tax reporting information for certificateholders and prepare and file tax returns and periodic SEC reports for the trust.

See “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Cut-off Date	[ ].

Closing Date	On or about [ ].

Distribution Dates	On the [25th] day of each month, or if the [25th] day is not a business day, on the succeeding business day, beginning in [ ].

Scheduled Final Distribution Date
The distribution date in [                 ], based upon the first distribution date after the date of the last scheduled payment of the latest maturity date of any mortgage loan in loan group [   ] (other than any mortgage loan with an original term to stated maturity of more than 30 years). The actual final distribution date could be substantially earlier.

Offered Certificates
The [     ] classes of certificates described in the table on page S-[     ] of this Summary will be offered under this prospectus supplement and the prospectus. The offered certificates, other than the Class [      ] Certificates, will be book-entry certificates clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe. The Class [      ] Certificates will be issued as a single certificate in fully registered, certificated form.

See “Description of the Certificates—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement.

S-2

Minimum Denominations
The offered certificates, other than the Class [      ] Certificates, will be issued in minimum denominations (by principal balance) of $[     ] and integral multiples of $[   ] in excess thereof. The Class [      ] Certificate will have an initial certificate principal balance of $[     ]. Only with respect to initial European investors, offered certificates must be purchased in minimum total investments of at least $[100,000].

Certificate Designations
Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•  Offered Certificates
Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates.

•  Senior Certificates
Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates.

•  Group [   ] Certificates
Class [      ], Class [      ] and Class [      ] Certificates.

•  Subordinate Certificates
Class [      ], Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates.

•  [Interest Only Certificates
Class [      ], Class [      ], Class [      ] and Class [      ] Certificates.]

•  Book-Entry Certificates
All classes of certificates other than the Class [      ] Certificates.

•  Residual Certificate
Class [      ] Certificates.

•  Non-Offered Certificates
Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ] Class [      ], Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates.

S-3

Payments of interest and principal on the group [   ] certificates (excluding the Class [      ] Certificates) will primarily be based on collections from the group [   ] mortgage loans. Payments of interest and principal on the group [   ] certificates (excluding the Class [      ] Certificates) will primarily be based on collections from the group [   ] mortgage loans. Payments of interest and principal on the group [   ] certificates (excluding the Class [      ] and Class [      ] Certificates) will primarily be based on collections from the group [   ] mortgage loans. [Payments of interest on the classes of interest-only certificates will primarily be based only on the interest collections from the related mortgage loan group. Payments of interest and principal on the Class [      ], Class [      ]], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates will be based on the interest and principal collections from all of the group [   ], group [   ] and group [   ] mortgage loans. Payments of principal and interest on the Class [      ] Certificates will primarily be based on collections from the group [   ] mortgage loans, as well as any remaining amounts available after distributions to all other certificates from the group [   ], group [   ] and group [   ] mortgage loans as described in this prospectus supplement. [There will be no cross-collateralization of collections derived from the group [   ], group [   ] and group [   ] mortgage loans, on the one hand, and the group [   ] mortgage loans on the other.]

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THE CERTIFICATES

The certificates consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below designated “The Offered Certificates” are offered by this prospectus supplement.

The Offered Certificates

Class	Related Mortgage Loan Group	Class Principal Balance(1)	Pass-Through Rate Formula	Final Scheduled Distribution Date(2)	Expected Final Distribution Date(3)	CUSIP Number	Initial Certificate Ratings
							[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

The Non-Offered Certificates

Class	Related Mortgage Loan Group	Class Principal Balance or Notional Balance(1)	Pass-Through Rate Formula	Final Scheduled Distribution Date(2)	Expected Final Distribution Date(3)	CUSIP Number	Initial Certificate Ratings(13)
							[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
_________________
(1)	These balances are approximate, as described in this prospectus supplement.

(2)
The final scheduled distribution date for the offered certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(3)
The expected final distribution date, based upon a constant prepayment rate of [    ]% (to optional termination date) annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions.” The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

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Mortgage Loans

The assets of the trust will consist primarily of a pool of [adjustable rate] [and hybrid], first lien, residential mortgage loans which are divided into [     ] loan groups.

Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately [    ]% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The loan rates on approximately [    ]% of the mortgage loans may be modified at the option of the borrower to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. None of the mortgage loans have loan rates that can be converted, at the option of the related borrowers, to a fixed interest rate. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

The mortgage loans described in this prospectus supplement will have an aggregate principal balance of approximately $[    ] as of the cut-off date, subject to a variance of plus or minus [    ]%.

Loan Groups

•  Group [   ] Mortgage Loans
A group of [     ] mortgage loans of which approximately [    ]% are adjustable rate mortgage loans that adjust on an annual basis, approximately [    ]% are hybrid mortgage loans with interest rates that have an initial fixed rate period of [     ] years and thereafter adjust on a [     ] basis and approximately [    ]% are hybrid mortgage loans with interest rates that have an initial fixed rate period of [     ] years and thereafter adjust on a [     ] basis.

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Aggregate Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	[ ]	[ ]	[ ]
Total Stated Principal Balance	[ ]	[ ]	[ ]
Stated Principal Balances	[ ]	[ ]	[ ]
Loan Rates	[ ]	[ ]	[ ]
Original Terms to Maturity (in months)	[ ]	[ ]	[ ]
Remaining Terms to Maturity (in months)	[ ]	[ ]	[ ]
Original Loan-to-Value Ratios	[ ]	[ ]	[ ]
Original Effective Loan-to-Value Ratios	[ ]	[ ]	[ ]
[Number of Interest-Only Mortgage Loans at Origination	[ ]	[ ]	[ ]
Number of Negative Amortization Mortgage Loans at Origination	[ ]	[ ]	[ ]]
Geographic Concentration in Excess of [ ]% of the Total Stated Principal Balance:	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
Number of Mortgage Loans in [ ]	[ ]	[ ]	[ ]
Mortgage Loans in the Maximum Single ZIP Code Concentration	[ ]	[ ]	[ ]
Credit Scores	[ ]	[ ]	[ ]
Number of Mortgage Loans with Prepayment Penalties at Origination	[ ]	[ ]	[ ]
Gross Margins	[ ]	[ ]	[ ]
Maximum Loan Rates	[ ]	[ ]	[ ]
Minimum Loan Rates	[ ]	[ ]	[ ]
Months to Next Loan Rate Adjustment	[ ]	[ ]	[ ]
Initial Rate Caps	[ ]	[ ]	[ ]
Periodic Rate Caps	[ ]	[ ]	[ ]

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

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Group [   ] Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	[ ]	[ ]	[ ]
Total Stated Principal Balance	[ ]	[ ]	[ ]
Stated Principal Balances	[ ]	[ ]	[ ]
Loan Rates	[ ]	[ ]	[ ]
Original Terms to Maturity (in months)	[ ]	[ ]	[ ]
Remaining Terms to Maturity (in months)	[ ]	[ ]	[ ]
Original Loan-to-Value Ratios	[ ]	[ ]	[ ]
Original Effective Loan-to-Value Ratios	[ ]	[ ]	[ ]
[Number of Interest-Only Mortgage Loans at Origination	[ ]	[ ]	[ ]
Number of Negative Amortization Mortgage Loans at Origination	[ ]	[ ]	[ ]]
Geographic Concentration in Excess of [ ]% of the Total Stated Principal Balance:	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
Number of Mortgage Loans in [ ]	[ ]	[ ]	[ ]
Mortgage Loans in the Maximum Single ZIP Code Concentration	[ ]	[ ]	[ ]
Credit Scores	[ ]	[ ]	[ ]
Number of Mortgage Loans with Prepayment Penalties at Origination	[ ]	[ ]	[ ]
Gross Margins	[ ]	[ ]	[ ]
Maximum Loan Rates	[ ]	[ ]	[ ]
Minimum Loan Rates	[ ]	[ ]	[ ]
Months to Next Loan Rate Adjustment	[ ]	[ ]	[ ]
Initial Rate Caps	[ ]	[ ]	[ ]
Periodic Rate Caps	[ ]	[ ]	[ ]

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the group [ ] mortgage loans.

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Mortgage Loan Representations and Warranties/Defective Documentation

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

[               ], in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans.”

Interest Payments on the Certificates

General

Interest on the offered certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the offered certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Class [      ], Class [      ] and Class [      ] Certificates

Interest on the Class [      ] Certificates for any distribution date will be calculated at an annual rate equal to [               ]. Beginning with the distribution date in [                 ], the interest on the Class [      ] Certificates for any distribution date will be calculated at [               ]. Interest on the Class [      ] and Class [      ] Certificates will be calculated at an [               ]. The “net loan rate” of each mortgage loan will be equal to the loan rate on each such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee and retained interest, if any, are calculated. Interest on the Class [      ], Class [      ] and Class [      ] Certificates will accrue at an annual rate equal to approximately [    ]%, [    ]% and [    ]%, respectively, for the first accrual period.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated on the basis of the applicable interest rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest—Net Interest Shortfall” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

Payment Priorities

On each distribution date, the securities administrator will apply the amounts collected in respect of the mortgage loans in an applicable mortgage loan group available for payment generally in the following order of priority:

(1)
interest on the principal balance of the related senior certificates [or on the notional balance of the related interest-only certificates] accrued at the applicable interest rate for each such class on a pro rata basis, based on the amount of interest due;

S-9

(2)	principal of the related senior certificates [(other than the related interest-only certificates)], pro rata, in proportion to their outstanding principal amounts;

(3)	interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the Class [ ] Certificates; and

(4)	any remaining available funds to the Class [ ] Certificate.

See “Description of the Certificates” in this prospectus supplement for additional information.

[May vary in accordance with transaction.]

Limited Cross-Collateralization

In certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

[May vary in accordance with transaction.]

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, in each case, to the extent provided in the pooling and servicing agreement, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See “Mortgage Loan Servicing—Advances” in this prospectus supplement for additional information.

Optional Termination of the Trust

[               ], in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the group [   ], group [   ] and group [   ] mortgage loans and related real estate owned (“REO”) and retire all related outstanding certificates when the aggregate stated principal balance of the group [   ], group [   ] and group [   ] mortgage loans and any related REO by the trust is [    ]% or less of the aggregate stated principal balance of such mortgage loans as of the cut-off date. If [               ] does not exercise its option to repurchase the group [   ], group [   ] and group [   ] mortgage loans and related REO, [         ], in its capacity as master servicer, may purchase from the trust all such mortgage loans and related REO remaining in the trust at the purchase price set forth above when the stated principal balance of the group [   ], group [   ] and group [   ] mortgage loans is less than 5% of their aggregate stated principal balance as of the cut-off date. We refer to the option of [               ] (or, alternatively, [         ]) to repurchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this prospectus supplement for additional information.

Fees and Expenses

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as [    ]% or [    ]% annually or, in some cases, [    ]% annually until the first adjustment date and [    ]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In addition, [               ], as servicer, will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as [    ]% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee and custodian, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust.

S-10

The servicer, the master servicer, the trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on page S-[     ]. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

Credit Enhancement

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class [      ] Certificates will have the highest payment priority and the Class [      ] Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates [(other than the related interest-only certificates)] on a pro rata basis based on their outstanding principal balances; provided, however, that any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead by allocated to the Class [      ] Certificates until the principal balances of the Class [      ] Certificates have been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead by allocated to the Class [      ] Certificates until the principal balances of the Class [      ] Certificates have been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the principal balances of the Class [      ] Certificates have been reduced to zero.

Up to and including the distribution date in [               ], the subordinate certificates will not receive any unscheduled principal unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain loss and delinquency tests have been satisfied. On and after the distribution date in [               ], subject to certain loss and delinquency triggers being satisfied, the subordinate certificates will receive increasing portions of principal prepayments over time.

See “Description of the Certificates—Principal,” “—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that the certificates initially have the ratings from [               ] and [               ], Inc. set forth in the table on page S-[     ]. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the mortgage loans to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of [               ], for federal income tax purposes, a portion of the trust will comprise multiple “real estate mortgage investment conduits” or REMICs. Each offered certificate (other than the Class [      ] Certificate) will represent ownership of REMIC “regular interests.” The Class [      ] Certificate will represent the sole “residual interest” in each REMIC created under the pooling and servicing agreement related to group [   ], group [   ] and group [   ].

The offered certificates (other than the Class [      ] Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

S-11

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus for additional information.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” in this prospectus supplement, the offered certificates, other than the Class [      ] Certificate, may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered certificate (other than the Class [      ] Certificate) is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

The Class [      ] Certificate may not be acquired for, or with the assets of, such employee benefit plans or other retirement arrangements except as described under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

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RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Recent developments in the residential mortgage market

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans in general, as well as from claims for repurchase of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representation and warranties made with respect to the mortgage loans, such as fraud claims. The critical financial conditions of many mortgage lenders is also attributable to the increasing rate of delinquencies and foreclosures on adjustable rate mortgage loans.

S-13

If the seller is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

The mortgage loans included in this trust do not include subprime mortgage loans, but rather prime “jumbo loans” with historically low rates of defaults and delinquencies. However, the conditions in the subprime mortgage market have caused a general dislocation of the credit and liquidity markets for all mortgage loan investments, making it difficult for prime mortgage lenders to access the credit markets to fund new originations or to sell existing mortgage loan inventory in the secondary market.

For information regarding recent developments in the marketplace and the resulting impact on the seller, see “The Sponsor and Seller—Recent Developments” in this prospectus supplement.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on the certificates.

See “—Governmental action may affect foreclosures” in this prospectus supplement for additional information.

Loan prepayments may adversely affect the average life of, and rate of return on, your certificates

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from [     ] to [     ] after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

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•  The seller is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

• If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•  Under the principal distribution priorities described in this prospectus supplement, if prepayments in one or more loan groups reduce the certificate principal balance of the related senior certificates to zero, future distributions which would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in another loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[Mortgage loans with interest-only payments
will result in a slower rate of principal distributions

As of the cut-off date, approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from [     ] years to [     ] years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.]

[The yields and weighted average lives of the group [ ] certificates will be subject to any negative amortization on the group [ ] mortgage loans
As of the cut-off date, all of the group [   ] mortgage loans provide for “negative amortization” whereby the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the full monthly interest accrued at the applicable mortgage rate. The principal balance of the group [   ] mortgage loan increases by the amount of such unpaid or deferred interest. Any deferral of interest on the group [   ] mortgage loans will result in a reduction of the amount of interest available to be distributed as interest on the certificates. The reduction in interest collections due to deferred interest on group [   ] mortgage loans will be offset, in part, by applying principal collections received on the group [   ] mortgage loans to interest payments on the group [   ] certificates. “Net Deferred Interest” will exist with respect to the group [   ] mortgage loans if on any payment date the amount of deferred interest on the group [   ] mortgage loans exceeds principal collections on the group [   ] mortgage loans for the related due period. This will result in the Class [   ] Available Funds Cap Rate relating to the group [   ] certificates to be lower than it would have been in the absence of Net Deferred Interest. Net Deferred Interest will not be applied to increase the principal balance of the group [   ] certificates, but rather will be released to holders of the ownership certificate from principal collections on the group [   ] mortgage loans prior to making distributions to the group [   ] certificates on subsequent payment dates.

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In addition, during the periods in which the outstanding principal balance of a group [   ] mortgage loan is negatively amortizing due to the addition of deferred interest, the increasing principal balance of the group [   ] mortgage loan may approach or exceed the value of the related mortgaged property, increasing the likelihood of defaults as well as the amount of potential loss with respect to any group [   ] mortgage loan that is required to be liquidated.]

The yield on your certificates may be limited by initial fixed mortgage interest rates on some mortgage loans and maximum mortgage interest rates

As of the initial cut-off date, all of the hybrid mortgage loans have fixed low introductory loan rates for an initial period of [     ] years to [     ] years. Approximately [    ]% of the mortgage loans in group [   ], and all of the hybrid mortgage loans in loan group [   ], are currently in this fixed rate period. In addition, each adjustable rate mortgage loan has a maximum loan rate. These factors may prevent the loan rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected.

See “The Mortgage Loan Groups” in this prospectus supplement.

If credit enhancement is insufficient, you could experience losses on your certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement to the senior certificates is provided.

S-16

The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the principal balances of each such class has been reduced to zero, and second, to the related classes of senior certificates, pro rata, based on their outstanding principal balances, until their respective principal balances are reduced to zero; provided, however, that any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the principal balance of the Class [      ] Certificates has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the principal balance of the Class [      ] Certificates has been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the principal balance of the Class [      ] Certificates has been reduced to zero.

Accordingly, if the aggregate principal balance of each subordinate class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. In addition, higher than expected losses on [   ] group[s] of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to all other groups of mortgage loans.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Changes in mortgage indices may reduce the yields on certain certificates
As described in this prospectus supplement, the senior certificates [(other than the interest-only certificates)] will accrue interest at a rate based on the weighted average of the net loan rates on the mortgage loans in the related loan group [(minus, in the case of the Class [      ], Class [      ], Class [      ] and Class [      ] Certificates, the applicable fixed interest rate strip allocated to the related interest-only certificates)] and the subordinate certificates will accrue interest at a rate based on the weighted average of the net loan rates on all the mortgage loans. Except with respect to hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans in any loan group are based will result, over time, in lower yields on the related classes of certificates. Furthermore, any increase in the indices in any loan group on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on offered certificates then entitled to principal. In addition, prepayments on mortgage loans in any loan group with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in such loan group and, consequently, reduce the interest rate of the related classes of certificates.

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Certain features of the mortgage loans may adversely affect your investment in the
certificates	The mortgage loans have features that create additional risks to investors, including those described below.

•  As of the cut-off date, approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, had principal balances greater than $ [               ]. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

•  As of the cut-off date, approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

Modification of the mortgage loans may reduce the yields on
the certificates
As of the cut-off date, approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected modification rates on these mortgage loans.

S-18

Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, modifiable mortgage loans may be subject to a greater rate of modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, modifiable mortgage loans could be subject to higher modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to modify their mortgage loans to take advantage of the availability of other adjustable rates. The modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which modify to a lower interest rate will lower the interest rate on the related class or classes of certificates.

The seller has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust may incur increased prepayments.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

Governmental action may affect foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

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An investment in the certificates may not be appropriate for some investors
The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

• The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•  The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates entitled to principal. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

•  You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

• Your investment in any of the offered certificates may be ended before you desire if the optional termination of the trust is exercised.

Geographic concentration of the mortgage loans may adversely affect your certificates
Approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, are secured by properties in [     ], The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

• Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•  Properties in those states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, floods, hurricanes, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

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It may be difficult to resell your certificates resell your certificates

Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgaged-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Military action and terrorist attacks may adversely impact the performance of the mortgage loans
The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws (the “Relief Act”). Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

Bankruptcy or insolvency may affect the timing and amount of distributions on your certificates
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

S-21

The Class [ ] Certificate is subject to special
risks
Although the holder of the Class [      ] Certificate is entitled to receive a distribution of principal and interest as described in this prospectus supplement, it is not expected to receive any distribution in respect of its certificate after the first distribution date. In addition, the holder of the Class [      ] Certificate may have tax liabilities with respect to its certificate during the early years of the related REMIC that substantially exceed the principal payable on that certificate.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

GLOSSARY

There is a Glossary of Terms beginning on page S-[     ] where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

INTRODUCTION

Thornburg Mortgage Securities Trust [         ] (the “trust” or the “issuing entity”) is a common law trust formed under New York state law. See “The Issuing Entity.” The issuing entity will issue its Mortgage Pass-Through Certificates, Series [         ] on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the master servicer, the securities administrator and the trustee, dated as of the cut-off date. Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. See “The Pooling and Servicing Agreement - Assignment of the Mortgage Loans.” On the closing date, pursuant to the pooling and servicing agreement, the depositor will deposit into the trust the mortgage loans described in this prospectus supplement, which together with the group [   ] mortgage loans will constitute the mortgage pool. See “The Mortgage Loan Groups” below.

THE MORTGAGE LOAN GROUPS

General

The assets held by Thornburg Mortgage Securities Trust [         ] will consist primarily of [     ] mortgage loan groups of [adjustable rate] [and hybrid], first lien, residential mortgage loans designated as the “group [   ] mortgage loans,” “group [   ] mortgage loans,” “group [   ] mortgage loans” and “group [   ] mortgage loans.” We refer to each of the groups of mortgage loans as a “loan group.”

The mortgage loans have interest rates (“loan rates”) that adjust based on various indices with original terms to maturity of not more than [    ] years. The adjustable rate mortgage loans adjust on an [     ]. The hybrid mortgage loans generally have loan rates that first adjust after an initial fixed rate period of [     ] following origination, depending on the terms of the particular mortgage note and then adjust [     ], depending on the terms of the particular mortgage note. [In addition, all of the Group [   ] Mortgage Loans are option adjustable Mortgage Loans or hybrid Mortgage Loans that provide for negative amortization as described below.]

As of the cut-off date, there were approximately [     ] mortgage loans in loan groups [   ] and [   ] with an aggregate principal balance of approximately $ [               ]. Approximately [    ]% of the group [   ] mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately [     ] years following origination and approximately [    ]% are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately [     ] years following origination, in each case as set forth in the related mortgage note. The remaining [    ]% of the group [   ] mortgage loans are adjustable rate mortgage loans which have interest rates that adjust [     ]. All of the group [   ] mortgage loans are hybrid mortgage loans for which their first rate adjustment date occurs approximately [     ] years following origination, as set forth in the related note. All of the group [   ] mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately [     ] years following origination as set forth in the related mortgage note. Each hybrid mortgage loan will then adjust [     ], depending on the terms of the particular mortgage note.

S-23

[All of the Group [   ] Mortgage Loans include a negative amortization feature whereby the borrower can elect, subject to certain adjustments in the related mortgage note, to make a minimum monthly payment which may be less than the amount of interest accrued on the unpaid principal balance of the Group [   ] Mortgage Loan at the current Mortgage Rate, thus creating an interest deficiency (referred to herein as “Deferred Interest”) which is added to the unpaid principal balance of the Group [   ] Mortgage Loan, resulting in negative amortization. Such minimum monthly payment is subject to adjustment on a date specified in the related mortgage note as described under “—Mortgage Loan Statistics—Monthly Payment Adjustments” below. In addition, approximately [     ]% of the Group [   ] Mortgage Loans containing this negative amortization feature are Hybrid Mortgage Loans for which the first Mortgage Rate Adjustment Date occurs ten years following origination as set forth in the related mortgage note.]

The Stated Principal Balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date [and, in the case of the Group [   ] Mortgage Loans, the amount of any Deferred Interest added to the to the unpaid principal balances of such Mortgage Loan as a result of negative amortization.] Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the principal balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate Stated Principal Balance of the mortgage loans set forth above is subject to a variance of plus or minus five percent.

Approximately [     ] mortgage loans (representing approximately [    ]% of the mortgage loan pool) have a first payment due date of [               ]. The seller will deposit in the collection account on the closing date, in respect of all mortgage loans that have a first payment due date of [               ], an amount equal to approximately $ [           ], which represents interest calculated at the related loan rates for a one-month period. Such funds deposited in the collection account will be paid to certificateholders as available funds on the first distribution date.

Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are [single family or detached or semi-detached two- to four-family dwelling units, townhouses, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests].

[Approximately [    ]% of the of the mortgage loans were originated by the seller (together with its mortgage brokers and correspondent lenders other than [               ]) in accordance with the seller’s underwriting guidelines for its correspondent, retail and wholesale channels described herein. See “Mortgage Loan Origination—The Seller’s Underwriting Standards—The Seller’s Underwriting Process” herein.] Approximately [    ]% of the mortgage loans were originated by [               ] in accordance with its underwriting guidelines. Approximately [    ]% of the mortgage loans are being serviced by [               ], in its capacity as a servicer. No entity other than [               ] is a servicer with respect to more than [    ]% of the mortgage loans. See “The Master Servicer” and “The Servicers” herein.

Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders’ interests in the mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans—Representations and Warranties” for a description of the representations and warranties applicable to the mortgage loans.

The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as an originator or as seller other than the repurchase or substitution obligations described above.

S-24

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Loan Documentation. Approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers’ income or employment.

The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to either: the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “1-Month LIBOR index,” the “6-Month LIBOR index” and the “1-Year LIBOR index,” respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve Board in Statistical Release H.15(519) (the “1-Year CMT index”). The 1-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index and the 1-Year CMT index are each referred to herein as an “index” or together as the “indices.”

The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of [    ]%, of the index applicable to that loan and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the applicable index as discussed under “—The Indices” above. On the first loan rate adjustment date, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage known as the “initial rate cap” for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a “periodic rate cap” for that mortgage loan.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

[Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and (ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted. [Approximately [     ]% of the Group [   ] Mortgage Loans which are negative amortization hybrid Mortgage Loans have a Mortgage Rate which will adjust annually after a fixed period of [     ]. The scheduled monthly payment will be recast at month [     ] to include any Deferred Interest added to the outstanding principal balance.]

Interest-Only Loans. Approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, have an interest-only period following origination ranging from [     ] years to [     ] years. During this period, [except in the case of the Group [   ] negative amortization Hybrid Mortgage Loans described above] the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.]

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High Loan-to-Value Mortgage Loans. Approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. With the exception of [    ] mortgage loans (representing approximately [    ]% of the mortgage loans in group [   ]), the mortgage loans which have original loan-to-value ratios in excess of 80% are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less. [With respect to the mortgage loans referred to above, such mortgage loans have amortized such that their loan-to-value ratio, as of the cut-off date, is below 80%.]

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.

Additional Collateral Mortgage Loans. In the case of approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. With the exception of [     ] mortgage loans with an original loan-to-value ratio below 80%, the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an “additional collateral mortgage loan,” allows the borrower to pledge assets in addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of [     ] mortgage loans (representing approximately [    ]% of the mortgage loans) with additional collateral, which were acquired by the seller through its correspondent channel or originated by the seller through its retail and wholesale channels.

The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately [    ]%, [    ]% and [    ]% with respect to the group [   ], group [   ] and group [   ] mortgage loans, respectively. The additional collateral will be assigned to the trust but will not be a part of any REMIC.

Prepayment Penalty Payments. Approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from [     ] to [     ] after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

Employee Mortgage Loans. Approximately [    ]% of the group [   ] mortgage loans were made to employees of Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the “retained interest”) and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

Modification Option and Purchase Obligation Options. The loan rates on approximately [    ]%, [    ]% and [    ]% of the group [   ], group [   ] and group [   ] mortgage loans, respectively, may be modified, at the option of the related borrowers, from one adjustable rate to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. After such modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

S-26

The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

All of the mortgage loans have original terms to stated maturity of less than or equal to [     ] months. The weighted average remaining term to stated maturity of the mortgage loans was approximately [     ] months as of the cut-off date. None of the mortgage loans had a first due date prior to [               ] or after [               ] or had a remaining term to stated maturity of less than [     ] months or greater than [     ] months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in [               ].

The average principal balance of the mortgage loans at origination was approximately $ [               ]. The average principal balance of the mortgage loans as of the cut-off date was approximately $ [               ]. No mortgage loan had a principal balance of less than approximately $[     ] or greater than approximately $[               ] as of the cut-off date.

The mortgage loans had annual loan rates of not less than [    ]% and not more than [    ]% and the weighted average annual loan rate was approximately [    ]%. Approximately [    ]% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately [    ]% of the mortgage loans had initial rate caps ranging from [    ]% to [    ]%. As of the cut-off date, approximately [    ]% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from [    ]% to [    ]%. As of the cut-off date, the mortgage loans had gross margins ranging from [    ]% to [    ]%, maximum loan rates ranging from [    ]% to [    ]% and minimum loan rates ranging from [    ]% to [    ]%. As of the cut-off date, the weighted average gross margin was approximately [    ]%, the weighted average maximum loan rate was approximately [    ]% and the weighted average minimum loan rate was approximately [    ]% for all of the mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in [     ] months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately [     ] months.

As of the cut-off date, [     ] of the mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the mortgage loans is set forth in Annex B to this prospectus supplement.

The mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the indicated due to rounding.

[Group [   ] Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group [   ] mortgage loans as of the cut-off date.

All of the group [   ] mortgage loans have original terms to stated maturity of [     ] months. The weighted average remaining term to stated maturity of the group [   ] mortgage loans was approximately [     ] months as of the cut-off date. None of the group [   ] mortgage loans had a first due date prior to [               ] or after [               ] or had a remaining term to stated maturity of less than [     ] months or greater than [     ] months as of the cut-off date. The latest stated maturity date of any group [   ] mortgage loan occurs in [               ].

The average principal balance of the group [   ] mortgage loans at origination was approximately $ [               ]. The average principal balance of the group [   ] mortgage loans as of the cut-off date was approximately $ [               ]. No group [   ] mortgage loan had a principal balance of less than approximately $ [               ] or greater than approximately $ [               ] as of the cut-off date.

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Approximately [    ]% of the group [   ] mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of three years following origination and then adjust semi-annually or annually, depending on the terms of the particular mortgage note, and approximately [    ]% of the group [   ] mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of [     ] years following origination and then adjust [monthly, semi-annually or annually], depending on the terms of the particular mortgage note, and approximately [    ]% of the group [   ] mortgage loans are adjustable rate mortgage loans which have loan rates that adjust [     ].

The group [   ] mortgage loans had annual loan rates of not less than [    ]% and not more than [    ]% and the weighted average annual loan rate was approximately [    ]%. As of the cut-off date, [    ]% of the group [   ] mortgage loans had initial rate caps ranging from [    ]% to [    ]%. Approximately [    ]% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately [    ]% of the group [   ] mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from [    ]% to [    ]%. As of the cut-off date, the group [   ] [adjustable rate] [hybrid] mortgage loans had gross margins ranging from [    ]% to [    ]%, maximum loan rates ranging from [    ]% to [    ]% and minimum loan rates ranging from [    ]% to [    ]%. As of the cut-off date, the weighted average gross margin was approximately [    ]%, the weighted average maximum loan rate was approximately [    ]% and the weighted average minimum loan rate was approximately [    ]% for all of the group [   ] mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any group [   ] mortgage loan occurs in [     ] months and the weighted average next loan rate adjustment date following the cut-off date for all of the group [   ] mortgage loans occurs in approximately [     ] months.

As of the cut-off date, [     ] of the group [   ] mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group [   ] mortgage loans is set forth in Annex B to this prospectus supplement.

The group [   ] mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.]

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The description in this prospectus supplement of the mortgage loans is based upon the group [   ], group [   ] and group [   ] mortgage loans as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from such loan groups as a result of prepayments or incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the loan groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the offered certificates as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com. In addition, historical performance data with respect to the sponsor’s previous securitization transactions may be found on the securities administrator’s website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this Internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

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STATIC POOL INFORMATION

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address]. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus. [Add reference to any third-party static pool information is to be provided as applicable.]

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above Internet address had initial characteristics that differed from one another and from the mortgage loans described in this prospectus supplement, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above Internet address is in any way indicative of the performance of the mortgage loans described in this prospectus supplement.

ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer, the servicers, the securities administrator and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the servicing agreements and the pooling and servicing agreement. See “The Pooling and Servicing Agreement” and “Mortgage Loan Servicing” in this prospectus supplement.

Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without an amendment of the pooling and servicing agreement to that effect agreed to by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement.”

If the assets of the trust are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE DEPOSITOR

A description of the Depositor can be found in the prospectus under the heading “The Depositor.”

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THE SPONSOR AND SELLER

[Information regarding Thornburg Mortgage Home Loans, Inc. is located under the heading “The Sponsor” in the prospectus] [ Insert description of a sponsor and/or seller other than Thornburg Mortgage Home Loans, Inc.]

AFFILIATIONS AND RELATIONSHIPS

[Whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: any Servicer or any other entity involved in the servicing function, including the Master Servicer and the Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party related to the Offered Certificates and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates, will be described, if applicable.]

MORTGAGE LOAN ORIGINATION

[All of the Mortgage Loans were originated by TMHL or by one of it’s correspondents. The Mortgage Loans have been originated generally in accordance with the TMHL’s Underwriting Standards as described under the heading “Origination, Acquisition of Mortgage Loans—Origination and Acquisition of Mortgage Loans—THML’s Underwriting Standards” in the prospectus.]

[Insert description of underwriting standards of any originator other than TMHL.]

THE MASTER SERVICER

[               ]

THE SERVICERS

[Information regarding the Servicer can be found under the heading “The Servicers” in the prospectus.] [Provide any updated disclosure information for TMHL, as applicable.]

[Insert description of the Servicer[s] other than TMHL, as applicable.]

MORTGAGE LOAN SERVICING

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a “servicing agreement”). See “Servicing and Administration of the Trust—Servicing and Administrative Responsibilities” in this prospectus supplement.

The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

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The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Accounts

The servicing agreement entered into by [               ], in its capacity as servicer provides that it will establish a servicing account in the name of the trust and other trusts as to which [               ] will act as a servicer, their successors and assigns. The servicing agreements entered into by certain servicers provide that the servicer will establish a servicing account in the name of the trust. In addition, the servicing agreements entered into by the other servicers provide that the related servicer may remit payments from borrowers to a general servicing account established in the name of the master servicer and various owners of mortgage loans, not all of which mortgage loans are included in the trust. On the [18th] day of each month, or the next business day (or in some cases the preceding business day) if such [18th] day is not a business day (the “servicer remittance date”), each servicer is required to remit the amounts on deposit in its servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the master servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.”

Each servicer will be paid the monthly servicing fee (or, in the case of [               ], a subservicing fee), with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under “Fees and Expenses of the Trust.”

As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to [               ] as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

The master servicing fees and the servicing fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

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Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the loan rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan, unless the mortgagor is in default with respect to the mortgage loan or, in the judgment of the related servicer, such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicing fee.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer, as successor servicer, will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

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Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

Prior to a foreclosure sale, the servicers perform a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.

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If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

[               ], in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.

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SERVICING AND ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

•  collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account on the related servicer remittance date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•  making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the servicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

•  paying, as servicing advances, to the extent set forth in the related servicing agreement, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement;

• collecting monthly remittances from each servicer for deposit in the distribution account on the related servicer remittance date;

• gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” above.

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Party:	Responsibilities:

Securities Administrator	Performing the securities administration functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•    distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Certificates—Priority of Distributions on the Certificates” on each distribution date;

• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer;

•    upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, providing notice of such master servicer event of default to the trustee, the seller and the rating agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and

• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.

See “The Pooling and Servicing Agreement—The Securities Administrator” and “Description of the Certificates—Reports to Certificateholders” below.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;

• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;

• upon the termination of the custodian, appointing a successor custodian;

•  upon the occurrence of a master servicer event of default under the pooling and servicing agreement, providing notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

•  upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

• upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.

See “The Pooling and Servicing Agreement—The Trustee.”

Custodian	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.

See “The Pooling and Servicing Agreement—The Trustee” below.

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Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.

Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and to [ ] and will not be available for distribution to the holders of any certificates.

If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

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(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

(vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 1[    ]% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of [    ], each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March [     ] for the period specified in the pooling and servicing agreement, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of [    ], a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

The securities administrator will make available on its Internet website copies of the annual reports on assessment of compliance, attestation reports and statements of compliance as set forth above under “The Master Servicer.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

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Example of Distributions

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in [                 ]:

[ ] through [ ]	Due Period:

Payments due during the related Due Period ([               ] through [               ]) from borrowers will be deposited in each servicer’s servicing account as received and will include scheduled principal payments and interest payments due during the related Due Period.

[ ] through [ ]	Prepayment Period for partial and full prepayments received from mortgage loans:

Partial principal prepayments and principal prepayments in full received by any servicer during the related prepayment period ([               ] through [               ]) will be deposited into such servicer’s servicing account for remittance to the master servicer on the servicer remittance date ([               ]).

[ ]	Record Date
Distributions will be made to certificateholders of record for all classes of offered certificates, as of the close of business on the last business day of the month immediately preceding the month in which the distribution date occurs.

[ ]	Servicer Remittance Date:
The servicers will remit collections and recoveries in respect of the mortgage loans to the distribution account on or prior to the [18th] day of each month (or if the 18th day is not a business day, the next succeeding business day or, in certain cases, if such [18th] day is not a business day, the business day immediately preceding such [18th] day) as specified in the related servicing agreement.

[ ]	Distribution Date:
On the [25th] day of each month (or if the [25th] day is not a business day, the next business day), the securities administrator will make distributions to certificateholders from amounts on deposit in the distribution account.

Succeeding months follow the same pattern.

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FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the trust, the servicers and the master servicer will receive from the assets of the trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicers	Monthly
For each mortgage loan, a monthly fee paid to the related servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each mortgage loan at, in the case of (a) approximately [    ]% of the mortgage loans, [    ]% per annum for each mortgage loan, (b) approximately [    ]% of the mortgage loans, [    ]% per annum and (c) approximately [    ]% of the mortgage loans, [    ]% per annum for each mortgage loan until the first adjustment date and [    ]% per annum for each mortgage loan thereafter.
Deducted by each servicer from the related servicing account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

[               ] will receive a subservicing fee equal to a percentage of the servicing fee.

In addition, [               ] will receive all investment earnings on amounts on deposit in the distribution account other than the amount retained by the master servicer as described immediately below and any prepayment penalty amounts that are not retained by a primary servicer.
Distributed by the master servicer to [ ]

Master Servicer	Monthly
A monthly fee equal to [    ]% per annum of the outstanding principal balance of each mortgage loan together with the investment earnings on amounts on deposit in the distribution account for one business day.
The monthly fee will be deducted by the master servicer from the distribution account before payment of any amounts to certificateholders.

The fees of the securities administrator and the trustee, in its capacity as trustee and custodian, are paid separately by the master servicer and are not obligations of the trust.

The servicing fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.

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THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of [                 ], among the depositor, the seller, the securities administrator, the master servicer and the trustee (the “pooling and servicing agreement”). The assets of the issuing entity will in general consist of:

•	all of the depositor’s right, title and interest in the mortgage loans (including the group [ ] mortgage loans), including the related mortgage notes, mortgages and other related documents;

•
all payments on or collections in respect of the mortgage loans (including the group [   ] mortgage loans) due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•	the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

•	the pledge agreements relating to the additional collateral loans; and

•	certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans (including the group [   ] mortgage loans), together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

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Delivery of Mortgage Loan Files.

The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the receipt by the trustee or a custodian on its behalf of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the trust in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective loan;

•	the substituted loan is of the same or better credit quality as the defective loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

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In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan in as of the closing date:

[Insert representations and warranties. These will generally include representations and warranties regarding the mortgage loan schedule, outstanding charges, modification of the terms of the mortgage notes, defenses to enforceability of the mortgage notes, satisfaction of the mortgages, the validity of the documents, compliance with applicable laws, validity of the liens, ownership of the mortgage loans, insurance, transferability of the mortgage loans, whether the mortgage properties are undamaged, collection practices, due-on-sale clauses, prepayment premiums and foreclosure].

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered [   ] above has occurred will be made without regard to the seller’s knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

•  cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

•	purchase the affected loan from the trust.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Distribution Account

The securities administrator will establish and maintain a separate account (the “distribution account”) for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

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•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust—Accounts.”

Trust Expense Fees

Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

Matters Relating to the Trustee and the Securities Administrator

The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than [    ]% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

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The Trustee

[               ]

The Custodian

[               ]

The Securities Administrator

[               ]

Voting Rights

With respect to any date of determination, [    ] % of the voting rights will be allocated to each class of certificates [(other than the interest-only certificates)] and including for this purpose the class of certificates related to the group [   ] mortgage loans [(other than interest-only certificates)], pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes [(other than the interest-only certificates)] then outstanding. The Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificate, [the class of interest-only certificates] [and one class of notional certificates related to the group [   ] mortgage loans] will each be allocated [    ] % of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holders of the residual certificates.

The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance [(or certificate notional balance in the case of the interest-only certificates)] of each certificate of that class and the denominator of which is the certificate principal balance [(or certificate notional balance in the case of the interest-only certificates)] of that class. However, any certificate registered in the name of the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•  reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

•  affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least [    ] %; or

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•  reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than [    ]% of their aggregate Stated Principal Balance of the group [   ], group [   ] and group [   ] mortgage loans as of the cut-off date, [               ], in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of such mortgage loans and related REO properties remaining in the trust. [               ] will have a similar but separate right to repurchase the group [   ] mortgage loans and related REO properties when the aggregate Stated Principal Balance of the group [   ] mortgage loans is equal to or less than [    ]% of their aggregate Stated Principal Balance as of the cut-off date. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If [               ] does not exercise such option to repurchase the group [   ], group [   ] and group [   ] mortgage loans and related REO properties, [         ], in its capacity as master servicer, may repurchase from the trust all such mortgage loans and related REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of such mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date. [         ] will have a similar but separate right to repurchase the group [   ] mortgage loans and related REO properties when the aggregate Stated Principal Balance of the group [   ] mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•  any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the securities administrator any payment which continues unremedied for three business days following written notice to the master servicer; or

•  any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing Agreement) after the date on which written notice of the failure is given to the master servicer; or

•  insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

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In addition, [               ], as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by [               ].

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51 % of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement. The following description, including the definitions set forth in the “Glossary of Terms” beginning on page S-[     ], does not include any of the classes of certificates relating to the group [   ] mortgage loans. Accordingly, all references to the “mortgage loans” and to “loan groups” solely includes the mortgage loans in loan groups [   ] and [   ], and all references to “certificates,” “senior certificates” and “subordinate certificates” solely includes such certificates relating to the mortgage loans in loan groups [   ] and [   ].

Thornburg Mortgage Securities Trust [         ] will issue the following classes of senior certificates relating to the group [   ], group [   ] and group [   ] mortgage loans:

•	the Class [ ] Certificates, and

•	the Class [ ] Certificates,

in addition to the following classes of subordinate certificates relating to the group [   ], group [   ] and group [   ] mortgage loans:

•	the Class [ ] Certificates,

•	the Class [ ] Certificates, and

In addition, the trust will issue [     ] classes of senior certificates and [     ] classes of subordinate certificates relating solely to the group [   ] mortgage loans which certificate classes are neither described in, nor being offered by, this prospectus supplement and accompanying prospectus.

Only the Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered certificates will have the respective initial certificate principal balances set forth on page S-[     ]. The initial certificate principal balances or certificate notional amount of the certificates may vary in the aggregate by plus or minus [     ]%. On any date subsequent to the closing date, the certificate principal balance of a class of certificates [(other than the interest-only certificates)] will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class and all realized losses applied in reduction of principal of that class on all prior distribution dates; provided, however, that on any distribution date the certificate principal balance of a class of certificates to which realized losses have been allocated (including any such class of certificates for which the certificate principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the certificate principal balance of the class of senior certificates of the related loan group, up to the amount of realized losses previously allocated to reduce the certificate principal balance of such class of certificates, (b) second, the certificate principal balance of each remaining class of senior certificates, pro rata, based upon and up to the amount of realized losses previously allocated to reduce the certificate principal balance or balances of such certificates, and (c) third, the certificate principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of realized losses previously allocated to reduce the certificate principal balance of each such class of certificates and, in each case, not previously reimbursed.

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The classes of offered certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ], Class [      ] and Class [      ] Certificates are not offered by this prospectus supplement. The initial certificate principal balances and initial certificate notional balances [(in the case of the interest-only certificates)] of the non-offered certificates are set forth in the table on page S-[     ], subject to the five percent variance described above. The pass-through rates for the non-offered certificates are described under “—Interest—Pass-Through Rates” below.

The offered certificates other than the Class [      ] Certificate will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The offered certificates other than the Class [      ] Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class [      ] Certificate will be issued as a single certificate in physical form.

The assumed final maturity date for a class of certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty year mortgage loan in the trust. The assumed final maturity date for each class of the offered certificates is the distribution date in [                 ].

Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in [                 ], to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered certificates is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration

The offered certificates, other than the Class [      ] Certificate, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance of each of those classes of certificates and which will be held by a nominee of The Depository Trust Company (“DTC”), and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described below.

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Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “The Securities—Book-Entry Registration” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount [(in the case of the interest-only certificates)] advise the securities administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the securities administrator will issue the definitive certificates. After that, the securities administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds from each loan group will be made in the following order of priority:

(1)   with respect to the Available Funds from each loan group:

first,	interest on the related classes of senior certificates, on a pro rata basis; and

second,
principal of the related classes of senior certificates [other than the related interest-only certificates] on a pro rata basis (except that the Class [      ] Certificates will receive payments of principal from payments received on the group [   ] mortgage loans prior to distributions of principal to the Class [      ] and Class [      ] Certificates), calculated as described under “—Principal” below; and

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(2)   with respect to all remaining Available Funds for all loan groups:

first,
interest on, and then principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class [      ] Certificates, subject to certain limitations described under “—Principal” below; and

second,	the Class [ ] Certificate.

The priority of distributions described above will be subject to change if a loan group is subject to rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

[May vary in accordance with the structure of each transaction]

Interest

Calculation of Interest. On each distribution date, each class of certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest for the related interest accrual period equal to

•
interest at the applicable pass-through rate on the certificate principal balance [(or notional balance in the case of the interest-only certificates)], immediately prior to such distribution date, of that class plus

•
unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

The interest accrual period for each distribution date and each class of certificates will be the calendar month preceding the month of that distribution date, determined on the basis of an assumed 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below. The pass-through rate for a class of certificates [(other than the interest-only certificates)] is determined in relation to the net WAC of the related mortgage loans, calculated, in the case of the Class [      ], Class [      ], Class [      ] and Class [      ] Certificates, as described below. The “net WAC” of a loan group for any distribution date is equal to the weighted average of the net loan rates of the mortgage loans in that loan group, as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date). The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the related trust expense fee rate and the rate at which retained interest, if any, is calculated.

The “pass-through rate” of the Class [      ], Class [      ] and Class [      ] Certificates on any distribution date will be equal to the net WAC of the group [   ] mortgage loans for that distribution date (minus approximately [    ] %, solely in the case of the Class [      ] Certificates, up to and including the distribution date in [                 ]; beginning with the distribution date in [                 ], the pass-through rate on the Class [      ] Certificates for any distribution date will be equal to the net WAC of the group [   ] mortgage loans). The pass-through rate for the Class [      ], Class [      ] and Class [      ] Certificates for the first accrual period will be equal to an annual rate of approximately [    ] %, [    ] % and [    ] %, respectively.

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Up to and including the distribution date in [                 ], the “pass-through rate” of the Class [      ] Certificates on any distribution date will be calculated at an annual fixed rate of [    ] % based on a notional balance equal to the total principal balance of the Class [      ] Certificates as of the beginning of the related accrual period. Thereafter, the notional balance of the Class [      ] Certificates will equal zero and no further interest will accrue on such class.

Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) by all three loan groups, in the case of the subordinate certificates. For each distribution date and loan group, the “net interest shortfall” will be equal to the sum of

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related group during the preceding calendar month exceeds the compensating interest paid by the related servicers or the master servicer for the related distribution date as described under “The Servicers—Prepayment Interest Shortfalls,” plus

•	the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Relief Act.

See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates entitled to receive distributions of interest on such distribution date from such loan group, based on (a) in the case of the senior certificates, the amount of interest which the respective classes of certificates would otherwise be entitled to receive on that date and (b) in the case of the subordinate certificates, interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts due to the net interest shortfall; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date, Available Funds for a loan group in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

[May vary in accordance with the structure of each transaction]

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates [(other than the interest-only certificates)] and the subordinate certificates.

Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group will be applied as principal to the related class or classes of senior certificates [(other than the interest-only certificates)] and to the subordinate certificates in respect of the related Subordinate Component.

Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for each loan group, will be distributed as principal of the related classes of senior certificates [(other than the interest-only certificates)] as follows:

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•
with respect to group [   ] mortgage loans, first, to the Class [      ] Certificate until its principal balance is reduced to zero and second, to the Class [      ] and Class [      ] Certificates, concurrently, in proportion to their outstanding certificate principal balances, until their respective certificate principal balances are reduced to zero;

•	with respect to group [ ] mortgage loans, to the Class [ ] Certificates until its certificate principal balance is reduced to zero; and

•
with respect to group [   ] mortgage loans, to the Class [      ], Class [      ], Class [      ] and Class [      ] Certificates, concurrently, in proportion to their outstanding certificate principal balances, until their respective certificate principal balances are reduced to zero.

[May vary in accordance with the structure of each transaction]

The amount of principal available for distributions to the senior certificates [(other than the interest-only certificates)] for a loan group may be increased if such loan group is experiencing rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

If on any distribution date a Senior Termination Date has occurred with respect to two loan groups, the Senior Principal Distribution Amount for the remaining senior certificates [(other than the interest-only certificates)] will be calculated (as described in the Glossary of Terms in this prospectus supplement) based on all of the mortgage loans, as opposed to the mortgage loans in the related loan group only.

If on any distribution date the allocation to the class or classes of senior certificates then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts would reduce the outstanding certificate principal balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related certificate principal balance(s) to zero.

Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of subordinate certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective certificate principal balance) for all loan groups, in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the subordinate certificates will be made on each distribution date to the classes of subordinate certificates in the order of their numerical class designations, beginning with the Class [      ] Certificates, until each such class has received its respective pro rata share for that distribution date.

The amount of principal available for distribution to the subordinate certificates may be reduced if a loan group experiences rapid prepayments or disproportionately high realized losses, as described under “—Limited Cross-Collateralization” below.

Under the definition of Subordinate Principal Distribution Amount, the subordinate certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Until the distribution date in [               ], the Subordinate Prepayment Percentage will generally equal zero unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

With respect to each class of subordinate certificates, if on any distribution date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of subordinate certificates which have higher numerical class designations than that class is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective certificate principal balances.

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The approximate Original Applicable Credit Support Percentages for the subordinate certificates on the date of issuance of the certificates are expected to be as follows:

Class [      ]                               [    ] %
Class [      ]                               [    ] %

Limited Cross-Collateralization.

Cross-Collateralization Due to Rapid Prepayments in a Loan Group. The priority of distributions of principal prepayments will change in the case where a loan group or loan groups are experiencing rapid prepayments provided all the following conditions are met:

•  the aggregate certificate principal balance of the senior certificates related to a loan group or loan groups have been reduced to zero;

•  the distribution date is prior to the Senior Credit Support Depletion Date; and

•  either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate certificate principal balance of the subordinate certificates, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal prepayments received with respect to the mortgage loans in a loan group relating to the senior certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates [(other than the interest-only certificates)] related to other loan groups rather than applied as a principal distribution to the subordinate certificates. Such principal prepayments would be distributed in the same priority as such certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group. If, on any distribution date, the aggregate certificate principal balance of the senior certificates related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates related to such loan group or groups, the “undercollateralized group” or “groups” and the senior certificates related to any other loan group or groups, the “overcollateralized group” or “groups”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized group or groups, to the extent remaining following distributions of interest and principal to the related senior certificates of such loan group or groups will be paid in the following priority:

•  first, up to an amount necessary to equal, for each undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for each such undercollateralized group will be distributed to the senior certificates related to each such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•  second, any remaining amount will be distributed pursuant to paragraph (2) under “—Priority of Distributions on the Certificates” in this prospectus supplement.

In the event that there are two undercollateralized groups, amounts paid from the overcollateralized group or groups will be allocated in proportion to the amount of undercollateralization for each such undercollateralized group.

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On each distribution date, the “accrued interest amount” for an undercollateralized group will equal one month’s interest on the applicable principal deficiency amount at such loan group’s net WAC, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates, pro rata in proportion to the accrued interest amounts.

On each distribution date, the “principal deficiency amount” for an undercollateralized group will equal the excess of the aggregate certificate principal amount of the senior certificates related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

Allocation of Losses

On each distribution date, the principal portion of all realized losses with respect to the mortgage loans in any loan group will be allocated first to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the certificate principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates [(other than the interest-only certificates)], pro rata, until their respective certificate principal balances have been reduced to zero; provided, however, any such realized losses to be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the certificate principal balance of the Class [      ] Certificates has been reduced to zero; any such realized losses to be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the certificate principal balance of the Class [      ] Certificates has been reduced to zero; and any such realized losses to be so allocated to the Class [      ] Certificates will instead be allocated to the Class [      ] Certificates until the certificate principal balance of the Class [      ] Certificates has been reduced to zero. If on any distribution date the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

On each distribution date and with respect to any mortgage loan group, the interest portion of realized losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the subordinate certificates are reduced to zero, to the related class of senior certificates.

Subordination of the Subordinate Certificates

General. The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class [      ] Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against realized losses. Realized losses will be allocated to the class of subordinate certificates then outstanding with the highest numerical class designation.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

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•	the amount of the distributions set forth in the first clause above allocable to interest;

•	the amount of any unpaid interest shortfall with respect to each class of certificates;

•
the certificate principal balance of each class of certificates [(other than the interest-only certificates) and the notional balances of the interest-only certificates] after giving effect to the distribution of principal on that distribution date;

•	the principal balance of each loan group, the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans in each loan group;

•	the aggregate principal balance of the mortgage loans using each of the 1-Year CMT index, the 1-Month LIBOR index, the 6 Month LIBOR index and the 1-Year LIBOR index;

•	the Senior Percentage for the senior certificates related to each loan group and Subordinate Percentage for the following distribution date;

•	the Senior Prepayment Percentage for the senior certificates related to each loan group and Subordinate Prepayment Percentage for the following distribution date;

•	the amount of the master servicing fee paid to or retained by the master servicer;

•	the amount of the servicing fees paid to or retained by each servicer;

•	the amount of advances for the related Due Period as provided by the servicers;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

•	the rolling six month delinquency rate for that distribution date;

•	the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of realized losses for each loan group and Recoveries incurred during the preceding calendar month;

•	the cumulative amount of realized losses for each loan group;

•	the realized losses and Recoveries, if any, allocated to each class of certificates on that distribution date; and

•	the pass-through rate for each class of certificates for that distribution date.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

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In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The effective yields to the holders of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the [25th] day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates. If, as a result of these shortfalls, the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. In addition, all realized losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations and then by the senior certificates in the manner set forth under “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates ([other than the interest-only certificates)], and in all loan groups, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans including [negative amortization loans and] with respect to mortgage loans that provide for payments of interest, but not of principal, for up to [     ] years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Loan Groups” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

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The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

[The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.]

[The negative amortization feature of the Group [   ] Mortgage Loans may affect the yield on the related Group [   ] Certificates. As a result of the negative amortization of the Group [   ] Mortgage Loans, the outstanding principal balance of a Group [   ] Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “Description of the Mortgage Loan Groups—General.” During periods in which the outstanding principal balance of a Group [   ] Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Group [   ] Mortgage Loan may approach or exceed the value of the related Mortgage Property, thus increasing the likelihood of defaults as well as the amount of any loss experience with respect to any such Group [   ] Mortgage Loan that is required to be liquidated. Furthermore, each Group [   ] Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Group [   ] Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Group [   ] Mortgage Loan is greater than that associated with fully amortizing mortgage loans.]

[Approximately [    ] %, [    ] % and [    ] % of the group [   ], group [   ] and group [   ] mortgage loans, respectively, do not provide for monthly payments of principal for the [     ] to [     ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule. ]

Approximately [    ] %, [    ] % and [    ] % of the group [   ], group [   ] and group [   ] mortgage loans, respectively, provide for payment by the borrower of a prepayment premium during the first [     ] months to [     ] years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.

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The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current net WAC of the mortgage loans of a loan group will reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments will adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of realized losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the three loan groups, such different experience is likely to occur.

The loan rates on approximately [    ] %, [    ] % and [    ] % of the group [   ], group [   ] and group [   ] mortgage loans, respectively, can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower’s exercise of the modification option, the mortgage loans may experience prepayments.

As described under “Description of the Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates [(other than the interest-only certificates)] then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of senior certificates [(other than the interest-only certificates)] and none or less than their pro rata share of principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in this prospectus supplement. In addition, since the step down in each Senior Prepayment Percentage is dependent on the performance of the group [   ], group [   ] and group [   ] mortgage loan groups in the aggregate rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of principal prepayments from any of the loan groups.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

The Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the subordinate certificates will also be affected by payments made to senior certificates (as described under “Description of the Certificates—Principal—Limited Cross-Collateralization”) and the disproportionate allocation of principal prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

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If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

Weighted Average Lives

The projected weighted average life of each class of certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. In addition, the weighted average lives of the certificates will be shortened if the optional termination is exercised.

The interaction of the foregoing factors may have different effects on various classes of certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of certificates. Further, to the extent that the prices of the certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the classes of certificates will result in variability in the related yields to maturity.

The assumed final maturity date for each class of certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final maturity date for each class of certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan. The weighted average life of each class of certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables showing the percentage of original class principal balance outstanding at specified percentages of CPR attached as Annex D hereto (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the tables attached hereto as Annex C (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in Principal Decrement Tables. In addition, since the actual mortgage loans included in the group [   ], group [   ] and group [   ] loan groups will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the Principal Decrement Tables.

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The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	Each loan group consists of mortgage loans which have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the [25th] day of each month, commencing in [ ].

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•	Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in [ ] and are computed prior to giving effect to any prepayments received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [ ] and include 30 days’ interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity [(taking into account any interest-only period)].

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	The [Insert interest rate calculation method] is [ ] %.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on [ ].

•	No mortgage loan converts from an adjustable rate to a fixed rate of interest or to another adjustable rate of interest.

•	The third clause of the Two Times Test and the requirements of the Step Down Test are satisfied such that the senior certificates related to each loan group are paid on a concurrent basis.

•	No mortgage loan is modified.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the Principal Decrement Tables. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the Principal Decrement Tables. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average lives of each class of certificates shown and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

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The weighted average life of any class of certificates [(other than the interest-only certificates)] is determined by:

•
multiplying the assumed net reduction, if any, in the principal amount of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the principal amount of that class.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust will constitute multiple “real estate mortgage investment conduits” or REMICs. Elections will be made to treat the trust as comprising multiple REMICs for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of [               ]

•	each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended (the “Code”);

•
each class of offered certificates (other than the Class [      ] Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code (the “regular certificates”); and

•
the Class [      ] Certificate will represent beneficial ownership of the residual interest in each REMIC within the meaning of section 860G(a)(2) of the Code, related to group [   ], group [   ] and group [   ].

Taxation of Regular Interests Generally

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, certain classes of offered certificates may be issued with original issue discount (“OID”). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

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Certain Owners of the Offered Certificates

The offered certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) “real estate assets” under Section 856(c)(4)(A) of the Code, in each case, generally in the same proportion that the assets of the trust estate would be so treated. In addition, the offered certificates, except in the case of the Class [      ] Certificates, will be treated as an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC.

The Residual Certificate

The holder of the Class [      ] Certificate must include the taxable income of each REMIC, other than any REMIC related to group [   ], in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class [      ] Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

The purchaser of the Class [      ] Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the prospectus and should consult its own tax advisors with respect to those consequences. See “Material Federal Income Tax Considerations—REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of the Class [      ] Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class [      ] Certificate will be treated as a “non-economic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residential interest. See “Material Federal Income Tax Considerations— REMIC Residual Certificates —Noneconomic REMIC Residual Certificates” in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see “Material Federal Income Tax Considerations— REMIC Residual Certificates” in the prospectus.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

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Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The Underwriter’s Exemption

The U.S. Department of Labor has granted to [                 ] an administrative exemption, Prohibited Transaction Exemption (“PTE”) 89-90, as amended most recently by PTE 2002-41 (Exemption Application No. [     ] and PTE [         ] (Exemption Application [     ] (the “Underwriter’s Exemption”), which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which [                 ] or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the Underwriter’s Exemption are satisfied.

Each of the conditions listed below must be satisfied for the Underwriter’s Exemption to apply.

•
The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•
Unless the investment pool contains certain types of assets, the rights and interests evidenced by the certificates cannot be subordinated to the rights and interests evidenced by other certificates of the same trust.

•
The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) from each rating agency identified in the exemption, such as S&P.

•	The trustee must not be an affiliate of any other member of the “restricted group” (as defined below), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

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•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust must also meet each of the requirements listed below.

•	The assets of the investment pool must consist solely of certain:

•	secured consumer receivables,

•	secured credit instruments,

•	obligations secured by certain residential and/or commercial real property,

•	obligations secured by motor vehicles or equipment, or qualified motor vehicle leases,

•	guaranteed governmental mortgage pool certificates and/or

•	fractional undivided interests in any of the above obligations.

•
Such assets must be of the type that have been included in other investment pools. Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan’s acquisition of certificates. Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the Underwriter’s Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the master servicer, the trustee, an underwriter, any indemnitor or any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets, or any affiliate of these parties.

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It is expected that the Underwriter’s Exemption will apply to the acquisition and holding by Plans of the REMIC regular interest portion of the offered certificates that consist, in part, of REMIC regular interests provided that those conditions of the Underwriter’s Exemption within the control of the investors are met.

The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Underwriter’s Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter’s Exemption to dispose of it) unless the trustee receives:

•
a representation from the acquirer or transferee of the certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

•
if the purchaser is an insurance company and such offered certificate has been underwritten or placed by the underwriter or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, a representation that the purchaser is an insurance company that is purchasing the offered certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the offered certificate are covered under Section I and III of PTCE 95-60.

Because the characteristics of the Class [      ] Certificate may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of the Class [      ] Certificate by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and transfer of the Class [      ] Certificate will not be registered by the securities administrator, as certificate registrar, unless the securities administrator, as certificate registrar, receives:

•
a representation from the acquirer or transferee of the Class [      ] Certificate to the effect that the transferee is not a Plan, or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class [      ] Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class [      ] Certificate are covered under Section I and III of PTCE 95-60.

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Fiduciary Considerations

Thornburg Mortgage Securities Corporation, the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets” and the applicability of the Underwriter’s Exemption or any other applicable exemption prior to making an investment in the offered certificates. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an offered certificate has not been underwritten by the underwriter, it will not be eligible to be purchased by Plans under the Underwriter’s Exemption. However, in the event that such offered certificate is subsequently underwritten or placed by the underwriter, or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, such offered certificate may be acquired under the same conditions as are described above for other offered certificates that are eligible under the Underwriter’s Exemption.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA , subject to state laws overriding SMMEA. Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

There may be restrictions on the ability of investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See “Legal Investment Considerations” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Thornburg Mortgage Securities Corporation will advance approximately $ [    ] to various lenders to repay certain financing arrangements between [Thornburg Mortgage Home Loans, Inc.] and the various lenders.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and [                 ], which is an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

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The depositor has been advised by the underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

To the extent that any class of certificates eligible to be offered pursuant to the registration statement that is not underwritten as of the date hereof and not offered by this prospectus supplement is subsequently offered for sale to the public, a supplement to this prospectus supplement will describe any applicable underwriting arrangements.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the offered certificates will be passed upon for the Depositor by [McKee Nelson LLP, Washington, D.C.] and for the Underwriter by [           ]. Certain federal income tax consequences with respect to the offered certificates will be passed upon for the trust fund by [               ]. Certain legal matters will be passed upon for the Sponsor and the Seller by [     ], as counsel for the Sponsor and the Seller.

There are no material legal proceedings pending against the Depositor, the Trustee, the Sponsor, the Seller, the Issuing Entity, the Securities Administrator, the Master Servicer or the Custodian or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

RATINGS

It is a condition to the issuance of the offered certificates that they be assigned the applicable rating or ratings by [     ] indicated under “Initial Certificate Ratings” in the table on S-[     ].

The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage loans, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the related mortgage loans is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The depositor has not engaged any rating agency other than [     ] to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by [     ]

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GLOSSARY OF TERMS

AB Servicing Criteria. The servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance for that date.

Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

Apportioned Principal Balance. For any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the certificate principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

Available Funds. For any distribution date and any loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•  all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•  all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•  any amounts received with respect to foreclosed properties for that distribution date;

•  any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•  all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related Prepayment Period for that distribution date; and

•  if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

reduced by

(B)	the sum of the following with respect to each mortgage loan in that loan group:

•  amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•  the trust expense fees including the servicing fees, master servicing fees and retained interest, if any.

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Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the certificate principal balance of that class immediately before that date and the denominator of which is the aggregate certificate principal balance of all classes of certificates immediately before that date.

Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. For any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

•	each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•	the principal portion of all partial and full principal prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to a class or classes of certificates, net of reimbursable expenses.

Regulation AB. Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

Senior Credit Support Depletion Date. The date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero.

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Senior Percentage. For each distribution date and each loan group, the percentage equivalent of a fraction the numerator of which is the aggregate of the certificate principal balance of the class or classes of senior certificates relating to the loan group immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in the related loan group for that date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balances of the remaining class of senior certificates immediately prior to such date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates, immediately prior to such date.

Senior Prepayment Percentage. For each loan group and any distribution date occurring before [               ], 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

For each loan group and any distribution date occurring on or after the distribution date in [               ], the related Senior Prepayment Percentage will be as follows:

•  for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•  for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•  for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•  for any distribution date in the fourth year thereafter, the related Senior Percentage plus [    ]% of the related Subordinate Percentage for that date; and

•  for any distribution date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraph, no decrease in the Senior Prepayment Percentage for any loan group will occur unless the Step Down Test is satisfied on such distribution date.

However, if, on any distribution date occurring on or after the distribution date in [               ], the Senior Percentage for such loan group exceeds the initial Senior Percentage for such loan group, the related Senior Prepayment Percentage for that date will once again equal 100%.

Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to [               ] the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any distribution date in or after [               ] the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date.

Senior Principal Distribution Amount. For any distribution date and each loan group will equal the sum of:

•	the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of “Principal Distribution Amount” with respect to that loan group;

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plus

•	for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)    the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

(b)	the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

•	the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of “Principal Distribution Amount.”

Senior Termination Date. For any loan group is the date on which the aggregate certificate principal balance of the related class or classes of senior certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,
the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, in bankruptcy, REO property and mortgage loans which have been modified by a servicer in connection with a loss mitigation strategy in the last 12 months), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, and second,
cumulative realized losses (including any amounts of interest or principal forgiven by a servicer in connection with loan modifications made as part of a loss mitigation strategy) on all of the mortgage loans do not exceed:

•  for any distribution date on or after the seventh anniversary of the first distribution date, [    ] % of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•  for any distribution date on or after the eighth anniversary of the first distribution date, [    ] % of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•  for any distribution date on or after the ninth anniversary of the first distribution date, [    ] % of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•  for any distribution date on or after the tenth anniversary of the first distribution date, [    ] % of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

•  for any distribution date on or after the eleventh anniversary of the first distribution date, [    ] % of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

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Subordinate Component. For any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate certificate principal balance of the related senior certificates immediately prior to such distribution date.

Subordinate Percentage. For each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

Subordinate Prepayment Percentage. For any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount. For any distribution date and each loan group will equal the sum of the following amounts:

•	the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount,”

•
for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount.”

On any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

Two Times Test. On any distribution date, the satisfaction of all of the following conditions:

•	the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the closing date,

•	the condition described in clause first of the definition of “Step Down Test” is satisfied, and

•
on or after the distribution date in [               ], cumulative realized losses (including any amounts of interest and principal forgiven by a servicer in connection with a loan modification made as part of a loss mitigation strategy) do not exceed [    ]% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, or prior to the distribution date in [               ], cumulative realized losses (including any amounts of interest and principal forgiven by a servicer in connection with a loan modification made as part of a loss mitigation strategy) do not exceed [    ]% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

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Annex A
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Thornburg Mortgage Securities Trust [         ], Mortgage Loan Pass-Through Certificates, Series [         ] (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

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Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30]% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the trustee or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

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III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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Annex B:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the entire pool of Mortgage Loans. See “Description of the Mortgage Loan Groups—General.” (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

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Scheduled Principal Balances of the Mortgage Loans

($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 100,000.00
100,000.01 - 200,000.00
200,000.01 - 300,000.00
300,000.01 - 400,000.00
400,000.01 - 500,000.00
500,000.01 - 600,000.00
600,000.01 - 700,000.00
700,000.01 - 800,000.00
800,000.01 - 900,000.00
900,000.01 - 1,000,000.00
1,000,000.01 - 2,000,000.00
2,000,000.01 - 3,000,000.00
3,000,000.01 - 4,000,000.00
4,000,000.01 - 5,000,000.00
5,000,000.01 - 6,000,000.00
6,000,000.01 - 7,000,000.00
7,000,000.01 - 8,000,000.00
10,000,000.01+
TOTAL

Minimum:
Maximum:
Average:

S-B-2

Current Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
TOTAL
Minimum:
Maximum:
Weighted Average:

Credit Scores of the Mortgage Loans

FICO	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0 - 500
501 - 550
551 - 600
601 - 650
651 - 700
701 - 750
751 - 800
801 - 850
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-3

Effective Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:

Original Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-4

Effective Loan-to-Value Ratios Greater than 80 of the Mortgage Loans

	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
LTV > 80 No MI
LTV > 80 MGIC
LTV > 80 RADIAN
LTV > 80 RMIC
LTV > 80 Triad
LTV > 80 United Guaranty
TOTAL

Original Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
300
351
360
480
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-5

Remaining Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
180 - 239
240 - 299
300 - 359
360 - 419
420 - 479
TOTAL

Minimum:
Maximum:
Weighted Average:

Debt-to-Income Ratio of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
N/A
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 +
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-6

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-7

[Amortization Type of the Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Interest Only
Not Interest Only
TOTAL]

Original Prepayment Penalty Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
3
6
7
12
24
36
48
60
TOTAL

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
First Lien
TOTAL

S-B-8

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Full/Alternative
Alternative Income
Full
No Ratio
Stated Income Verified Assets
Stated Income Stated Assets
Streamline
TOTAL

Loan Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Purchase
Cash Out Refinance
Rate/Term Refinance
TOTAL

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
2-4 Family
Condo
Condotel
Cooperative
PUD Attached
PUD Detached
Single Family
Townhouse
TOTAL

S-B-9

Stated Occupancy Status of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Owner Occupied
Second Home
Investor
TOTAL

Originators of the Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-10

Geographic Distribution of the Mortgage Loans

State	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-11

Gross Margin of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

Minimum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-12

Maximum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
16.001 - 16.500
TOTAL

Minimum:
Maximum:
Weighted Average:

Initial Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
4.000
5.000
6.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-13

Subsequent Periodic Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
5.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

Months to Next Rate Adjustment of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
97 - 108
109 - 120
TOTAL

S-B-14

Servicers of the Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

[Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
36
60
84
115
120
TOTAL]

[Remaining Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1 - 60
61 - 120
TOTAL]

S-B-15

Origination Channels of the Mortgage Loans

Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Bulk
Correspondent
Retail
Wholesale
TOTAL

Conversion and Modifiable Features of the Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Neither Convertible nor Modifiable
Only Modifiable
Only Convertible
Convertible and Modifiable
TOTAL

30-Day Delinquencies of the Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
Two
Three
Four
Five
TOTAL

S-B-16

60-Day Delinquencies of the Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

90-Day or More Delinquencies of the Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

S-B-17

Annex C
Assumed Mortgage Loan Characteristics

Group [   ] Mortgage Loans
Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)

S-C-1

Annex D
Principal Decrement Tables

Percent of Original Certificate Principal Balance Outstanding(1)
	Class [ ]
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
[ ]
Weighted Average Life Years to Maturity
Years to Optional Termination
_________
(1)    Rounded to the nearest whole percentage.

S-D-1

$ [               ]
(Approximate)

Thornburg Mortgage Securities Trust [         ]
Mortgage Loan Pass-Through Certificates, Series [         ]

Thornburg Mortgage Securities Corporation
Depositor

Thornburg Mortgage Securities Trust [         ]
Issuing Entity

[Thornburg Mortgage Home Loans, Inc.]
Sponsor and Seller

[         ]
Master Servicer and Securities Administrator

[         ]
Trustee

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

[                          ]
[                 ]

Form of Prospectus Supplement for Notes Transactions

Prospectus Supplement (To Prospectus dated [     ])

$[     ]
(Approximate)

Thornburg Mortgage Securities Trust [     ]
Mortgage-Backed Notes, Series [     ]

[Thornburg Mortgage Home Loans, Inc.] Sponsor	Thornburg Mortgage Securities Corporation Depositor

[Thornburg Mortgage Funding, Inc.] Seller	[ ] Master Servicer and Securities Administrator

Thornburg Mortgage Securities Trust [ ] Issuing Entity

Consider carefully the risk factors beginning on page S-[      ] in this prospectus supplement and on page [      ] in the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[      ] in this prospectus supplement and the glossary on page [      ] in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The issuing entity will issue [       ] classes of notes and ownership certificates, including the [       ] classes of notes offered hereby.

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] as offered notes and not to the other classes of notes or the ownership certificates that will be issued by the issuing entity as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected payment date will be [     ]. Credit enhancement for the offered notes includes subordination, loss allocation and limited cross-collateralization features including, in certain limited circumstances, establishment of a reserve fund. Amounts payable under the [     ] yield maintenance agreements provided by [     ] will be applied to pay, if necessary, a portion of current interest on the offered notes.

The offered notes will be subject to a mandatory auction and will be entitled to the benefits of an auction swap provided by [     ] on the payment date in [     ] with respect to the Class [     ] and Class [     ] Notes and in [     ] with respect to the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, as described in this prospectus supplement, after which the interest rates on each such class will change as described on page S-[   ] of this prospectus supplement.

The assets of the trust will primarily consist of [     ] pools of [adjustable rate and hybrid] residential mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that the prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and approximately [     ]% of the Class [     ] Notes offered by this prospectus supplement will be purchased by [     ], [     ], [     ] and [     ]. as the underwriters, from Thornburg Mortgage Securities Corporation, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Thornburg Mortgage Securities Corporation from the sale of these underwritten notes will be approximately [     ]% of their initial total principal amount, plus accrued interest, before deducting expenses. There is no underwriting arrangement for the Class [     ], Class [     ] and approximately [     ]% of the Class [     ] Notes offered under this prospectus supplement. See “Method of Distribution” in this prospectus supplement. On or about [     ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

[     ]

The date of this prospectus supplement is [     ]

Important notices about information presented
in this prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

The Depositor’s principal offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

i

Prospectus Supplement

Page
The Offered Notes	S-1
Summary of Terms	S-3
Risk Factors	S-14
Glossary	S-26
Description of the Issuing Entity	S-26
Description of the Notes	S-27
Description of the Mortgage Loan Groups	S-43
Static Pool Information	S-49
Affiliations and Relationships	S-49
Additional Information	S-49
The Depositor	S-50
The Sponsor and Seller	S-50
Mortgage Loan Origination	S-50
The Master Servicer	S-50
The Servicers	S-50
Mortgage Loan Servicing	S-51
Servicing and Administration of the Trust	S-55
Fees and Expenses of the Trust	S-62
The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement	S-63
The Trust Agreement, the Indenture and the Administration Agreement	S-68
Yield, Prepayment and Maturity Considerations	S-72
Material Federal Income Tax Consequences	S-81
State Taxes	S-82
ERISA Considerations	S-82
Legal Investment Considerations	S-84
Use of Proceeds	S-85
Method of Distribution	S-85
Legal Matters	S-86
Ratings	S-86
Glossary of Defined Terms	S-87
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	S-1
Annex B: Certain Characteristics of the Mortgage Loans	S-1
Annex C: Aggregate Scheduled Principal Balance of Group [ ] Forty-Year Mortgage Loans	S-2
ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures	S-A-1
ANNEX B: Certain Characteristics of the Mortgage Loans	S-B-1
ANNEX C: Aggregate Scheduled Principal Balance of Group [ ] Forty-Year Mortgage Loans	S-C-1

ii

TRANSACTION STRUCTURE

iii

The Offered Notes

The notes consist of the classes of offered notes listed in the table below, together with the classes of non-offered notes. Only the classes of notes listed as offered notes in the table below are offered by this prospectus supplement.
Class	Related Mortgage Loan Group	Class Principal Amount(1)	Initial Interest Rate	Interest Rate Formula (on or before Auction Payment Date)(2)	Interest Rate Formula (after Auction Payment Date)(3	Principal Type	Interest Type	Initial Note Ratings
								[ ]	[ ]
Offered Notes
[ ]	1	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	1	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Non-Offered Notes
[ ]	[ ]	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
________________
(1)	These balances are approximate, as described in this prospectus supplement.
(2)
Reflects the interest rate formula up to and including the date on which the offered notes will be transferred to a third-party investor scheduled for the payment date in [     ] with respect to the Class [     ] and Class [     ] Notes and [     ] with respect to the  Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, as described in this prospectus supplement under “Description of the Notes—Mandatory Auction of the Offered Notes.”

(3)
Reflects the interest rate formula after the date on which the offered notes will be transferred to a third-party investor as described in this prospectus supplement under “Description of the Notes—Mandatory Auction of the Offered Notes.”

(4)	The designation N/R means the specified rating agency will not rate the notes of that class.]

The offered notes and non-offered notes will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Maturity Date	Expected Final Payment Date(3)	Minimum Denominations(4)	Incremental Denominations	CUSIP Number
Offered Notes
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Non-Offered Notes
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
________________
(1)	PD = For any payment date, the close of business on the business day immediately before that payment date.
CM = For any payment date, the close of business on the last business day of the calendar month immediately preceding the month of the related payment date.
(2)
0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or [     ], in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date;

24 day = For any payment date, the interest accrual period will be the calendar month preceding that payment date.
(3)
The expected final payment date, which is only applicable to a holder of offered notes immediately prior to the related auction payment date, is based upon the assumption that the mandatory auction occurs on the payment date in [     ] with respect to the Class [     ] and Class [     ] Notes and [     ] with respect to the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, and, as a consequence, the related classes of notes are sold. The actual final payment date for each class of offered notes may be earlier or later and could be substantially later than the applicable expected final payment date described above.

(4)	With respect to initial European investors only, the underwriters will only sell offered notes in minimum total investment amounts of $100,000.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust or in a mortgage loan group, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [     ], unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Issuing Entity or Trust

Thornburg Mortgage Securities Trust
[     ], a Delaware statutory trust.

See “Description of the Issuing Entity” in this prospectus supplement for additional information.

Sponsor

[Thornburg Mortgage Home Loans, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.]

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Seller

[Thornburg Mortgage Funding, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.]

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Master Servicer

[     ]

See “The Master Servicer” in this prospectus supplement for additional information.

Depositor

Thornburg Mortgage Securities Corporation
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501

See “The Depositor” in this prospectus supplement for additional information.

Indenture Trustee

[     ].

See “Description of the Notes--The Indenture Trustee” in this prospectus supplement for additional information.

Custodian

[     ] will also act as custodian of the mortgage files.

See “Description of the Notes--The Custodian” in this prospectus supplement for additional information.

Securities Administrator

[     ]

See “Description of the Notes—The Securities Administrator” in this prospectus supplement for additional information.

Owner Trustee

[     ].

See “Description of the Issuing Entity—The Owner Trustee” in this prospectus supplement for additional information.

Servicers

On the closing date, [     ] and [     ] will service approximately [     ]% and [     ]%, respectively, of the mortgage loans included in the trust. The remainder of the mortgage loans will be serviced by various other banks, savings and loan associations and other mortgage lending institutions, none of which will service in excess of 10% of the mortgage loans.

See “The Servicers” in this prospectus supplement for more information regarding the servicers of the mortgage loans.

Originators

Approximately [     ]% and [     ]% of the mortgage loans were originated by [     ] (together with its mortgage brokers and correspondent lenders) and [     ] The remainder of the mortgage loans were originated by various other banks, savings and loan associations and other mortgage lending institutions, none of which originated in excess of 10% of the mortgage loans.

[May vary in accordance with transaction.]

See “Mortgage Loan Origination” in this prospectus supplement for information regarding the originators and the related underwriting guidelines for the mortgage loans.

Yield Maintenance Counterparty

[     ]

Auction Swap Counterparty

[     ]

Auction Administrator

[     ] , in its capacity as securities administrator.

Offered Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes—Offered Notes” in the table on page S-[   ].

The offered notes will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe. The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].

The notes will represent obligations of the trust and will be secured by collateral consisting primarily of approximately [     ] [hybrid and adjustable] rate, first lien, residential mortgage loans having a total principal balance as of the cut-off date, which is [     ], of approximately $[     ].

The offered notes will have an approximate total initial principal amount of $[     ]. Any differences between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed [     ]%.

Non-Offered Notes and Securities

In addition to the [      ] classes of offered notes, the trust will issue [      ] other classes of notes. These notes will have the class designations set forth in the table on page S-[   ] under “The Offered Notes—Non-Offered Notes” and are not being offered by this prospectus supplement and the prospectus. The trust will also issue ownership certificates which will not be entitled to monthly payments of principal and interest, but will only be entitled to (i) any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been paid on the related payment date and (ii) funds remaining in the group [   ] final maturity reserve account after all payments therefrom have been made as described herein. Information about the non-offered notes and the ownership certificates is being included because these classes provide credit enhancement for the offered notes. The non-offered notes will have original class principal amounts set forth on page S-[   ] in this prospectus supplement, subject to a variance as described in this prospectus supplement.

Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

•	Offered Notes
Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes.

•	Group [ ] Notes
Class [     ] and Class [     ] Notes.

•	Subordinate Notes
Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes.

•	Book-Entry Notes
All classes of offered notes.

•	Interest-Only Notes
Class [     ] Notes.

•	Retained Notes
All Subordinate Notes and Interest-Only Notes

Payments of interest and principal on the Group [   ] Notes will primarily be based on collections from the group [   ] mortgage loans. Payments of interest and principal on the Group [   ] Notes will primarily be based on collections from the group [   ] mortgage loans. Payments of interest and principal on the Group [   ] Notes will be primarily based on collections from the group [   ] mortgage loans. Payments of interest and principal on the Group [   ] Notes will be primarily based on collections from the group [   ] mortgage loans. Payments of interest and principal on the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes and of interest on the Class [     ] Notes will be based on collections from all [     ] mortgage loan groups. The rights of holders of the Class [     ] Notes to receive payments of interest will be subordinate to payments of principal and interest on the offered notes. The rights of holders of the subordinate notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this summary of terms under “Credit Enhancement.” The rights of holders of ownership certificates will be subordinate to the rights of the holders of all of the notes and will receive any excess remaining cashflow after payment of all amounts to the notes and any fees and expenses of the trust plus any excess funds remaining in the group [   ] final maturity reserve account after all payments therefrom have been made as described herein.

Cut-off Date

[     ].

Closing Date

On or about [     ].

Payment Date

Beginning in [     ], the securities administrator will make payments on the notes on the [25th] day of each month or if the [25th] day is not a business day, on the next business day. The first payment date will be [     ].

Interest Payments on the Notes

General

Interest on the offered notes will accrue on the basis of a 360-day year and the actual number of days elapsed in the related accrual period. Interest on the Class [     ] Notes and the subordinate notes will accrue on the basis of a 360-day year composed of twelve 30-day months.

The accrual period for the offered notes will be the period beginning on the prior payment date (or the closing date, in the case of the first payment date) and ending on the day immediately preceding the payment date. The accrual period for the Class [     ] Notes and the subordinate notes will be the calendar month immediately preceding the month in which the payment date occurs.

Class [     ] and Class [     ]

On or before the payment date in [     ], interest on the Class [     ] and Class [     ] Notes for any payment date will be calculated at an annual rate equal to [     ]. After the payment date in [     ], interest on the Class [     ] and Class [     ] Notes for any payment date will be calculated at an annual rate equal to [     ].

For a complete description of the available funds cap rate and the priority of payments of interest, see “Description of the Notes—Distributions of Interest” in this prospectus supplement.

Subordinate Notes

On any payment date, the interest rates with respect to the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes will be equal to [     ].

Principal Payments on the Notes

Principal will be paid to holders of the offered notes to the extent of funds available to make payments of principal, on each payment date in the amounts described in this prospectus supplement under “Description of the Notes—Principal.”

Payment Priorities

On each payment date, the securities administrator, acting as paying agent, will apply the sum of (i) the amounts collected in respect of the mortgage loans in the applicable mortgage loan group available for payment and (ii) amounts received from the yield maintenance counterparty under the related yield maintenance agreement generally in the following order of priority:

(1)
from amounts collected from, or related to, the group [   ] mortgage loans, on the payment date in [     ] and each payment date thereafter, for deposit in the group [   ] final maturity reserve account, the group [   ] final maturity reserve amount;

(2)	from amounts from the related mortgage loan group:

(a)	interest on the related offered notes accrued at the applicable note interest rate for each such class, on a pro rata basis, based on the amount of interest due; and

(b)	principal on the related offered notes;

(3)	from all remaining amounts collected on all the mortgage loans and available for payment:

(a)	interest on the Class [ ] Notes at the applicable interest rate;

(b)	interest on, and then the respective share of principal of, each class of subordinate notes in the order of their numerical class designations, beginning with the Class [ ] Notes;

(c)	any Class [ ] Available Funds Cap shortfalls to the offered notes, on a pro rata basis, based on the amount of any such shortfalls;

(d)	any Class [ ] Deferred Amounts, to the offered notes, on a pro rata basis, based on the amount of any such allocated losses; and

(e)	any remaining available funds to the ownership certificates.

[May vary in accordance with transactions.]

See “Description of the Notes” in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a mortgage loan group’s experiencing disproportionately high realized losses, principal and interest collected from the other mortgage loan groups may be applied to pay principal or interest, or both, to the offered notes related to the mortgage loan group experiencing those conditions. In addition, in certain very limited circumstances relating to a mortgage loan group’s experiencing rapid prepayments, principal and interest collected from that mortgage loan group may be deposited into a reserve fund to be applied to pay principal to the offered notes relating to another mortgage loan group if such offered notes have become undercollateralized.

See “Description of the Notes—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Mandatory Auction of the Offered Notes

Prior to the payment date in [     ] with respect to the group [   ] notes and [     ] with respect to the group [   ], group [   ] and group [   ] notes, [     ] , in its capacity as securities administrator acting as auction administrator, will auction each class of the offered notes then outstanding to third party investors.

On the payment date in [     ], the group [   ] notes will be transferred to third-party investors and on the payment date in [     ], the group [   ], group [   ] and group [   ] notes will be transferred to third-party investors, in each case in return for a distribution of the then outstanding class principal amounts of those notes (to the extent received from the related third party investors and, if applicable, the auction swap counterparty).

The auction administrator will enter into an auction swap agreement pursuant to which [     ], as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding class principal amounts of the offered notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in [     ] with respect to the group [   ] notes or [     ] with respect to the group [   ], group [   ] and group [   ] notes, as applicable, over the amount received in the related auction. In the event that all or a portion of a class of the offered notes is not sold in the related auction, the auction proceeds for such unsold notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in [     ] with respect to the group [   ] notes or [     ] with respect to the group [   ], group [   ] and group [   ] notes, as applicable, in exchange for those notes. In the event that the amount received in the related auction is greater than the class principal amount of the notes, that excess will not be paid to the noteholders.

See “Description of the Notes—Mandatory Auction of the Offered Notes” in this prospectus supplement.

Yield Maintenance Agreements

The holders of (i) the Class [     ] Class [     ] Notes, (ii) the Class [     ] and Class [     ] Notes, (iii) the Class [     ] and Class [     ] Notes and (iv) the Class [     ], Class [     ], Class [     ] and Class [     ] Notes, in each case have the benefit of a separate interest rate cap agreement (each referred to herein as a “yield maintenance agreement”). Any payments received under the related yield maintenance agreement with respect to a payment date on or before the payment date in [     ] with respect to the group [   ] notes, or [     ] with respect to the group [   ], group [   ] or group [   ] notes, as applicable, will be available to pay the excess of the current interest on the related notes at the related interest rate over the related Class [   ] Available Funds Cap Rate of the related mortgage loan group.

See “Description of the Notes—The Yield Maintenance Agreements” in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.

Credit Enhancement

The offered notes will have a prior right of payment over the Class [     ] Notes. The offered notes and the Class [     ] Notes will have a prior right of payment over the subordinate notes. Among the classes of subordinate notes, the Class [     ] Notes will have the highest payment priority and the Class [     ] Notes will have the lowest payment priority.

Subordination is designed to provide the holders of notes with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate notes, beginning with the subordinate notes with the lowest payment priority, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class or classes of offered notes, pro rata, based on their outstanding principal balances; provided, however, that any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the class principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the class principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the class principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the class principal amount of the Class [     ] Notes has been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the class principal amount of the Class [     ] Notes has been reduced to zero.

In addition, the manner of allocating payments of principal to the notes will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the payment date in [     ], the subordinate notes will not receive any unscheduled principal unless the offered notes are paid down to zero or the credit enhancement provided by the subordinate notes has doubled prior to that date and certain loss and delinquency tests have been satisfied. After the payment date in [     ], subject to certain loss and delinquency triggers being satisfied, and subject to, in limited circumstances, deposits to the reserve fund, the subordinate notes will receive increasing portions of principal prepayments over time.

See “Description of the Notes—Principal,” “—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement.

The Mortgage Loans

The assets of the trust will consist primarily of a pool of first lien, residential [adjustable] rate mortgage loans [and hybrid] mortgage loans which are divided into [     ] loan groups, each having the characteristics described in this prospectus supplement. [Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. As of the cut-off date, approximately [     ]% of the hybrid mortgage loans were still in their limited fixed rate period. Approximately [     ]% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The mortgage rates on approximately [     ]% of the mortgage loans can be converted, at the option of the related borrowers, from an adjustable rate to a fixed interest rate and the mortgage rates on approximately [     ]% of the mortgage loans may be modified from an adjustable rate to another adjustable rate based on a different index or from an adjustable rate or hybrid product to another type of hybrid or adjustable rate mortgage loan.] Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification.

The mortgage loans will have an aggregate principal balance of approximately $[     ] as of the cut-off date, subject to a variance of plus or minus [     ]%.

Mortgage Loan Groups

•	Group [ ] Mortgage Loans
A group of conventional first lien, [adjustable and hybrid] mortgage loans with interest rates that have an initial fixed rate period of [     ] and thereafter adjust on a [     ] basis.

Aggregate Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	[ ]	──	──
Total Scheduled Principal Balance	$[ ]	──	──
Scheduled Principal Balances	$[ ] to $[ ]	$[ ]	──
Mortgage Rates	[ ]% to [ ]%	[ ]%	──
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	──
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	──
Original Loan-to-Value Ratios	[ ]% to 1[ ]%	[ ]%	──
Original Effective Loan-to-Value Ratios	[ ]% to [ ]%	[ ]%	──
Number of Interest-Only Mortgage Loans	[ ]	──	[ ]%
[Number of Negative Amortization Mortgage Loans	[ ]	──	[ ]%]
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
[ ]	$[ ]	──	[ ]%
Number of Mortgage Loans in [ ]	[ ]	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	[ ] (Zip Code)	──	[ ]%
Credit Scores	[ ] to [ ]	[ ]	──
Number of Mortgage Loans with Prepayment Penalties at Origination	[ ]	──	[ ]%
Gross Margins	[ ]% to [ ]%	[ ]%	──
Maximum Mortgage Rates	[ ]% to 1[ ]%	[ ]%	──
Minimum Mortgage Rates	[ ]% to [ ]%	[ ]%	──
Months to Next Mortgage Rate Adjustment	[ ] to [ ]	[ ]	──
Initial Caps	[ ]% to [ ]%	[ ]%	──
Periodic Caps	[ ]% to [ ]%	[ ]%	──
___________
(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

Group [   ] Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	[ ]	──	──
Total Scheduled Principal Balance	$[ ]	──	──
Scheduled Principal Balances	$[ ] to $[ ]	$[ ]	──
Mortgage Rates	[ ]% to [ ]%	[ ]%	──
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	──
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	──
Original Loan-to-Value Ratios	[ ]% to 1[ ]%	[ ]%	──
Original Effective Loan-to-Value Ratios	[ ]% to [ ]%	[ ]%	──
Number of Interest-Only Mortgage Loans	[ ]	──	[ ]%
[Number of Negative Amortization Mortgage Loans	[ ]	──	[ ]%]
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
[ ]	$[ ]	──	[ ]%
Number of Mortgage Loans in [ ]	[ ]	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	[ ] (Zip Code)	──	[ ]%
Credit Scores	[ ] to [ ]	[ ]	──
Number of Mortgage Loans with Prepayment Penalties at Origination	[ ]	──	[ ]%
Gross Margins	[ ]% to [ ]%	[ ]%	──
Maximum Mortgage Rates	[ ]% to 1[ ]%	[ ]%	──
Minimum Mortgage Rates	[ ]% to [ ]%	[ ]%	──
Months to Next Mortgage Rate Adjustment	[ ] to [ ]	[ ]	──
Initial Caps	[ ]% to [ ]%	[ ]%	──
Periodic Caps	[ ]% to [ ]%	[ ]%	──
___________
(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the group [ ] mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has assigned to the trust certain representations and warranties concerning the mortgage loans made by [     ] In addition, the seller and [     ] have each represented and warranted that none of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights with respect to these representations and warranties will be assigned to the trust for the benefit of noteholders under the sale and servicing agreement.

In addition, within 90 days after receipt by the indenture trustee or the custodian of the mortgage loans and the related documents, the indenture trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders in a mortgage loan or following the discovery by the indenture trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, [     ] will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) substitute a materially similar mortgage loan.

See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

[     ], in its capacity as servicer of a substantial portion of the mortgage loans, has an assignable option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans.”

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances to the extent provided in the sale and servicing agreement if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See “Mortgage Loan Servicing—Advances” in this prospectus supplement for additional information.

[Group [   ] Final Maturity Reserve Account

For each payment date on and after the payment date in [     ], if the total principal balance of the mortgage loans in group [   ] having forty-year original terms to maturity is greater than the amount specified on Annex C attached to this prospectus supplement, a portion of interest collections calculated as described below, to the extent available after payment of certain fees and expenses of the trust fund but before payment of interest to the group [   ] noteholders, will be deposited into the group [   ] final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the indenture trustee and the group [   ] noteholders. This required deposit will be calculated as the lesser of (A) the product of (x) a per annum rate of [     ]%, (y) the aggregate outstanding principal balance of the group [   ] mortgage loans with forty-year original terms to maturity on that payment date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (B) the lesser of (1) the excess of (i) the total outstanding principal balance of the group [   ] mortgage loans with forty-year original terms to maturity for that payment date over (ii) the amounts on deposit in the group [   ] final maturity reserve account or (2) the excess of (x) the aggregate note principal balance of the group [   ] notes after giving effect to payments on that payment date over (y) the amounts on deposit in the group [   ] final maturity reserve account for that payment date.

On the earlier of the legal final maturity date for the group [   ] notes and the termination of the trust fund, any amounts on deposit in the group [   ] final maturity reserve account will be applied as payment of principal or interest as described in this prospectus supplement.

See “Description of the Notes—Group [   ] Final Maturity Reserve Account” in this prospectus supplement.]

Fees and Expenses

Before payments are made on the notes, each servicer will be paid a monthly fee calculated as [     ]% per annum, in the case of approximately [     ]% of the mortgage loans, [     ]% per annum, in the case of approximately [     ]% of the mortgage loans and [     ]% per annum, in the case of less than [     ]% of the mortgage loans, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In the case of approximately [     ]% of the mortgage loans, the [     ]% per annum fee rate will increase to [     ]% after the first adjustment date of the related mortgage loan. In addition, [     ] will receive as additional compensation a portion of the investment income on funds held in the collection account.

The master servicer will be paid a monthly fee calculated as [     ]% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the collection account. The fees of the securities administrator, the indenture trustee and the owner trustee will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust. The fees of the custodian will be paid directly by the seller and not by the trust.

The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Optional Notes Purchase Right

Thornburg Mortgage, Inc. will have the option to call the notes on any payment date in or after the month in which the aggregate scheduled principal balance of the mortgage loans is equal to or less than [20]% of their aggregate scheduled principal balance as of the cut-off date. We refer to this option as the “optional notes purchase right” in this prospectus supplement.

See “Description of the Notes—Optional Notes Purchase Right” in this prospectus supplement for additional information.

Optional Termination of the Trust

[     ], in its capacity as a servicer of a substantial portion of mortgage loans, has an assignable option to purchase from the trust all of the trust assets and retire all outstanding notes when the aggregate scheduled principal balance of the mortgage loans and any real estate owned by the trust is [10]% or less of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. If such option is not exercised, [     ] , in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust when the scheduled principal balance of the mortgage loans is less than [5]% of their aggregate scheduled principal balance as of the cut-off date. We refer to the option of [     ] or the master servicer to purchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “Description of the Notes—Optional Termination of the Trust” in this prospectus supplement for additional information.

Maturity Date

The maturity date for each class of the offered notes will be the applicable payment date specified in the table on page S-[   ]. The actual final payment date for each class of the offered notes may be earlier, and could be substantially earlier, than the applicable maturity date.

Material Federal Income Tax Consequences

For federal income tax purposes the offered notes (other than those offered notes retained by an affiliate of the sponsor) will be characterized as debt. Each holder of an offered note, by its acceptance of a note, will agree to treat the note as debt.

The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, referred to herein as the “retained notes,” or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person’s percentage interest in the ownership certificates is identical to such person’s percentage interest in each class of retained notes. On the closing date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the ownership certificates and each class of retained notes. So long as the ownership certificates and the retained notes are held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes. If Thornburg Mortgage, Inc. transferred all or a portion of the ownership certificates or any class of retained notes to another person, and if, after the transfer, two or more persons owned all or a portion of some classes of retained notes but not others, then the issuing entity could become a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. To avoid the adverse consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes designed to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

See “Risk Factors—The Trust could become a taxable entity” and “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” herein, the offered notes (other than the senior retained notes) may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered note (other than a senior retained note) is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

The senior retained notes may not be acquired for, or with the assets of, such employee benefit plans or other retirement arrangements except as described in “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the offered notes that the notes initially have the ratings from [     ] and [     ] set forth in the table on page S-[   ]. The ratings on the offered notes address the likelihood that the holders of the offered notes will receive all distributions on the related mortgage loans and payments under the related yield maintenance agreement to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Listing

The notes are not listed, and no party to the transaction intends to list the notes, on any exchange or to quote them in the automated quotation system of a registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the notes.

The yield on the notes
may be affected by changes
in interest rates
No prediction can be made as to future levels of the [one-month LIBOR] and [one-year LIBOR] (the applicable indices in determining the note interest rates for the offered notes) and [1-month LIBOR] (the applicable index in determining the mortgage rate for approximately [     ]% of the mortgage loans), [6-month LIBOR] (the applicable index in determining the mortgage rate for approximately [     ]% of the mortgage loans), [1-year LIBOR] (the applicable index in determining the mortgage rate for approximately [     ]% of the mortgage loans), [1-year MTA] (the applicable index in determining the mortgage rate for approximately [     ]% of the mortgage loans) and [1-year CMT] and [3-year CMT] (the applicable indices in determining the mortgage rate for approximately [     ]% and [     ]%, respectively, of the mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the notes.

The amount of interest collections generated from the related mortgage loan group may not always be sufficient to pay the holders of the offered notes interest at a rate equal to [one-month LIBOR] or [one-year LIBOR], as applicable, plus the applicable margin due to, among other factors, the following:

●
The indices described above applicable to the mortgage loans may differ from, and adjust at different intervals than, the LIBOR-based index then applicable to the offered notes, and, in some cases do not adjust for a period of years. In addition, certain of the mortgage loans are subject to maximum mortgage rate ceilings which maximum rates may be less than the interest rates of one or more classes of the offered notes. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on these notes at rate of the applicable LIBOR-based index plus the applicable margin.

●
[All of the group [   ] mortgage loans are negative amortization adjustable rate or hybrid mortgage loans which permit the borrower to make a minimum monthly payment which may be less than accrued interest on the mortgage loan at the applicable mortgage rate as determined under the applicable indices.]

●
Losses on or prepayments of mortgage loans with relatively higher mortgage rates may reduce the Class [   ] Available Funds Cap Rate of the mortgage loan group below the applicable interest rates on these notes.

Except in the case of losses on the related mortgage loans, payments due under the related yield maintenance agreement for the benefit of a class of offered notes, as described herein, are intended to be sufficient to cover any interest shortfall attributable to the excess of (i) the amount of interest accrued on each such Class [   ] the applicable interest rate over (ii) the amount of interest that would have accrued on such Class assuming the interest rate for such class had been subject to a cap equal to the amount of interest collected on the mortgage loans in the related mortgage loan group (plus, solely in the case of the group [   ] mortgage loans, by the lesser of (i) the amount of any deferred interest for such due period and (ii) principal collections on the group [   ] mortgage loans for such due period). Accordingly, a portion of the interest owed to the offered notes under their applicable interest rate may be dependent on payments received by the securities administrator under the related yield maintenance agreements.

See “Description of the Mortgage Loan Groups” in this prospectus supplement.

Loan prepayments may
adversely affect the
average life of, and rate
of return on, your
notes
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from [     ] to [     ] after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the notes. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered notes.

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•
[     ] is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify its interest rate in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification. These purchases or liquidations will have the same effect on the holders of the offered notes as a prepayment in full of the related mortgage loans.

•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The yields and weighted
average lives of the group [   ]
notes will be subject to
any negative amortization
on the group [ ] mortgage loans
As of the cut-off date, all of the group [   ] mortgage loans provide for “negative amortization” whereby the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the full monthly interest accrued at the applicable mortgage rate. The principal balance of the group [   ] mortgage loan increases by the amount of such unpaid or deferred interest. Any deferral of interest on the group [   ] mortgage loans will result in a reduction of the amount of interest available to be distributed as interest on the notes. The reduction in interest collections due to deferred interest on group [   ] mortgage loans will be offset, in part, by applying principal collections received on the group [   ] mortgage loans to interest payments on the group [   ] notes. “Net Deferred Interest” will exist with respect to the group [   ] mortgage loans if on any payment date the amount of deferred interest on the group [   ] mortgage loans exceeds principal collections on the group [   ] mortgage loans for the related due period. This will result in the Class [   ] Available Funds Cap Rate relating to the group [   ] notes to be lower than it would have been in the absence of Net Deferred Interest. Net Deferred Interest will not be applied to increase the principal balance of the group [   ] notes, but rather will be released to holders of the ownership certificate from principal collections on the group [   ] mortgage loans prior to making distributions to the group [   ] notes on subsequent payment dates.

In addition, during the periods in which the outstanding principal balance of a group [   ] mortgage loan is negatively amortizing due to the addition of deferred interest, the increasing principal balance of the group [   ] mortgage loan may approach or exceed the value of the related mortgaged property, increasing the likelihood of defaults as well as the amount of potential loss with respect to any group [   ] mortgage loan that is required to be liquidated.]

Mortgage loans with
interest-only payments
As of the cut-off date, approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, noteholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered notes and may reduce the return on an investment in an offered note that is purchased at a discount to its principal amount.

If credit enhancement is
insufficient, you could
experience losses on your
notes
Credit enhancement will be provided for the offered notes, first, by the right of the holders of offered notes to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

first, to the subordinate notes in the reverse order of their priority of payment, beginning with the subordinate notes with the lowest payment priority, until the principal amount of each such class has been reduced to zero, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class of offered notes, pro rata, based on their outstanding principal balances, until their respective principal amounts are reduced to zero; provided, however, that any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the principal amount of the Class [     ] Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the principal amount of the Class [     ] Notes has been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the principal amount of the Class [     ] Notes has been reduced to zero.

Accordingly, if the aggregate class principal amounts of each subordinate class of notes were to be reduced to zero, delinquencies and defaults on the mortgage loans in a mortgage loan group would reduce the amount of funds available for monthly distributions to holders of the related offered notes. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate notes to the offered notes with respect to the other mortgage loan groups.

See “Description of the Notes—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement for additional information.

Loan prepayments may
result in shortfalls in
interest collections and
reduce the yield on your
notes
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Certain features of
the mortgage loans may
adversely affect your
investment in the
notes	The mortgage loans have features that create additional risks to investors, including those described below.

•
As of the cut-off date, approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, had principal balances greater than $[     ].  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

•
As of the cut-off date, none of the group [   ] mortgage loans and approximately [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral [or, with respect to approximately [     ]% of such mortgage loans, payments received under the limited purpose surety bond, will be available or adequate to protect the trust from losses.]

Conversion or modification
of the mortgage loans may
reduce the yields on the
notes
As of the cut-off date, approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of [     ], including to a different index or to a different hybrid structure. Neither the seller nor [     ] is aware of any publicly available statistics that set forth principal prepayment, conversion or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion or modification rates on these mortgage loans.

Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible or modifiable mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible or modifiable mortgage loans could be subject to higher conversion or modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to “lock in” a lower fixed interest rate or to modify their mortgage loans to take advantage of the availability of other adjustable rates. The conversion and modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which convert or modify to a lower interest rate will lower the interest rate on the related class or classes of notes to the extent that the interest rates on such class or classes are based on the available funds cap rate of such mortgage loans.

[     ] is obligated to purchase any mortgage loan whose interest rate has been modified or converted in accordance with the terms of the related mortgage note. The seller also has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the seller purchases such mortgage loan from the trust prior to making such modification. As a result of these purchases, the trust may incur increased prepayments. If [     ] does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates on certain of the offered notes.

Risks related to mortgage
loans under stated income
documentation programs
Approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, were originated under “stated income documentation” programs. “Stated income” programs generally verify employment but do not verify income information given by the borrowers, thus potentially increasing the risk that the borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence thereof, may be unable to make their monthly mortgage loan payments. You should consider the risk that mortgage loans originated under stated income documentation programs may be subject to increased delinquencies and defaults.

When your offered notes are
transferred on the related
auction payment date, you may
not receive par for those notes if
the money available under the
auction and the auction swap
agreement is insufficient	If you hold a group [ ] note on the payment date in [ ], your note will be transferred to third-party investors on that payment date, thereby ending your investment in that note.

If you hold a group [   ], group [   ] or group [   ] note on the payment date in [     ], your note will be transferred to third-party investors on that payment date, thereby ending your investment in that note.

If the outstanding class principal amount of any of these classes of notes after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in [     ] with respect to the group [   ] notes or [     ] with respect to the group [   ], group [   ] and group [   ] notes, as applicable, is greater than the amount received in the related auction, the auction swap counterparty, pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable notes. In the event that all or a portion of a class of the offered notes is not sold in the related auction, the auction proceeds for such notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in [     ] or [     ], as applicable, in exchange for such notes. If the auction swap counterparty defaults on its obligations under the auction swap agreement, you may receive an amount less than the sum of the outstanding principal balance of your notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans, on the payment date in [     ] or [     ], as applicable. In addition, if the auction swap counterparty defaults and if not all of the class of notes is purchased by third-party investors in the related auction, then your note (or part of your note) may not be transferred, in which case you will not receive any proceeds from the related auction and you will retain your note (or part of your note). Furthermore, if there are auction proceeds in excess of the outstanding class principal amount of the offered notes you will not be entitled to receive any such excess proceeds.

The offered notes are subject
to yield maintenance
counterparty risk
The securities administrator will enter into [     ] yield maintenance agreements on behalf of Thornburg Mortgage Securities Trust [     ] with [     ], as yield maintenance counterparty, one each for the benefit of the group [   ], group [   ], group [   ] and group [   ] notes. The yield maintenance agreements will require the yield maintenance counterparty to make certain payments to the trust if the amount of interest received from interest collections on the related mortgage loans is less than interest accrued on the related notes at the applicable interest rates as described herein under “Description of the Notes—Interest—The Yield Maintenance Agreements.” To the extent that interest payments on the offered notes related to a particular mortgage loan group depend in part on payments received by the securities administrator under the related yield maintenance agreement, the ability of the securities administrator to make such payments will be subject to the credit risk of the yield maintenance counterparty.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
notes
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the
notes may not be
appropriate for some
investors
The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered notes. This may be the case due, for example, to the following reasons.

•	The yield to maturity of offered notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
The rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

•
You may not be able to reinvest distributions on an offered note at a rate at least as high as the interest rate applicable to your note, since distributions generally are expected to be greater during periods of relatively low interest rates.

•	Your investment in any of the offered notes may be ended before you desire if either the optional notes purchase right or the optional termination of the trust is exercised.

Geographic concentration
of the mortgage loans
may adversely affect
your notes
Approximately [     ]%, [     ]%, [     ]% and [     ]% of the group [   ] mortgage loans, group [   ] mortgage loans, group [   ] mortgage loans and group [   ] mortgage loans, respectively, are secured by properties located in [     ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because the following conditions in these states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

•	Weak economic conditions in these states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate market in these states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•	Properties in these states, particularly [ ], may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such [ ] and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

The trust could become a taxable
entity
The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, referred to herein as the “retained notes,” or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person’s percentage interest in the ownership certificates is identical to such person’s percentage interest in each class of retained notes. On the closing date, Thornburg Mortgage, Inc. will acquire a 100% ownership interest in the ownership certificates and each class of retained notes. In addition, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

If, notwithstanding these restrictions on transferability, the ownership certificates or one or more classes of retained notes were to be transferred such that one person owned only some classes of retained notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer. Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation. An exception to this general rule exists if 100% of the equity in a taxable mortgage pool is owned by a real estate investment trust. Although Thornburg Mortgage, Inc., the initial owner of the ownership certificates and the retained notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the ownership certificates would enable the trust to qualify for this exception. If some or all of one or more classes of retained notes were acquired by another person, that other person could be considered to own a portion of the equity interest in the trust because the retained notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes. Any tax imposed on the trust would reduce cashflow that would be available to make payments on the notes, particularly the subordinate notes. Any violation of the aforementioned transfer restrictions applicable to the ownership certificates and the retained notes would constitute an event of default under the indenture.

See “Material Federal Income Tax Considerations” in this prospectus supplement.

It may be difficult to
resell your notes
There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Military action and terrorist
attacks may adversely impact
the performance of the
mortgage loans
The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws (the “Relief Act”). Interest payable to holders of the notes will be reduced by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes.

Bankruptcy or insolvency
may affect the timing and
amount of distributions on
your notes
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the notes and liquidate the mortgage loans, with the holders of the notes entitled to no more than the outstanding class principal amounts, if any, of the classes of notes, together with interest thereon at the applicable interest rate to the date of payment. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the notes and possible reductions in the amount of those payments could occur.

Recent developments in the
residential mortgage market
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your notes. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may adversely affect the performance and market value of your notes.

Glossary

There is a Glossary of Defined Terms beginning on page S-[   ] where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Defined Terms carefully because it defines many concepts that are important to understanding the Notes. Any capitalized terms used in this prospectus supplement and not defined in the Glossary of Defined Terms are defined in the accompanying prospectus.

Description of the Issuing Entity

General

The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to (i) the Trust Agreement and (ii) a certificate of trust to be filed with the Secretary of State of Delaware prior to the Closing Date. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Notes and Ownership Certificates, making payments on the Notes and Ownership Certificates, entering into the Sale and Servicing Agreement and the Indenture and related activities. The Trust will not have any employees, officers or directors. The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers, and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements, including entering into the Yield Maintenance Agreements and the Auction Swap Agreement. See “The Master Servicer,” “The Servicers,” “Mortgage Loan Servicing,” “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” and “The Trust Agreement, the Indenture and the Administration Agreement” in this prospectus supplement. The fiscal year end of the Trust will be December 31 of each year.

On the Closing Date, the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Sale and Servicing Agreement. See “Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” herein.

On the Closing Date, the Trust will pledge the Trust Estate to the Indenture Trustee as security for the Notes pursuant to the Indenture. The Depositor will sell the Offered Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust’s principal offices are located in [     ], in care of [     ], as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of Offered Notes, the Class [     ] Notes and/or Subordinate Notes may not receive all of their expected payments of interest and principal and will suffer a loss. The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holders of the Ownership Certificates to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding. In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust. In the event of bankruptcy of the Seller or [     ], it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

[     ]

The Ownership Certificates

The beneficial ownership interests in the Trust will be evidenced by the Ownership Certificates. The holders of the Ownership Certificates will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made. It is not anticipated that any material amount (if any) will be paid with respect to the Ownership Certificates.

Description of the Notes

General

The Trust will issue, pursuant to the Indenture, Notes having the following class designations: Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ]. Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ]. Only the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes are offered hereby. The Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes and the Ownership Certificates are not offered pursuant to this prospectus supplement. The Notes will have the related Maturity Dates set forth in the table on page S-[   ] of this prospectus supplement.

The Notes will be secured by the Trust Estate. The Trust Estate will consist primarily of (1) [     ] groups of [     ] Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account, the Note Payment Account and the Group [   ] Final Maturity Reserve Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement—Assignment of Mortgage Loans,” (6) [     ] Yield Maintenance Agreements, as described under “—The Yield Maintenance Agreements,” (7) the Auction Swap Agreement, as described under “—Mandatory Auction of the Offered Notes,” (8) the pledge agreements or guarantee agreements, as applicable, relating to the Additional Collateral and the rights under the limited purpose surety bond with respect to certain of the Additional Collateral and (9) all proceeds of the foregoing.

Each Class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-[   ] and will accrue interest at the respective Interest Rate specified in the table on page S-[   ]. The Non-Offered Notes are not offered by this prospectus supplement and will have the respective approximate Class Principal Amounts (other than the Class [     ] Notes) specified in the table on page S-[   ] and will accrue interest at the respective Interest Rates specified in “Summary of Terms--Interest Payments on the Notes.” The Class Notional Amount of the Class [     ] Notes with respect to any Payment Date will equal the sum of the Class Principal Amounts of the Offered Notes immediately before such Payment Date. The initial Class Notional Amount of the Class [     ] Notes will be approximately $[     ]. The Class [     ] Notes will accrue interest based on the Interest Rate described in “Summary of Terms--Interest Payments on the Notes.” The initial Class Principal Amount or Class Notional Amount of the Notes may vary in the aggregate by plus or minus [     ]%.

On any date subsequent to the Closing Date, the Class Principal Amount of a Class of Notes (other than the Class [     ] Notes) will be equal to its initial Class Principal Amount reduced by all amounts actually distributed as principal of that Class and any Realized Losses applied in reduction of principal of that Class on all prior Payment Dates; provided, however, that on any Payment Date the Class Principal Amount of a Class of Notes to which Realized Losses have previously been allocated (including any such Class of Notes for which the Class Principal Amount has been reduced to zero) will be increased, up to the amount of Subsequent Recoveries for such Payment Date, as follows: (a) first, the Class Principal Amount of the Class or Classes of Offered Notes of the related Mortgage Loan Group, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of such Class or Classes of Notes, (b) second, the Class Principal Amount of each remaining Class of Offered Notes, pro rata, based upon and up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount or amounts of such Notes, and (c) third, the Class Principal Amount of each Class of Subordinate Notes will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of each such Class of Subordinate Notes and, in each case, not previously reimbursed.

For purposes of allocating distributions of principal and interest on the Offered Notes, (1) the Class [     ] and Class [     ] Notes will relate to, and generally will be limited to collections from, the Group [   ] Mortgage Loans, (2) the Class [     ] and Class [     ] Notes will relate to, and generally will be limited to collections from, the Group [   ] Mortgage Loans, (3) the Class [     ] and Class [     ] Notes, will relate to, and generally will be limited to collections from, the Group [   ] Mortgage Loans and (4) the Class [     ], Class [     ], Class [     ] and Class [     ] Notes will relate to, and generally will be limited to collections from, the Group [   ] Mortgage Loans. Holders of the Class [     ] Notes will be entitled to receive distributions of interest based upon interest collections from all [     ] Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Offered Notes to the extent described herein. Holders of the Subordinate Notes will be entitled to receive distributions based upon principal and interest collections from all [     ] Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Class [     ] Notes and the Offered Notes to the extent described herein.

The Classes of Offered Notes will have the respective Interest Rates described under “Distribution of Interest—Interest Rates” below.

The Offered Notes will be issued in book-entry form as described under “—Book-Entry Registration” below. The Offered Notes will be issued in minimum dollar denominations of $[     ] and integral multiples of $[   ] in excess thereof; provided, that, with respect to European investors only, such Offered Notes must be purchased in minimum total investments of at least $[100,000].

Distributions on the Offered Notes will be made by the Securities Administrator, in its capacity as Paying Agent for the Indenture Trustee, on each Payment Date, beginning in [     ], to the persons or entities in whose names the Offered Notes are registered at the close of business on the related Record Date. The Record Date for any Payment Date with respect to the Offered Notes, is the Business Day immediately preceding that Payment Date, so long as such Notes remain in book-entry form; and otherwise the Record Date shall be the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

Book-Entry Registration

The Offered Notes initially will be Book-Entry Notes. Persons and entities that acquire beneficial ownership interests in the Book-Entry Notes will be deemed “Beneficial Owners” and will hold their Notes through DTC in the United States, or, upon request, through Clearstream, or the Euroclear System in Europe, if they are Participants of those systems, or indirectly through organizations which are Participants in those systems. Each Class of Book-Entry Notes will be issued in the form of one or more Global Securities which equal in the aggregate the initial Class Principal Amount of the related Class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., generally, but not exclusively, will act as depositary for Clearstream and JPMorgan Chase Bank, N.A., generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no Beneficial Owner of a Book-Entry Note will be entitled to receive a Definitive (i.e., physical) Note. Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Offered Notes will be Cede & Co., as nominee of DTC. Beneficial Owners of Book-Entry Notes will not be “Noteholders” as that term is used in the Trust Agreement. Beneficial Owners of Book-Entry Notes are only permitted to exercise their rights indirectly through DTC Participants.

A Beneficial Owner’s ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the Book-Entry Note will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. So long as the Book-Entry Notes are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

•	make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes, and

•	receive and transmit distributions of principal of, and interest on, the Book-Entry Notes.

Participants and indirect Participants with which Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificated notes representing their respective interests in the Book-Entry Notes, DTC’s rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

Beneficial Owners will not receive or be entitled to receive certificated notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer the Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Notes, which account is maintained with their respective Participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on the Business Day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to this prospectus supplement.

Priority of Distributions

As more fully described in this prospectus supplement, on each Payment Date, the distribution of Available Funds for each Mortgage Loan Group and amounts received under the Yield Maintenance Agreement related to such Mortgage Loan Group will be made in the following priority:

(1)	with respect to the Available Funds from each Mortgage Loan Group and amounts received under the related Yield Maintenance Agreement:

(a)
solely from Available Funds and amounts received under the Yield Maintenance Agreement relating to Group [   ], beginning on the Payment Date in [     ] and on each Payment Date thereafter, the Group [   ] Final Maturity Reserve Amount for deposit in the Group [   ] Final Maturity Reserve Account;

(b)
Current Interest on the Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Notes, on a pro rata basis with respect to each Class of Notes from the related Mortgage Loan Group;

(c)	principal of the related Class or Classes of Offered Notes, concurrently, up to the related Senior Principal Distribution Amount for such Payment Date and in the following manner;

(i)
in the case of the Class [     ] and Class [     ] Notes, from Available Funds from Group [   ], concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

(ii)
in the case of the Class [     ] and Class [     ] Notes, from Available Funds from Group [   ], concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

(iii)
in the case of the Class [     ] and Class [     ] Notes, from Available Funds from Group [   ], concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

(iv)
in the case of the Class [     ], Class [     ], Class [     ] and Class [     ] Notes, from Available Funds from Group [   ], concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

(2)	with respect to any remaining Available Funds from all Mortgage Loan Groups:

(a)	Current Interest on the Class [ ] Notes;

(b)
Current Interest on, and then the respective share of principal (up to the Subordinate Principal Distribution Amount for such Payment Date) of, each Class of Subordinate Notes, in the order of their numerical Class designations beginning with the Class [     ] Notes, subject to certain limitations described under “—Principal” below;

(c)	any Class [ ] Available Funds Cap Shortfalls to the Offered Notes, on a pro rata basis, in proportion to the amount of Class [ ] Available Funds Cap Shortfalls for each such Class;

(d)	any Class [ ] Deferred Amounts to the Offered Notes, on a pro rata basis, in proportion to the amount of Class [ ] Deferred Amounts for each such Class; and

(e)	any remaining Available Funds to the Ownership Certificates.

The priority of distributions described above will be subject to change if a Mortgage Loan Group is subject to rapid prepayments or disproportionately high Realized Losses, as described under “Principal—Limited Cross-Collateralization” below.

[May vary in accordance with transaction].

Distributions of Interest

Calculation of Interest. On each Payment Date, each Class of Notes will be entitled to receive, to the extent of funds available, Current Interest for the related Accrual Period equal to interest at the applicable Interest Rate on the Class Principal Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class.

The Accrual Period for the Offered Notes will be the period beginning on the prior Payment Date (or the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date. The Accrual Period for the Class [     ] Notes and the Subordinate Notes will be the calendar month immediately preceding the month in which that Payment Date occurs.

Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Interest on the Class [     ] Notes and the Subordinate Notes will accrue on the basis of a 360-day year composed of twelve 30-day months.

Interest Rates. The Interest Rates of the Group [   ] Notes on any Payment Date on or before the related Auction Payment Date will be [     ]. On each Payment Date after the related Auction Payment Date, the Interest Rates of the Group [   ] Notes will be calculated at an annual rate equal to [     ].

The Interest Rates for the Class [     ] Notes and the Subordinate Notes will be calculated as described in “Summary of Terms--Interest Payments on the Notes.” The Class [     ] Notes and the Subordinate Notes will be entitled to receive Current Interest based on the related Interest Rate applicable to each Class on each Payment Date but only to the extent of remaining Available Funds for that Payment Date after distributions of interest, principal, any Class [   ] Available Funds Cap Shortfalls and Class [   ] Deferred Amounts have been paid to the Offered Notes, and in the case of the Subordinate Notes, any interest to the Class [     ] Notes and any payments of principal and interest of any Class or Classes of Subordinate Notes having a higher payment priority as set forth under “—Priority of Distributions” above.

The amount of interest funds available to pay each Class of Notes on each Payment Date will be reduced by the amount of any reductions in interest collections due to Prepayment Interest Shortfalls and reductions in the Mortgage Rates due to application of the Relief Act experienced by the Mortgage Loans in (a) the related Mortgage Loan Group, in the case of the Offered Notes and (b) all [     ] Mortgage Loan Groups, in the case of the Class [     ] Notes and the Subordinate Notes. For each Payment Date and Mortgage Loan Group, the reductions in interest collections due to Prepayment Interest Shortfalls and application of the Relief Act will be equal to the sum of

•
the amount, if any, by which the Prepayment Interest Shortfall experienced by the Mortgage Loans in the related Mortgage Loan Group during the preceding calendar month exceeds the compensating interest paid by the related Servicers or the Master Servicer for the related Payment Date as described under “Mortgage Loan Servicing—Prepayment Interest Shortfalls,” plus

•	the amount of any Relief Act Reductions incurred due to application of the Relief Act.

See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Notes—Allocation of Realized Losses” in this prospectus supplement.

If on any Payment Date, the Available Funds for a Mortgage Loan Group applied in the order described under “—Priority of Distributions” above is not sufficient to make a full distribution of the interest entitlement on the Notes related to that Mortgage Loan Group, interest will be distributed on each related Class of Notes of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall and any unpaid interest amount will be carried forward and added to the amount that Class of Notes will be entitled to receive on the next Payment Date. A shortfall could occur, for example, if delinquencies or losses realized on the Mortgage Loans in a Mortgage Loan Group were exceptionally high or were concentrated in a particular month or, if the Yield Maintenance Counterparty defaults under the related Yield Maintenance Agreement, as described under “—The Yield Maintenance Agreements” below. Any unpaid interest amount so carried forward will not bear interest.

Determination of one-month LIBOR and one-year LIBOR. On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity or one-year maturity, as applicable, as set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“one-month LIBOR” or “one-year LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, one-month LIBOR or one-year LIBOR, as applicable, for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

The establishment of one-month LIBOR or one-year LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Interest Rates applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

For the first Payment Date, one-month LIBOR will be equal to [     ]%.

The Yield Maintenance Agreements

On the Closing Date, the Securities Administrator will enter into [     ] Yield Maintenance Agreements with the Yield Maintenance Counterparty on behalf of the Trust, which Yield Maintenance Agreements will be assigned to the Indenture Trustee for the benefit of holders of the Offered Notes. One Yield Maintenance Agreement will relate to each of (i) the Class [     ] and Class [     ] Notes, (ii) the Class [     ] and Class [     ] Notes, (iii) the Class [     ] and Class [     ] Notes and (iv) the Class [     ], Class [     ], Class [     ] and Class [     ] Notes.

For each Payment Date beginning on the first Payment Date and ending on the related Auction Payment Date, payments under the related Yield Maintenance Agreement for each Class of the Offered Notes will be made based on an amount equal to the product of (i) the excess, if any, of (x) one-month LIBOR (as determined pursuant to the provisions of the applicable Yield Maintenance Agreement), over (y) the applicable Strike Rate, (ii) the applicable Yield Maintenance Scheduled Balance and (iii) a fraction, the numerator of which is the actual number days in the related Accrual Period and the denominator of which is 360. The payment made on the day prior to each Payment Date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a “Yield Maintenance Payment.” See the Glossary of Defined Terms in this prospectus supplement for the calculation of the Strike Rates applicable to each Yield Maintenance Agreement.

On each Payment Date with respect to which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the Securities Administrator will deposit such amount in the Note Payment Account to be distributed as part of the Available Funds for such Payment Date.

For each Yield Maintenance Agreement, the “Yield Maintenance Scheduled Balance” for a Payment Date will equal the aggregate Class Principal Amounts of the related Classes of Offered Notes for the immediately preceding Payment Date, after giving effect to payments on such Payment Date (or as of the Closing Date for the first Payment Date). After the related Auction Payment Date, the Yield Maintenance Scheduled Balance with respect to each Yield Maintenance Agreement will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

Each Yield Maintenance Agreement will incorporate by reference, and be governed by the terms of, the 1992 ISDA Master Agreement (Multicurrency-Cross Border).

After payment of the purchase price for each Yield Maintenance Agreement, no “Events of Default” under the 1992 ISDA Master Agreement will apply to the Trust in respect of each Yield Maintenance Agreement except in limited circumstances, and no “Termination Events” (other than “Illegality”) under the 1992 ISDA Master Agreement will apply to the Trust in respect of each Yield Maintenance Agreement.

The Yield Maintenance Counterparty will be subject to the following standard “Events of Default” under each Yield Maintenance Agreement (a “Yield Maintenance Event of Default”):

•	“Failure to Pay” (which relates to any failure of the Yield Maintenance Counterparty to pay any amount when due under a Yield Maintenance Agreement after giving effect to the applicable grace period);

•
“Credit Support Default” (which relates to any failure of the Yield Maintenance Counterparty to comply with the terms of any credit support document or the expiration or termination of any such document other than in accordance with its terms);

•
“Misrepresentation” (which relates to any representation of the Yield Maintenance Counterparty that proves to have been incorrect or misleading in any material respect when made or deemed to have been made);

•
“Cross Default” (which relates to any default by the Yield Maintenance Counterparty under one or more agreements relating to indebtedness for borrowed money in an aggregate amount of not less than a specified threshold amount which has resulted in such indebtedness becoming, or capable of being declared, due and payable or any default by the Yield Maintenance Counterparty in making one or more payments on the due date thereof in an aggregate amount of not less than the specified threshold amount);

•
“Bankruptcy“ (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Yield Maintenance Counterparty, after giving effect to the applicable grace period, if any); and

•
“Merger Without Assumption” (which relates to the merger of the Yield Maintenance Counterparty with or into, or the sale of all or substantially all of the assets of the Yield Maintenance Counterparty to, another entity, and the failure by such entity to assume all of the obligations of the Yield Maintenance Counterparty under a Yield Maintenance Agreement).

•
“Termination Events” under a Yield Maintenance Agreement (each, a “Yield Maintenance Termination Event”) that are applicable to the Yield Maintenance Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

•	“Illegality” (which relates to changes in law causing it to become unlawful for the Yield Maintenance Counterparty to perform its obligations under a Yield Maintenance Agreement);

•
“Tax Event” (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes that, in either case, results from a change in tax law or any action taken by a taxing authority); and

•
“Tax Event Upon Merger” (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of, the Trust).

Each Yield Maintenance Agreement also will include “Additional Termination Events” relating to any failure by the Yield Maintenance Counterparty to comply with the Regulation AB provisions of the related Yield Maintenance Agreement or the ratings downgrade provision referred to below.

Upon the occurrence of a Yield Maintenance Event of Default in respect of the Yield Maintenance Counterparty, the Trust will have the right to designate an early termination date (an “Early Termination Date”) in respect of a Yield Maintenance Agreement. Upon the occurrence of a Yield Maintenance Termination Event (other than an Additional Termination Event) that affects the Yield Maintenance Counterparty, either party will have the right to designate an Early Termination Date as set forth in each Yield Maintenance Agreement. With respect to Yield Maintenance Termination Events, an Early Termination Date will, in some circumstances, occur only after the Yield Maintenance Counterparty has used reasonable efforts to transfer its rights and obligations under the affected Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Yield Maintenance Termination Event, all as set forth in each Yield Maintenance Agreement. The occurrence of an Early Termination Date under a Yield Maintenance Agreement will constitute a “Yield Maintenance Early Termination”.

Upon a Yield Maintenance Early Termination, the Yield Maintenance Counterparty may be liable to make a termination payment (the “Yield Maintenance Termination Payment”) to the Securities Administrator. The amount of the Yield Maintenance Termination Payment will be based on the value of the related Yield Maintenance Agreement computed in accordance with procedures set forth in the Yield Maintenance Agreement.

In addition, upon a ratings downgrade of the Yield Maintenance Counterparty below the levels specified in each Yield Maintenance Agreement, the Yield Maintenance Counterparty will be required to procure a guarantor of its obligations with the appropriate ratings, assign the related Yield Maintenance Agreement to another counterparty or, depending on its then rating, post collateral under a credit support document entered into on the Closing Date.

The Yield Maintenance Counterparty

[     ]

Principal

General. All payments and other amounts received in respect of principal of the Mortgage Loans in each Mortgage Loan Group will be allocated between the related Offered Notes and the Subordinate Notes as described under “—Priority of Distributions” above.

Senior Principal Distribution Amount. On each Payment Date, the Senior Principal Distribution Amount for each Mortgage Loan Group will be distributed as principal on the related Class or Classes of Offered Notes as follows:

•
with respect to the Group [   ] Mortgage Loans, to the Group [   ] Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

•
with respect to the Group [   ] Mortgage Loans, to the Group [   ] Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

•
with respect to the Group [   ] Mortgage Loans, to the Group [   ] Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

•
with respect to the Group [   ] Mortgage Loans, to the Group [   ] Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

[May vary in accordance with transaction]

The amount of principal available for distribution to the Offered Notes for a Mortgage Loan Group may be increased if such Mortgage Loan Group is receiving payments from the Reserve Fund or is experiencing disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

If on any Payment Date the allocation to the Class or Classes of Offered Notes then entitled to distributions of scheduled principal payments and full and partial principal prepayments and other collections in respect of principal in the percentages required above would reduce the outstanding Class Principal Amount of such Class or Classes below zero, the distribution to such Class or Classes of Notes of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that Payment Date will be limited to the amounts necessary to reduce the related Class Principal Amount to zero.

Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each Class of Subordinate Notes will be entitled to receive on each Payment Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Principal Amount) for each Mortgage Loan Group, in each case to the extent of the amount available from Available Funds for distribution of principal on that Class, as described under “—Priority of Distributions” above. Distributions of principal on the Subordinate Notes will be made on each Payment Date to the Classes of Subordinate Notes in the order of their numerical Class designations, beginning with the Class [     ] Notes, until each such Class has received its respective pro rata share for that Payment Date.

The amount of principal available for distribution to the Subordinate Notes may be reduced if a Mortgage Loan Group experiences disproportionately high Realized Losses or, as a result of rapid prepayments, amounts are deposited into a Reserve Fund, as described under “—Limited Cross-Collateralization” below.

Under the definition of Subordinate Principal Distribution Amount, the Subordinate Notes will only be entitled to receive the Subordinate Percentage of scheduled principal payments or the Subordinate Prepayment Percentage of any full and partial prepayments and other collections in respect of principal for the related Payment Date. Until the Payment Date in [     ], the Subordinate Prepayment Percentage will generally equal zero unless the Offered Notes are paid down to zero or the credit enhancement provided by the Subordinate Notes has doubled since the Closing Date and certain performance tests have been satisfied.

With respect to each Class of Subordinate Notes, if on any Payment Date the aggregate Class Subordination Percentage of all Classes of Subordinate Notes which have higher numerical Class designations than that Class is less than the applicable original Credit Support Percentage, no distribution of principal prepayments or Subsequent Recoveries will be made to any such Classes and the amount otherwise distributable to those Classes in respect of principal prepayments will be allocated among the remaining Classes of Subordinate Notes, pro rata, based upon their respective Class Principal Amounts.

The approximate original Credit Support Percentages for the Subordinate Notes on the date of issuance of the Notes are expected to be as follows:

Class [ ]	[ ]	%
Class [ ]	[ ]	%

Limited Cross-Collateralization.

Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group. If, on any Payment Date, the aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group (after giving effect to distributions to be made on that Payment Date) is greater than the aggregate scheduled principal balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Due Period (such Offered Notes related to such Mortgage Loan Group, the “Undercollateralized Group” or “Groups” and the Offered Notes related to any other Mortgage Loan Group or Groups, the “Overcollateralized Group” or “Groups”) plus any amounts on deposit in the Reserve Fund with respect to such Group or Groups, then the priority of distributions described in this prospectus supplement will be altered as follows:

All amounts otherwise distributable as principal on the Subordinate Notes, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Offered Notes of the Undercollateralized Group or Groups, until the total Class Principal Amounts of those Offered Notes equals the Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the last day of the related Due Period plus any amounts on deposit in the Reserve Fund with respect to the related Undercollateralized Group or Groups (such distribution, an “Undercollateralization Distribution”). In the event that any Mortgage Loan Group constitutes an Undercollateralized Group on any Payment Date following the Senior Credit Support Depletion Date, an Undercollateralization Distribution will be made from the excess of the Available Funds from the Overcollateralized Group or Groups remaining after all required amounts have been distributed to the Overcollateralized Group or Groups. In the event there are two Undercollateralized Groups, amounts paid from the Overcollateralized Group will be allocated in proportion to the amount of Undercollateralization for each such Undercollateralization Group. All distributions described above will be made in accordance with the priorities set forth under “—Priority of Distributions” above.

Cross-Collateralization Due to Deposits in the Reserve Fund. The priority of distributions of principal prepayments will change in the case where a Mortgage Loan Group is experiencing rapid prepayments provided all the following conditions are met:

•	the aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group have been reduced to zero;

•	the Payment Date is prior to the Senior Credit Support Depletion Date; and

•
either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate Class Principal Amount of the Subordinate Notes, is greater than or equal to 50%.

When all of these three conditions are satisfied, amounts otherwise distributable as principal under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (i.e., principal payments other than scheduled principal payments) on each Class of Subordinate Notes, in reverse order of priority, in respect of such Class’s Subordinate Percentage of the Subordinate Principal Distribution Amount for the Mortgage Loan Group relating to such retired Offered Notes, will be deposited into the Reserve Fund. Amounts in the Reserve Fund will be applied on future Payment Dates to make principal payments on any outstanding Offered Notes related to an Undercollateralized Group in the same amounts and manner as described above under “—Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group.” If any amounts remain in the Reserve Fund after the Class Principal Amounts of the Offered Notes have been reduced to zero, such amounts will be allocated to the Subordinate Notes in the same priorities set forth in “Description of the Notes--Priority of Distributions;” provided, however, if after making such payments, the aggregate Class Principal Amounts of the Subordinate Notes exceeds the Pool Balance, the Class Principal Amounts of the Subordinate Notes will be reduced by the amount of such excess in inverse order of priority.

Group [   ] Final Maturity Reserve Account

On the Closing Date, the Securities Administrator will establish for the benefit of the Indenture Trustee and the holders of the Group [   ] Notes a separate trust account (the “Group [   ] Final Maturity Reserve Account”). Beginning on the Payment Date in [     ] and on each Payment Date up to and including the earlier of the Payment Date in [     ] or the termination of the Trust, the Securities Administrator will deposit into the Group [   ] Final Maturity Reserve Account, the Group [   ] Final Maturity Reserve Amount for each Payment Date from Available Funds as set forth under “—Priority of Distributions” herein.

On the earlier of the Payment Date in [     ] and the termination of the Trust, all amounts on deposit in the Group [   ] Final Maturity Reserve Account will be distributed to Group [   ] Noteholders in the order of priority described below. It is intended that these amounts, together with other Available Funds, will be sufficient to retire the Group [   ] Notes at the Maturity Date of the Group [   ] Notes in [     ], even though the Group [   ] Mortgage Loans having forty-year terms to maturity may remain outstanding. Any remaining investment earnings on deposit in the Group [   ] Final Maturity Reserve Account will remain in such account and will be distributed as described below.

Application of Amounts on Deposit in the Group [   ] Final Maturity Reserve Account. On the earlier of the Payment Date in [     ] or the termination of the Trust, funds on deposit in the Group [   ] Final Maturity Reserve Account will be distributed in the following order of priority:

(1)
to the Class [     ] and Class [     ] Notes, concurrently, in proportion to their respective Class Principal Amounts, after giving effect to principal payments on such Payment Date (as described under “—Priority of Distributions” herein) in reduction of their respective Class Principal Amounts, until each such class is reduced to zero;

(2)
to the Class [     ] and Class [     ] Notes, concurrently, any Current Interest for each such Class which remains unpaid on such Payment Date (allocated pro rata in the manner described under “—Priority of Distributions” herein);

(3)
to the Class [     ] and Class [     ] Notes, concurrently, to pay any Class [   ] Available Funds Cap Shortfalls which remain unpaid (allocated pro rata in the manner described under “—Priority of Distributions” herein);

(4)	the Class [ ] and Class [ ] Notes, concurrently, to pay any Class [ ] Deferred Amounts remaining unpaid on a pro rata basis (as described under “—Priority of Distributions” herein);

(5)
to the extent of any remaining amounts in the Group [   ] Final Maturity Reserve Amount after all payments are made pursuant to clauses (1) through (4) above, to the holders of the Ownership Certificates as described in the Sale and Servicing Agreement.

[May vary in accordance with transaction.]

Allocation of Realized Losses

On each Payment Date, the principal portion of all Realized Losses with respect to the Mortgage Loans in any Mortgage Loan Group will be allocated to the Classes of Subordinate Notes, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Notes then outstanding with the highest numerical Class designation), in each case until the Class Principal Amounts of the respective Classes of Subordinate Notes have been reduced to zero, and then, to the extent that such Realized Losses exceed amounts which will be distributed from the Reserve Fund as described under “—Limited Cross-Collateralization—Cross-Collateralization Due to Deposits in the Reserve Fund” above, to the related Class or Classes of Offered Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized Losses to be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; any such Realized Losses to be so allocated to the Class [     ] Notes will instead by allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; any such Realized Losses to be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; any Realized Losses to be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; and any Realized Losses to be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero. If on any Payment Date the aggregate of the Class Principal Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on that Payment Date exceeds the Pool Balance as of the first day of the month of that Payment Date, plus any amounts on deposit in the Reserve Fund, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

On each Payment Date and with respect to any Mortgage Loan Group, the interest portion of Realized Losses will reduce the amount available for distribution on the related Payment Date to the Class of Subordinate Notes with the highest numerical Class designation which is outstanding on that date and, when the Subordinate Notes are reduced to zero, to the related Class of Offered Notes.

Subordination of the Subordinate Notes

The rights of the holders of the Subordinate Notes to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Offered Notes and the Class [     ] Notes and the rights of the holders of each Class of Subordinate Notes (other than the Class [     ] Notes) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinate Notes with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Notes to the Offered Notes and the Class [     ] Notes and the further subordination among the Subordinate Notes is intended to provide the Noteholders having higher relative payment priority with protection against Realized Losses. Realized Losses will be allocated to the Class of Subordinate Notes then outstanding with the highest numerical Class designation.

Mandatory Auction of the Offered Notes

Prior to the Payment Date in [     ] with respect to the Group [   ] Notes or [     ] with respect to the Group [   ], Group [   ] or Group [   ] Notes (each, an “Auction Payment Date”), [     ], as Securities Administrator (in this capacity, the “Auction Administrator”), will auction the Offered Notes to third-party investors.

On the related Auction Payment Date, each Class of Offered Notes still outstanding will be transferred to third-party investors. In the event that the Offered Notes are held in book-entry form, the Auction Administrator will direct DTC to transfer the Offered Notes from the Noteholders to the applicable third-party investors. In the event that the Offered Notes are no longer held in book-entry form, the Noteholders of each Class of Offered Notes will be required to deliver their Notes to the Securities Administrator for transfer to third-party investors or, if not so delivered, the Securities Administrator will deem those Notes cancelled and will issue new Notes to the third-party investors. After distribution of the Available Funds on the related Auction Payment Date under “—Priority of Distributions,” the Auction Administrator will distribute to the Noteholders of each Class of Offered Notes the Par Price for such Notes (to the extent that amount is received from the third-party investors who purchased that Class of Notes at auction and, if applicable, from the Auction Swap Counterparty pursuant to the Auction Swap Agreement). The Par Price due to the Noteholders of any cancelled, but not surrendered Offered Notes no longer held in book-entry form will be paid only upon surrender of those Notes, without any accrued interest on the Par Price from the related Auction Payment Date.

On or before the Closing Date, the Auction Administrator will enter into the Auction Swap Agreement with the Auction Swap Counterparty. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each Class of Offered Notes; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each Class of Offered Notes. A separate auction will be held for each Class of Offered Notes and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each Class. In the event that all or a portion of a Class of Offered Notes is not sold in the related auction, the Auction Proceeds for such unsold Notes will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding Class Principal Amount of the unsold Notes, after application of all interest and principal distributions and allocations of Realized Losses and Subsequent Recoveries on the related Auction Payment Date, in exchange for such Notes.

The Auction Swap Counterparty.

The Auction Swap Counterparty will be [     ] (the “Auction Swap Counterparty”). It is also the Yield Maintenance Counterparty. For a description of the Auction Swap Counterparty, see “—The Yield Maintenance Agreements—The Yield Maintenance Counterparty.”

As of the Cut-Off Date, the Auction Swap Counterparty together with its affiliates, taking into account its obligations under the Auction Swap Agreement together with its obligations as Yield Maintenance Counterparty under the Yield Maintenance Agreements (as described under “—The Yield Maintenance Agreements—The Yield Maintenance Counterparty”), in the aggregate, will have an aggregate significance percentage of less than [10]% with respect to the applicable Notes as calculated in accordance with Item 1115 of Regulation AB.

The Auction Swap Counterparty has the right to assign its rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap Agreement, including satisfaction of the Rating Agency Condition (as defined in the Auction Swap Agreement).

If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the related Auction Payment Date. In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the related auction, then that Class (or the part of that Class not purchased by the third party investors in the related auction) may not be transferred, in which case holders of that Class will not receive proceeds from the related auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the related auction).

The Auction Swap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border).

No “Events of Default” (other than “Failure to Pay”) or “Termination Events” (other than “Illegality”) under the 1992 ISDA Master Agreement will apply to the Auction Administrator in respect of the Auction Swap Agreement.

The Auction Swap Counterparty and, if indicated below as applicable, the Auction Administrator will be subject to the following standard “Events of Default” under the Auction Swap Agreement (each, an “Auction Swap Event of Default”):

“Failure to Pay” (which relates to any failure of the Auction Swap Counterparty or the Auction Administrator to pay any amount when due under the Auction Swap Agreement after giving effect to the applicable grace period);

“Bankruptcy” (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Auction Swap Counterparty, after giving effect to the applicable grace period, if any); and

the following other standard events of default under the 1992 ISDA Master Agreement: “Credit Support Default” and “Merger Without Assumption,” as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

“Termination Events” under the Auction Swap Agreement (each, an “Auction Swap Termination Event”) that are applicable to the Auction Swap Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

“Illegality” (which relates to changes in law causing it to become unlawful for the Auction Swap Counterparty to perform its obligations under the Auction Swap Agreement);

“Tax Event” (which relates to the receipt of a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes); and

“Tax Event Upon Merger” (which relates to an obligation of the Auction Swap Counterparty to pay an additional amount under the Auction Swap Agreement in respect of a tax, or to receive a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of either party).

The Auction Swap Agreement also will include an “Additional Termination Event” relating to any failure by the Auction Swap Counterparty to comply with the Regulation AB provisions of the Auction Swap Agreement.

Upon the occurrence of an Auction Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”) in respect of the Auction Swap Agreement. Upon the occurrence of an Auction Swap Termination Event (other than an Additional Termination Event), either party will have the right to designate an Early Termination Date in respect of the Auction Swap Agreement. With respect to Auction Swap Termination Events, an Early Termination Date will, in some circumstances, occur only after the Auction Swap Counterparty has used reasonable efforts to transfer its rights and obligations under the Auction Swap Agreement to a related entity within a specified period after notice has been given of the Auction Swap Termination Event, all as set forth in the Auction Swap Agreement. The occurrence of an Early Termination Date under the Auction Swap Agreement will constitute an “Auction Swap Early Termination”.

Upon an Auction Swap Early Termination, one party may be liable to make a termination payment (the “Auction Swap Termination Payment”) to the other party. The Auction Swap Termination Payment will be based on the value of the Auction Swap Agreement computed in accordance with the procedures set forth in the Auction Swap Agreement. The Trust will not be responsible for payment of any termination payment to the Auction Swap Counterparty in respect of the Auction Swap Agreement.

In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap Agreement, the Auction Swap Counterparty may be required to procure a guarantor of its obligations with appropriate ratings, assign the Auction Swap Agreement to another counterparty or, depending on its then rating, post collateral.

If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the related Auction Payment Date. In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the related auction, then that Class (or the part of that Class not purchased by the third party investors in the related auction) may not be transferred to such third party investors, in which case holders of that Class will not receive proceeds from the related auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the related auction).

After the related Auction Payment Date, the Interest Rate of each Class of Offered Notes on any Payment Date will be adjusted as described under “—Distributions of Interest—Interest Rates” above.

Reports to Noteholders

On each Payment Date, the Securities Administrator will make available to each Noteholder, the Indenture Trustee and each Rating Agency a statement (based on information received from the Servicers) generally setting forth, among other things:

•	The amount of the payment, separately identified, with respect to each Class of Notes;

•	the amount of the payment allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the payment allocable to interest;

•	the amount of any Prepayment Interest Shortfalls and any Relief Act Reductions for such Payment Date;

•	the amount of Deferred Interest and Net Deferred Interest with respect to the Group [ ] Mortgage Loans;

•	the Class Principal Amount of each Class of Notes prior to and after giving effect to the payment of principal on that Payment Date;

•	the Class [ ] Deferred Amount and the Class [ ] Available Funds Cap Shortfalls;

•	the principal balance of each Mortgage Loan Group, the Pool Balance and weighted average life and weighted average remaining term of the Mortgage Loans in each Mortgage Loan Group;

•	prepayment amounts for each Mortgage Loan Group for the related Due Period;

•	the Yield Maintenance Payments, if any, under the Yield Maintenance Agreements, with respect to each Class of Offered Notes;

•	the Senior Percentage and Subordinate Percentage for each Mortgage Loan Group for the following Payment Date;

•	the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Loan Group for the following Payment Date;

•	the amount of the Master Servicing Fee paid to or retained by the Master Servicer;

•	the amount of principal and interest advances made or reimbursed for the related Due Period;

•
the number and aggregate Scheduled Principal Balance of Mortgage Loans, in the aggregate and for each Mortgage Loan Group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Payment Date (using the MBA method to calculate delinquencies);

•	the rolling six-month delinquency rate for that Payment Date;

•	the total number and principal balance of any REO properties in each Mortgage Loan Group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each Mortgage Loan Group and Subsequent Recoveries incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each Mortgage Loan Group;

•	the Realized Losses and Subsequent Recoveries, if any, allocated to each Class of Notes on that Payment Date;

•	the amounts held in the Reserve Fund;

•	the amounts held in the Group [ ] Final Maturity Reserve Account;

•	the Available Funds Cap Rate with respect to each Class of Offered Notes and Subordinate Notes; and

•	the Interest Rate for each Class of Notes for that Payment Date.

The Securities Administrator will make that statement available each month, to any interested party, via the Securities Administrator’s website. The Securities Administrator’s internet website will initially be located at [     ] Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [     ]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the Securities Administrator, pursuant to the Sale and Servicing Agreement, will prepare and deliver to each holder of a Note of record during the previous calendar year a statement containing aggregate payment information necessary to enable Noteholders to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Optional Notes Purchase Right

On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to [20]% of their aggregate Scheduled Principal Balance as of the Cut-off Date, referred to herein as the “Optional Notes Purchase Date,” Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding Notes. Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current Class Principal Amount of each Class of Notes, (2) the accrued and unpaid interest thereon at their related Interest Rates and (3) the amount of any previously allocated Realized Losses to each Class of Notes, less amounts of interest and principal otherwise being paid to such Noteholders on such Payment Date from Available Funds.

Optional Termination of the Trust

On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than [10]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, [     ], in its capacity as a Servicer of a substantial portion of the Mortgage Loans, will have the assignable right to purchase all of the Mortgage Loans and REO properties remaining in the Trust. We refer to the date on which this option may be exercised as the “Optional Termination Date” of the Trust. In the event that the option is exercised, the purchase price will be equal to the Scheduled Principal Balance of each Mortgage Loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the related Mortgage Rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related Servicer or the Master Servicer in respect of that Mortgage Loan. Proceeds from the purchase, together with amounts on deposit in the Reserve Fund, will be included in Available Funds and will be distributed to the holders of the Notes in accordance with the Sale and Servicing Agreement and the Indenture. If such option is not exercised to purchase the Mortgage Loans and REO properties, [     ], in its capacity as Master Servicer, may purchase from the Trust all Mortgage Loans and REO properties remaining in the Trust at the purchase price set forth above when the Scheduled Principal Balance of the Mortgage Loans is less than [5]% of their aggregate Scheduled Principal Balance as of the Cut-off Date.

Any purchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in redemption of any outstanding Notes.

The Indenture Trustee

[     ]

The Custodian

[     ]

The Securities Administrator

[     ]

Description of the Mortgage Loan Groups

General

The assets held by Thornburg Mortgage Securities Trust [     ] will consist primarily of [     ] Mortgage Loan Groups, designated as Group [   ], Group [   ], Group [   ] and Group [   ] of first lien, residential [adjustable] and [hybrid] Mortgage Loans (collectively, the “Mortgage Loans”). The Mortgage Loans have Mortgage Rates that adjust based on the various Indices described below with original terms to maturity of not more than [     ] years. The Adjustable Rate Mortgage Loans adjust on a [     ] basis. The Hybrid Mortgage Loans generally have Mortgage Rates that first adjust after an initial fixed rate period of [     ] years following origination depending on the terms of the particular mortgage note and then adjust [     ] depending on the terms of the particular mortgage note. [In addition, all of the Group [   ] Mortgage Loans are option Adjustable Rate Mortgage Loans or Hybrid Mortgage Loans that provide for negative amortization as described below.]

As of the Cut-off Date, there were [     ] Mortgage Loans with an aggregate Scheduled Principal Balance (after giving effect to Scheduled Payments due on that date) of approximately $[     ].

[All of the Group [   ] Mortgage Loans include a negative amortization feature whereby the borrower can elect, subject to certain adjustments in the related mortgage note, to make a minimum monthly payment which may be less than the amount of interest accrued on the unpaid principal balance of the Group [   ] Mortgage Loan at the current Mortgage Rate, thus creating an interest deficiency (referred to herein as “Deferred Interest”) which is added to the unpaid principal balance of the Group [   ] Mortgage Loan, resulting in negative amortization. Such minimum monthly payment is subject to adjustment on a date specified in the related mortgage note as described under “—Mortgage Loan Statistics—Monthly Payment Adjustments” below. In addition, approximately [     ]% of the Group [   ] Mortgage Loans containing this negative amortization feature are Hybrid Mortgage Loans for which the first Mortgage Rate Adjustment Date occurs ten years following origination as set forth in the related mortgage note.]

The Scheduled Principal Balance of each Mortgage Loan as of the Cut-off Date reflects the application of Scheduled Payments of any principal due on that Mortgage Loan on or prior to the Cut-off Date, whether or not received, and any prepayments received prior to the Cut-off Date [and, in the case of the Group [   ] Mortgage Loans, the amount of any Deferred Interest added to the unpaid principal balance of such Mortgage Loan as a result of negative amortization]. Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Scheduled Principal Balances of such Mortgage Loans as of the Cut-off Date, unless otherwise specified. Certain Mortgage Loans described in this prospectus supplement may prepay or become ineligible prior to the Closing Date. As a result of the foregoing, the statistical characteristics of the Mortgage Loans delivered on the Closing Date may vary somewhat from the characteristics described in this prospectus supplement, including Annex B hereto, although it is not anticipated that the variances will be material. The aggregate Scheduled Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus ten percent.

Each of the Mortgage Loans in the Trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related Mortgaged Property. We refer to these instruments as “mortgages” in this prospectus supplement. The Mortgaged Properties are detached or semi-detached one- to [     ]-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

Pursuant to the Sale Agreement between [     ] and the Seller, the Seller will purchase the Mortgage Loans from [     ]. Pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor, the Depositor will purchase the Mortgage Loans from the Seller. Under the Sale and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the Noteholders. See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” in this prospectus supplement.

Approximately [     ]% of the Mortgage Loans were originated by [     ] (including its mortgage brokers and correspondent lenders other than [     ]). The Mortgage Loans originated by [     ] (including its mortgage brokers and correspondent lenders other [     ]) were originated in accordance with [     ]’s underwriting guidelines. See “Mortgage Loan Origination—[     ]’s Underwriting Standards” and “—[     ]’s Underwriting Process” herein. Approximately [     ]% of the Mortgage Loans (and approximately [     ]% of the Group [   ] Mortgage Loans) were originated by [     ] (“[     ]”), in accordance with its own underwriting guidelines. See “Mortgage Loan Origination—[     ]’s Underwriting Standards.” The remainder of the Mortgage Loans were originated by various other banks, savings and loans associations and other mortgage lending institutions, none of which originated in excess of [10]% of the Mortgage Loans.

Approximately [     ]% and [     ]% of the Mortgage Loans are being serviced by [     ] and [     ] (“[     ]”), respectively, under the supervision of the Master Servicer. See “The Master Servicer” and “The Servicers” herein.

Under the Mortgage Loan Purchase Agreement, the Seller will assign certain representations and warranties made by [     ] under the Sale Agreement to the Depositor, which will in turn assign its rights under those representations and warranties to the Trust under the Sale and Servicing Agreement. The representations and warranties relate to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, [     ] will be obligated to repurchase the affected Mortgage Loan or substitute a similar Mortgage Loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Noteholders’ interests in the Mortgage Loan. See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement—Assignment of the Mortgage Loans—Representations and Warranties” for a description of the representations and warranties applicable to the Mortgage Loans.

The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. Both [     ] and the Seller are selling the Mortgage Loans without recourse and will have no obligation with respect to the Notes in their capacity as an Originator and as the Seller, respectively, other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Loan Documentation. Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, were originated under a full documentation program or a full/alternate documentation program. Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, were originated under stated income documentation programs which generally require the Originator to verify the employment of the borrower, but not the stated income or assets of the borrower. The remaining Mortgage Loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers’ income or employment. See “Risk Factors—Risks Related to Mortgage Loans under State Income Documentation Programs.”

Indices. [The Indices applicable to [     ]% of the Group [   ] Mortgage Loans, which are the [   ] year negative amortization Hybrid Mortgage Loans, is [     ]]. Approximately [     ]% of the Group [   ] Mortgage loans adjust monthly based on the [    ] Index and the remainder of the Group [   ] Mortgage Loans adjust monthly based on the [     ] Index. The Indices applicable to the determination of the Mortgage Rates for the Group [   ], Group [   ] and Group [   ] Mortgage loans will be the [     ] Index,

The related Index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such Mortgage Rate Adjustment Date, (2) the first business day of the month preceding the month of such Mortgage Rate Adjustment Date, or (3) the last business day of the second month preceding the month in which such Mortgage Rate Adjustment Date occurs, as specified in the related mortgage note. In the event that any of the Indices described above becomes unavailable or is otherwise unpublished, the related Servicer or Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Mortgage Rate Adjustments. As described above, the Mortgage Rate for the Hybrid Mortgage Loans are generally fixed for a period of [     ] following their origination and then adjust [     ]. As at the Cut-off Date approximately [     ]% of the Hybrid Mortgage Loans were still in their initial fixed rate period. On each Mortgage Rate Adjustment Date for a Mortgage Loan, its Mortgage Rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of [     ]%, of the Index applicable to that Mortgage Loan and a fixed percentage amount known as the “Gross Margin” for that loan. The Mortgage Loans adjust according to the applicable Index as discussed under “—The Indices” above. On the first Mortgage Rate Adjustment Date, the Mortgage Rate on each Mortgage Loan (other than any Mortgage Loans which adjust according to 1-month LIBOR) cannot increase or decrease by more than a fixed percentage known as the “Initial Rate Cap” for that Mortgage Loan. On subsequent Mortgage Rate Adjustment Dates, the Mortgage Rate on each adjustable rate or hybrid Mortgage Loan (other than any Mortgage Loans which adjust according to [1-month LIBOR]) cannot increase or decrease by more than a fixed percentage on any such Mortgage Rate Adjustment Date known as a “Periodic Rate Cap” for that Mortgage Loan.

No Mortgage Loan will have a Mortgage Rate that exceeds the Maximum Mortgage Rate specified in the related mortgage note. Due to the application of Initial Rate Caps on the first Mortgage Rate Adjustment Date as well as the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan which has such a cap, as adjusted on any Mortgage Rate Adjustment Date, may be less than the sum of the applicable Index and Gross Margin, rounded as described above.

Monthly Payment Adjustments. [[    ]% of the Group [   ] Mortgage Loans provide for negative amortization]. For approximately [     ]% of the Group [   ] Mortgage Loans, monthly scheduled payments on such Mortgage Loans will adjust annually on a date specified in the related mortgage note (each, a “Payment Adjustment Date”), subject to the conditions (the “Payment Caps”) that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than [     ]% of the monthly payment prior to the related Payment Adjustment Date, (ii) as of the [     ] or [     ] Payment Adjustment Date and on the same day every [     ] or [     ] Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either [     ]%, [     ]% or [     ]%, depending on the Group [   ] Mortgage Loan) of the original principal balance due to the addition of Deferred Interest to the principal balance of the Mortgage Loan, the monthly scheduled payment will be recast without regard to the limitation in clause (i) to amortize fully the then Scheduled Principal Balance of the Group [   ] Mortgage Loan over its remaining term to maturity. [Approximately [     ]% of the Group [   ] Mortgage Loans which are negative amortization Hybrid Mortgage Loans have a Mortgage Rate which will adjust annually after a fixed period of [     ]. The scheduled monthly payment will be recast at month [     ] to include any Deferred Interest added to the outstanding principal balance.]

Because the Mortgage Rates on the Group [   ] Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the Scheduled Principal Balance of the Group [   ] Mortgage Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, the Group [   ] Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); [negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related due date resulting in Deferred Interest)]; or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). [In the event a Group [   ] Mortgage Loan negatively amortizes, Deferred Interest, if any is added to the Scheduled Principal Balance of such Group [   ] Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date].

With respect to any Group [   ] Mortgage Loans, Group [   ] Mortgage Loans or Group [   ] Mortgage Loans, effective with the next monthly payment due date occurring after a Mortgage Rate Adjustment Date, the monthly payment amount for each Mortgage Loan will be adjusted to equal (i) for an Interest-Only Mortgage Loan subsequent to its interest only period and for any other Adjustable Rate Mortgage Loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the Mortgage Rate as adjusted and (ii) for an Interest-Only Mortgage Loan during its interest only period, the interest only payment at the Mortgage Rate as adjusted.

Interest-Only Loans. Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, have an interest-only period following origination ranging from [     ] to [     ]. During this period, [except in the case of the Group [   ] negative amortization Hybrid Mortgage Loans described above], the Scheduled Payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current Mortgage Rate.

High Loan-to-Value Mortgage Loans. None of the Group [   ] Mortgage Loans and approximately [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, have original Loan-to-Value Ratios in excess of 80%. Except for [     ] Mortgage Loans in Group [   ], all of the Mortgage Loans which have original Loan-to-Value Ratios in excess of 80% are Additional Collateral Mortgage Loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 80% of the value of the related Mortgaged Property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less.

[Additional Collateral Mortgage Loans. In the case of [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, the related Originator required the borrower to pledge Additional Collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to the Originator. None of the Group [   ] Mortgage Loans are secured by Additional Collateral. All of the Mortgage Loans with Additional Collateral have original Loan-to-Value Ratios in excess of 80%, but after giving effect to the pledge of Additional Collateral, the Effective Loan-to-Value Ratios are 80% or lower. This type of Mortgage Loan, referred to as an “Additional Collateral Mortgage Loan,” allows the borrower to pledge assets in addition to the Mortgaged Property as an alternative to, or to supplement, a cash down payment. There are a total of [     ] Mortgage Loans (representing approximately [     ]% of the Mortgage Loans with Additional Collateral), [     ]% of which were originated by [     ] through its retail channel or acquired by [     ] through its correspondent and wholesale channels.

The amount of Additional Collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The weighted average Effective Loan-to-Value Ratio for the Additional Collateral Mortgage Loans after giving credit for the value of the pledged Additional Collateral is approximately [     ]%. Approximately [     ]% of the Mortgage Loans, all of which were originated by [     ], are covered by a limited purpose surety bond.]

The Master Servicer oversight responsibilities do not include the monitoring of Additional Collateral Mortgage Loans.

Prepayment Penalty Payments. Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from [     ] to [     ] after the date of origination. Certain Mortgage Loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of [     ]% of the original principal balance of the related Mortgage Loan or a specified percentage of the amounts prepaid. Prepayment penalties paid by borrowers will not be available for payment on the Notes.

Employee Mortgage Loans. None of the Group [   ] or Group [   ] Mortgage Loans and approximately [     ]% and [     ]% of the Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, were made to employees of Thornburg Mortgage, Inc. and its affiliates. These Mortgage Loans were originated at a Mortgage Rate equal to the then current rate for Mortgage Loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the Mortgage Loan will increase by the amount of the employee discount. The Seller will retain the increased interest (the “Retained Interest”) and such Retained Interest will not be conveyed to or included in the Trust or available for any distributions on the Notes.

Conversion and Modification Option and Purchase Obligations and Options. The Mortgage Rates on approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, can be converted, at the option of the related borrowers, from an adjustable interest rate to a fixed interest rate. The Mortgage Rates on approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, may be modified, at the option of the related borrowers, from an adjustable rate to another adjustable rate based on a different Index or to another type of Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan. Upon conversion, the Mortgage Rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

[     ] is obligated to purchase any adjustable rate Mortgage Loan whose Mortgage Rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage Loans from the Trust prior to making such modifications. The purchase price payable by [     ] or the Seller for any such Mortgage Loan is equal to 100% of the current outstanding principal balance of the Mortgage Loan and any interest accrued at the related Mortgage Rate.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Approximately [     ]% of the Mortgage Loans have original terms to stated maturity of [     ] months and approximately [     ]% of the Mortgage Loans have original terms to stated maturity of [     ] months. The weighted average remaining term to stated maturity of the Mortgage Loans was approximately [     ] months as of the Cut-off Date. None of the Mortgage Loans had a first due date prior to [     ] or after [     ] or had a remaining term to stated maturity of less than [     ] months or greater than [     ] months as of the Cut-off Date. The latest stated maturity date of any Mortgage Loan occurs in [     ].

The average principal balance of the Mortgage Loans at origination was approximately $[     ]. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $[     ]. No Mortgage Loan had a Scheduled Principal Balance of less than approximately $[     ] or greater than approximately $[     ]  as of the Cut-off Date.

The Mortgage Loans had annual Mortgage Rates of not less than [     ]% and not more than [     ]% and the weighted average annual Mortgage Rate was approximately [     ]%. Approximately [     ]% of the Mortgage Loans did not have an Initial Rate Cap. As of the Cut-off Date, approximately [     ]% of the Mortgage Loans had Initial Rate Caps ranging from [     ]% to [     ]%. As of the Cut-off Date, approximately [     ]% of the Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had Periodic Rate Caps ranging from [     ]% to [     ]%. As of the Cut-off Date, the Mortgage Loans had Gross Margins ranging from [     ]% to [     ]%, Maximum Mortgage Rates ranging from [     ]% to 1[     ]% and Minimum Mortgage Rates ranging from [     ]% to [     ]%. As of the Cut-off Date, the weighted average Gross Margin was approximately [     ]%, the weighted average Maximum Mortgage Rate was approximately [     ]% and the weighted average Minimum Mortgage Rate was approximately [     ]% for all of the Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Mortgage Loan occurs in [     ] months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Mortgage Loans occurs in approximately [     ] months.

As of the Cut-off Date, [     ]% of the Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Mortgage Loans is provided in Annex B.

The Mortgage Loans had the characteristics shown in the tables with respect to aggregate Mortgage Loan characteristics in Annex B. The sum in any column in the tables may not equal the indicated due to rounding.

Group [   ] Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group [   ] Mortgage Loans as of the Cut-off Date.

Approximately [     ]% of the Group [   ] Mortgage Loans have original terms to stated maturity of [     ] months and approximates [     ]% of the Group [   ] Mortgage Loans have original terms to stated maturity of [     ] months. The weighted average remaining term to stated maturity of the Group [   ] Mortgage Loans was approximately [     ] months as of the Cut-off Date. None of the Group [   ] Mortgage Loans had a first due date prior to [     ] or after [     ] or had a remaining term to stated maturity of less than [     ] months or greater than [     ] months as of the Cut-off Date. The latest stated maturity date of any Group [   ] Mortgage Loan occurs in May [     ].

The average principal balance of the Group [   ] Mortgage Loans at origination was approximately $[     ]. The average principal balance of the Group [   ] Mortgage Loans as of the Cut-off Date was approximately $[     ]. No Group [   ] Mortgage Loan had a principal balance of less than approximately $[     ] or greater than approximately $[     ] as of the Cut-off Date.

Approximately [     ]% of the Group [   ] Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of [     ] following origination and then adjust [     ] depending on the terms of the particular mortgage note.

The Group [   ] Mortgage Loans had annual Mortgage Rates of not less than [     ]% and not more than [     ]% and the weighted average annual Mortgage Rate was approximately [     ]%. As of the Cut-off Date, approximately [     ]% of the Group [   ] Mortgage Loans did not have an Initial Rate Cap and the remaining Group [   ] Mortgage Loans had Initial Rate Caps equal to [     ]%. As of the Cut-off Date, approximately [     ]% of the Group [   ] Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had Periodic Rate Caps equal to [     ]%. As of the Cut-off Date, the Group [   ] Mortgage Loans had Gross Margins ranging from [     ]% to [     ]%, Maximum Mortgage Rates ranging from [     ]% to [     ]%, and Minimum Mortgage Rates ranging from [     ]% to [     ]%. As of the Cut-off Date, the weighted average Gross Margin was approximately [     ]%, the weighted average Maximum Mortgage Rate was approximately [     ]% and the weighted average Minimum Mortgage Rate was approximately [     ]% for all of the Group [   ] Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group [   ] Mortgage Loan occurs in [     ] months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group [   ] Mortgage Loans occurs in approximately [     ] months.

As of the Cut-off Date, [     ]% of the Group [   ] Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Group [   ] Mortgage Loans is provided in the tables in Annex B to this prospectus supplement.

The Group [   ] Mortgage Loans had the characteristics shown in the tables with respect to the Group [   ] Mortgage Loans in Annex B. The sum in any column in the tables may not equal the total indicated due to rounding.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address]. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus. [Add reference to any third-party static pool information is to be provided as applicable.]

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet addresses have initial characteristics that differed from one another and from the Mortgage Loans in the Trust, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown for [     ]’s and the Sponsor’s securitized pools at the above internet addresses is in any way indicative of the performance of the Mortgage Loans in the Trust.

Affiliations and Relationships

[Whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: any Servicer or any other entity involved in the servicing function, including the Master Servicer and the Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party related to the Offered Certificates and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates, will be described, if applicable.]

Additional Information

The description in this prospectus supplement of the Mortgage Loans is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, adjusted to reflect Scheduled Payments of principal due on those Mortgage Loans on or prior to the Cut-off Date. Prior to the issuance of the Offered Notes, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the Depositor deems that removal necessary or appropriate. The Depositor will file a current report on Form 8-K, together with the Trust Agreement, the Indenture, the Sale and Servicing Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Loan Groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to Noteholders or information about the Offered Notes as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the Securities Administrator) will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is:  http://www.ctslink.com. In addition, historical performance data with respect to the Sponsor’s previous securitization transactions may be found on the Securities Administrator’s website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this internet address is not provided by the Depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Notes offered hereby.

The Depositor

A description of the Depositor can be found in the prospectus under the heading “The Depositor.”

The Sponsor and Seller

The Sponsor

[Information regarding Thornburg Mortgage Home Loans, Inc., as Sponsor, is located under the heading “The Sponsor” in the prospectus] [ Insert description of a sponsor other than Thornburg Mortgage Home Loans, Inc.]

The Seller

[The Seller is Thornburg Mortgage Funding, Inc., a Delaware corporation. It was formed in February 2007, is an affiliate of the Sponsor and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.] [ Insert description of a seller other than Thornburg Mortgage Funding, Inc.]

Mortgage Loan Origination

[All of the Mortgage Loans were originated by TMHL or by one of its correspondents. The Mortgage Loans have been originated generally in accordance with the TMHL’s Underwriting Standards as described under the heading “Origination, Acquisition of Mortgage Loans—Origination and Acquisition of Mortgage Loans—THML’s Underwriting Standards” in the prospectus.]

[Insert description of underwriting standards of any originator other than TMHL.]

The Master Servicer

[     ]

The Servicers

[Information regarding the Servicer can be found under the heading “The Servicers” in the prospectus.] [Provide any updated disclosure information for TMHL, as applicable.]

[Insert description of the Servicer[s] other than TMHL, as applicable.]

Mortgage Loan Servicing

Servicing of the Mortgage Loans

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the Mortgage Loans and the related Mortgaged Properties in accordance with the provisions of the related Servicing Agreement, either between Thornburg and the Servicer or among Thornburg, the Servicer and the Master Servicer and assigned to the Seller. See “Servicing and Administration of the Trust—Servicing and Administrative Responsibilities” in this prospectus supplement.

The Indenture Trustee, on behalf of the Trust, and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related Servicing Agreement. Under each Servicing Agreement, the Master Servicer has the right to terminate the Servicer for certain events of default which indicate the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement.

The Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the Servicing Agreements.

Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “—Advances” below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer has the right to terminate such Servicer and appoint a successor servicer as provided in the Sale and Servicing Agreement.

Generally, the transfer of the servicing of the Mortgage Loans to one or more successor servicers at any time will be subject to the conditions set forth in the Sale and Servicing Agreement and the related Servicing Agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each Rating Agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

Servicing Accounts

The Servicing Agreement entered into by [     ], in its capacity as Servicer provides that it will establish a Servicing Account in the name of the Trust and other trusts as to which [     ] will act as a Servicer. The Servicing Agreements entered into by certain of the other Servicers provide that the related Servicer may remit payments from borrowers to a general servicing account established in the name of the Master Servicer and various owners of mortgage loans, not all of which mortgage loans are included in the Trust. On the Servicer Remittance Date, each Servicer is required to remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Securities Administrator. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or the Collection Account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.”

Each Servicer will be paid the monthly Servicing Fee with respect to each Mortgage Loan serviced by it calculated at the Servicing Fee Rate and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. The Servicing Fees and the Servicing Fee Rates are set forth under “Fees and Expenses of the Trust.”

As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related Mortgage Loans are subject to prepayment penalties, which to the extent not retained by a primary Servicer will be paid to [     ] as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement.

The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders.

Waiver or Modification of Mortgage Loan Terms

The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless such Servicer has received the prior written consent of the Master Servicer, such Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan unless the Mortgagor is in default with respect to the Mortgage Loan or in the judgment of the related Servicer such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. Any Prepayment Interest Shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable Servicer and is generally limited to the extent that such amount does not exceed the total of their respective Servicing Fees on the related Mortgage Loans for the applicable Payment Date.

Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Payment Date, through a reduction in the amount of the Master Servicer compensation.

Advances

Each Servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (such delinquent interest reduced by the related Servicing Fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, Insurance Proceeds or Liquidation Proceeds of a Mortgage Loan. The Master Servicer will be obligated to make any such advances if any Servicer is required to and fails to do so, and the Indenture Trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Sale and Servicing Agreement. The Master Servicer, each Servicer or the Indenture Trustee, as applicable, will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the Servicers will maintain and keep a hazard insurance policy in full force and effect for each Mortgaged Property relating to a Mortgage Loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the Mortgage Loan or (ii) either the maximum insurable value of the improvements securing such Mortgage Loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, and containing a standard mortgagee clause.

Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the outstanding principal balance owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause flood insurance to be maintained with respect to that Mortgaged Property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in that program).

The Servicers, on behalf of the Trust and Noteholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related Servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The Servicers will take such action as they deem to be in the best interest of the Trust with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Servicers make reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable Servicing Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. The Servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

Prior to a foreclosure sale, the Servicers perform a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The Servicers base the amount they will bid at foreclosure sales on this analysis.

If the Servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net Liquidation Proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Noteholders which exceeds the Scheduled Principal Balance of the defaulted Mortgage Loan together with accrued interest thereon less Trust Expense Fees and Retained Interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the Mortgage Loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the Mortgage Loan.

[     ], in its capacity as Servicer of a substantial portion of the Mortgage Loans, has the option to purchase from the Trust any Mortgage Loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the Mortgage Loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that Mortgage Loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

The Servicers will, to the extent required by the related loan documents and the Servicing Agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a Servicer is in default in its obligations under the applicable Servicing Agreement (and such default is not cured within any applicable grace period provided for in the related Servicing Agreement), the Master Servicer may, at its option, or if directed by a majority in interest of Noteholders will, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer, pursuant to the related Servicing Agreement and the Sale and Servicing Agreement.

Amendment of the Servicing Agreements

Each Servicing Agreement may be amended only by written agreement signed by the related Servicer, the Seller, the Indenture Trustee and the Master Servicer. Such amendment shall not materially adversely affect the interest of the Noteholders.

Servicing and Administration of the Trust

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee and the Custodian will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

•     collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts into the related Servicing Account and delivering all amounts on deposit in the related Servicing Account to the Master Servicer for deposit into the Collection Account on the related Servicer Remittance Date;

•     collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•     making advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (any such delinquent interest reduced by the Servicing Fee), except to the extent the related Servicer determines such advance is nonrecoverable;

•     paying, as servicing advances, to the extent set forth in the applicable servicing agreement, customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the Servicing Agreement or (d) fire and hazard insurance coverage; and

Party:	Responsibilities:
• providing monthly loan-level reports to the Master Servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the Sale and Servicing Agreement and the Servicing Agreements, including but not limited to:

• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the related Servicing Agreement;

•     collecting monthly remittances from each Servicer for deposit in the Collection Account on the related Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note Payment Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

• upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• upon the failure of a Servicer to make advances with respect to a Mortgage Loan, making those advances to the extent provided in the Sale and Servicing Agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” above.

Securities Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, Sale and Servicing Agreement, Indenture and Trust Agreement, including but not limited to:

• acting as Note Registrar and Paying Agent;

•      in its capacity as Paying Agent, paying all amounts on deposit in the Note Payment Account to the Noteholders in accordance with the priorities described under “Descriptions of the Notes—Priority of Distributions” on each Payment Date;

•      preparing and making available the investor reports, including the monthly Payment Date statement to Noteholders based on information received from the Servicers and the Yield Maintenance Counterparty;

•     upon the failure of the Master Servicer to make any advance required under the Sale and Servicing Agreement, providing notice of such Master Servicer event of default to the Indenture Trustee, the Seller and the Rating Agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and

• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.

Party:	Responsibilities:
See “Description of the Notes—Reports to Noteholders” above.

Owner Trustee	Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other documents or agreements to which the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the holders of the Ownership Certificates, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

taking direction from the Certificateholder regarding the management of the Trust.

See “The Trust Agreement, the Indenture and the Administration Agreement—Certain Matters Under the Agreements—Duties of the Owner Trustee” below.

Indenture Trustee	Performing the Indenture Trustee functions in accordance with the provisions of the Indenture, or pursuant to the Administration Agreement, including but not limited to:

• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Sale and Servicing Agreement and the Indenture, as applicable;

• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;

• upon the termination of the Custodian, appointing a successor custodian;

•      upon the occurrence of a master servicer event of default under the Sale and Servicing Agreement, providing notice of such Master Servicer event of default to the Master Servicer, the depositor, the Seller and the Rating Agencies;

•      upon the occurrence of a master servicer event of default under the Sale and Servicing Agreement, at its discretion (or if so directed by the Noteholders having not less than 51% of the voting rights applicable to the Notes), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Sale and Servicing Agreement, appointing a successor master servicer or succeeding as master servicer.

See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement--Rights Upon Event of Default.”

Custodian	Performing the custodial functions in accordance with the provisions of the Trust Agreement, including but not limited to:

• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of Mortgage Loan files as agent for the Indenture Trustee.

See “Description of the Notes—The Custodian” above.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, before distribution thereof to the Noteholders, be deposited in Trust Accounts established in the name of the [     ] or, in the case of any Servicer, accounts established in the name of such Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders. The Certificate Distribution Account will be established in the name of the Securities Administrator. So long as [     ] shall act as both the Securities Administrator and the Master Servicer under the Sale and Servicing Agreement, the Collection Account may be a sub-account of the Note Payment Account. Funds on deposit in these Trust Accounts may be invested in the Permitted Investments described below by the party responsible for such account. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the Servicers and will not be available for distribution to any Noteholders.

Collection Account	Securities Administrator	Any investment earnings will be paid as compensation to the Master Servicer and to [ ] and will not be available for distribution to any Noteholders.

Note Payment Account	Securities Administrator	Any investment earnings will be paid as compensation to the Master Servicer, and will not be available for payments to Noteholders.

Certificate Distribution Account	Securities Administrator	Amounts on deposit in the Certificate Distribution Account will not be invested.

Reserve Fund	Securities Administrator	Any investment earnings will be retained in the Reserve Fund.

Group [ ] Final Maturity Reserve Account	Securities Administrator	Any investment earnings will be retained in the Group [ ] Final Maturity Reserve Account.

If funds deposited in any Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such Trust Account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a Permitted Investment:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee, the Securities Administrator or the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency rating the Notes and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by the Rating Agencies rating the Notes;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency rating the Notes in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency rating the Notes in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Indenture Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from each Rating Agency rating such funds; and

(vii)
if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Notes in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Offered Notes;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than [     ]% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of [     ], each Servicer will, or will cause a subservicer to, provide to the Master Servicer and certain other parties (if specified in the related Servicing Agreement), a report on an assessment of compliance with the AB Servicing Criteria. The Sale and Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March [     ] for the period specified in the Sale and Servicing Agreement, (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the Indenture Trustee, solely in its capacity as Custodian, will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria if the Trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB will also provide to the depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

Each Servicing Agreement will also provide for delivery to the Master Servicer and certain other parties (if specified in the related Servicing Agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of 2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer of the Servicer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one Servicing Agreement.

The Securities Administrator will make available on its internet website copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance. These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Notes for the first Payment Date in [     ]:

[ ] through [ ]	Due Period:

Payments due during the related Due Period ([     ] through [     ]) from borrowers will be deposited in each Servicer’s Servicing Account as received and will include scheduled principal payments and interest payments due during the related collection period.

[ ] through [ ]	Prepayment Period for partial and full prepayments received from Mortgage Loans:

Partial principal prepayments received by any Servicer and principal prepayments in full received by any Servicer during the related prepayment period ([     ] through [     ]) will be deposited into such Servicer’s Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([     ]).

[ ]	Servicer Remittance Date:
The Servicers will remit collections and recoveries in respect of the Mortgage Loans to the Collection Account on or prior to the [18th] day of each month (or if the [18th] day is not a Business Day, the next succeeding Business Day or, in certain cases, if such [18th] day is not a Business Day, the Business Day immediately preceding such [18th] day) as specified in the related Servicing Agreement.

[ ]	Master Servicer Remittance Date:
One Business Day prior to the related Payment Date, the Securities Administrator, as Paying Agent, will transfer amounts on deposit in the Collection Account for deposit into the Note Payment Account, including any Advances made by the Servicers or the Master Servicer for that Payment Date, on or before the Master Servicer Remittance Date.

[ ]	Record Date:
Distributions will be made to Noteholders of record for all Classes of Offered Notes, as of the Business Day immediately preceding the Payment Date, so long as such Notes remain in book-entry form; and otherwise the Record Date shall be the close of business on the last Business Day of the month immediately before the month in which the Payment Date occurs.

[ ]	Payment Date:
On the [25th] day of each month (or if the [25th] day is not a Business Day, the next Business Day), the Securities Administrator, as Paying Agent, will make distributions to Noteholders from amounts on deposit in the Note Payment Account.

Succeeding months follow the same pattern.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicers and the Master Servicer will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicers	Monthly
For each Mortgage Loan, a monthly fee paid to the related Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at, in the case of (a) approximately [     ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan, and after the first adjustment date, in the case of approximately [     ]% of such Mortgage Loans, [     ]% per annum for each Mortgage Loan, (b) approximately [     ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan, and (c) less than [     ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan.
Deducted by each Servicer from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.

In addition, [      ] will receive all investment earnings on amounts on deposit in the Collection Account other than the amount retained by the Master Servicer as described immediately below and any prepayment penalty amounts that are not retained by a primary Servicer.
Distributed by the Master Servicer to [ ].

Master Servicer	Monthly
A monthly fee equal to [     ]% per annum of the Scheduled Principal Balance of each Mortgage Loan together with the investment earnings on amounts on deposit in the Collection Account for one Business Day.
The monthly fee will be deducted by the Master Servicer from the Collection Account.

The fees of the Securities Administrator, the Indenture Trustee and the Owner Trustee are paid separately by the Master Servicer and are not obligations of the Trust. The fees of the Custodian are paid separately by the Seller.

The Servicing Fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders. The Indenture Trustee and the Owner Trustee will be entitled to be reimbursed by the Trust for certain expenses, including indemnification payments, in connection with the performance of their respective duties under the Trust Agreement, the Sale and Servicing Agreement, the Indenture and other transaction documents.

None of the Servicing Fees set forth in the table above may be changed without amendment of the related Servicing Agreement, and none of the other fees set forth in the table above may be changed without amendment of the Sale and Servicing Agreement.

To the extent the Servicers, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee are entitled to be reimbursed by the Trust for expenses, they will be reimbursed before payments are made on the Notes.

The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement

General

The following summary describes certain terms of the Sale and Servicing Agreement by and among the Trust, the Depositor, the Seller, the Sponsor, the Master Servicer, the Securities Administrator and the Indenture Trustee and the Mortgage Loan Purchase Agreement by and between the Seller and Depositor. The summary does not propose to be compete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Assignment of the Mortgage Loans

On the Closing Date, pursuant to the Sale Agreement, the Seller will purchase the Mortgage Loans from [     ]. Contemporaneously with such sale, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor, and pursuant to the Sale and Servicing Agreement, the Depositor will, in turn, (i) transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, mortgages and other related documents, including all Scheduled Payments with respect to each Mortgage Loan due after the Cut-off Date and (ii) assign all of its rights (but excluding certain obligations) under the Servicing Agreements and the right to enforce the representations and warranties made with respect to the Mortgage Loans against [     ] and the Seller. Each Mortgage Loan transferred to the Trust will be identified on the Mortgage Loan Schedule prepared by the Seller and delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. The Mortgage Loan Schedule will include the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate and certain additional information.

Sale of the Mortgage Loans

Each transfer of the Mortgage Loans from [     ] to the Seller, from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale Agreement, the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement, respectively. However, in the event of insolvency of [     ], the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by [     ], the Seller or the Depositor as a financing, each of the Seller, as transferee of the Mortgage Loans from [     ], the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trust, as transferee of the Mortgage Loans from the Depositor, will have a security interest in the Mortgage Loans transferred to it. Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans.

Delivery of Mortgage Loan Files.

The Sale and Servicing Agreement will require that, upon certain conditions and within the time period specified in the Sale and Servicing Agreement, [     ] on behalf of the Seller will deliver to the Indenture Trustee (or a custodian, on behalf of the Indenture Trustee) the mortgage notes evidencing the Mortgage Loans endorsed to the Indenture Trustee on behalf of the Noteholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, [     ] may deliver a true and complete copy of the original together with a lost note affidavit. In the case of those mortgage loans originated and serviced by [     ] , a portion of the mortgage file will be retained by [     ] , as servicer, on behalf of the trust in accordance with the related servicing agreement, among other mortgage file documents. However, within 60 days after the occurrence of certain events as set forth in the related servicing agreement and upon request by the trustee, [     ] is obligated to deliver such mortgage file documents to the trustee (or its custodian) in accordance with the related servicing agreement.

Within 90 days after the receipt by the Indenture Trustee, or a custodian on its behalf, of the Mortgage Loans and related documents, the Indenture Trustee or custodian will review the Mortgage Loans and the related documents pursuant to the Sale and Servicing Agreement. If any Mortgage Loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the Seller by the Indenture Trustee (or a custodian, on behalf of the Indenture Trustee), [     ] will be obligated to either:

•	substitute for the defective Mortgage Loan an eligible substitute Mortgage Loan, or

•
repurchase the defective Mortgage Loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the Mortgage Rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the Trust in connection with a violation by such Mortgage Loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after [     ]’s obligation to purchase the defective loan arises. The obligation of [     ] to repurchase or substitute for a defective Mortgage Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

For a Mortgage Loan to be eligible to be substituted for a defective Mortgage Loan, the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate principal balance), not in excess of, and not more than [     ]% less than, the principal balance of the defective Mortgage Loan;

•	the substituted loan has a Maximum Mortgage Rate and a Gross Margin not less than those of the Mortgage Loan and uses the same Index as the defective Mortgage Loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective Mortgage Loan;

•
the substituted loan complies with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by [ ] or other applicable Originator in accordance with the same underwriting criteria and guidelines as the defective Mortgage Loan;

•	the substituted loan is of the same or better credit quality as the defective Mortgage Loan; and

•	the substituted loan satisfies certain other conditions specified in the Sale and Servicing Agreement.

In connection with the substitution of an eligible substitute Mortgage Loan, [     ] will be required to deposit in the Collection Account, on or prior to the next Determination Date after [     ]’s obligation to purchase or substitute the defective Mortgage Loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective Mortgage Loan over the principal balance of the eligible substitute Mortgage Loan.

Representations and Warranties.

The Seller will make the following representations and warranties that, as to each Mortgage Loan, as of the Closing Date:

[Insert representations and warranties. These will generally include representations and warranties regarding the mortgage loan schedule, outstanding charges, modification of the terms of the mortgage notes, defenses to enforceability of the mortgage notes, satisfaction of the mortgages, the validity of the documents, compliance with applicable laws, validity of the liens, ownership of the mortgage loans, insurance, transferability of the mortgage loans, whether the mortgage properties are undamaged, collection practices, due-on-sale clauses, prepayment premiums and foreclosure].

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders in a Mortgage Loan and the related documents, [     ] or the Seller with respect to its representations and warranties will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered [ ] above has occurred will be made without regard to [     ]’s knowledge of the factual conditions underlying the breach. With respect to either [     ] or the Seller, if the breach cannot be cured within the 90-day period, [     ] or the Seller will be obligated to either:

•	cause the removal of the affected Mortgage Loan from the Trust and substitute for it one or more eligible substitute Mortgage Loans, or

•	purchase the affected Mortgage Loan from the Trust.

The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after [     ]’s or the Seller’s obligation to purchase the defective Mortgage Loan arises. The obligation of [     ] or the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

The same procedure and limitations that are set forth above for the substitution or purchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders. We can make no assurance that either [     ] or the Seller will be able to fulfill its obligation to repurchase any of the Mortgage Loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Collection Account

The Securities Administrator will establish and maintain a separate Collection Account for the benefit of the holders of the Notes. The Collection Account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the Notes as evidenced by a letter from each such rating agency to the Securities Administrator.

The types of permitted investments in which Collection Account funds may be invested are specified in the Sale and Servicing Agreement and under “Servicing and Administration of the Trust--Trust Account.”

Upon receipt by the Securities Administrator of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fee, the Master Servicing Fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property, or similar items), the Securities Administrator will deposit these amounts in the Note Payment Account. Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before two Business Days prior to the related Payment Date unless they are managed or advised by the Securities Administrator or one of its affiliates, in which case the permitted investments may mature on the Business Day prior to Payment Date. On the Business Day prior to the Payment Date, the Securities Administrator will deposit amounts in the Collection Account to the Note Payment Account for payment by the Paying Agent to Noteholders.

Deposits to Note Payment Account

The Securities Administrator, as Paying Agent, will establish and maintain a separate Note Payment Account for the benefit of the holders of the Notes. The Note Payment Account must be a segregated account that meets the same requirements as described under “--Payments on the Mortgage Loans; Deposits to the Collection Accounts.”

Upon receipt by the Paying Agent of amounts from the Collection Account, the Paying Agent will deposit these amounts in the Note Payment Account. Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before one Business Day prior to the related Payment Date unless they are managed or advised by the Paying Agent or one of its affiliates, in which case the permitted investments may mature on the Payment Date. On the Payment Date, the Paying Agent will make distributions to Noteholders. The types of permitted investments in which Note Payment Account funds may be invested are specified in the Sale and Servicing Agreement. See “Servicing and Administration of the Trust—Trust Account.”

Trust Expense Fees

Trust Expense Fees are payable out of the interest payments on each Mortgage Loan and will vary from Mortgage Loan to Mortgage Loan. Trust Expense Fees accrue at an annual expense fee rate, referred to as the “Trust Expense Fee Rate,” calculated on the Scheduled Principal Balance of each Mortgage Loan. With respect to each Mortgage Loan, the “Trust Expense Fee Rate” will be equal to the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Voting Rights

Voting rights under the Sale and Servicing Agreement will be allocated as follows:

•	[ ]% to the Classes of Notes (other than the Class [ ] Notes) in proportion to their respective outstanding Note Principal Amounts;

•	[ ]% to the holders of the Class [ ] Notes in proportion to their respective outstanding notional amounts; and

•	[ ]% to the holders of the Ownership Certificates, in proportion to their percentage interests.

Amendment

The Sale and Servicing Agreement may be amended by the Depositor, the Seller, [     ], the Master Servicer, the Securities Administrator, the Indenture Trustee and the holders of the Ownership Certificates without the consent of the holders of the Notes, for any of the purposes set forth in the prospectus. In addition, the Sale and Servicing Agreement may be amended by the Depositor, the Seller, [     ], the Master Servicer, the Securities Administrator, the Indenture Trustee and the holders of a majority in interest of the Ownership Certificates, with the consent of the holders of a majority in interest of each Class of affected Notes, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Notes. However, in no event, may any amendment:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Notes without the consent of the holders of all the affected Notes; or

•
affect adversely in any material respect the interests of the holders of any Class of Offered Notes in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66 2/3%; or

•	affect adversely in any material respect the interests of the Auction Swap Counterparty without the consent of the Auction Swap Counterparty; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Notes.

Events of Default

An event of default with respect to the Master Servicer will consist, among other things, of:

•
any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the Collection Account any deposit required to be made by it under the terms of the Sale and Servicing Agreement or to remit to the Securities Administrator any payment which continues unremedied for three business days following written notice to the Master Servicer; or

•
any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which continues unremedied for 60 days (or such shorter period specified in the Sale and Servicing Agreement) after the date on which written notice of the failure is given to the Master Servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may (and, pursuant to the Sale and Servicing Agreement, if so directed by holders of Notes evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans, as provided in the Sale and Servicing Agreement. If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Sale and Servicing Agreement, including the obligation to make advances.

In addition, [     ], as a Servicer of a substantial portion of the Mortgage Loans will have certain rights with respect to the Sale and Servicing Agreement in respect of the Master Servicer, including the option, but not the obligation, to become the successor Master Servicer and the right to consent to the selection of a new master servicer in the event of a default by [     ] . If [     ] is terminated as Master Servicer under the Sale and Servicing Agreement, it will also resign in its capacities as Securities Administrator and Paying Agent.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

No Noteholder, solely by virtue of its status as a holder of a Note, will have any right under the Sale and Servicing Agreement to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Indenture Trustee written notice of the Master Servicer’s default and Noteholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Indenture Trustee.

The Trust Agreement, the Indenture and the Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as Note Registrar and Paying Agent. The Securities Administrator will provide to a prospective or actual Noteholder, without charge, upon request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Sale and Servicing Agreement. Such requests should be made by calling the Securities Administrator’s customer service desk and indicating such.

The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Certain Matters under the Agreements

Duties of the Owner Trustee

The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Owner Trustee is a party and will administer the Trust in the interest of the Certificateholder, in accordance with the provisions of the Trust Agreement. As described under “Description of the Trust” above and “—Administration” below, the Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Sale and Servicing Agreement

[     ], in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that [     ] will not be liable for any error of judgment made in good faith by an officer of the Owner Trustee or with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of a majority in interest of the Certificateholders. [     ] is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee’s rights or powers, if [     ] has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee

The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders. The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement. Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the holders of Ownership Certificates under the Sale and Servicing Agreement.

Resignation or Removal of Owner Trustee

The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Certificateholders and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement. The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property. If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee. If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee.”

Duties of the Indenture Trustee

If no event of default under the Indenture (each, an Indenture Default) has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture and the Sale and Servicing Agreement. As described under “—Administration” below, the Securities Administrator will perform certain administrative functions required under the Indenture and the Sale and Servicing Agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Trust, the Depositor, the Securities Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in the event of an Indenture Default, and the Indenture Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate Trust Office. See “—Events of Default under the Indenture” below. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Events of Default under the Indenture

An Indenture Default will generally consist of: (1) a default for one month or more in the payment of any Current Interest due on any Class of Notes then outstanding; (2) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (3) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least [     ]% of the outstanding Notes, as provided in the Indenture; (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 60 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (5) transfer of any Class of the Retained Notes and/or the Ownership Certificates separately rather than as a unit such that the Trust is subject to corporate federal income tax; or (6) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The “Priority Class” is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on, any Class of Notes, unless (1) the holders of all outstanding Notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale after payment of all expenses of the Trust, or (3) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes (excluding the notional amount of the Class [     ] Notes). In making any determination under (2) and (3) above, the Indenture Trustee may obtain (at the expense of the Trust) and rely upon an opinion or advice of an investment advisor, investment banking firm or accounting firm.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (2) the holders of not less than [     ]% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (3) such holder or holders have offered the Indenture Trustee reasonable indemnity, (4) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the Indenture Trustee, the Master Servicer, the Securities Administrator or the Owner Trustee in their respective individual capacities, or the Certificateholders, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Expenses and Indemnities of the Indenture Trustee

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Sale and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Sale and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party, except as a result of its negligence, bad faith or wilfull misconduct.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Indenture Trustee

The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Trust, each Noteholder and each Rating Agency, resign at any time, in which event the Trust will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture. The Indenture Trustee may also be removed at any time by the Trust if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee is removed, the Trust will promptly appoint a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or the holders of at least 51% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders. The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Indenture Trustee.”

Purchase of the Notes and Redemption

The Notes are subject to purchase under the circumstances described under “Description of the Notes Mandatory Auction of the Offered Notes” and “—Optional Notes Purchase Right” and the Notes are subject to redemption under the circumstances described under “Description of the Notes--Optional Termination of the Trust.”

The Indenture will be discharged upon the delivery to the Note Registrar for cancellation of all Notes or, with certain limitations, upon deposit with the Securities Administrator, as Paying Agent, of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Securities Administrator, and the Certificateholders will succeed to all the rights of the Noteholders pursuant to the Sale and Servicing Agreement.

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust, the Indenture Trustee and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” above. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, correcting errors, ambiguities or inconsistencies with the disclosure in the offering documents, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the Notes will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Notes because monthly distributions will not be payable to such holders until generally the [25th] day of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the Mortgage Loans which are not advanced by the Servicers, the Master Servicer or the Indenture Trustee as successor Master Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Notes. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Notes in the reverse order of their numerical Class designations, and then by the related Offered Notes. If, as a result of these shortfalls, the aggregate of the Class Principal Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on a Payment Date exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess. This will reduce the level of subordination and, if the Class Principal Amounts of the Subordinate Notes have been reduced to zero, the amounts available to distribute to the Offered Notes and may cause reductions in the Class Principal Amounts of the Offered Notes.

Prepayment Interest Shortfalls and Relief Act Reductions may adversely affect the yields on the Offered Notes. In addition, all Realized Losses initially will be borne by the Subordinate Notes, in the reverse order of their numerical Class designations and then by the Offered Notes in the manner set forth under “Description of the Notes—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement. As a result, the yields on the Offered Notes will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Notes, the aggregate amount of distributions on the Offered Notes and the yields to maturity of the Offered Notes will be related primarily to the rate and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Loan Groups, in the case of the Offered Notes, and in all Mortgage Loan Groups, in the case of the Class [     ] Notes and the Subordinate Notes. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans[, including negative amortization Mortgage Loans] and Interest-Only Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by Thornburg Mortgage, Inc., [     ] or the Seller. The Mortgage Loans may be prepaid by the Mortgagors at any time. The Mortgage Loans are subject to the “due-on-sale” provisions included therein. See “Description of the Mortgage Loan Groups” in this prospectus supplement.

The rate of principal payments, including prepayments, on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates, because the Mortgagors may seek to “lock in” a lower Mortgage Rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in Mortgagors’ housing needs, job transfers, unemployment, Mortgagors’ net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions, as well as the characteristics of the Mortgage Loans as described under “Description of the Mortgage Loan Groups” in this prospectus supplement. The existence of a Periodic Rate Cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

In addition, the rate of principal prepayments may also be influenced by programs offered by Mortgage Loan Originators, Servicers and brokers (including the Servicers and their affiliates). In particular, [     ] and its affiliates may solicit borrowers using general and targeted solicitations (which may be based on Mortgage Loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom [     ] or its affiliates believe may be considering refinancing their Mortgage Loans.

The particular features of the Mortgage Loans may affect the prepayment experience. The interest-only feature of some of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan nears the end of its interest-only period, the Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

[The negative amortization feature of the Group [   ] Mortgage Loans may affect the yield on the related Group [   ] Notes. As a result of the negative amortization of the Group [   ] Mortgage Loans, the outstanding principal balance of a Group [   ] Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “Description of the Mortgage Loan Groups—General.” During periods in which the outstanding principal balance of a Group [   ] Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Group [   ] Mortgage Loan may approach or exceed the value of the related Mortgage Property, thus increasing the likelihood of defaults as well as the amount of any loss experience with respect to any such Group [   ] Mortgage Loan that is required to be liquidated. Furthermore, each Group [   ] Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Group [   ] Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Group [   ] Mortgage Loan is greater than that associated with fully amortizing mortgage loans.]

In addition, because the Mortgage Rate on the Group [   ] Mortgage Loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Group [   ] Mortgage Loans over its then remaining term at the applicable Mortgage Rate. Accordingly, the Group [   ] Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related Accrual Period at the applicable Mortgage Rate but its not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related Accrual Period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). In the event the monthly payment is not sufficient to pay interest accrued on the Group [   ] Mortgage Loan at the applicable Mortgage Rate, Deferred Interest will be added to the principal balance of such Group [   ] Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium during the first [     ] to [     ] after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the Notes.

Approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, do not provide for monthly payments of principal for the [     ] to [     ]following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay the Interest-Only Mortgage Loans during such interest-only period. In addition, because no principal is due on these Mortgage Loans during the interest-only period, the Class Principal Amounts of the related Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the Interest-Only Mortgage Loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related Mortgage Rates, principal payments on the related Notes are expected to increase correspondingly, and, in any case, the related Notes will amortize at a faster rate than if payments on the Mortgage Loans were initially calculated on the basis of a thirty-year or other applicable amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Interest-Only Mortgage Loans.

The Mortgage Rates on approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, can be converted to fixed rates and the Mortgage Rates on approximately [     ]%, [     ]%, [     ]% and [     ]% of the Group [   ] Mortgage Loans, Group [   ] Mortgage Loans, Group [   ] Mortgage Loans and Group [   ] Mortgage Loans, respectively, can be modified to any hybrid or adjustable rate product offered by [     ], including conversion to a different Index or a different hybrid structure. The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate Mortgage Loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable Mortgage Rates to fixed Mortgage Rates on such Mortgage Loans or prepay such Mortgage Loans. Thornburg Mortgage, Inc. has the obligation to purchase any Mortgage Loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan in accordance with the terms of the related mortgage note. In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage Loans from the Trust prior to making any such modification. As a result of any borrower’s exercise of a conversion or modification option, the Mortgage Loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the Trust may include fixed rate Mortgage Loans, and the Interest Rate for the Notes will not reflect corresponding changes in interest as they might otherwise.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale Agreement, [     ] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, [     ] will be required to repurchase the affected Mortgage Loan or substitute another Mortgage Loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, [     ] will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the Insurance Proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Notes and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

The rate of prepayment may affect the Interest Rates on the Offered Notes. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the Interest Rates on the related Notes. In addition, differences in the rates of prepayments or of Realized Losses as among the Mortgage Loan Groups may adversely affect the Interest Rates on the Notes by reducing the related Available Funds Cap Rate used to determine those Interest Rates. Due to the different types of Mortgage Loans comprising the three Mortgage Loan Groups, such different experience is likely to occur.

Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described in this prospectus supplement, will result in distributions on the Offered Notes of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Notes may vary from the anticipated yield will depend upon the degree to which that Offered Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any Notes purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Notes purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

The yields on the Offered Notes will be affected by the level of one-month LIBOR and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—The yield on the notes may be affected by changes in interest rates.”

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans occurs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations applied in reduction of the Class Principal Amounts of the Offered Notes. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the Offered Notes will be shortened if the level of prepayments of principal of the Mortgage Loans increases, including any optional repurchase of remaining Mortgage Loans in connection with the termination of the Trust. However, the weighted average lives of the Offered Notes will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Classes of Notes. In addition, the weighted average lives of the Offered Notes will be shortened if the Optional Notes Purchase Right is exercised.

The interaction of the foregoing factors may have different effects on the various Classes of Offered Notes and the effects on any Class may vary at different times during the life of that Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Notes. Further, to the extent that the prices of the Offered Notes represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of the Classes of Offered Notes will result in variability in the related yields to maturity.

Structuring Assumptions

Prepayments on Mortgage Loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any Mortgage Loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on pages S-[     ] to S-[   ] to this prospectus supplement were prepared based on the following modeling assumptions:

•	Each Mortgage Loan Group consists of Mortgage Loans which have the characteristics set forth in the table below.

•	Distributions on the Notes are received, in cash, on the [25th] day of each month, commencing in [ ].

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans and no Prepayment Interest Shortfalls or Relief Act Reductions are incurred.

•
No Mortgage Loan is purchased by [     ], the Seller or Thornburg Mortgage, Inc. from the Trust pursuant to any obligation or option under the Sale and Servicing Agreement (other than an optional termination as described below).

•	Scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in [ ] and are computed prior to giving effect to any prepayments received in the prior month.

•
Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual Mortgage Loans, and are received on the last day of each month commencing in [     ] and include 30 days’ interest.

•
The scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan by its remaining term to maturity (taking into account any interest-only period) and in the case of Group [   ] Mortgage Loans on the [     ] payment adjustment date of such Mortgage Loans, and every [     ] payment adjustment date thereafter, the monthly payment due on that Group [   ] Mortgage Loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the Group [   ] Mortgage Loans to be paid in full in equal monthly installments at its maturity, if necessary.

•	Interest accrues on each Note at the related Interest Rate as described under “Description of the Notes—Distribution of Interest—Interest Rates” in this prospectus supplement.

•	The initial Class Principal Amount of each Class of Notes (other than the Class [ ] Notes) is as set forth on page S-[ ] or as described in this prospectus supplement.

•	The Master Servicer Fee Rate is equal to [ ]%.

•	The [1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year CMT, 3-year CMT and 1-year MTA] Indices remain constant at [ ]%, [ ]%, [ ]%, [ ]%, [ ]% and [ ]%, respectively.

•
No optional termination of the Trust will occur and no optional notes purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to optional termination or to the optional notes purchase right, respectively.

•	The funds in the Group [ ] Final Maturity Reserve Account will be distributed to the Group [ ] Noteholders on the Payment Date in [ ].

•	The Notes are purchased on [ ].

•	No Mortgage Loan converts from an adjustable rate to a fixed rate of interest or to another adjustable rate of interest.

•	No Mortgage Loan is modified.

Assumed Mortgage Loan Characteristics
Group [   ] Mortgage Loans

Loan Type	Index	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Initial Trust Expense Rate (%)(1)	Weighted Average Adjusted Trust Expense Rate (%)(2	Weighted Average Original Term to Maturity (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Remaining Interest Only Term (months)	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Initial Cap (%)	Weighted Average Periodic Cap (%)	Weighted Average Maximum Rate (%)	Weighted Average Months to Next Rate Adjustment Date	Rate Adjustment Frequency (months)
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of [ ]% per annum.

(2)	The Servicing Fee Rate will increase by [ ]% per annum after the Mortgage Rate Adjustment Date in the case of approximately [ ]% of the Group [ ] Mortgage Loans.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original Class Principal Amount outstanding (rounded to the nearest whole percentage) and the weighted average lives of the Notes set forth in the table. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Notes and set forth the percentages of the initial Class Principal Amount of each Class that would be outstanding after each of the Payment Dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Class Principal Amounts and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of CPR.

The weighted average life of any Class of Notes is determined by:

•
multiplying the assumed net reduction, if any, in the Class Principal Amount of that Class of Notes on each Payment Date by the number of years from the date of issuance of the Notes to the related Payment Date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Amount of that Class.

Percent of Original Class Principal Amount Outstanding(1)

Class [ ] and Class [ ]
Percentage of CPR
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life
Years to Maturity	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Years to Auction Payment Date*	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Years to Notes Purchase Right	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Years to Optional Termination	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	Rounded to the nearest whole percentage.

*	Assumes the Notes are sold on the related Auction Payment Date occurring in [ ] and that the percentage of original Class Principal Amount outstanding on such date will equal 0%.

Material Federal Income Tax Consequences

Tax Classification of the Trust and of the Offered Notes

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, those Offered Notes that are not retained by the Sponsor, the Seller or one of their affiliates will be classified as debt instruments. The character as debt or something else for federal income tax purposes of any Offered Notes that are retained by the Sponsor, the Seller or one of their affiliates, will be determined on the basis of the facts and circumstances at the time of the transfer of their beneficial ownership to an unaffiliated buyer. The Owner Trustee, on behalf of the Trust, will agree, and the beneficial owners of the Offered Notes will agree by their purchase of such Offered Notes, to treat such Offered Notes as debt instruments for U.S. federal income tax purposes. The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, as a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool.

On the Closing Date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the Ownership Certificates and each Class of Retained Notes. The Trust Agreement and the Indenture will set forth restrictions on the transferability of the Ownership Certificates and the Retained Notes to ensure that at all times either (i) one person owns a 100% ownership interest in the Ownership Certificates and each Class of Retained Notes or (ii) two or more persons own ownership interests in the Ownership Certificates and each Class of Retained Notes, but only if each such person’s percentage interest in the Ownership Certificates is identical to such person’s percentage interest in each Class of Retained Notes. Any transfer in contravention of these restrictions will be permitted only if the person seeking to transfer the Ownership Certificates or Retained Notes furnishes the Securities Administrator, as note registrar and certificate registrar, with an opinion of counsel concluding that such transfer would not cause the trust to become subject to federal income taxation as a corporation.

If, notwithstanding these restrictions on transferability, the Ownership Certificates or one or more Classes of Retained Notes were to be transferred such that one person owned only some Classes of Retained Notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer. Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation. An exception to this general rule exists if 100% of the equity interests in a taxable mortgage pool are owned by a real estate investment trust. Although Thornburg Mortgage, Inc., the initial owner of the Ownership Certificates and the Retained Notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the Ownership Certificates would enable the trust to qualify for this exception. If some or all of one or more Classes of Retained Notes were acquired by another person, that other person could be considered to own a portion of the equity interests in the trust because the Retained Notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes. Any tax imposed on the trust would reduce cashflow that would be available to make payments on the Notes, particularly the Subordinate Notes. Any violation of the aforementioned transfer restrictions applicable to the Ownership Certificates and the Retained Notes would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

Interest Income on the Offered Notes. The Group [   ] Notes will, and the other Classes of Offered Notes may be treated as having been issued with OID. The beneficial owner of an Offered Note must include any OID with respect to such Offered Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Maturity Considerations” above. No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

Additional Considerations Applicable to the Auction Swap Agreement. For federal income tax purposes, the purchase of an Offered Note represents (i) the purchase of a debt instrument, (ii) the obligation to sell the Offered Note on the related Auction Payment Date, and (iii) the acquisition of rights and assumption of obligations under the Auction Swap Agreement.

On the related Auction Payment Date, the owner of Offered Notes must tender those Offered Notes for sale for the Par Price. The investor with the highest bid in the related auction conducted by the Auction Administrator will purchase the Offered Notes. Under the Auction Swap Agreement, for federal income tax purposes each owner of an Offered Note will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Offered Note.

For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Offered Note for the rights acquired or the obligations undertaken with respect to the Offered Notes under the Auction Swap Agreement. The IRS could disagree, and if its position were upheld, the holders of the Offered Notes could have OID in addition to the stated interest on their Offered Notes or a small offset of premium against that stated interest. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus.

The debt component of an Offered Note and the rights and obligations under the auction and the Auction Swap Agreement should be treated as offsetting positions in a straddle for purposes of section 1092 of the Code. As a result, any gain or loss realized upon the sale or exchange of an Offered Note (including the mandatory sale on the related Auction Payment Date) will be treated as short-term gain or loss regardless of how long the owner held the Offered Note. Generally, the owner of an Offered Note will be required to capitalize any interest and carrying charges applicable to the Offered Note to the extent they exceed the ordinary income generated by the Offered Note for the taxable year. In addition, ownership of an Offered Note may have to be treated as ownership of a conversion transaction, in which case any gain on sale will be treated as ordinary income to the extent the owner’s yield from the investment is less than 1[     ]% of the applicable federal rate.

The correct treatment of the Offered Notes under the Auction Swap Agreement is not clear. Owners of Offered Notes are strongly advised to consult their own tax advisors regarding the treatment of their interest in Offered Notes, including the allocation of issue price and the timing, character, and source of income, gain, deduction, and loss resulting from ownership of Offered Notes.

Possible Alternative Treatments of the Offered Notes. If, contrary to the opinion of [     ], the IRS successfully asserted that a Class of Offered Notes did not represent debt instruments for U.S. federal income tax purposes, those Notes could be treated as equity interests in the Trust. Moreover, if a Class of Offered Notes represented equity in the Trust, payments of interest on that Class of Offered Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State Taxes

The Depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the Offered Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

ERISA Considerations

General

Section 406 of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing (“Plans”) and persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (collectively, the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the Trust believes that, at the time of their issuance, the Offered Notes—other than the Class [     ] Notes, the Class [     ] Notes and approximately [     ]% of the Class [     ] Notes (the “Senior Retained Notes”), which will be retained by Thornburg Mortgage, Inc., an affiliate of the Sponsor and the Seller—should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes (other than the Senior Retained Notes), including the reasonable expectation of purchasers of the Offered Notes (other than the Senior Retained Notes) that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes (other than the Senior Retained Notes) may be purchased by a Plan.

The acquisition or holding of Offered Notes (other than the Senior Retained Notes) by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriter, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire the Notes. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by independent “qualified professional asset managers”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain “in-house asset managers”) (“Investor-Based Exemptions”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Notes (other than the Senior Retained Notes) for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Notes (other than the Senior Retained Notes) or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes (other than the Senior Retained Notes).

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (together with Plans, “Benefit Plans”).

The Offered Notes (other than the Senior Retained Notes) should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicers, the Owner Trustee, the Trust Administrator, the Underwriter, or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to the Benefit Plan, unless such purchase and holding of such Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of an Offered Note (other than a Senior Retained Note) will be deemed to represent and warrant to the Trust that (i) it is not acquiring such Offered Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of a Senior Retained Note will be deemed to represent and warrant to the Trust that it is not acquiring such Offered Note for, or with the assets of, a Benefit Plan. Notwithstanding the foregoing, if a Senior Retained Note is transferred to a purchaser or transferee that not the Sponsor, the Seller or one of their affiliates, such purchaser or transferee may acquire such Senior Retained Note for, or with the assets of, a Benefit Plan if such purchaser or transferee represents (or will be deemed to represent, as applicable) that (i) at the date of transfer, such Senior Retained Note is rated investment grade or better, (ii) such purchaser or transferee believes that such Senior Retained Note is properly treated as indebtedness with substantial equity features for purposes of the Plan Assets Regulations (based in part on the issuance of an opinion of counsel of nationally recognized standing in the United States experienced in such matters that, under the relevant facts and circumstances, such Senior Retained Note will be classified as debt instruments for U.S. federal income tax purposes) and agrees to so treat such Senior Retained Notes and (iii) its acquisition and holding of such Senior Retained Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Offered Notes (other than the Senior Retained Notes). Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Offered Notes (other than the Senior Retained Notes) is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment Considerations

The Offered Notes will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA, subject to state laws overriding SMMEA. Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS and 13a, entitled “Management of Interest Rate Risk, Investment Securities and Derivatives Activities” referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with and in validation of, its own underwriting processes and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Offered Notes. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Offered Notes. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans from the Seller. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the Mortgage Loans that the Seller will sell to the Depositor, [     ] will advance approximately $[     ] to various lenders to repay certain financing arrangements between Thornburg and the various lenders.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and [     ], which is an affiliate of the Depositor, [     ], [     ] and [     ], the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the percentages of the Offered Notes set forth in the table below. The Senior Retained Notes will be retained by Thornburg Mortgage, Inc., an affiliate of the Sponsor and the Seller.

Class	[ ]	[ ]
[ ]	[ ]%	[ ]%
[ ]	[ ]	[ ]%
__________
* Does not include the portion retained by Thornburg Mortgage, Inc.

Distribution of the Offered Notes, other than the Senior Retained Notes, will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect those transactions by selling Offered Notes, other than Senior Retained Notes, to or through dealers and those dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes, other than the Senior Retained Notes, may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Senior Retained Notes may be offered by the Depositor from time to time directly or through an Underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Senior Retained Notes. Proceeds to the Depositor from any sale of such Senior Retained Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any Underwriter or agent.

The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Notes but have no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

Legal Matters

Certain legal matters in connection with the issuance of the Offered Notes will be passed upon for the Depositor by [McKee Nelson LLP, Washington, D.C.] and for the Underwriter by [           ]. Certain federal income tax consequences with respect to the Offered Notes will be passed upon for the Issuing Entity by [               ]. Certain legal matters will be passed upon for the Sponsor and the Seller by [     ], as counsel for the Sponsor and the Seller.

There are no material legal proceedings pending against the Depositor, the Indenture Trustee, the Sponsor, the Seller, the Issuing Entity, the Securities Administrator, the Master Servicer, the Owner Trustee, the Custodian or the Auction Administrator or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

Ratings

It is a condition to the issuance of the Offered Notes that they be assigned the applicable rating or ratings by [     ] and [     ] indicated under “Initial Note Ratings” in the table on S-[   ].

The ratings assigned by the above Rating Agencies address the likelihood of the receipt of all distributions on the Mortgage Loans and under the Yield Maintenance Agreements by the Noteholders to which they are entitled. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the Notes, and the extent to which the payment stream on that mortgage pool and under the related Yield Maintenance Agreement is adequate to make payments required by the Notes. However, ratings of the Notes do not constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the Offered Notes may receive a lower than anticipated yield, and such ratings do not address the ability of [     ], the Seller or Thornburg Mortgage, Inc. to repurchase certain Mortgage Loans for which the interest rate or terms have converted.

The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The Depositor has not engaged any rating agency other than [     ] and [     ] to provide ratings on the Offered Notes. However, there can be no assurance as to whether any other Rating Agency will rate the Offered Notes or, if it does, what ratings would be assigned by that Rating Agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by [     ] and [     ].

Glossary of Defined Terms

[1-month LIBOR Index
The average of the interbank offered rates for 1-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

1-year MTA Index
The 12-month moving average of the monthly yield on United States Treasury Securities adjusted to a constant maturity of 1 year, which is calculated by averaging the previous 12-month values of the 1-year CMT Index.

1-year CMT Index	The weekly average yield on United States Treasury securities adjusted to a constant maturity of 1 year, as published by the Federal Reserve Board in Statistical Release H.15(519).

3-year CMT Index	The weekly average yield on United States Treasury securities adjusted to a constant maturity of 3 years, as published by the Federal Reserve Board in Statistical Release H.15(519).

1-year LIBOR Index
The average of the interbank offered rates for 12-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

6-month LIBOR Index
The average of the interbank offered rates for 6-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.]

AB Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Accrual Period
For the Offered Notes and a Payment Date, the period beginning on the prior Payment Date (or the Closing Date, in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date. For the Class [     ] Notes and the Subordinate Notes, the calendar month immediately preceding the month of the related Payment Date.

Additional Collateral	With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to the related pledge agreement.

Additional Collateral Mortgage Loans	Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

Adjustable Rate Mortgage Loans
Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under “Description of the Mortgage Loan Groups—General” and “—Mortgage Loan Statistics.”

Administration Agreement	The administration agreement dated as of [ ], among the Trust, the Owner Trustee and the Securities Administrator.

Agreements	Collectively, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Administration Agreement.

Aggregate Subordinate Percentage
As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal
Amounts of the Classes of Subordinate Notes and the denominator of which is the aggregate of the Scheduled Principal Balances of the Mortgage Loans for such Payment Date plus amounts on deposit in the Reserve Fund.

Auction Administrator	[ ] , as Securities Administrator and its successors and assigns in that capacity.

Auction Payment Date	The Payment Date in [ ] with respect to the Group [ ] Notes and the Payment Date in [ ] with respect to the Group [ ], Group [ ] and Group [ ] Notes.

Auction Proceeds	For each Class of Offered Notes, the proceeds from the sale of such Offered Notes by the Auction Administrator to third-party investors.

Auction Swap Agreement	The auction swap contract, dated as of the Closing Date, between the Auction Swap Counterparty and the Auction Administrator.

Auction Swap Counterparty	[ ]

Available Funds
For any Payment Date and any Mortgage Loan Group, the sum of (i) the Interest Distribution Amount for such payment Date and (ii) the Principal Distribution Amount for such Payment Date, as reduced, in the case of the Group [   ] Mortgage Loans, by any Ownership Certificate Distribution Amount for such Payment Date.

Available Funds Cap Rate
With respect to any Payment Date, the per annum rate equal to the product of (1) the fraction, expressed as a percentage, the numerator of which is the Interest Distribution Amount for the related Mortgage Loan Group for the related Due Period, and the denominator of which is the sum of the Class Principal Amount of the related Offered Notes and the related Subordinate Component immediately prior to such Payment Date, multiplied by (2) 12.

BBA	The British Bankers’ Association.

Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes	The Offered Notes, other than any Definitive Note.

Business Day
Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Minnesota, the State of Maryland, the State of Illinois, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

Certificateholder	A holder of Ownership Certificates.

Certificate Distribution Account	The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Certificateholders.

Class	All Notes bearing the same class designation.

Class [ ] Available Funds Cap Rate
With respect to any Payment Date and any Class of Offered Notes, a per annum rate equal to the product of (1) the Available Funds Cap Rate of the related Mortgage Loan Group (less, in the case of the Group [   ] Mortgage Loans, on and after the Payment Date in [     ], the Group [   ] Final Maturity Reserve Rate) and (2) 30 divided by the actual number of days in the related Accrual Period.

Class [ ] Available Funds Cap Shortfalls
With respect to any Payment Date and any Class of Offered Notes, an amount, if any, equal to the sum of (i) the excess of the amount of interest that would have accrued on that Class of Offered Notes for the related Accrual Period had the applicable Interest Rate been determined without regard to the applicable Class [   ] Available Funds Cap Rate over the amount of interest actually accrued on such Class of Offered Notes for such Accrual Period, (ii) any amounts described in clause (i) above for prior Payment Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Interest Rate determined without regard to the applicable Class [   ] Available Funds Cap Rate.

Class [ ] Deferred Amount
For each Payment Date and for each Class of Offered Notes, the amount by which (x) the aggregate of any Realized Losses previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Class [ ] Notes	The Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Notes.

Class [ ] Margin	[ ]%.

Class Notional Amount	The Class Notional Amount of the Class [ ] Notes for any Payment Date will equal the aggregate Class Principal Amounts of the Offered Notes immediately before such Payment Date.

Class Principal Amount
As to any Payment Date, with respect to any Class of Notes (other than the Class [     ] Notes), the initial Class Principal Amount as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Payment Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Payment Dates and (z) any applicable Writedown Amount; provided, however, that the Class Principal Amount of a Class of Notes may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Subsequent Recovery on a Mortgage Loan, and the Note Principal Amount of any individual Note of such Class will be increased by its pro rata share of the increase to such Class.

Class Subordination Percentage
For any Payment Date and each Class of Subordinate Notes, a fraction (expressed as a percentage) the numerator of which is the Class Principal Amount of that Class immediately prior to that date and the denominator of which is the aggregate Class Principal Amounts of all Classes of Notes immediately prior to that date.

Clearstream	Clearstream Banking Luxembourg.

Closing Date	[ ].

Code	The Internal Revenue Code of 1986, as amended.

Collection Account	The collection account maintained by the Master Servicer established in the name of [ ] and for the benefit of the Noteholders.

[ ]	[ ], in its capacity as an Originator of Group [ ] Mortgage Loans.

[ ]	[ ], in its capacity as a Servicer of Group [ ] Mortgage Loans.

CPR	The constant prepayment rate model used in this prospectus supplement, as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions.”

Credit Support Percentage
For a Class of Subordinate Notes and any Payment Date, the sum of the Class Subordination Percentages of all other Classes of Subordinate Notes having a higher numerical Class designation than such Class.

Current Interest
On each Payment Date, the amount of interest which each Class of Notes is entitled to receive (to the extent of funds available) for the related Accrual Period, which is equal to interest at the applicable Interest Rate on the Class Principal Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class.

Custodian	[ ], in its capacity as a custodian, or any successor thereto.

Cut-off Date	[ ].

Deferred Interest
With respect to any Group [   ] Mortgage Loan and any Due Period, the excess, if any, of interest accrued on the unpaid principal balance thereof at the applicable Mortgage Rate over the minimum monthly payment required to be made by the Mortgagor for such monthly period under the related mortgage note.

Deferred Interest Adjustment Percentage
With respect to the Group [   ] Mortgage Loans and any Payment Date for which Deferred Interest was recognized in the related Due Period or for which there is an Ownership Certificate Distribution Amount in the related Due Period, a fraction, expressed as a percentage, the numerator of which equals the excess, if any, of (a) the Principal Distribution Amount for Group [   ] for such Payment Date over (b) the sum of the amount of Deferred Interest plus any Ownership Certificate Distribution Amount and the denominator of which is the Principal Distribution Amount for Group [   ] for such Payment Date. With respect to any Payment Date for which there is no Net Deferred Interest, the Deferred Interest Adjustment Percentage will equal [     ]%.

Definitive Note	A physical note representing any Note.

Depositor	Thornburg Mortgage Securities Corporation

Designated Telerate Page
The Dow Jones Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Determination Date	For any Payment Date and each Mortgage Loan, the date set forth in the related Servicing Agreement on which the related Servicer determines the amount to be remitted to the Master Servicer.

DTC	The Depository Trust Company.

Due Period
For any Payment Date, the period commencing on the second day of the month preceding the month in which that Payment Date occurs and ending on the first day of the month in which that Payment Date occurs.

Effective Loan-to-Value Ratio
On any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan on that date less the value of the required amount of any Additional Collateral and the denominator of which is the value of the Mortgaged Property.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

Euroclear	The Euroclear System.

Exchange Act	The Securities Exchange Act of 1934, as amended.

[Fitch	Fitch Ratings.]

Global Securities	The globally offered Notes.

Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.

Group [ ]	The Mortgage Loan Group consisting of those Mortgage Loans constituting Group [ ].

Group [ ] Notes	The Class [ ] and Class [ ] Notes.

Group [ ] Final Maturity Reserve Account	A trust account maintained by the Securities Administrator on behalf of the Indenture Trustee and the Group [ ] Noteholders.

Group [ ] Final Maturity Reserve Amount
With respect to the Group [   ] Mortgage Loans and each Payment Date on and after the Payment Date in [     ] up to and including the earlier of [     ] or the termination of the Trust Fund, if the aggregate Scheduled Principal Balance of the Group [   ] Mortgage Loans with forty-year original terms to maturity is greater than the amount set forth in Annex C of this prospectus supplement, the lesser of (A) the product of (x) the Group [   ] Final Maturity Reserve Rate, (y) the aggregate outstanding principal balance of the Group [   ] Mortgage Loans with forty-year original terms to maturity on that Payment Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (B) the Group [   ] Final Maturity Reserve Shortfall for such Payment Date. For (a) each Payment Date prior to the Payment Date in [     ] or (b) each Payment Date on and after the Payment Date in [     ] for which the aggregate Scheduled Principal Balance of the forty-year Group [   ] Mortgage Loans does not exceed the aggregate Scheduled Principal Balance on Annex C of this prospectus supplement, zero.

Group [ ] Final Maturity Reserve Rate	An annual rate of [ ]%.

Group [ ] Final Maturity Reserve Shortfall
For each Payment Date, the lesser of (A) the excess of (i) the aggregate outstanding principal balance of the Group [   ] Mortgage Loans with forty-year original terms to maturity for that Payment Date over (ii) the amounts on deposit in the Group [   ] Final Maturity Reserve Account or (B) the excess of (x) the aggregate Class Principal Amount of the Group [   ] Notes after giving effect to payments on such Payment Date over (y) the amounts on deposit in the Group [   ] Final Maturity Reserve Account.

Group [ ] Notes	The Class [ ] and Class [ ] Notes.

Group [ ] Mortgage Loans	The Mortgage Loans in Group [ ].

Group [ ] Percentage
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group [   ] Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

Hybrid Mortgage Loans	Mortgage Loans which initially bear a fixed rate of interest which convert to Adjustable Rate Mortgage Loans after a specified period following origination.

Indenture Defaults
The events of default under the Indenture as described under “The Trust Agreement, the Indenture and the Administration Agreement—Certain Matters under the Agreements—Events of Default under the Indenture” in this prospectus supplement.

Indenture Trustee	[ ] in its capacity as indenture trustee under the Indenture and its successors and assigns in that capacity.

Indenture Trustee Fee	The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee.

Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year CMT, 3-year CMT and 1-year MTA.]

Initial Note Notional Amount	With respect to any Class [ ] Note, the amount designated as the “Initial Note Notional Amount” on the face of such Note.

Initial Note Principal Amount	With respect to any Note (other than the Class [ ] Notes), the amount designated as the “Initial Note Principal Amount” on the face of such Note.

Initial Rate Cap
For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Mortgage Rate Adjustment Date.

Insurance Proceeds
Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Distribution Amount
With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) all interest received or advanced by the Servicer of the Mortgage Loan or the Master Servicer in the related Due Period less any related Servicing Fees, Master Servicing Fees and Retained Interest; (2) all compensating interest payments paid with respect to the Mortgage Loan, if the Mortgage Loan was prepaid during the related Prepayment Period; (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; less the Group [   ] Percentage, Group [   ] Percentage, Group [   ] Percentage or Group [   ] Percentage of any fees or other amounts reimbursable to the Master Servicer (other than the Master Servicer Fee), the Servicer (other than Servicing Fees), the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee, as provided in the Agreements; and (4) solely with respect to the Group [   ] Mortgage Loans, the lesser of a (a) any Deferred Interest recognized with respect to Group [   ] Mortgage Loans and (b) the Principal Distribution Amount for Group [   ] for such Payment Date.

Interest-Only Mortgage Loans
Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

Interest Rate
For each Class of Offered Notes, the applicable annual rate described under “Description of the Notes—Distributions of Interest—Interest Rates.” For the Class [     ] Notes and each Class of Subordinate Notes, the applicable annual rates described under “Summary of Terms--Interest Payments on the Notes.”

IRS	The Internal Revenue Service.

ISDA Master Agreement
The International Swaps and Derivatives Association, Inc. 1992 Master Agreement (Multicurrency—Cross Border) (including any supplemental schedule or confirmation agreement relating to the Yield Maintenance Agreements or Auction Swap Agreement).

Issuing Entity or Trust	Thornburg Mortgage Securities Trust [ ], a Delaware statutory trust.

LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period for the Offered Notes).

Liquidated Mortgage Loan
In general, a defaulted Mortgage Loan as to which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds
With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO property prior to REO disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement, other than Subsequent Recoveries; provided that (i) with respect to any Mortgage Loan or REO property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, including amounts realized in connection with such repurchase, substitution or sale and (ii) with respect to a defaulted Additional Collateral Mortgage Loan, including the amount realized on the related Additional Collateral or limited purpose surety bond, if applicable.

Loan-to-Value Ratio
On any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan on that date and the denominator of which is the value of the Mortgaged Property as determined at the origination of the related Mortgage Loan on the basis of the lesser of the sale price or appraised value with respect to a purchase Mortgage Loan or the appraised value with respect to a refinance Mortgage Loan.

Master Servicer	[ ] , or any successor thereto in that capacity.

Master Servicer Remittance Date	With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Master Servicing Fee
For each Mortgage Loan, a monthly fee paid to the Master Servicer out of interest collections received from the related Mortgage Loan calculated at the Master Servicing Fee Rate on the outstanding Scheduled Principal Balance of each Mortgage Loan.

Master Servicing Fee Rate	The Master Servicing Fee Rate is [ ]%.

Maturity Date	[ ], in the case of the Group [ ] Notes, Group [ ] Notes and Group [ ] Notes. [ ], in the case of the Group [ ] Notes.

Maximum Mortgage Rate	For any Mortgage Loan, the rate specified in the related mortgage Note which the related Mortgage Rate shall never exceed.

Minimum Mortgage Rate	For any Mortgage Loan, the rate specified in the related mortgage Note which the related Mortgage Rate shall never be less than.

Mortgage Loan Group	Group [ ], Group [ ], Group [ ] or Group [ ].

Mortgage Loan Purchase Agreement	The mortgage loan purchase agreement, dated as of [ ], between the Seller and the Depositor.

Mortgage Loan Schedule	As of any date, the list of Mortgage Loans included in the Trust on such date, attached to the Sale and Servicing Agreement as Schedule I.

Mortgage Loans	As of any date of determination, the first lien, residential Adjustable Rate Mortgage Loans and Hybrid Mortgage Loans included in the Trust Estate.

Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of Relief Act Reduction.

Mortgage Rate Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.

Mortgaged Property	The real property securing a Mortgage Loan.

Mortgagor	The borrower under a mortgage note.

Net Deferred Interest
With respect to any Payment Date and the Group [   ] Mortgage Loans, the excess, if any, of Deferred Interest recognized on such Group [   ] Mortgage Loans for the related Due Period over the Principal Distribution Amount for the Group [   ] Mortgage Loans for such Payment Date.

Net Liquidation Proceeds
With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO property) the related Liquidation Proceeds net of advances, related servicing advances, Master Servicing Fee, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property, and any related Retained Interest.

Note Payment Account	The note payment account maintained by the Securities Administrator in its capacity as Paying Agent under the Indenture for the benefit of the Noteholders.

Note Principal Amount
With respect to each Note of a given Class (other than the Class [     ] Notes) and any date of determination, the product of (i) the Class Principal Amount of such Class and (ii) the applicable Percentage Interest of such Note.

Note Registrar	[ ] , and its successors and assigns in that capacity.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.

Notes	The Offered Notes, the Class [ ] Notes and the Subordinate Notes.

Offered Notes	The Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] Notes.

OID	Original issue discount.

One-month LIBOR Index	As defined in “Description of the Notes—Distributions of Interest—Determination of one-month LIBOR and one-year LIBOR.”

One-year LIBOR Index	As defined in “Description of the Notes—Distributions of Interest—Determination of one-month LIBOR and one-year LIBOR.”

Optional Notes Purchase Date
Any Payment Date on or after the payment date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than [     ]% of their aggregate Scheduled Principal Balance as of the Cut-Off Date.

Optional Notes Purchase Right
The right of Thornburg Mortgage, Inc. to call the Notes on any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than [     ]% of their aggregate Scheduled Principal Balance as of the Cut-off Date, as described in this prospectus supplement under “Description of the Notes—Optional Notes Purchase Right.”

Optional Termination Date	As described in this prospectus supplement under “Description of the Notes—Optional Termination of the Trust.”

Originators	[ ] and [ ] together with the other originators of the Mortgage Loans (none of which other originators originated more than [ ]% of the Mortgage Loans).

Overcollateralized Group or Groups	As described in this prospectus supplement under “Description of the Notes—Principal.”

Owner Trustee	[ ], in its capacity as owner trustee under the Trust Agreement and its successors and assigns in that capacity.

Owner Trustee Fee	The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee.

Ownership Certificate	Any of the ownership certificates that evidences a beneficial ownership interest in the Trust.

Ownership Certificate Distribution Amount
For any Payment Date and the Group [   ] Mortgage Loans, an amount equal to the lesser of (a) the excess of (i) the Principal Distribution Amount for such Payment Date over (ii) the Deferred Interest for the related Due Period and (b) the aggregate Net Deferred Interest for all prior Payment Dates over the aggregate of all distributions made in respect of the Ownership Certificates on all prior Payment Dates.

Par Price
The Class Principal Amount of the applicable Offered Notes after application of all principal distributions and allocation of Realized Losses and Subsequent Recoveries on the related Auction Payment Date.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Paying Agent	Initially, the Securities Administrator.

Payment Date	The [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, beginning in [ ].

Percentage Interest
With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Initial Note Principal Amount or Initial Note Notional Amount of such Note and the denominator of which is the original Class Principal Amount or original Class Notional Amount, as applicable, of the related Class as of the Closing Date.

Periodic Rate Cap
For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Permitted Investments	As described in this prospectus supplement under “Servicing and Administration of the Trust—Accounts.”

Plan	Any employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code.

Plan Assets	The assets of any Plan.

Pool Balance	For any Payment Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans outstanding on the first day of the month preceding the month of that Payment Date.

Prepayment Interest Shortfall	The resulting reduction in interest payable for the month during which a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments.

Prepayment Period	For each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Distribution Amount
With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) each scheduled payment of principal collected or advanced on the Mortgage Loan by the related Servicer or the Master Servicer in the related Due Period; (2) if the Mortgage Loan is repurchased, the principal portion of the related purchase price, for the Mortgage Loan, deposited in the Collection Account during the related Prepayment Period; (3) the principal portion of any related substitution adjustment amount for the Mortgage Loan deposited in the Collection Account during the related Prepayment Period; (4) if the Mortgage Loan is not yet a Liquidated Mortgage Loan, the principal portion of all Insurance Proceeds for the Mortgage Loan received during the related Prepayment Period; (5) if the Mortgage Loan is a Liquidated Mortgage Loan, the principal portion of all net Liquidation Proceeds for the Mortgage Loan received during the related Prepayment Period, other than Subsequent Recoveries; and (6) the principal portion of all partial and full principal prepayments of the Mortgage Loan and any Subsequent Recoveries, in each case received during the related Prepayment Period.

Rating Agencies	Each of [ ] and [ ].

Realized Loss
With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

Record Date
For each Payment Date and the Offered Notes, the Business Day immediately preceding the related Payment Date. For each Payment Date and the Class [     ] Notes and the Subordinate Notes, the last Business Day of the calendar month immediately preceding such Payment Date.

Regulation AB
Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act	The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.

Reserve Fund	The reserve fund maintained by the Securities Administrator in the name of the Indenture Trustee and for the benefit of the Noteholders.

Retained Interest
The increased interest retained by [     ] on a Mortgage Loan made to an employee of Thornburg Mortgage, Inc. or its affiliates, after the Mortgage Rate for such Mortgage Loan increases by the amount of the employee discount upon a borrower’s ceasing to be an employee of Thornburg Mortgage, Inc. or its affiliates.

Retained Notes	Collectively, the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Notes.

Sale Agreement	The mortgage loan purchase agreement dated as of [ ], between [ ] and the Seller.

Sale and Servicing Agreement	The sale and servicing agreement dated as of [ ], among the Indenture Trustee, the Depositor, the Trust, the Seller, [ ], the Master Servicer and the Securities Administrator.

Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

Scheduled Principal Balance
For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date (including any Deferred Interest added to such balance on or prior to the Cut-off Date) as set forth in Schedule I to the Sale and Servicing Agreement, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination and (3) in the case of the Group [   ] Mortgage Loans, as increased by the amount of any Deferred Interest added to the principal balance of such Mortgage Loan after the Cut-off Date. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Securities	Collectively, the Notes and the Ownership Certificates.

Securities Act	The Securities Act of 1933, as amended.

Securities Administrator	[ ] , in its capacity as securities administrator under the Sale and Servicing Agreement and in its capacity as Paying Agent under the Indenture and its successors and assigns in that capacity.

Securityholder	A holder of a Security.

Seller	Thornburg Mortgage Funding, Inc.

Senior Credit Support Depletion Date	The date on which the aggregate Class Principal Amounts of the Subordinate Notes has been reduced to zero.

Senior Percentage
For each Payment Date and each Mortgage Loan Group, the percentage equivalent of a fraction (which shall not be greater than 100%), the numerator of which is the aggregate of the Class Principal Amount of the Class or Classes of Offered Notes relating to the Mortgage Loan Group immediately prior to that date and the denominator of which is the Scheduled Principal Balance of all Mortgage Loans in the related Mortgage Loan Group for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Senior Percentage for such Mortgage Loan Group will be equal to 0%; and, provided, further, that on any Payment Date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior notes is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the remaining Class or Classes of Offered Notes immediately prior to such date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Notes, immediately prior to such date.

Senior Prepayment Percentage
For each Mortgage Loan Group and any Payment Date occurring before [     ], 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Offered Notes while, in the absence of Realized Losses, increasing the interest in the Scheduled Principal Balance of the Mortgage Loans evidenced by the Subordinate Notes. Increasing the interest of the Subordinate Notes relative to that of the Offered Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

For each Mortgage Loan Group and any Payment Date occurring on or after the Payment Date in [     ], the related Senior Prepayment Percentage will be as follows:

•     for any Payment Date in the first year thereafter, the related Senior Percentage plus [70]% of the related Subordinate Percentage for that date;

•     for any Payment Date in the second year thereafter, the related Senior Percentage plus [60]% of the related Subordinate Percentage for that date;

•     for any Payment Date in the third year thereafter, the related Senior Percentage plus [40]% of the related Subordinate Percentage for that date;

•     for any Payment Date in the [     ] year thereafter, the related Senior Percentage plus [     ]% of the related Subordinate Percentage for that date; and

•     for any Payment Date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any Mortgage Loan Group will occur unless the Step Down Test is satisfied on such Payment Date.

However, if, on any Payment Date the Senior Percentage for such Mortgage Loan Group exceeds the initial Senior Percentage for such Mortgage Loan Group, the Senior Prepayment Percentage for each Mortgage Loan Group for that Payment Date will once again equal 100%.

Notwithstanding the preceding paragraphs, (i) if on any Payment Date prior to [     ] the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any Payment Date on or after [     ] the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Senior Prepayment Percentage will equal zero percent for the related Mortgage Loan Group.

Senior Principal Distribution Amount
The “Senior Principal Distribution Amount” for each Mortgage Loan Group and each Payment Date is equal to the sum of:

(1)   the product of (a) the related Senior Percentage, (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period and (c) in the case of Group [   ] Mortgage Loans, the Deferred Interest Adjustment Percentage for such Payment Date;

(2)   the product of (a) the related Senior Prepayment Percentage, (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator during the related Prepayment Period and (c) in the case of Group [   ] Mortgage Loans, the Deferred Interest Adjustment Percentage for such Payment Date;

(3)   with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that date, (ii) the remaining Scheduled Principal Balance of such Mortgage Loan at the time of liquidation and (iii) in the case of the Group [   ] Mortgage Loans, the Deferred Interest Adjustment Percentage for such Payment Date; and

(4)   any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid.

Senior Retained Notes	The Class [ ] Notes, Class [ ] Notes and approximately [ ]% of the Class [ ] Notes.

Senior Termination Date	For any Mortgage Loan Group, the date on which the aggregate Class Principal Amount of the related Class or Classes of Offered Notes is reduced to zero.

Servicers	On the Closing Date, [ ], [ ] and various other banks, savings and loan institutions and mortgage lending institutions.

Servicer Remittance Date
The [18]th day of each month (or if the [18]th day is not a Business Day, the next succeeding Business Day or, as specified in the related Servicing Agreement, if such [18]th day is not a Business Day, the Business Day immediately preceding such [18]th day).

Servicing Account	A custodial account maintained by each Servicer established in the name of such Servicer and for the benefit of the Indenture Trustee on behalf of the Noteholders.

Servicing Agreements
The servicing agreements between [     ] and a Servicer or among [     ], the Master Servicer and a Servicer which servicing agreements are assigned to the Seller, including the servicing arrangements under [     ]’s correspondent seller’s guide relating to Mortgage Loans, the rights under which form part of the Trust Estate.

Servicing Fee
For each Mortgage Loan, a monthly fee paid to the related Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	The applicable annual rate with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule with respect to each Servicer as set forth under “Fees and Expenses of the Trust.”

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Sponsor	[Thornburg.]

Step Down Test
As to any Payment Date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,        the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO property), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Notes, does not equal or exceed [     ]%, and

second,  cumulative Realized Losses on all of the mortgage loans do not exceed:

•     for any Payment Date on or after the [seventh] anniversary of the first Payment Date, [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the [eighth] anniversary of the first Payment Date, [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the [ninth] anniversary of the first Payment Date, [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the [tenth] anniversary of the first Payment Date, [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date, and

•     for any Payment Date on or after the [eleventh] anniversary of the first Payment Date, [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date.

Strike Rate
For the Yield Maintenance Agreement relating to the Group [   ] Notes, the excess of (i) the related Class [   ] Available Funds Cap Rate over (ii) the weighted average of the Class [     ] Margin and the Class [     ] Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

For the Yield Maintenance Agreement relating to the Group [   ] Notes, the excess of (i) the related Class [   ] Available Funds Cap Rate over (ii) the weighted average of the Class [     ] Margin and Class [     ] Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

For the Yield Maintenance Agreement relating to the Group [   ] Notes, the excess of (i) the related Class [   ] Available Funds Cap Rate over (ii) the weighted average of the Class [     ] Margin and the Class [     ] Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

For the Yield Maintenance Agreement relating to the Group [   ] Notes, the excess of (i) the related Class [   ] Available Funds Cap Rate over (ii) the weighted average of the Class [     ] Margin, the Class [     ] Margin, the Class [     ] Margin and the Class [     ] Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

Subordinate Notes	The Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Notes.

Subordinate Component
For any Payment Date and with respect to any Mortgage Loan Group, the product of (a) the excess, if any, of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group, as of the first day of the related Due Period, plus any amounts on deposit in the Reserve Fund attributable to such Mortgage Loan Group as of such Payment Date, over the aggregate Class Principal Amount of the related Offered Notes immediately prior to such Payment Date and, solely in the case of the Group [   ] Mortgage Loans, plus the aggregate Net Deferred Interest for all prior Payment Dates in excess of amounts paid to the holder of the Ownership Certificates on prior Payment Dates multiplied by (b) the quotient of (i) the aggregate Class Principal Amount of the Subordinate Notes immediately prior to such Payment Date over (ii) the sum of the amounts described in clause (a) for each Mortgage Loan Group.

Subordinate Percentage
For each Mortgage Loan Group and any Payment Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Loan Group on such Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to two Mortgage Loan Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Notes in the Mortgage Loans and will be equal to the difference between 100% and the related Senior Percentage for such Payment Date.

Subordinate Prepayment Percentage	For any Payment Date and each Mortgage Loan Group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount
The “Subordinate Principal Distribution Amount” for any Mortgage Loan Group and each Payment Date is the sum of:

(1)       the product of (a) the related Subordinate Percentage, (b) the principal portion of each scheduled payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period and (c) in the case of Group [   ] Mortgage Loans, the Deferred Interest Adjustment Percentage for such Payment Date;

(2)       the product of (a) the related Subordinate Prepayment Percentage, (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator with respect to the related Prepayment Period and (c) in the case of Group [   ] Mortgage Loans, the Deferred Interest Adjustment Percentage for such Payment Date;

(3)       with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the related Net Liquidation Proceeds allocable to principal (to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount for the related Mortgage Loan Group); and

(4) any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid

Subsequent Recovery
With respect to any Payment Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month of that Payment Date, an amount received in respect of such Liquidated Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class or Classes of Notes, net of reimbursable expenses.

Thornburg	Thornburg Mortgage Home Loans, Inc.

Trust Accounts	The Servicing Account, the Collection Account, the Certificate Distribution Account, the Reserve Fund and the Note Payment Account.

Trust Agreement
The initial trust agreement dated as of [     ], by and between the Owner Trustee and the Depositor, as amended and restated by the Amended and Restated Trust Agreement dated [     ], by and among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate	The Mortgage Loans, the Yield Maintenance Agreements, the Auction Swap Agreement and the other assets of the Trust and proceeds therefrom.

Trust Expense Fee	The sum of the related Servicing Fee and the Master Servicing Fee.

Trust Expense Fee Rate	The sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Two Times Test
On any Payment Date, the satisfaction of all of the following conditions:

the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date, the condition described in clause first of the definition of Step Down Test is satisfied, and on or after the Payment Date in [     ], cumulative Realized Losses do not exceed [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date, or prior to the Payment Date in [     ], cumulative Realized Losses do not exceed [     ]% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date.

Undercollateralization Distribution	As described in the prospectus supplement under “Description of the Notes—Principal.”

Undercollateralized Group	As described in the prospectus supplement under “Description of the Notes—Principal.”

Underwriters	[ ], [ ], [ ] and [ ]

Writedown Amount
The amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Notes (after giving effect to the distribution of principal and the allocation of Realized Losses on a Payment Date) exceeds the aggregate of the Scheduled Principal Balances of all the Mortgage Loans for the following Payment Date, which is the amount by which first, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation shall be reduced on such Payment Date, and second, to the extent that such Realized Losses exceeds amounts which will be distributed from the Reserve Fund, to the related Class or Classes of Offered Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized Losses to be so allocated to the Class [     ] Notes will instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes have been reduced to zero; any such Realized Losses to be so allocated to the Class [     ] Notes will instead by allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; any such Realized Loss to be so allocated to the Class [     ] Notes shall instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; any such Realized Loss to be so allocated to the Class [     ] Notes shall instead by allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero; and any such Realized Loss to be so allocated to the Class [     ] Notes shall instead be allocated to the Class [     ] Notes until the Class Principal Amount of the Class [     ] Notes has been reduced to zero.

Yield Maintenance Agreements
The [     ] yield maintenance agreements entered into on the Closing Date by the Securities Administrator with the Yield Maintenance Counterparty for the benefit of the Group [   ] Notes, Group [   ] Notes, Group [   ] Notes and Group [   ] Notes, respectively.

Yield Maintenance Counterparty	[ ]

Yield Maintenance Payment	Payments made under the related Yield Maintenance Agreement as described in this prospectus supplement under “Description of the Notes—The Yield Maintenance Agreements.”

Yield Maintenance Scheduled Balance
For each Yield Maintenance Agreement for each applicable Payment Date the aggregate Class Principal Amount of the related Classes of Offered Notes for the immediately preceding Payment Date, after giving effect to distributions on such Payment Date (or as of the Closing Date for the first Payment Date).

Annex A:
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

S-A-1

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

S-A-2

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the securities administrator or the U.S. withholding agent receives a statement—

(a) from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,

(ii)	certifies that such beneficial owner is not a United States person, and

(iii)	provides the name and address of the beneficial owner, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and

S-A-3

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.	the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.
the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV.
the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.	provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

S-A-4

Annex B:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the entire pool of Mortgage Loans. See “Description of the Mortgage Loan Groups—General.” (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

S-B-1

Scheduled Principal Balances of the Mortgage Loans

($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 100,000.00
100,000.01 - 200,000.00
200,000.01 - 300,000.00
300,000.01 - 400,000.00
400,000.01 - 500,000.00
500,000.01 - 600,000.00
600,000.01 - 700,000.00
700,000.01 - 800,000.00
800,000.01 - 900,000.00
900,000.01 - 1,000,000.00
1,000,000.01 - 2,000,000.00
2,000,000.01 - 3,000,000.00
3,000,000.01 - 4,000,000.00
4,000,000.01 - 5,000,000.00
5,000,000.01 - 6,000,000.00
6,000,000.01 - 7,000,000.00
7,000,000.01 - 8,000,000.00
10,000,000.01+
TOTAL

Minimum:
Maximum:
Average:

S-B-2

Current Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
TOTAL

Minimum:
Maximum:
Weighted Average:

Credit Scores of the Mortgage Loans

FICO	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0 - 500
501 - 550
551 - 600
601 - 650
651 - 700
701 - 750
751 - 800
801 - 850
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-3

Effective Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:

Original Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:
S-B-4

Effective Loan-to-Value Ratios Greater than 80 of the Mortgage Loans

	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
LTV > 80 No MI
LTV > 80 MGIC
LTV > 80 RADIAN
LTV > 80 RMIC
LTV > 80 Triad
LTV > 80 United Guaranty
TOTAL

Original Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
300
351
360
480
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-5

Remaining Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
180 - 239
240 - 299
300 - 359
360 - 419
420 - 479
TOTAL

Minimum:
Maximum:
Weighted Average:

Debt-to-Income Ratio of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
N/A
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 +
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-6

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-7

Amortization Type of the Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Interest Only
Not Interest Only
TOTAL

Original Prepayment Penalty Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
3
6
7
12
24
36
48
60
TOTAL

 Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
First Lien
TOTAL

S-B-8

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Full/Alternative
Alternative Income
Full
No Ratio
Stated Income Verified Assets
Stated Income Stated Assets
Streamline
TOTAL

Loan Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Purchase
Cash Out Refinance
Rate/Term Refinance
TOTAL

 Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
2-4 Family
Condo
Condotel
Cooperative
PUD Attached
PUD Detached
Single Family
Townhouse
TOTAL

S-B-9

Stated Occupancy Status of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Owner Occupied
Second Home
Investor
TOTAL

Originators of the Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-10

Geographic Distribution of the Mortgage Loans

State	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-11

Gross Margin of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

Minimum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-12

Maximum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
16.001 - 16.500
TOTAL

Minimum:
Maximum:
Weighted Average:

Initial Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
4.000
5.000
6.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:
S-B-13

Subsequent Periodic Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
5.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

Months to Next Rate Adjustment of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
97 - 108
109 - 120
TOTAL

S-B-14

Servicers of the Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
36
60
84
115
120
TOTAL

 Remaining Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1 - 60
61 - 120
TOTAL

S-B-15

Origination Channels of the Mortgage Loans

Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Bulk
Correspondent
Retail
Wholesale
TOTAL

Conversion and Modifiable Features of the Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Neither Convertible nor Modifiable
Only Modifiable
Only Convertible
Convertible and Modifiable
TOTAL

30-Day Delinquencies of the Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
Two
Three
Four
Five
TOTAL

S-B-16

60-Day Delinquencies of the Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

90-Day or More Delinquencies of the Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

S-B-17

Annex C:
Aggregate Scheduled Principal Balance of Group [   ]
Forty-Year Mortgage Loans

Payment Date occurring in:	Aggregate Scheduled Principal Balance of the Group [ ] Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
[ ]	[ ]

S-C-1

$[     ]
(Approximate)

THORNBURG MORTGAGE SECURITIES TRUST [     ]
Issuing Entity

Mortgage-Backed Notes,
Series [     ]

Thornburg Mortgage Securities Corporation
Depositor

[Thornburg Mortgage Home Loans, Inc.]
Sponsor

Thornburg Mortgage Funding, Inc.
Seller

[     ]
Master Servicer and Securities Administrator

PROSPECTUS SUPPLEMENT
[     ]

Form of Prospectus Supplement for Grantor Trusts

PROSPECTUS SUPPLEMENT
(To Prospectus dated [                 ])

$[        ]
(Approximate)

Thornburg Mortgage Securities Trust [         ]
Mortgage Loan Pass-Through Certificates, Series [         ]

Thornburg Mortgage Securities Corporation
Depositor

Thornburg Mortgage Securities Trust [         ]
Issuing Entity

Thornburg Mortgage Home Loans, Inc.
Sponsor and Seller

[         ]
Master Servicer and Securities Administrator

[         ]
Trustee

You should consider carefully the risk factors beginning on page S-[     ] in this prospectus supplement.
This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Certificates:

•
One class of Series [     ] Certificates is being offered hereby. You can find a description of the certificates, together with their initial principal balance, initial pass-through rate formula and certain other characteristics in the table on page S-[     ] of this prospectus supplement and the footnotes that follow. Principal and interest on the certificates will be payable monthly to the extent described in this prospectus supplement. The first expected distribution date will be [                 ].

•
The certificates will represent ownership interests only in the Thornburg Mortgage Securities Trust [         ] and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the depositor, the securities administrator, the trustee, the underwriter or any of their affiliates or any other entity.

Thornburg Mortgage Securities Trust [         ]:

•	The assets of the trust will consist primarily of [adjustable rate] and [hybrid] residential mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[                 ], as underwriter, will purchase the certificates from Thornburg Mortgage Securities Corporation, the depositor, at a price equal to [    ] % of their face value, plus accrued interest, if applicable, from the cut-off date and offer such certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Delivery of the certificates will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about [                 ].

[                 ]

[                 ]

________________

S-i

General	35
Assignment of the Mortgage Loans	35
Payments on Mortgage Loans; Deposits to Distribution Account	37
Trust Expense Fees	38
Matters Relating to the Trustee and the Securities Administrator	38
The Trustee	39
The Custodian	39
The Securities Administrator	39
Voting Rights	39
Amendment	39
Optional Termination of the Trust	39
Events of Default	40
Rights Upon Event of Default	40
DESCRIPTION OF THE CERTIFICATES	41
General	41
Book-Entry Registration	41
Definitive Certificates	42
Distributions on the Certificates	42
Interest	42
Principal	43
Reports to Certificateholders	43
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	45
General	45
Prepayment Considerations and Risks	45
Weighted Average Lives	47
Structuring Assumptions	47
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	49
Characterization of the Trust	49
Taxation of the Certificates	49
Foreign Persons	49
STATE TAXES	49
ERISA CONSIDERATIONS	50
The Underwriter’s Exemption	50
Fiduciary Considerations	53
LEGAL INVESTMENT CONSIDERATIONS	53
USE OF PROCEEDS	53
METHOD OF DISTRIBUTION	53
LEGAL MATTERS	54
RATINGS	54
GLOSSARY OF TERMS	55
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	A-1
Annex B: Certain Characteristics of the Mortgage Loans	B-1
Annex C: Assumed Mortgage Loan Characteristics	C-1
Annex D: Principal Decrement Tables	D-1

S-ii

IMPORTANT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	This prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity
Thornburg Mortgage Securities Trust [         ], a common law trust (sometimes referred to herein as the “trust”) formed under the laws of the State of New York.

See “Issuing Entity” in this prospectus supplement for more information.

Title of Series	Mortgage Loan Pass-Through Certificates, Series [ ].
Sponsor [and Seller]	[Thornburg Mortgage Home Loans, Inc.] See “The Sponsor and Seller” in this prospectus supplement for additional information.
Depositor	Thornburg Mortgage Securities Corporation See “The Depositor” in this prospectus supplement for additional information.
Mortgage Loans
Initially, [     ] [adjustable rate] and hybrid, first lien, residential mortgage loans with an aggregate scheduled principal balance of approximately $[        ] as of the cut-off date. Unless otherwise provided, references with respect to the mortgage loans and statistical information relating thereto in this prospectus supplement and accompanying prospectus are solely based on the trust’s interest in mortgage loan pool as described under “Mortgage Loans” in this Summary in this prospectus supplement.

S-iii

Originators	Approximately [ ]% and [ ]% of the mortgage loans were originated by [ ] and [ ], respectively. See “Mortgage Loan Origination” in this prospectus supplement for additional information.
Master Servicer
[         ], also referred to in this prospectus supplement as the master servicer. The master servicer will oversee the servicing of the mortgage loans by the servicers.

See “The Master Servicer” in this prospectus supplement for additional information.

Servicers
On the closing date, [               ] will service approximately [        ]% of the mortgage loans. The remainder of the mortgage loans will be serviced by various other banks, savings and loans and other mortgage lending institutions. No other servicer other than [               ] will service in excess of [        ]% of the mortgage loans.

See “The Servicers” in this prospectus supplement for additional information regarding the servicers of the mortgage loans.

Trustee and Custodian	[ ]. See “The Pooling and Servicing Agreement—The Trustee” and “—The Custodian” in this prospectus supplement for additional information.
Securities Administrator
[         ], also referred to in this prospectus supplement as the securities administrator. The securities administrator will act as paying agent, prepare monthly distributions statements and certain tax reporting information for certificateholders and prepare and file tax returns and periodic SEC reports for the trust.

See “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Cut-off Date	[ ].
Closing Date	On or about [ ].
Distribution Dates	On the [25th] day of each month, or if the [25th] day is not a business day, on the succeeding business day, beginning in [ ].
Scheduled Final Distribution Date
The distribution date in [                 ], based upon the first distribution date after the date of the last scheduled payment of the latest maturity date of any mortgage loan (other than any mortgage loan with an original term to stated maturity of more than 30 years). The actual final distribution date could be substantially earlier.

Certificates
The certificates described in the table on page S-[     ] of this Summary will be offered under this prospectus supplement and the prospectus. The certificates will be book-entry certificates clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe.

S-2

See “Description of the Certificates—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement.
Minimum Denominations
The certificates will be issued in minimum denominations (by principal balance) of $[     ] and integral multiples of $[   ] in excess thereof. Only with respect to initial European investors, certificates must be purchased in minimum total investments of at least $[100,000].

S-3

THE CERTIFICATES

The trust will issue a single class of certificates, representing an undivided ownership interest in the trust fund and having the following characteristics:

The Certificates

Principal Balance(1)	Pass-Through Rate Formula	Final Scheduled Distribution Date(2)	Expected Final Distribution Date(3)	CUSIP Number	Initial Certificate Ratings
					[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

_________________
(1)	These balances are approximate, as described in this prospectus supplement.

(2)	The final scheduled distribution date for the certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(3)
The expected final distribution date, based upon a constant prepayment rate of [    ]% (to optional termination date) annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions.” The actual final distribution date for the certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

S-4

Mortgage Loans

The assets of the trust will consist primarily of a pool of [adjustable rate] and [hybrid], first lien, residential mortgage loans.

Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately [    ]% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The loan rates on approximately [    ]% of the mortgage loans may be modified at the option of the borrower to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. None of the mortgage loans have loan rates that can be converted, at the option of the related borrowers, to a fixed interest rate. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

The mortgage loans described in this prospectus supplement will have an aggregate principal balance of approximately $[    ] as of the cut-off date, subject to a variance of plus or minus [    ]%.

S-5

Mortgage Loan Summary

	Range or Total	Average or Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	[ ]	[ ]	[ ]
Total Stated Principal Balance	[ ]	[ ]	[ ]
Stated Principal Balances	[ ]	[ ]	[ ]
Loan Rates	[ ]	[ ]	[ ]
Original Terms to Maturity (in months)	[ ]	[ ]	[ ]
Remaining Terms to Maturity (in months)	[ ]	[ ]	[ ]
Original Loan-to-Value Ratios	[ ]	[ ]	[ ]
Original Effective Loan-to-Value Ratios	[ ]	[ ]	[ ]
[Number of Interest-Only Mortgage Loans at Origination	[ ]	[ ]	[ ]]
[Number of Negative Amortization Mortgage Loans at Origination	[ ]	[ ]	[ ]]
Geographic Concentration in Excess of [ ]% of the Total Stated Principal Balance:	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
Number of Mortgage Loans in [ ]	[ ]	[ ]	[ ]
Mortgage Loans in the Maximum Single ZIP Code Concentration	[ ]	[ ]	[ ]
Credit Scores	[ ]	[ ]	[ ]
Number of Mortgage Loans with Prepayment Penalties at Origination	[ ]	[ ]	[ ]
Gross Margins	[ ]	[ ]	[ ]
Maximum Loan Rates	[ ]	[ ]	[ ]
Minimum Loan Rates	[ ]	[ ]	[ ]
Months to Next Loan Rate Adjustment	[ ]	[ ]	[ ]
Initial Rate Caps	[ ]	[ ]	[ ]
Periodic Rate Caps	[ ]	[ ]	[ ]
_______________

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the mortgage loans.

S-6

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

[               ], in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans.”

Interest Payments on the Certificates

General

Interest on the certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Interest on the certificates for any distribution date will be calculated at an annual rate equal to [               ]. The “net loan rate” of each mortgage loan will be equal to the loan rate on each such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee and retained interest, if any, are calculated.

Reduction of Interest Payments

Interest payable on the certificates on any distribution date may be less than the amount calculated on the basis of the applicable interest rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest—Net Interest Shortfall” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, in each case, to the extent provided in the pooling and servicing agreement, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See “Mortgage Loan Servicing—Advances” in this prospectus supplement for additional information.
S-7

Optional Termination of the Trust

[               ], in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the mortgage loans and related real estate owned (“REO”) and retire all related outstanding certificates when the aggregate stated principal balance of the mortgage loans and any related REO by the trust is [    ]% or less of the aggregate stated principal balance of such mortgage loans as of the cut-off date. If [               ] does not exercise its option to repurchase the mortgage loans and related REO, [         ], in its capacity as master servicer, may purchase from the trust all such mortgage loans and related REO remaining in the trust at the purchase price set forth above when the stated principal balance of the mortgage loans is less than [   ]% of their aggregate stated principal balance as of the cut-off date. We refer to the option of [               ] to repurchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this prospectus supplement for additional information.

Fees and Expenses

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as [    ]% or [    ]% annually or, in some cases, [    ]% annually until the first adjustment date and [    ]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In addition, [               ], as servicer, will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as [    ]% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee and custodian, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust.

The servicer, the master servicer, the trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates will be the applicable distribution date specified in the table on page S-[     ]. The actual final distribution date for of the certificates may be earlier, and could be substantially earlier, than the final scheduled distribution date.

Ratings

It is a condition to the issuance of the certificates that the certificates initially have the ratings from [               ] and [               ], Inc. set forth in the table on page S-[     ]. The ratings on the certificates address the likelihood that the holders of the certificates will receive all distributions on the mortgage loans to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

The trust should be characterized as a grantor trust for federal income tax purposes, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. No representation is made regarding qualification of the certificates under Section 856 or 7701(a)19(C) of the Internal Revenue Code of 1986, as amended. Prospective investors should consult their own tax advisors regarding the federal, state, local and other tax consequences of the ownership and disposition of the certificates.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus for additional information.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” in this prospectus supplement, the certificates may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.
S-8

[May vary in accordance with transaction]

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

S-9

RISK FACTORS

The certificates are not suitable investments for all investors. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the certificates:

Recent developments in the
residential mortgage market
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans in general, as well as from claims for repurchase of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representation and warranties made with respect to the mortgage loans, such as fraud claims. The critical financial conditions of many mortgage lenders is also attributable to the increasing rate of delinquencies and foreclosures on adjustable rate mortgage loans.
S-10

If the seller is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the certificates may be affected.

The mortgage loans included in this trust do not include subprime mortgage loans, but rather prime “jumbo loans” with historically low rates of defaults and delinquencies. However, the conditions in the subprime mortgage market have caused a general dislocation of the credit and liquidity markets for all mortgage loan investments, making it difficult for prime mortgage lenders to access the credit markets to fund new originations or to sell existing mortgage loan inventory in the secondary market.

For information regarding recent developments in the marketplace and the resulting impact on the seller, see “The Sponsor and Seller—Recent Developments” in this prospectus supplement.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on the certificates.

See “—Governmental action may affect foreclosures” in this prospectus supplement for additional information.

Loan prepayments may
adversely affect the
average life of, and rate
of return on, your
certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from [   ] to [  ] after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

S-11

•
The seller is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the certificates as a prepayment in full of the related mortgage loans.

•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[Mortgage loans with
interest-only payments
will result in a slower rate
of principal distributions
As of the cut-off date, approximately [    ]% of the mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from [     ] to [     ]. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal amount.]

[The yields and weighted
average lives of the
certificates will be subject to
any negative amortization
on the mortgage loans
As of the cut-off date, [    ] of the mortgage loans provide for “negative amortization” whereby the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the full monthly interest accrued at the applicable mortgage rate. The principal balance of the  mortgage loan increases by the amount of such unpaid or deferred interest. Any deferral of interest on the mortgage loans will result in a reduction of the amount of interest available to be distributed as interest on the certificates. The reduction in interest collections due to deferred interest on mortgage loans will be offset, in part, by applying principal collections received on the mortgage loans to interest payments on the certificates. “Net Deferred Interest” will exist with respect to the mortgage loans if on any payment date the amount of deferred interest on the mortgage loans exceeds principal collections on the mortgage loans for the related due period. This will result in the Available Funds Cap Rate relating to the certificates to be lower than it would have been in the absence of Net Deferred Interest. Net Deferred Interest will not be applied to increase the principal balance of the certificates, but rather will be released to holders of the ownership certificate from principal collections on the mortgage loans prior to making distributions to the certificates on subsequent payment dates.

S-12

In addition, during the periods in which the outstanding principal balance of a mortgage loan is negatively amortizing due to the addition of deferred interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, increasing the likelihood of defaults as well as the amount of potential loss with respect to any mortgage loan that is required to be liquidated.]

The yield on your certificates
may be limited by initial fixed
mortgage interest rates on some
mortgage loans and maximum
mortgage interest rates
As of the initial cut-off date, all of the hybrid mortgage loans have fixed low introductory loan rates for an initial period of [     ] to [     ] years. Approximately [    ]% of the mortgage loans, and [   ]% of the hybrid mortgage loans are currently in this fixed rate period. In addition, each adjustable rate mortgage loan has a maximum loan rate. These factors may prevent the loan rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected.

See “The Mortgage Loans” in this prospectus supplement.

Loan prepayments may
result in shortfalls in
interest collections and
reduce the yield on your
certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Changes in mortgage
indices may reduce the
yields on certain
certificates
As described in this prospectus supplement, the certificates will accrue interest at a rate based on the weighted average of the net loan rates on the mortgage loans. Except with respect to hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans are based will result, over time, in lower yields on the certificates. Furthermore, any increase in the indices on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on the certificates then entitled to principal. In addition, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans and, consequently, reduce the interest rate of the certificates.

S-13

Certain features of
the mortgage loans may
adversely affect your
investment in the
certificates	The mortgage loans have features that create additional risks to investors, including those described below.

•
As of the cut-off date, approximately [    ]% of the mortgage loans, had principal balances greater than $ [               ]. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the pool of mortgage loans.

•
As of the cut-off date, approximately [    ]% of the mortgage loans are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

Modification of the mortgage
loans may reduce the yields on
the certificates
As of the cut-off date, approximately [    ]% of the mortgage loans allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected modification rates on these mortgage loans.

Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, modifiable mortgage loans may be subject to a greater rate of modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, modifiable mortgage loans could be subject to higher modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to modify their mortgage loans to take advantage of the availability of other adjustable rates. The modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which modify to a lower interest rate will lower the interest rate on the certificates.
S-14

The seller has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust may incur increased prepayments.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

Governmental action may
affect foreclosures
In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the certificates.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

An investment in the
certificates may not be
appropriate for some
investors
The certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the certificates. This may be the case due, for example, to the following reasons.

•	The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
The rate of principal distributions on and the weighted average lives of the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and principal distributions. Accordingly, the certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

S-15

•
You may not be able to reinvest distributions on a certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

•	Your investment in the certificates may be ended before you desire if the optional termination of the trust is exercised.

Geographic concentration
of the mortgage loans
may adversely affect
your certificates
Approximately [    ]% of the mortgage loans, are secured by properties in [   ], approximately [    ]% of the mortgage loans, are secured by properties in [   ], and approximately [    ]% of the mortgage loans, are secured by properties in [   ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

•	Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•
Properties in those states, particularly [   ], may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, floods, hurricanes, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

It may be difficult to
resell your certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the certificates. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgaged-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.
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Military action and terrorist
attacks may adversely impact
the performance of the
mortgage loans
The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws (the “Relief Act”). Interest payable to holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

Bankruptcy or insolvency
may affect the timing and
amount of distributions on
your certificates
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

S-17

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

GLOSSARY

There is a Glossary of Terms beginning on page S-[     ] where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

INTRODUCTION

Thornburg Mortgage Securities Trust [         ] (the “trust” or the “issuing entity”) is a common law trust formed under New York state law. See “The Issuing Entity.” The issuing entity will issue its Mortgage Pass-Through Certificates, Series [         ] on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the master servicer, the securities administrator and the trustee, dated as of the cut-off date. Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. See “The Pooling and Servicing Agreement - Assignment of the Mortgage Loans.” On the closing date, pursuant to the pooling and servicing agreement, the depositor will deposit into the trust the mortgage loans described in this prospectus supplement, which will constitute the mortgage pool. See “The Mortgage Loans” below.

THE MORTGAGE LOANS

General

The assets held by Thornburg Mortgage Securities Trust [         ] will consist primarily of one pool of [adjustable rate] and [hybrid], first lien, residential mortgage loans designated as the “mortgage loans.”

[    ]% of the mortgage loans have interest rates (“loan rates”) that adjust based on various indices with original terms to maturity of not more than [   ]. The adjustable rate mortgage loans adjust on a [     ]. The hybrid mortgage loans generally have loan rates that first adjust after an initial fixed rate period of [     ] following origination, depending on the terms of the particular mortgage note and then adjust [     ], depending on the terms of the particular mortgage note. [In addition, [     ]% of the mortgage loans are option adjustable mortgage loans or hybrid mortgage loans that provide for negative amortization as described below.]

[[     ]% of the mortgage loans include a negative amortization feature whereby the borrower can elect, subject to certain adjustments in the related mortgage note, to make a minimum monthly payment which may be less than the amount of interest accrued on the unpaid principal balance of the mortgage loan at the current Mortgage Rate, thus creating an interest deficiency (referred to herein as “Deferred Interest”) which is added to the unpaid principal balance of such mortgage loan, resulting in negative amortization. Such minimum monthly payment is subject to adjustment on a date specified in the related mortgage note as described under “—Mortgage Loan Statistics—Monthly Payment Adjustments” below. In addition, approximately [     ]% of the mortgage loans containing this negative amortization feature are Hybrid Mortgage Loans for which the first Mortgage Rate Adjustment Date occurs [     ] following origination as set forth in the related mortgage note.]
S-18

The Stated Principal Balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date [and, in the case of any negative amortization mortgage loans, the amount of any Deferred Interest added to the to the unpaid principal balances of such Mortgage Loan as a result of negative amortization.] Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the principal balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate Stated Principal Balance of the mortgage loans set forth above is subject to a variance of plus or minus five percent.

Approximately [     ] mortgage loans (representing approximately [    ]% of the mortgage loan pool) have a first payment due date of [               ]. The seller will deposit in the collection account on the closing date, in respect of all mortgage loans that have a first payment due date of [               ], an amount equal to approximately $ [           ], which represents interest calculated at the related loan rates for a one-month period. Such funds deposited in the collection account will be paid to certificateholders as available funds on the first distribution date.

Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are [single family or detached or semi-detached two- to four-family dwelling units, townhouses, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests].

[Approximately [    ]% of the of the mortgage loans were originated by the seller (together with its mortgage brokers and correspondent lenders other than [               ]) in accordance with the seller’s underwriting guidelines for its correspondent, retail and wholesale channels described herein. See “Mortgage Loan Origination—The Seller’s Underwriting Standards—The Seller’s Underwriting Process” herein.] Approximately [    ]% of the mortgage loans were originated by [               ] in accordance with its underwriting guidelines. Approximately [    ]% of the mortgage loans are being serviced by [               ], in its capacity as a servicer. No entity other than [               ] is a servicer with respect to more than [    ]% of the mortgage loans. See “The Master Servicer” and “The Servicers” herein.

Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders’ interests in the mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans—Representations and Warranties” for a description of the representations and warranties applicable to the mortgage loans.

The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as an originator or as seller other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Loan Documentation. Approximately [    ]% of the mortgage loans were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers’ income or employment.

The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to either: the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “1-Month LIBOR index,” the “6-Month LIBOR index” and the “1-Year LIBOR index,” respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve Board in Statistical Release H.15(519) (the “1-Year CMT index”). The 1-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index and the 1-Year CMT index are each referred to herein as an “index” or together as the “indices.”
S-19

The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of [    ]%, of the index applicable to that loan and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the applicable index as discussed under “—The Indices” above. On the first loan rate adjustment date, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage known as the “initial rate cap” for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to the 1-Month LIBOR index) cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a “periodic rate cap” for that mortgage loan.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

[Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and (ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted. [Approximately [     ]% of the mortgage loans which are negative amortization hybrid Mortgage Loans have a Mortgage Rate which will adjust annually after a fixed period of [     ]. The scheduled monthly payment will be recast at month [     ] to include any Deferred Interest added to the outstanding principal balance.]

[Interest-Only Loans. Approximately [    ]% of the mortgage loans have an interest-only period following origination ranging from [     ] to [     ]. During this period, [except in the case of the negative amortization Hybrid Mortgage Loans described above] the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.]

High Loan-to-Value Mortgage Loans. Approximately [    ]% of the mortgage loans have original loan-to-value ratios in excess of 80%. With the exception of [     ] mortgage loans (representing approximately [    ]% of the mortgage loans), the mortgage loans which have original loan-to-value ratios in excess of 80% are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less. With respect to the mortgage loans referred to above, such mortgage loans have amortized such that their loan-to-value ratio, as of the cut-off date, is below 80%.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.
S-20

Additional Collateral Mortgage Loans. In the case of approximately [    ]% of the mortgage loans, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. With the exception of [     ] mortgage loans with an original loan-to-value ratio below 80%, the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an “additional collateral mortgage loan,” allows the borrower to pledge assets in addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of [     ] mortgage loans (representing approximately [    ]% of the mortgage loans) with additional collateral, which were acquired by the seller through its correspondent channel or originated by the seller through its retail and wholesale channels.

The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately [    ]% of the mortgage loans. The additional collateral will be assigned to the trust but will not be a part of any REMIC.

Prepayment Penalty Payments. Approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from [     ] to [     ] after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

Employee Mortgage Loans. Approximately [    ]% of the mortgage loans were made to employees of Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the “retained interest”) and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

Modification Option and Purchase Obligation Options. The loan rates on approximately [    ]% of the mortgage loans may be modified, at the option of the related borrowers, from one adjustable rate to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. After such modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

[Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

All of the mortgage loans have original terms to stated maturity of less than or equal to [     ] months. The weighted average remaining term to stated maturity of the mortgage loans was approximately [     ] months as of the cut-off date. None of the mortgage loans had a first due date prior to [               ] or after [               ] or had a remaining term to stated maturity of less than [     ] months or greater than [     ] months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in [               ].
S-21

The average principal balance of the mortgage loans at origination was approximately $ [               ]. The average principal balance of the mortgage loans as of the cut-off date was approximately $ [               ]. No mortgage loan had a principal balance of less than approximately $[     ] or greater than approximately $[               ] as of the cut-off date.

The mortgage loans had annual loan rates of not less than [    ]% and not more than [    ]% and the weighted average annual loan rate was approximately [    ]%. Approximately [    ]% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately [    ]% of the mortgage loans had initial rate caps ranging from [    ]% to [    ]%. As of the cut-off date, approximately [    ]% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from [    ]% to [    ]%. As of the cut-off date, the [adjustable rate] [hybrid] mortgage loans had gross margins ranging from [    ]% to [    ]%, maximum loan rates ranging from [    ]% to [    ]% and minimum loan rates ranging from [    ]% to [    ]%. As of the cut-off date, the weighted average gross margin was approximately [    ]%, the weighted average maximum loan rate was approximately [    ]% and the weighted average minimum loan rate was approximately [    ]% for all of the mortgage loans. The earliest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in [     ] months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately [     ] months.

As of the cut-off date, [     ] of the mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the mortgage loans is set forth in Annex B to this prospectus supplement.

The mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the indicated due to rounding.]

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The description in this prospectus supplement of the mortgage loans is based upon the pool of mortgage loans as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from such loan pool as a result of prepayments or incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the loan pool, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the certificates as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com. In addition, historical performance data with respect to the sponsor’s previous securitization transactions may be found on the securities administrator’s website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this Internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.
S-22

STATIC POOL INFORMATION

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address]. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus. [Add reference to any third-party static pool information is to be provided as applicable.]

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above Internet address had initial characteristics that differed from one another and from the mortgage loans described in this prospectus supplement, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above Internet address is in any way indicative of the performance of the mortgage loans described in this prospectus supplement.

ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer, the servicers, the securities administrator and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the servicing agreements and the pooling and servicing agreement. See “The Pooling and Servicing Agreement” and “Mortgage Loan Servicing” in this prospectus supplement.

Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without an amendment of the pooling and servicing agreement to that effect agreed to by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement.”

If the assets of the trust are insufficient to pay the certificateholders all principal and interest owed, holders of the certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE DEPOSITOR

A description of the Depositor can be found in the prospectus under the heading “The Depositor.”

THE SPONSOR AND SELLER

[Information regarding Thornburg Mortgage Home Loans, Inc. is located under the heading “The Sponsor” in the prospectus] [ Insert description of a sponsor and/or seller other than Thornburg Mortgage Home Loans, Inc.]
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AFFILIATIONS AND RELATIONSHIPS

[Whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: any Servicer or any other entity involved in the servicing function, including the Master Servicer and the Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party related to the Offered Certificates and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates, will be described, if applicable.]

MORTGAGE LOAN ORIGINATION

[All of the Mortgage Loans were originated by TMHL or by one of its correspondents. The Mortgage Loans have been originated generally in accordance with the TMHL’s Underwriting Standards as described under the heading “Origination, Acquisition of Mortgage Loans—Origination and Acquisition of Mortgage Loans—THML’s Underwriting Standards” in the prospectus.]

[Insert description of underwriting standards of any originator other than TMHL.]

THE MASTER SERVICER

[               ]

THE SERVICERS

[Information regarding the Servicer can be found under the heading “The Servicers” in the prospectus.] [Provide any updated disclosure information for TMHL, as applicable.]

[Insert description of the Servicer[s] other than TMHL, as applicable.]

MORTGAGE LOAN SERVICING

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a “servicing agreement”). See “Servicing and Administration of the Trust—Servicing and Administrative Responsibilities” in this prospectus supplement.

The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.
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The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Accounts

The servicing agreement entered into by [               ], in its capacity as servicer provides that it will establish a servicing account in the name of the trust and other trusts as to which [               ] will act as a servicer, their successors and assigns. The servicing agreements entered into by certain servicers provide that the servicer will establish a servicing account in the name of the trust. In addition, the servicing agreements entered into by the other servicers provide that the related servicer may remit payments from borrowers to a general servicing account established in the name of the master servicer and various owners of mortgage loans, not all of which mortgage loans are included in the trust. On the [18th] day of each month, or the next business day (or in some cases the preceding business day) if such [18th] day is not a business day (the “servicer remittance date”), each servicer is required to remit the amounts on deposit in its servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the master servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.”

Each servicer will be paid the monthly servicing fee (or, in the case of [               ], a subservicing fee), with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under “Fees and Expenses of the Trust.”

As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to [               ] as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

The master servicing fees and the servicing fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.
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Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the loan rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan, unless the mortgagor is in default with respect to the mortgage loan or, in the judgment of the related servicer, such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicing fee.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer, as successor servicer, will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.
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Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

Prior to a foreclosure sale, the servicers perform a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.
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If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

[               ], in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.
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SERVICING AND ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

•     collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account on the related servicer remittance date;

•     collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•     making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the servicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

•     paying, as servicing advances, to the extent set forth in the related servicing agreement, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.
See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to:
• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement;
• collecting monthly remittances from each servicer for deposit in the distribution account on the related servicer remittance date;
• gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;
• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” above.

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Party:	Responsibilities:

Securities Administrator	Performing the securities administration functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•      distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Certificates—Priority of Distributions on the Certificates” on each distribution date;

• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer;

•      upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, providing notice of such master servicer event of default to the trustee, the seller and the rating agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.
See “The Pooling and Servicing Agreement—The Securities Administrator” and “Description of the Certificates—Reports to Certificateholders” below.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;
• upon the termination of the custodian, appointing a successor custodian;

•     upon the occurrence of a master servicer event of default under the pooling and servicing agreement, providing notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

•     upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

• upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.
See “The Pooling and Servicing Agreement—The Trustee.”

Custodian	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.
See “The Pooling and Servicing Agreement—The Trustee” below.

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Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and to [ ] and will not be available for distribution to the holders of any certificates.

If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;
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(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

(vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 1[    ]% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of [    ], each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March [     ] for the period specified in the pooling and servicing agreement, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of [    ], a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

The securities administrator will make available on its Internet website copies of the annual reports on assessment of compliance, attestation reports and statements of compliance as set forth above under “The Master Servicer.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.
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Example of Distributions

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in [                 ]:

[ ] through [ ]	Due Period:

Payments due during the related Due Period ([               ] through [               ]) from borrowers will be deposited in each servicer’s servicing account as received and will include scheduled principal payments and interest payments due during the related Due Period.

[ ] through [ ]	Prepayment Period for partial and full prepayments received from mortgage loans:

Partial principal prepayments and principal prepayments in full received by any servicer during the related prepayment period ([               ] through [               ]) will be deposited into such servicer’s servicing account for remittance to the master servicer on the servicer remittance date ([               ]).

[ ]	Record Date

Distributions will be made to certificateholders of record for the certificates, as of the close of business on the last business day of the month immediately preceding the month in which the distribution date occurs.

[ ]	Servicer Remittance Date:
The servicers will remit collections and recoveries in respect of the mortgage loans to the distribution account on or prior to the [18th] day of each month (or if the 18th day is not a business day, the next succeeding business day or, in certain cases, if such [18th] day is not a business day, the business day immediately preceding such [18th] day) as specified in the related servicing agreement.

[ ]	Distribution Date:
On the [25th] day of each month (or if the [25th] day is not a business day, the next business day), the securities administrator will make distributions to certificateholders from amounts on deposit in the distribution account.

Succeeding months follow the same pattern.

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FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the trust, the servicers and the master servicer will receive from the assets of the trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicers	monthly
For each mortgage loan, a monthly fee paid to the related servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each mortgage loan at, in the case of (a) approximately [    ]% of the mortgage loans, [    ]% per annum for each mortgage loan, (b) approximately [    ]% of the mortgage loans, [    ]% per annum and (c) approximately [    ]% of the mortgage loans, [    ]% per annum for each mortgage loan until the first adjustment date and [    ]% per annum for each mortgage loan thereafter.
Deducted by each servicer from the related servicing account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

[               ] will receive a subservicing fee equal to a percentage of the servicing fee.

In addition, [               ] will receive all investment earnings on amounts on deposit in the distribution account other than the amount retained by the master servicer as described immediately below and any prepayment penalty amounts that are not retained by a primary servicer.
Distributed by the master servicer to [ ]

Master Servicer	monthly
A monthly fee equal to [    ]% per annum of the outstanding principal balance of each mortgage loan together with the investment earnings on amounts on deposit in the distribution account for one business day.
The monthly fee will be deducted by the master servicer from the distribution account before payment of any amounts to certificateholders.

The fees of the securities administrator and the trustee, in its capacity as trustee and custodian, are paid separately by the master servicer and are not obligations of the trust.

The servicing fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.
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THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of [                 ], among the depositor, the seller, the securities administrator, the master servicer and the trustee (the “pooling and servicing agreement”). The assets of the issuing entity will in general consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•	the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

•	the pledge agreements relating to the additional collateral loans; and

•	certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of the certificates will not receive all of their expected payments of interest and principal and will suffer a loss. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

Delivery of Mortgage Loan Files.
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The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the receipt by the trustee or a custodian on its behalf of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the trust in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective loan;

•	the substituted loan is of the same or better credit quality as the defective loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

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In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan as of the closing date:

[Insert representations and warranties. These will generally include representations and warranties regarding the mortgage loan schedule, outstanding charges, modification of the terms of the mortgage notes, defenses to enforceability of the mortgage notes, satisfaction of the mortgages, the validity of the documents, compliance with applicable laws, validity of the liens, ownership of the mortgage loans, insurance, transferability of the mortgage loans, whether the mortgage properties are undamaged, collection practices, due-on-sale clauses, prepayment premiums and foreclosure].

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered [   ] above has occurred will be made without regard to the seller’s knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

•	cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

•	purchase the affected loan from the trust.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Distribution Account

The securities administrator will establish and maintain a separate account (the “distribution account”) for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

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•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust—Accounts.”

Trust Expense Fees

Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

Matters Relating to the Trustee and the Securities Administrator

The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than [    ]% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.
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The Trustee

[               ]

The Custodian

[               ]

The Securities Administrator

[               ]

Voting Rights

The voting rights will be allocated among holders of the certificates, in proportion to their then outstanding certificate principal balances.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest in the certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any of the certificates. However, in no event, may any amendment:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the certificates without the consent of the holders the certificates; or

•
affect adversely in any material respect the interests of the holders of the certificates in a manner other than as described in the clause above, without the consent of the holders of the certificates evidencing percentage interests aggregating at least [    ] %; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the certificates, the holders of which are required to consent to any such amendment, without the consent of all holders of the certificates.

Optional Termination of the Trust

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than [    ]% of their aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, [               ], in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of such mortgage loans and related REO properties remaining in the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If [               ] does not exercise such option to repurchase the mortgage loans and related REO properties, [         ], in its capacity as master servicer, may repurchase from the trust all such mortgage loans and related REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of such mortgage loans is less than [    ]% of their aggregate Stated Principal Balance as of the cut-off date.
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Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•
any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the securities administrator any payment which continues unremedied for three business days following written notice to the master servicer; or

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing Agreement) after the date on which written notice of the failure is given to the master servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

In addition, [               ], as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by [               ].

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51 % of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.
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DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

Thornburg Mortgage Securities Trust [         ] will issue one class of certificates relating to the mortgage loans:

The certificates will have the initial certificate principal balances set forth on page S-[     ]. The initial certificate principal balance of the certificates may vary in the aggregate by plus or minus [     ]%. On any date subsequent to the closing date, the certificate principal balance of the certificates will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal and all realized losses applied in reduction of principal on all prior distribution dates.

The certificates will have the pass-through rate described under “—Interest—Pass-Through Rates” below.

The certificates will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The certificates will be issued in minimum dollar denominations of $[    ] and integral multiples of $[    ] in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least $[100,000].

The assumed final maturity date for the certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing [thirty year] mortgage loan in the trust. The assumed final maturity date for the certificates is the distribution date in [                 ].

Distributions on the certificates will be made by the securities administrator on each distribution date, beginning in [                 ], to the persons or entities in whose names the certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the certificates is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration

The certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance of the certificates and which will be held by a nominee of The Depository Trust Company (“DTC”), and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.
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For a description of the procedures applicable to the DTC registered certificates, see “The Securities-Book-Entry Registration” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•
after the occurrence of an event of default, beneficial owners of any DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance advise the securities administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the securities administrator will issue the definitive certificates. After that, the securities administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on the Certificates

As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds will be made in the following order of priority:

with respect to the Available Funds:

first,	interest on the certificate; and

second,	principal of the certificates calculated as described under “—Principal” below

Interest

Calculation of Interest. On each distribution date, the certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest for the related interest accrual period equal to

•	interest at the applicable pass-through rate on the certificate principal balance immediately prior to such distribution date plus
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•
unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

The interest accrual period for each distribution date and the certificates will be the calendar month preceding the month of that distribution date, determined on the basis of an assumed 360-day year consisting of twelve 30-day months.

The interest entitlement described above for the certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below. [Describe pass-through rate]. The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the related trust expense fee rate and the rate at which retained interest, if any, is calculated.

Net Interest Shortfall. The interest entitlement of the certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by the loan pool. For each distribution date, the “net interest shortfall” will be equal to the sum of

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans during the preceding calendar month exceeds the compensating interest paid by the related servicers or the master servicer for the related distribution date as described under “The Servicers—Prepayment Interest Shortfalls,” plus

•	the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Relief Act.

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

Any unpaid interest amount will be carried forward and added to the amount the certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

[May vary in accordance with the structure of each transaction]

Principal

On each distribution date, the Principal Distribution Amount will be applied as principal to the certificates in proportion to their outstanding certificate principal balances. The amount of principal available for distributions to the certificates may be increased if the mortgage loan pool is experiencing rapid prepayments or disproportionately high realized losses.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

•	the amount of the distributions, with respect to the certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

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•	the amount of the distributions set forth in the first clause above allocable to interest;

•	the amount of any unpaid interest shortfall with respect to the certificates;

•	the certificate principal balance of the certificates after giving effect to the distribution of principal on that distribution date;

•	the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans in the loan pool;

•	the aggregate principal balance of the mortgage loans using each of the 1-Year CMT index, the 1-Month LIBOR index, the 6 Month LIBOR index and the 1-Year LIBOR index;

•	the amount of the master servicing fee paid to or retained by the master servicer;

•	the amount of the servicing fees paid to or retained by each servicer;

•	the amount of advances for the related Due Period as provided by the servicers;

•
the number and aggregate principal balance of mortgage loans that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

•	the rolling six month delinquency rate for that distribution date;

•	the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of realized losses for the loan pool and Recoveries incurred during the preceding calendar month;

•	the cumulative amount of realized losses for the loan pool;

•	the realized losses and Recoveries, if any, allocated to the certificates on that distribution date; and

•	the pass-through rate for the certificates for that distribution date.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at [    ]. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at [     ]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.
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YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The effective yields to the holders of the certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the [25th] day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the certificates. As a result, net interest shortfalls will adversely affect the yields on the certificates. As a result, the yields on the certificates will depend on the rate and timing of realized losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans including [negative amortization loans and] with respect to mortgage loans that provide for payments of interest, but not of principal, for up to [     ] years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Loans” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the certificates may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loans” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

[The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.]
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[The negative amortization feature of some of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization on some of the mortgage loans, the outstanding principal balance of such mortgage loans will increase by the amount of Deferred Interest as described in this prospectus supplement. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related Mortgage Property, thus increasing the likelihood of defaults as well as the amount of any loss experience with respect to any such mortgage loan that is required to be liquidated. Furthermore, some of the mortgage loans provide for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loan is greater than that associated with fully amortizing mortgage loans.]

[Approximately [    ] % of the mortgage loans do not provide for monthly payments of principal for the [     ] to [     ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the certificates are expected to increase correspondingly, and, in any case, the certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule. ]

Approximately [    ] % of the mortgage loans provide for payment by the borrower of a prepayment premium during the first [     ] months to [     ] years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.

The rate of prepayment may affect the pass-through rates on the certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current net WAC of the mortgage loans will reduce the pass-through rate on the certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments will adversely affect the pass-through rate on the certificates.

The loan rates on approximately [    ] % of the mortgage loans can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower’s exercise of the modification option, the mortgage loans may experience prepayments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.
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Weighted Average Lives

The projected weighted average life of the of certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loans” in this prospectus supplement.

In general, the weighted average lives of the certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments. In addition, the weighted average lives of the certificates will be shortened if the optional termination is exercised.

The interaction of the foregoing factors may have different effects on the certificates and the effects on the certificates may vary at different times during the life of the certificates. Accordingly, no assurance can be given as to the weighted average life of the certificates. Further, to the extent that the prices of the certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the certificates will result in variability in the related yields to maturity.

The assumed final maturity date for the certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final maturity date for the certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan. The weighted average life of the certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables showing the percentage of original principal balance outstanding at specified percentages of CPR attached as Annex D hereto (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the tables attached hereto as Annex C (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the certificates set forth in Principal Decrement Tables. In addition, since the actual mortgage loans included in the loan pool will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the certificates may be made earlier or later than indicated in the Principal Decrement Tables.

The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	The loan pool consists of mortgage loans which have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the [25th] day of each month, commencing in [ ].

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

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•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•	Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in [ ] and are computed prior to giving effect to any prepayments received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [ ] and include 30 days’ interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period).

•	The initial certificate principal balance of the certificates is as set forth on the cover or as described in this prospectus supplement.

•	[Insert interest rate calculation method] is [ ] %.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on [ ].

•	No mortgage loan converts from an adjustable rate to a fixed rate of interest or to another adjustable rate of interest.

•	No mortgage loan is modified.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the Principal Decrement Tables. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the Principal Decrement Tables. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average lives of the certificates shown and set forth the percentages of the initial certificate principal balance of the certificates that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

The weighted average life of the certificates is determined by:

•
multiplying the assumed net reduction, if any, in the principal amount of the certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

•	summing the results, and

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•	dividing the sum by the aggregate amount of the assumed net reductions in the principal amount of the certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Characterization of the Trust

The characterization of the Trust for federal income tax purposes is not certain. The Trust has been structured as a “grantor trust” and will likely be so treated. See “Material Federal Income Tax Considerations - Types of Securities - Classification of Trust Securities Generally” in the Prospectus. Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (“IRS”) as inconsistent with the rules for qualification as a grantor trust. In light of this uncertainty, McKee Nelson LLP will deliver its opinion, upon issuance of the Certificates, that for federal income tax purposes, assuming compliance with all provisions of the Pooling and Servicing Agreement, the Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. See “Material Federal Income Tax Considerations” in the Prospectus. No rulings have been or will be sought from the IRS with respect to the Trust, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

Taxation of the Certificates

For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, see “Material Federal Income Tax Considerations - Grantor Trust Certificates” in the Prospectus. For purposes of that discussion, the Certificates should be treated as constituting [Stripped Certificates/ Standard Certificates].

The Certificates may be treated as having been issued with original issue discount (“OID”) for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%. No representation is made that the [Mortgage Loans] will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to OID.

No representation is made that the Certificates will constitute assets described in Section 856 or 7701(a)(19)(C) of the Code. See “Material Federal Income Tax Considerations - Special Tax Attributes” in the Prospectus.

Foreign Persons

Payments of interest and OID made to a holder of a Certificate that is a Foreign Person generally will be subject to United States federal income and withholding tax if the Certificates were determined to be interest in a partnership for United States federal income tax purposes. Accordingly, it is anticipated that United States federal tax will be withheld in all events. See “Material Federal Income Tax Considerations - Partner Certificates - Foreign Persons” in the Prospectus.

STATE TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the certificates under the tax laws of any state. Investors considering an investment in the certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.
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ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The Underwriter’s Exemption

The U.S. Department of Labor has granted to [                 ] an administrative exemption, Prohibited Transaction Exemption (“PTE”) 89-90, as amended most recently by PTE 2002-41 (Exemption Application No. [     ] and PTE [         ] (Exemption Application [     ] (the “Underwriter’s Exemption”), which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which [                 ] or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the Underwriter’s Exemption are satisfied.

Each of the conditions listed below must be satisfied for the Underwriter’s Exemption to apply.

•
The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•
Unless the investment pool contains certain types of assets, the rights and interests evidenced by the certificates cannot be subordinated to the rights and interests evidenced by other certificates of the same trust.

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•
The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) from each rating agency identified in the exemption, such as S&P.

•	The trustee must not be an affiliate of any other member of the “restricted group” (as defined below), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust must also meet each of the requirements listed below.

•	The assets of the investment pool must consist solely of certain:

•	secured consumer receivables,

•	secured credit instruments,

•	obligations secured by certain residential and/or commercial real property,

•	obligations secured by motor vehicles or equipment, or qualified motor vehicle leases,

•	guaranteed governmental mortgage pool certificates and/or

•	fractional undivided interests in any of the above obligations.

•
Such assets must be of the type that have been included in other investment pools. Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan’s acquisition of certificates. Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the Underwriter’s Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of the certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in the certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition; and

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•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the master servicer, the trustee, an underwriter, any indemnitor or any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets, or any affiliate of these parties.

It is expected that the Underwriter’s Exemption will apply to the acquisition and holding by Plans of the REMIC regular interest portion of the certificates that consist, in part, of REMIC regular interests provided that those conditions of the Underwriter’s Exemption within the control of the investors are met.

The rating of such certificates may change. If the certificates no longer have a rating of at least BBB- or Baa3, such certificates will no longer be eligible for relief under the Underwriter’s Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter’s Exemption to dispose of it) unless the trustee receives:

•
a representation from the acquirer or transferee of the certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

•
if the purchaser is an insurance company and such certificate has been underwritten or placed by the underwriter or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, a representation that the purchaser is an insurance company that is purchasing the certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the certificate are covered under Section I and III of PTCE 95-60.

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Fiduciary Considerations

Thornburg Mortgage Securities Corporation, the seller and the trustee make no representation that the sale of any of the certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets” and the applicability of the Underwriter’s Exemption or any other applicable exemption prior to making an investment in the certificates. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If a certificate has not been underwritten by the underwriter, it will not be eligible to be purchased by Plans under the Underwriter’s Exemption. However, in the event that such certificate is subsequently underwritten or placed by the underwriter, or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, such certificate may be acquired under the same conditions as are described above for other certificates that are eligible under the Underwriter’s Exemption.

LEGAL INVESTMENT CONSIDERATIONS

The certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA , subject to state laws overriding SMMEA. Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

There may be restrictions on the ability of investors, including depository institutions, either to purchase the certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for those investors. See “Legal Investment Considerations” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Thornburg Mortgage Securities Corporation will advance approximately $ [    ] to various lenders to repay certain financing arrangements between Thornburg Mortgage Home Loans, Inc. and the various lenders.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and [                 ], which is an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the certificates.

Distribution of the certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling the certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.
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The depositor has been advised by the underwriter that it intends to make a market in the certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

To the extent that the certificates eligible to be offered pursuant to the registration statement that are not underwritten as of the date hereof and not offered by this prospectus supplement are subsequently offered for sale to the public, a supplement to this prospectus supplement will describe any applicable underwriting arrangements.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the certificates will be passed upon for the Depositor by [McKee Nelson LLP, Washington, D.C.] and for the Underwriter by [           ]. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by [               ]. Certain legal matters will be passed upon for the Sponsor and the Seller by [     ], as counsel for the Sponsor and the Seller.

There are no material legal proceedings pending against the Depositor, the Trustee, the Sponsor, the Seller, the Issuing Entity, the Securities Administrator, the Master Servicer or the Custodian or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

RATINGS

It is a condition to the issuance of the certificates that they be assigned the applicable rating or ratings by [     ] indicated under “Initial Certificate Ratings” in the table on S-[     ].

The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage loans, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the related mortgage loans is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans.

The ratings assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The depositor has not engaged any rating agency other than [     ] to provide ratings on the certificates. However, there can be no assurance as to whether any other rating agency will rate the certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by [     ]

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GLOSSARY OF TERMS

AB Servicing Criteria. The servicing criteria established in Item 1122(d) of Regulation AB.

Available Funds. For any distribution date, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan:

•
all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that distribution date;

•	any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•	all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related Prepayment Period for that distribution date; and

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

reduced by

(B)	the sum of the following with respect to each mortgage loan:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•	the trust expense fees including the servicing fees, master servicing fees and retained interest, if any.

Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.
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Principal Distribution Amount. For any distribution date, the sum of the following for each such mortgage loan in the loan pool:

•	each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•	the principal portion of all partial and full principal prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to the certificates, net of reimbursable expenses.

Regulation AB. Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

S-56

Annex A
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Thornburg Mortgage Securities Trust [         ], Mortgage Loan Pass-Through Certificates, Series [         ] (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

S-A-1

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
S-A-2

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the trustee or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;
S-A-3

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

S-A-4

Annex B:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the entire pool of Mortgage Loans. See “The Mortgage Loans” (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

S-B-1

Scheduled Principal Balances of the Mortgage Loans

($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 100,000.00
100,000.01 - 200,000.00
200,000.01 - 300,000.00
300,000.01 - 400,000.00
400,000.01 - 500,000.00
500,000.01 - 600,000.00
600,000.01 - 700,000.00
700,000.01 - 800,000.00
800,000.01 - 900,000.00
900,000.01 - 1,000,000.00
1,000,000.01 - 2,000,000.00
2,000,000.01 - 3,000,000.00
3,000,000.01 - 4,000,000.00
4,000,000.01 - 5,000,000.00
5,000,000.01 - 6,000,000.00
6,000,000.01 - 7,000,000.00
7,000,000.01 - 8,000,000.00
10,000,000.01+
TOTAL

Minimum:
Maximum:
Average:

S-B-2

Current Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
TOTAL

Minimum:
Maximum:
Weighted Average:

Credit Scores of the Mortgage Loans

FICO	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0 - 500
501 - 550
551 - 600
601 - 650
651 - 700
701 - 750
751 - 800
801 - 850
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-3

Effective Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:

Original Loan-to-Value of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-4

Effective Loan-to-Value Ratios Greater than 80 of the Mortgage Loans

	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
LTV > 80 No MI
LTV > 80 MGIC
LTV > 80 RADIAN
LTV > 80 RMIC
LTV > 80 Triad
LTV > 80 United Guaranty
TOTAL

Original Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
300
351
360
480
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-5

Remaining Terms to Stated Maturity of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
180 - 239
240 - 299
300 - 359
360 - 419
420 - 479
TOTAL

Minimum:
Maximum:
Weighted Average:

Debt-to-Income Ratio of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
N/A
0.01 - 10.00
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 +
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-6

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-7

[Amortization Type of the Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Interest Only
Not Interest Only
TOTAL]

Original Prepayment Penalty Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
3
6
7
12
24
36
48
60
TOTAL

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
First Lien
TOTAL

S-B-8

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Full/Alternative
Alternative Income
Full
No Ratio
Stated Income Verified Assets
Stated Income Stated Assets
Streamline
TOTAL

Loan Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Purchase
Cash Out Refinance
Rate/Term Refinance
TOTAL

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
2-4 Family
Condo
Condotel
Cooperative
PUD Attached
PUD Detached
Single Family
Townhouse
TOTAL

S-B-9

Stated Occupancy Status of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Owner Occupied
Second Home
Investor
TOTAL

Originators of the Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-10

Geographic Distribution of the Mortgage Loans

State	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

S-B-11

Gross Margin of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

Minimum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
0.501 - 1.000
1.001 - 1.500
1.501 - 2.000
2.001 - 2.500
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
TOTAL

Minimum:
Maximum:
Weighted Average:

S-B-12

Maximum Mortgage Rates of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
16.001 - 16.500
TOTAL

Minimum:
Maximum:
Weighted Average:

Initial Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
4.000
5.000
6.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

S-B-13

Subsequent Periodic Rate Caps of the Mortgage Loans

(%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1.000
2.000
5.000
TOTAL

Non-Zero Minimum:
Maximum:
Non-Zero Weighted Average:

Months to Next Rate Adjustment of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
97 - 108
109 - 120
TOTAL

S-B-14

Servicers of the Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

TOTAL

[Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
36
60
84
115
120
TOTAL]

[Remaining Interest Only Terms of the Mortgage Loans

(months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
1 - 60
61 - 120
TOTAL]

S-B-15

Origination Channels of the Mortgage Loans

Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Bulk
Correspondent
Retail
Wholesale
TOTAL

Conversion and Modifiable Features of the Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
Neither Convertible nor Modifiable
Only Modifiable
Only Convertible
Convertible and Modifiable
TOTAL

30-Day Delinquencies of the Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
Two
Three
Four
Five
TOTAL

S-B-16

60-Day Delinquencies of the Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

90-Day or More Delinquencies of the Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to- Value (%)	Non-Zero Weighted Average Credit Score
None
One
TOTAL

S-B-17

Annex C
Assumed Mortgage Loan Characteristics

Loan Type	Index	Total Current Balance ($)	Gross Coupon (%)	Initial Expense Rate (%)(1)	Adjusted Expense Rate (%)(2)	Original Term (months)	Remaining Term (months)	Interest- Only Remaining Term (months)	Gross Margin (%)	Minimum Rate (%)	First Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Months to Roll	Rate Adjust Frequency (months)

S-C-1

Annex D
Principal Decrement Tables

Percent of Original Certificate Principal Balance Outstanding(1)

	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
[ ]
Weighted Average Life Years to Maturity
Years to Optional Termination
_________
(1)	Rounded to the nearest whole percentage.

S-D-1

$ [               ]
(Approximate)

Thornburg Mortgage Securities Trust [         ]
Mortgage Loan Pass-Through Certificates, Series [         ]

Thornburg Mortgage Securities Corporation
Depositor

Thornburg Mortgage Securities Trust [         ]
Issuing Entity

Thornburg Mortgage Home Loans, Inc.
Sponsor and Seller

[         ]
Master Servicer and Securities Administrator

[         ]
Trustee

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

[               ]
[                 ]

Subject to Completion, [ ], 20[   ] Form of Prospectus Supplement - HELOC

PROSPECTUS SUPPLEMENT (To Prospectus dated [ ])

$[              ] (Approximate)
THORNBURG MORTGAGE SECURITIES TRUST [    ]
Home Equity Loan Backed Notes

[Thornburg Mortgage Home Loans, Inc	[ ]
Sponsor and Seller	Issuing Entity

[ ]	Thornburg Mortgage Securities Corporation
[Servicer/Master Servicer]	Depositor
____________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

● [      ] classes of senior notes

● [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement. The first expected payment date will be [        ]. Credit enhancement for the offered notes includes [describe any credit enhancement]. [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [    ] as described under “Description of the Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage assets for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]
The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-2

Page

The Offered Notes	S-1
Summary of Terms	S-6
Risk Factors	S-16
Glossary	S-30
Description of the Notes	S-30
General	S-30
Book-Entry Registration	S-31
[Exchangeable Notes	S-32
Payments of Interest	S-33
[Determination of LIBOR	S-36
Payments of Principal	S-36
Credit Enhancement	S-36
Optional Purchase of the HELOCs	S-38
[Mandatory Auction Call of the Notes	S-39
Fees and Expenses of the Trust	S-40
Description of the Mortgage Pool	S-41
General	S-41
HELOC Terms	S-42
[Adjustable Rate HELOCs	S-44
[Participation Interests in Mortgage Assets	S-45
The HELOCs	S-45
[Conveyance of Subsequent Mortgage Assets	S-46
[Acquisition by the Trust of Additional Mortgage Assets	S-47
Static Pool Information	S-49
Legal Proceedings	S-49
Affiliations	S-49
Additional Information	S-50
Underwriting Guidelines	S-50
[Originator Name]	S-51
[ ] Underwriting Guidelines	S-51
General Underwriting Guidelines	S-51
[The Master Servicer]	S-51
The Servicer	S-51
General	S-51
[Servicer Name]	S-51
Administration of the Trust	S-52
Servicing and Administrative Responsibilities	S-52
Trust Accounts	S-56
Example of Payments	S-57
HELOC Servicing	S-58
General	S-58
Servicing Accounts and the Collection Account	S-58
Servicing Compensation and Payment of Expenses	S-59
Waiver or Modification of HELOC Terms	S-59
Prepayment Interest Shortfalls	S-59
Advances	S-60
Collection of Taxes, Assessments and Similar Items	S-60
Insurance Coverage	S-60
Evidence as to Compliance	S-60
[Master Servicer Default;] Servicer Default	S-61
Amendment of the Servicing Agreement	S-61
Custody of the Mortgage Files	S-61
[Optional Purchase of Defaulted HELOCs	S-62
[Special Servicer for Distressed HELOCs	S-62
[Pledge of Servicing Rights	S-62
The Trust Agreement, Indenture and Administration Agreement	S-62
General	S-62
The Issuing Entity	S-63
The Owner Trustee	S-63
The Ownership Certificate	S-63
Certain Matters under the Agreements	S-64
Administration	S-68
Amendment	S-68
Servicing	S-69
The Sale and Assignment Agreement and the Sale and Servicing Agreement	S-69
General	S-69
Assignment of HELOCs	S-69
Representations and Warranties	S-69

S-3

Amendment	S-73
Voting Rights	S-73
General	S-74
[Subordination of the Class [ ] Notes	S-76
Weighted Average Life	S-76
Material Federal Income Tax Considerations	S-77
Tax Classification of the Trust and of the Notes	S-77
Tax Consequences to Holders of the Notes	S-78
State and Local Income Tax Considerations	S-78
Legal Investment Considerations	S-78
Use of Proceeds	S-79
ERISA Considerations	S-79
Underwriting	S-79
Legal Matters	S-80
Ratings	S-80
Glossary of Defined Terms	S-82
Annex A: Certain Characteristics of the HELOCs	S-A-1
Annex B-1: Assumed HELOC Characteristics	S-B-1-1
Annex B-2: Principal Amount Decrement Tables	S-B-2-1
Annex [C]: Available Combinations for Exchange	S-C-1

S-4

The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes]. Only the classes of notes listed in the tables below are offered by this prospectus supplement.
Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1) These balances are approximate, as described in this prospectus supplement.

(2) Reflects the interest rate as of the closing date.

(3) Reflects the summary interest rate formula [to be described as applicable].

S-5

The offered notes will also have the following characteristics:

Class	Record Date	Delay / AccrualPeriod	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

S-6

Summary of Terms

•
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
[Whenever we refer to a percentage of some or all of the home equity lines of credit in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those home equity lines of credit as of [        ], unless we specify otherwise. We explain in this prospectus supplement under “Description of the Notes—Payments of Principal” how the scheduled principal balance of a home equity line of credit is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any home equity lines of credit, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the home equity lines of credit to the depositor.

Depositor

Thornburg Mortgage Securities Corporation, a Delaware corporation, will sell the home equity lines of credit to the issuing entity. The depositor’s address is 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501.

Issuing Entity

[       ].

Indenture Trustee

[       ].

S-7

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the home equity lines of credit by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the home equity lines of credit.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the home equity lines of credit and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the home equity lines of credit to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The home equity lines of credit to be included in the trust will be divided into [       ] mortgage pools: [name pools]. [Describe pool assets].

S-8

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] home equity lines of credit. Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] home equity lines of credit. Payments of principal and interest on the Class [       ] Notes will be based on collections from the mortgage pool[s] as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below. We refer to the Class [       ] Notes collectively as “subordinate” notes. We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ]. However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•	Class [ ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the home equity lines of credit is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The HELOCs—Optional Purchase of the HELOCs” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The HELOCs—Optional Purchase of the HELOCs” below.

[You will receive from each pool of home equity lines of credit only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive. As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of home equity lines of credit if those home equity lines of credit do not generate enough interest in any particular month to pay interest due.]

S-9

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the home equity lines of credit during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the home equity lines of credit that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the home equity lines of credit during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from home equity lines of credit repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the home equity lines of credit will differ, as described above, depending upon the occurrence of several different events or triggers:

S-10

•	[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no other source of cash other than collections and recoveries of the home equity lines of credit through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy]. No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal. The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "The Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable]. [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.] [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes. Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the home equity lines of credit (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero. For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero. If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

S-11

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The home equity lines of credit bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ]. This “excess interest” received from the home equity lines of credit each month will be available to absorb realized losses on the home equity lines of credit and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the home equity lines of credit in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the home equity lines of credit in the trust as of [    ]. This condition is referred to in this prospectus supplement as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the home equity lines of credit to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

S-12

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the home equity lines of credit in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the home equity lines of credit relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement. [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The owner trustee will be paid [   ]. The indenture trustee will be paid [   ]%. The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the home equity lines of credit, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer [, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes. Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

S-13

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ]. The final scheduled payment date for the [      ] notes is based upon [      ]. The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The HELOCs

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [ pool(s) of] home equity lines of credit secured by [first and second lien mortgages or deeds of trust on residential properties].

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

The depositor expects that the home equity lines of credit will have the following characteristics as of the cut-off date:

S-14

[Aggregate] [Pool __ ] HELOC Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of HELOCs
[Number of Fixed Rate HELOCs]
[Number of Adjustable Rate HELOCs]
Total Outstanding Principal Balances
Credit Limits
Credit Limit Utilization Rates
Mortgage Rates
Original Draw Period (in months)
Remaining Draw Period (in months)
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien HELOCs
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of HELOCs in [ ]
Number of HELOCs in the Maximum Single Zip Code Concentration
Credit Scores
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1) Percentages calculated based on the total principal balance of the home equity lines of credit.

(2)  The weighted average is based only on the adjustable rate home equity lines of credit. in [   ] pool[s].

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[In addition, approximately [   ] mortgage assets, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage assets, are represented by participation interests in mortgage assets. The depositor expects that the participation interests will have the following characteristics as of the cut-off date: [         ].]

[The home equity lines of credit were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the home equity lines of credit are likely to experience higher rates of delinquency, foreclosure and bankruptcy than home equity lines of credit underwritten in accordance with higher standards.]]

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

None of the home equity lines of credit in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Servicing of the HELOCs

[The home equity lines of credit will be master serviced by [       ]. The master servicer will oversee the servicing of the home equity lines of credit by the servicer[s].] Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the Sale and Servicing Agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the home equity lines of credit, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “HELOC Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ]. It is intended that additional subsequent mortgage assets will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage assets if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage assets, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date. If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the home equity lines of credit [from each pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage assets [to be included in that pool], provided certain other conditions are satisfied at the time of purchase. Funds on deposit in the revolving account may only be applied to acquire additional mortgage assets for the [related] pool. The additional mortgage assets will have the same general characteristics as the [related] pool described in this prospectus supplement.

S-16

[See “Description of the Mortgage Pool—Acquisition by the Trust of Additional Mortgage Assets” in this prospectus supplement.]

Optional Purchase of the HELOCs

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the home equity lines of credit and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the home equity lines of credit [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the home equity lines of credit as of the cut-off date. If [            ] does not exercise that option, [           ] may purchase the home equity lines of credit.

[If the home equity lines of credit in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the home equity lines of credit is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of HELOCs” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit upon an optional purchase. [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders. The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.]

S-17

[Financing

An affiliate of [     ] has provided financing for certain of the home equity lines of credit. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the HELOCs]

[The home equity lines of credit, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the home equity lines of credit are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity lines of credit underwritten in accordance with higher standards. In particular, a significant portion of the home equity lines of credit in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the home equity lines of credit may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity lines of credit in the trust fund than on home equity lines of credit originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related home equity lines of credit.

See “Description of the HELOCs—General” in this prospectus supplement for a description of the characteristics of the home equity lines of credit and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the home equity lines of credit.

See also “Risk Factors— Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies” in the prospectus.]
Cash Flow Limited in Early Years of HELOCs

During the first [ ]-year draw down period under the credit line agreements for the home equity loans, borrowers are not required to make monthly payments of principal. As a result, collections on the home equity lines of credit may vary. With respect to some of the home equity lines of credit, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

S-19

General credit risk may also be greater to you than to holders of instruments representing interests in level payment home equity lines of credit since no payment of principal of the home equity lines of credit generally is required until after either a [     ]- or [     ] interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the home equity lines of credit.

[The Servicer Has Limited Ability to Change the Terms of the HELOCs

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

• do not materially and adversely affect the interest of the noteholders or the insurer; and

• are consistent with prudent business practice.]

[HELOC Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin. However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the home equity lines of credit, net of certain allocable fees and expenses of the trust. [    ] of the home equity lines of credit to be included in each mortgage pool will have interest rates that either are [    ] [    ] based on a [    ] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate home equity lines of credit in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate home equity lines of credit will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

S-20

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.

• [Describe different adjustment periods between the notes and the home equity lines of credit]

• [Describe different indices between the notes and the home equity lines of credit]

• [Describe a reduction of interest rates on the notes due to net funds cap limitations]

• [Describe how the recovery of basis risk shortfalls may be limited]

• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the home equity lines of credit, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the home equity lines of credit.

[Excess Interest and Overcollateralization. On the closing date, the total principal balance of the home equity lines of credit will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the home equity lines of credit as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the home equity lines of credit, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the home equity lines of credit will generate:

S-21

• [Describe the effect of prepayments]

• [Describe defaults, delinquencies and liquidations]

• [Describe increases in the index related to any mortgage risk]

• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties. The assets of the trust include Fannie Mae and Freddie Mac notes. Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States. Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner. Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the home equity lines of credit.

S-22

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement. Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•  if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

S-23

•  if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the home equity lines of credit will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the home equity lines of credit generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization. Principal payments on the [    ] notes will depend, for the most part, on collections on the home equity lines of credit in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on home equity lines of credit in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

S-24

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the home equity lines of credit, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

S-25

See “Description of the Notes—Payments of Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement. See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] on Ratings of Securities” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes. These notes have yields to maturity (or early termination) - the yield you will receive if you hold a note until it has been paid in full - that are highly sensitive to prepayments on the related home equity lines of credit.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the home equity lines of credit experience a [faster][slower] than expected rate of prepayments. Prepayments on the home equity lines of credit may occur as a result of solicitations of the borrowers by home equity line of credit providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the home equity lines of credit, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity. See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien HELOCs]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the mortgagee under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the home equity lines of credit will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, home equity line of credit prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the home equity lines of credit may decrease.

S-26

A prepayment of a home equity line of credit will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the home equity lines of credit.]

[Risks Related to HELOCs with Interest-Only Payments]

Approximately [    ]% of the home equity lines of credit provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these home equity lines of credit will be increased to an amount sufficient to amortize the principal balance of the home equity line of credit over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these home equity lines of credit in the trust fund will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first [    ] years of the term of a home equity line of credit as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

S-27

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the home equity lines of credit initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of home equity lines of credit may be transferred in the future in accordance with the provisions of the [Sale and Servicing Agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “HELOC Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of HELOCs

Approximately [    ]% of those home equity lines of credit are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the home equity lines of credit may be higher than if fewer of the home equity lines of credit were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the m home equity lines of credit in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the HELOCs” in the prospectus. For additional information regarding the geographic concentration of the home equity lines of credit to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the home equity lines of credit are secured by liens on multifamily properties or mixed residential/commercial properties.] [In addition, approximately [   ]% of the home equity lines of credit are secured by liens on fee simple and/or leasehold interests in various types of commercial property.] [Approximately [   ]% of the home equity lines of credit are secured by liens on [manufactured homes / cooperative dwellings]]. Home equity lines of credit secured by multifamily property, mixed use property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property. If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

S-28

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated HELOCs

[Some of the home equity lines of credit in the trust are of relatively recent origin. As a result, reliable prepayment, loss and foreclosure statistics for these home equity lines of credit may not be available, and the rating agencies may have difficulty in estimating potential losses on the home equity lines of credit. If losses on these home equity lines of credit are greater than expected, investors in the notes may experience a loss on their investment.]

S-29

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your notes. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]] [[Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.]]

S-30

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered notes.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related home equity lines of credit and, in addition, could subject the trust to damages and administrative enforcement.

S-31

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the HELOCs” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the home equity lines of credit, could subject the trust, as an assignee of the home equity lines of credit, to monetary penalties and could result in the borrowers rescinding the affected home equity lines of credit. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

S-32

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The Thornburg Mortgage Securities Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•	the Class [ ] Notes,

•	the Class [ ] Notes, and

•	the Class [ ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate. The Trust Estate will generally consist of:

•	the HELOCs;

•	deposits in the Note Payment Account made in respect of the HELOCs;

•	property acquired by foreclosure of the HELOCs or deed in lieu of foreclosure; and

•	any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-[    ] and will accrue interest at the respective Interest Rate specified in the table on page S-[    ] and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the HELOCs is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

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[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-[    ]. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-[    ].

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

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Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General. All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ]. All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner. This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur. Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures. If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval. The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date. After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee. The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes. A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

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In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ]. In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes. Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•	At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•	A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•	The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal payments will decrease the amounts available for exchange over time.

•	Only the combinations listed on Annex [ ] are permitted.]

Payments of Interest

Calculation of Interest. The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date. Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [     ] Notes will be the lesser of (1) LIBOR plus the [     ] Spread and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

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The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)	[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)	to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Sale and Servicing Agreement; and

(6)
[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

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[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)
[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)	to the Ownership Certificate, any remaining amount.

[The Cap Agreement. As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes. The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a HELOC, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result. [In contrast, in the case of a prepayment in full on a HELOC serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur and to the extent described under “HELOC Servicing—Prepayment Interest Shortfalls” herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

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[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below. Payments of principal on the Offered Subordinate Notes and the Class [     ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities. The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)	[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)	to the [ ], [ ], and [ ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)
[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

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•	[an irrevocable letter of credit]

•	[the subordination of the Subordinate Notes to the Senior Notes]

•	[reserve funds]

•	[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•	[a surety bond or note guarantee insurance policy]

•	[the use of cross-support features]

•	[overcollateralization]

•	[excess interest]

•	[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses. Realized Losses on the HELOCs will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

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Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow. Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)	[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)	to the [ ], [ ], and [ ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)
[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date to the extent not covered by the Swap Agreement;]

(5)	[to the [ ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)	to the Ownership Certificate, any remaining amount.

Optional Purchase of the HELOCs

On the Initial Optional Termination Date, the [    ], will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

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[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and the Notes will be sold to the highest bidders. The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement. If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall. If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess. If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price. The tender will take place through the book-entry facilities, with no action required on the part of Noteholders. When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

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Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the Cap Counterparty], [the Swap Counterparty], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly
For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated on the outstanding principal balance of each HELOC [    ]% per annum for each HELOC.
Withdrawn from the related Servicing Account in respect of each HELOC serviced by that Servicer, before payment of any amounts to Noteholders.

[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]

Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]

Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]

[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]

[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “HELOC Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Sale and Servicing Agreement as described under “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

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Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe HELOCs] HELOCs, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than [  ] years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

The HELOCs in the Trust Fund were originated under the Credit Line Agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.

Approximately [      ]% of the HELOCs were acquired by [     ] from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the HELOCs. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the HELOCs are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The HELOCs will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such HELOCs to the Trust. See “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Assignment of HELOCs.”

Prior to the Closing Date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The Sellers believes that the information in this prospectus supplement relating to the HELOCs to be included in the Pool as presently constituted is representative of the characteristics of the HELOCs to be included in the Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balance of the HELOCs.

The Mortgage Pool consists of [     ] HELOCs with an aggregate Cut-Off Date Balance of approximately $[     ]. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[     ] and $[     ], respectively, the average Principal Balance was approximately $[     ], the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [     ]% and [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately [     ]% as of the Cut-Off Date.

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HELOC Terms

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a [   ]-year HELOC or a [   ]-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of [   ] years and [     ] HELOCs are [   ]-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either [a [   ]-year or [   ]-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [   ]-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a [   ]-year draw period and a [   ]-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

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Pursuant to its terms, each HELOC[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Insurance—Standard Hazard Insurance Policies on the Mortgage Loans” in the prospectus.

[All of the HELOCs are fully amortizing.]

All of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than [   ]%.]

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

As of the Cut-off Date, none of the HELOCs in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

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Historical Delinquency Information

The following tables set forth the historical delinquency experience of the HELOCs:

[Table to be provided showing historical delinquency]

[Any other historical statistical data on the mortgage pool assets to be provided to the extent available and material.]

[If any other material historical data regarding the HELOCs is available, disclose such here.]

[Adjustable Rate HELOCs

Approximately[    ]% and [    ]% of the Adjustable Rate HELOCs are [Six-Month LIBOR] HELOCs and [    ] HELOCs, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate HELOC on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate HELOCs will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate HELOCs, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate HELOC, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate HELOC will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate HELOCs. Effective with the first monthly payment due on each Adjustable Rate HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related HELOC over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate HELOCs generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[The Indices

The Index used in the determination of the Mortgage Rates of the HELOCs will be [ ], as published by [             ]. See “The Trusts and the Trust Assets—The Mortgage Loans—General” in the prospectus.]

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[Participation Interests in Mortgage Assets

General

[   ] Mortgage Assets, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Assets) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Assets under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Asset will not be owned by the Issuing Entity. Under the related Participation Agreement, the Servicer services the related Mortgage Asset on behalf of all of the respective owners, and the mortgage file for each Mortgage Asset will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Asset in accordance with accepted servicing practices for that mortgage asset type as described herein under “Mortgage Asset Servicing.” All collections received as to that Mortgage Asset will be promptly remitted to the respective owners of the participation interests. The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The HELOCs

The HELOCs are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Notes, HELOCs may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool [   ] HELOCs will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool [   ] HELOCs are secured by Mortgaged Properties located in any one zip code area.

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[Conveyance of Subsequent Mortgage Assets

On the Closing Date, approximately $[     ], which represents $[     ] of the Mortgage Pool, will be deposited by [   ] into an eligible account. During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Assets from the Seller and, in turn, sell all such Subsequent Mortgage Assets to the Trust for inclusion in the Mortgage Pool. The purchase price for each Subsequent Mortgage Asset will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The HELOCs expected to be conveyed as the Subsequent Mortgage Assets by the Seller will have the same general characteristics as the HELOCs in the Trust Fund as of the Cut-off Date.

Pursuant to the Sale and Servicing Agreement, the conveyance of Subsequent Mortgage Assets to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Sale and Servicing Agreement being satisfied, including, among others, that:

(1)
[The Subsequent Mortgage Assets conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial HELOCs set forth in the HELOC Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)	The Subsequent Mortgage Assets conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)
The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;

(4)	The conveyance of the Subsequent Mortgage Assets on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)	No Subsequent Mortgage Asset conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)	Each Subsequent Mortgage Asset will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)	No Subsequent Mortgage Asset may have a remaining term to maturity exceeding [ ] months;

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(8)	No Subsequent Mortgage Asset may have a Loan-to-Value Ratio greater than [125]%;

(9)	The weighted average Mortgage Rate for all the HELOCs at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial HELOCs;

(10)
Following the conveyance of the Subsequent Mortgage Assets on the subsequent transfer date, the characteristics of the HELOCs the Mortgage Pool will remain substantially similar to the characteristics of the Initial HELOCs in the Mortgage Pool as of the Cut-off Date; and

(11)
An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Assets conform to the characteristics described above and in the Sale and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Assets prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date. Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount. At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Assets

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Assets from the Depositor for inclusion in the Trust of the same general character as the Mortgage Assets included in the Trust on the Closing Date. If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Assets [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Assets, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Assets for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Assets on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

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The purchase price for each Additional Mortgage Asset will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Assets purchased by the Trust during the Revolving Period may not exceed $[       ]. Additional Mortgage Assets will have the same general characteristics as the Mortgage Assets transferred to the Trust on the Closing Date.

Pursuant to the Sale and Servicing Agreement, the conveyance of Additional Mortgage Assets to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Sale and Servicing Agreement being satisfied, including, among others that:

(1)
The Additional Mortgage Assets at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)	The Additional Mortgage Assets are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)
[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Sale and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;]

(4)	The conveyance of the Additional Mortgage Assets will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)	[No Additional Mortgage Asset may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)	Each Additional Mortgage Asset will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)	No Additional Mortgage Asset may have a remaining term to maturity exceeding [ ] months;

(8)	[No Additional Mortgage Asset may have a Loan-to-Value Ratio greater than 100%;]

(9)
The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Assets as of the Cut-off Date;

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(10)
Following the conveyance of the Additional Mortgage Assets on a subsequent transfer date, the weighted average characteristics of the Mortgage Assets in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Assets in the Mortgage Pool as of the Cut-off Date; and

(11)
[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Assets conform to the characteristics described above and in the Sale and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address]. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus. [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

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[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Assets are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com. The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Information” in the prospectus.

Pursuant to the Sale and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the HELOCs were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively. [Identifying information and percentages to be provided for originators which originated 10% or more of the home equity lines of credit or any pool.] The remainder of the HELOCs were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

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[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the home equity lines of credit or of any pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the HELOCs (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the home equity lines of credit or of any pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the home equity lines of credit or of any pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

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[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “HELOC Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.] [If material, provide statistical information of servicer advances on the HELOCs and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “HELOC Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:

Servicer	Performing the servicing functions with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•  collecting monthly remittances of principal and interest on the HELOCs from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

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Party:	Responsibilities:

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the HELOCs (other than Balloon Payments);

•  paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

• providing monthly loan-level reports to the [Master Servicer];

• providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;

• maintaining certain insurance policies relating to the HELOCs; and

• initiating foreclosure proceedings.

See “The Servicer” and “HELOC Servicing” below.

[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Sale and Servicing Agreement and the Servicing Agreement, including but not limited to:

• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•  collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the HELOCs;

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Party:	Responsibilities:

• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• upon the failure of the Servicer to make Advances with respect to a HELOC, making those Advances to the extent provided in the Sale and Servicing Agreement.

See “The Master Servicer” and “HELOC Servicing” below.]

[Trust Administrator
Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•  collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;

• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and

• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.

See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Sale and Servicing Agreement— Reports to Securityholders” below.]

Owner Trustee
Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•  discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

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Party:	Responsibilities:

• taking direction from the Residual Holder regarding the management of the Trust.

See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.

Indenture Trustee
Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•  receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]

• [distributing amount on deposit in the Note Payment Account to the Noteholders and the [Swap] Counterparty;]

• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

• enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Sale and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•  acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Sale and Servicing Agreement— Reports to Noteholders” below.

Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:

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Party:	Responsibilities:

• holding and maintaining the HELOC documents related to the HELOCs in a fireproof facility intended for the safekeeping of home equity line of credit files on behalf of the Indenture Trustee.

See “HELOC Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the HELOCs will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.

[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

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Example of Payments

The following sets forth an example of collection of payments from borrowers on the HELOCs, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:
Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:
Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:
The Servicer will remit collections and recoveries in respect of the HELOCs to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]
[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:
On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

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HELOC Servicing

General

The Servicer will have primary responsibility for servicing the HELOCs as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Mortgage Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Sale and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the HELOCs to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the HELOCs exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related HELOCs, less its Servicing Fee. On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the HELOCs, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

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Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each HELOC serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Waiver or Modification of HELOC Terms

The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any term of any HELOC so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any HELOC that would change the Mortgage Rate, increase the amount of the credit line, terminate a dormant HELOC, reduce the credit line, eliminate the ability to make future drafts on the credit line, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that HELOC. In the event of any such modification that permits the deferral of interest or principal payments on any HELOC, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a HELOC in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the HELOCs serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

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Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related HELOC. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Sale and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a HELOC out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other HELOCs. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on HELOCs due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the HELOCs, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the HELOCs serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Sale and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Sale and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

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[The Sale and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the HELOCs, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of home equity lines of credit similar to the HELOCs by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Sale and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Sale and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Sale and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Sale and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Sale and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the HELOC documents described under “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Assignment of HELOCs” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related HELOC documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The HELOC documents related to a HELOC will be held together in an individual file separate from other home equity line of credit files held by that Custodian. Each Custodian will maintain the HELOC documents in a fireproof facility intended for the safekeeping of home equity line of credit files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

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[Optional Purchase of Defaulted HELOCs

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed HELOC for a purchase price equal to the outstanding principal balance of such HELOC, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed HELOC. The [    ] is prohibited from using any procedure in selecting Distressed HELOCs to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed HELOC for deposit into the Collection Account.]

[Special Servicer for Distressed HELOCs

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any HELOC which becomes a Distressed HELOC for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Sale and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

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The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the HELOCs and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the HELOCs from the Depositor pursuant to the Sale and Servicing Agreement. The Issuing Entity will pledge the HELOCs and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture. The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the HELOCs.

Other than the HELOCs and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. The Owner Trustee is a [     ] and its principal offices are located at [     ]. [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].] The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Sale and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from HELOC collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ]. [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

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The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.” The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ]. Its principal offices are at [    ]. [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture. An Indenture Default will consist of:

1) default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Sale and Servicing Agreement, and such default continues for a period of five days;

2) failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Sale and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3) failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

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4) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

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If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the HELOCs.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Sale and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee. The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the HELOCs, prior to payment of any amounts to Noteholders. The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement. Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Sale and Servicing Agreement.

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The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Sale and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Sale and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the HELOCs, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee. The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement. The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property. If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee. If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

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Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture. The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders. The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Sale and Assignment Agreement and the Sale and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

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Servicing

For a summary description of certain provisions of the Sale and Servicing Agreement and the Servicing Agreements regarding servicing of the HELOCs, see “Servicing of the HELOCs” above.

The Sale and Assignment Agreement and the
Sale and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the HELOCs to the Depositor. Pursuant to the Sale and Servicing Agreement, the Depositor will, in turn, sell the HELOCs to the Trust.

Assignment of HELOCs

The HELOCs will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such HELOCs on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each HELOC will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement which will specify with respect to each HELOC, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file.

As to each HELOC, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Sale and Servicing Agreement. [Describe any exceptions.]

Representations and Warranties

The HELOCs were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] the Seller].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred HELOCs that generally include the following representations and warranties:

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[Insert representations and warranties. These will generally include representations and warranties regarding the HELOC schedule, outstanding charges, modification of the terms of the HELOCs, defenses to enforceability of the HELOCs, satisfaction of the HELOCs, the validity of the documents, compliance with applicable laws, validity of the liens, ownership of the HELOCs, insurance, transferability of the HELOCs, whether the mortgage properties are undamaged, collection practices, due-on-sale clauses, prepayment premiums and foreclosure].

The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Sale and Servicing Agreement.]

Within the period of time specified in the Sale and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the HELOC, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to cure such breach or repurchase the affected HELOC from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another home equity line of credit).

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred HELOCs, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the HELOCs between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected HELOC from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred HELOC if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred HELOCs in the event of a breach of those representations set forth in clauses (1) through (4) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected HELOC.

To the extent that any HELOC as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that HELOC, holders of the Notes, in particular the Subordinate Notes, may incur a loss.

Reports to Securityholders

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The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of HELOC level information obtained from the Servicer):

•
[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the HELOCs, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•	[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•	[the amount, if any, of any distributions to the Residual Holder;]

•
[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

•	[the total Scheduled Principal Balance of the HELOCs for such Payment Date;]

•	[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•	[the amount of any Prepayment Premiums paid to the Class [ ] Notes;]

•
[the amount of any Realized Losses incurred or received with respect to the HELOCs (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the HELOCs;]

•	[the amount of the Servicing Fees, [Credit Risk Manager’s Fees and] [other fees] paid with respect to such Payment Date;]

•
[the number and total Scheduled Principal Balance of HELOCs (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•
[the total Scheduled Principal Balance of any HELOCs with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

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•	[with respect to substitution of HELOCs in the preceding calendar month, the Scheduled Principal Balance of each deleted HELOC, and of each substitute HELOC;]

•	[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•	[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•
[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•	[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•
[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•	[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

•	[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•	[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•	[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•
[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•	any other information required pursuant to the Sale and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

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Amendment

The Sale and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Sale and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Sale and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Sale and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the HELOCs. The holders of the Class [   ] Notes and the Ownership Certificate will each be allocated 1% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or percentage interest of such Notes.

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Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the HELOCs (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which HELOCs bearing higher Mortgage Rates prepay at a more rapid rate than HELOCs with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the HELOCs, the HELOCs are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the HELOCs. Conversely, if prevailing interest rates rise above the interest rates on the HELOCs, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the HELOCs include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The HELOCs may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the HELOCs will be affected by the amortization schedules of the HELOCs, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted HELOCs and repurchases of HELOCs due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the HELOCs is approximately [     ] months; seasoning may influence the performance of the HELOCs. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Certain Yield and Prepayment Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related HELOCs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Assets, which will reduce the amount and timing of [principal][interest][excess interest] payments on these Notes.]

Prepayments, liquidations and repurchases of the HELOCs will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the HELOCs. The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on home equity lines of credit are expected to occur with greater frequency in their early years.

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[As described herein, approximately [     ]% of the HELOCs do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The HELOCs were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The HELOCs may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the HELOCs.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the HELOCs. To the extent that HELOCs bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than HELOCs with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the HELOCs. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

The rate of prepayment on the HELOCs cannot be predicted. Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC. See “Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses” in the prospectus.

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[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the HELOCs.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the HELOCs will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related HELOCs is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on home equity lines of credit are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the HELOCs is [       ], which represents [       ].

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[       ] does not purport to be either a historical description of the prepayment experience of the home equity lines of credit or a prediction of the anticipated rate of prepayment of any home equity lines of credit, including the HELOCs to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the HELOCs will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the HELOCs could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

[In the opinion of [          ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.]

[The Trust Agreement provides that the Trust will elect to be a REMIC. The Class [   ] Certificates will represent ownership of the sole class of residual interests in the REMIC. Each note will represent ownership of regular interests in the REMIC.

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Upon the issuance of the Notes, [          ] will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, the Trust will qualify as a REMIC within the meaning of Section 860D of the Code.]

In the opinion of [          ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes. The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the HELOCs. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the home equity lines of credit actually will occur.

[Possible Alternative Treatments of the Notes. If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.]

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

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Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them. See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the HELOCs. The HELOCs will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

General

Section 406 of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing (“Plans”) and persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (collectively, the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the Trust believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

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Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

The acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriter, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire the Notes. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by independent “qualified professional asset managers”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain “in-house asset managers”) (“Investor-Based Exemptions”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (together with Plans, “Benefit Plans”).

The Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicers, the Owner Trustee, the Trust Administrator, the Underwriter, or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to the Benefit Plan, unless such purchase and holding of such Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of a Note will be deemed to represent and warrant to the Trust that (i) it is not acquiring such Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

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Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[     ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

[     ] is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor by [McKee Nelson LLP, Washington, D.C.] and for the Underwriter by [           ]. Certain federal income tax consequences with respect to the Notes will be passed upon for the Issuing Entity by [               ]. Certain legal matters will be passed upon for the Sponsor and the Seller by [     ], as counsel for the Sponsor and the Seller.

There are no material legal proceedings pending against the Depositor, the Indenture Trustee, the Sponsor, the Seller, the Issuing Entity, the Securities Administrator, the Master Servicer, the Owner Trustee, the Custodian or the Auction Administrator or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

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Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-[    ].

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

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Glossary of Defined Terms

80+ LTV Loans	First Lien HELOCs having original Loan-to-Value Ratios in excess of 80%.

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].

[Additional Mortgage Assets	Any additional mortgage assets to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Assets.”]

Adjustable Rate HELOCs	HELOCs for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate HELOCs” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate HELOCs, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.

Administration Agreement	The administration agreement dated as of [ ], among [ ].

Advance
An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the HELOCs, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]

Applied Loss Amount
For any Payment Date, after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans
Any HELOC that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the HELOC to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that HELOC, with interest thereon.

S-86

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.

Basis Risk Payment
For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Sale and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

Basis Risk Shortfall
For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.

Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes	The Notes, other than any Definitive Note.

Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.

Cap Contract	A limited recourse notional principal contract.

Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].

Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.

Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.

S-87

Closing Date	[ ]

Code	The Internal Revenue Code of 1986, as amended.

Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.

Collection Period
For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio
For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, plus the principal balance of each HELOC senior thereto based upon the most recent information available to the Seller, to (a) the appraised value of the Mortgaged Property , or (b) in the case of a Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Compensating Interest
For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the HELOCs serviced by it.

Credit Line Agreement	With respect to any HELOC, the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof.

Credit Scores
Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity line of credit. Furthermore, Credit Scores were not developed specifically for use in connection with origination of home equity lines of credit, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of home equity line of credit characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related HELOC or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any HELOC or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the HELOC according to its terms.

S-88

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].

Custodial Agreements	The custodial agreements, each between [ ] and [ ].

Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.

Cut-off Date	[ ]

Cut-off Date Balance	The Scheduled Principal Balances of the HELOCs as of the Cut-off Date.

Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].

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Definitive Note	A physical note representing any Note.

Deposit Date	The Business Day immediately preceding each Payment Date.

Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed HELOC	Any HELOC which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.

DTC	The Depository Trust Company.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.

Euroclear	The Euroclear System.

Euroclear Participants	Participating organizations that utilize the services of Euroclear.

First Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

Fixed Rate HELOCs	HELOCs for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those HELOCs.

Global Securities	The globally offered Notes.

Gross Margin	For Adjustable Rate HELOCs, the interest rate margin specified in the related mortgage note.

Holder	The holder of any Note or Ownership Certificate.

S-90

HELOCs	The home equity lines of credit included in the Trust Fund as of the Closing Date.

Indenture	The indenture dated as of [ ], among [ ].

Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.

Indenture Trustee	[ ], or any successor thereto.

Index	The index applicable to any Adjustable Rate HELOC, based on [Six-Month LIBOR] or [One-Year CMT].

Initial Cap	For any Adjustable Rate HELOC, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the HELOCs or related Mortgaged Properties.

Interest Rate	[ ]

Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].

Interest-Only HELOCs
HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related HELOC.

IRS	The Internal Revenue Service.

Issuing Entity	[ ]

LIBOR	The London Interbank Offered Rate.

LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.

S-91

Liquidated HELOC
In general, a defaulted HELOC as to which [     ] has determined that all amounts that it expects to recover in respect of such HELOC have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio
For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, to (a) the appraised value of the Mortgaged Property, or (b) in the case of Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Maturity Date	The Payment Date in [ ].

Maximum Interest Rate	[ ]

Maximum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.

Minimum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.

Monthly Excess Cashflow	For any Payment Date, [ ].

Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].

Mortgage Assets	The HELOCs and [list any other mortgage assets to be included] included in the Trust as of the Closing Date.

Mortgage Rate	For any HELOC, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

Mortgaged Property	The real property securing a HELOC.

Net Funds Cap	For each Payment Date , an annual rate equal to [ ].

Net Liquidation Proceeds
All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted HELOCs, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

S-92

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.

Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.

Note Principal Amount
For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.

Notes	The [ ].

Offered Notes	The [ ].

OID	Original issue discount.

One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.

One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the HELOCs.

Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].

Overcollateralization Amount	[ ]

Overcollateralization Deficiency	[ ]

Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.

S-93

Owner Trustee	[ ], or any successor thereto.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Participation Interests
A participation interest in certain Mortgage Assets, established under a participation agreement. Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Asset.

Payment Date	[ ]

Periodic Cap
For any Adjustable Rate HELOC, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.

Pool	[ ]

Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the HELOCs in such Mortgage Pool as of such date.

Prepayment Interest Excess	For any HELOC, any excess of any interest received on that HELOC over one month’s interest at the Net Mortgage Rate.

Prepayment Interest Shortfall
The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a HELOC as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.

S-94

[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]

[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]

Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].

Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.

PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Purchase Price	An amount equal to the sum of [ ].

Rating Agencies	Each of [ ].

Realized Loss	The excess of the outstanding principal balance of a Liquidated HELOC over the related Net Liquidation Proceeds, to the extent allocable to principal.

Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.

Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.

Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.

Residual Holder	The holder of the Ownership Certificate.

[Revolving Account	An account maintained by [ ] on behalf of the Noteholders for the purposes of acquiring Additional Mortgage Assets.]

[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]

Sale Agreements	The transfer agreements pursuant to which [ ] purchased one or more of the HELOCs directly from the Transferors.

S-95

Sale and Assignment Agreement	The home equity line of credit sale and assignment agreement dated as of [ ], between the Seller and the Depositor.

Sale Date	The date on which a HELOC was purchased by the [ ] pursuant to the related Sale Agreement.

Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the HELOC.

Scheduled Principal Balance
For any HELOC as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated HELOC will be equal to zero.

Second Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.

Securities	Collectively, the Notes and the Ownership Certificate.

Securities Act	The Securities Act of 1933, as amended.

Securityholder	A holder of a Security.

Seller	[ ]

Servicer Remittance Date	The [ ] day of each month.

Servicer	On the Closing Date, [ ] and any other Servicer servicing the HELOCs.

Servicing Account	A custodial account maintained by each Servicer established in the name of Indenture Trustee.

S-96

Servicing Agreement	The servicing agreement, between the Seller and the Servicer.

Servicing Fee	For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated at the Servicing Fee Rate on the outstanding principal balance of each HELOC.

Servicing Fee Rate	[ ]

Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.

Six-Month LIBOR HELOCs	Adjustable Rate HELOCs providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stepdown Date	The earlier of (x) [ ] or (y) [ ].

Subsequent Recovery	Any amount recovered with respect to a Liquidated HELOC for which a Realized Loss has been incurred after liquidation and disposition of such HELOC.

Substitution Amount
Generally equal to the amount, if any, by which the Scheduled Principal Balance of a HELOC required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute HELOC, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed HELOC as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such HELOC.

Target Amount	For any Payment Date, an amount equal to [ ].

Tax Counsel	[ ]

Sale and Servicing Agreement	The Sale and Servicing Agreement dated as of [ ], among [ ].

S-97

Transferors	The various entities from which the [ ] purchased HELOCs pursuant to the Sale Agreements.

Transferred HELOCs	The HELOCs purchased by [ ] from various Transferors under the Sale Agreements.

Trust	The trust created pursuant to the Trust Agreement.

Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].

[Trust Administration Account]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]

Trust Agreement	The trust agreement dated as of [ ], among [ ].

Trust Estate	The HELOCs and the other assets of the Trust and proceeds therefrom.

Underwriter	[ ]

Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.

Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the HELOCs have been originated or acquired by the Originator.

Unpaid Basis Risk Shortfall
For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

S-98

[The following Annexes are incorporated by reference
into this prospectus supplement.]

S-99

Annex A:
Certain Characteristics of the HELOCs

The following tables set forth certain information as of the Cut-off Date, for the HELOCs, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the HELOCs will not include in such weighted average those HELOCs which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

S-A-1

Property Types

Property Type	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

S-A-2

Type of Mortgage Rates

Type of Mortgage Rates	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

S-A-3

Credit Limits

Credit Limits ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The aggregate credit limit of the HELOCs is [   ]%.

Credit Limit Utilization Rates

Credit Limit Utilization Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purposes	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

S-A-4

Original Draw Terms

Original Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Remaining Draw Terms

Remaining Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

S-A-5

Geographic Distribution

State	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

S-A-6

Annex B-1:

Assumed HELOC Characteristics

S-B-1

Annex B-2:

Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years
__________
* Indicates a value between 0.0% and 0.5%.

S-B-2

Annex [C]:

Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

S-C-1

$[                ]
(Approximate)

Thornburg Mortgage Securities Corporation [     ]

Home Equity Loan Backed Notes

Thornburg Mortgage Securities Corporation
[Depositor]

[                         ]
[Sponsor and Seller]

[                           ]
[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]
_______________

[Underwriters]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$39.30
Trustee's Fees and Expenses (including counsel fees)*	**
Printing and Engraving Costs*	**
Rating Agency Fees* Legal Fees and Expenses*	**
Blue Sky Fees and Expenses*	**
Accounting Fees and Expenses*	**
Miscellaneous*	**
Total	$39.30
__________ * Estimated in accordance with Item 511 of Regulation S-K. ** To be filed by Amendment.

Item 15. Indemnification of Directors and Officers.

The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law. Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1(1)	Form of Underwriting Agreement

3.1.1(1)	Certificate of Incorporation of Thornburg Mortgage Securities Corporation

3.1.2(1)	Bylaws of Thornburg Mortgage Securities Corporation

4.1(1)	Form of Indenture

4.2(1)	Form of Indenture (for Home Equity Line of Credit Transactions)

4.3(1)	Form of Sale and Servicing Agreement

4.4(1)	Form of Sale and Servicing Agreement (for Home Equity Line of Credit Transactions)

4.5(1)	Form of Pooling and Servicing Agreement (REMIC/Grantor Trust)

4.6(1)	Form of Trust Agreement

5.1(1)	Opinion of McKee Nelson LLP as to legality (including consent of such firm)

8.1(1)	Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)

10.1(1)	Form of Mortgage Loan Purchase Agreement

10.2(1)	Form of Administration Agreement

10.3(1)	Form of Servicing Agreement

10.4(1)	Form of Servicing Agreement (for Home Equity Line of Credit Transactions)

23.1(1)	Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1(1)	Powers of Attorney of officers and directors of Thornburg Mortgage Securities Corporation (included in the signature pages to this Registration Statement)

(1)	Previously filed.

Item 17. Undertakings

A. Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement; and

provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D. Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking regarding the qualification of trust indentures under the Trust Indenture Act for delayed offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F. Undertaking in respect of filings incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G. Undertaking in respect of filings that provide certain information through an Internet web site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Fe, State of New Mexico on the _10_ day of April, 2008.

THORNBURG MORTGAGE SECURITIES CORPORATION

By: /s/ Larry A Goldstone
Name: Larry A. Goldstone
Title:   Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Larry A Goldstone Larry A. Goldstone	Director, President and Chief Executive Officer, Thornburg Mortgage Securities Corporation (Principal Executive Officer)	April 10, 2008

/s/ Clarence G Simmons Clarence G. Simmons, III	Director, Senior Executive Vice President and Chief Financial Officer, Thornburg Mortgage Securities Corporation (Principal Financial Officer)	April 10, 2008

/s/ Paul Decoff Paul Decoff	Director and Senior Executive Vice President, Thornburg Mortgage Securities Corporation	April 10, 2008

/s/ Jane Starrett Jane Starrett	Executive Vice President and Chief Accounting Officer, Thornburg Mortgage Securities Corporation (Principal Accounting Officer)	April 10, 2008

/s/ Michelle A Dreyer Michelle A. Dreyer	Independent Director, Thornburg Mortgage Securities Corporation	April 10, 2008